  Filed Pursuant to Rule 424(b)(1)
  Registration File No. 333-238603

PROSPECTUS

23,750,000 Shares

PGIM Short Duration High Yield Opportunities Fund

Common Shares

$20.00 per Share

The Fund. PGIM Short Duration High Yield Opportunities Fund, a Maryland statutory trust (the "Fund"), is a newly organized, diversified, closed-end management investment company.

Investment Objective. The Fund's investment objective is to provide total return, through a combination of current income and capital appreciation. There can be no guarantee that the Fund will achieve its investment objective or be able to structure its investment portfolio as anticipated.

Investment Policies. The Fund seeks to achieve its objective by investing primarily in a diversified portfolio of high yield fixed income instruments that are rated below investment grade, or considered by the Subadviser (as defined in this prospectus) to be of comparable quality. Under normal market conditions and after the initial investment period following this offering, at least 80% of the Fund's Investable Assets (as defined in this prospectus) will be invested in a diversified portfolio of high yield fixed income instruments that are rated below investment grade with varying maturities and other investments (including derivatives) with similar economic characteristics. High yield fixed income instruments that are rated below investment grade (commonly referred to as "junk bonds") are regarded as having predominantly speculative characteristics with respect to the issuer's capacity to pay interest and repay principal. Although the Fund may invest in instruments of any duration or maturity, under normal market conditions and after the initial investment period following this offering, the Fund generally will seek to maintain a weighted average portfolio duration, including the effects of leverage, of approximately three years or less and a weighted average maturity of approximately five years or less. The Fund's weighted average portfolio duration and/or maturity, however, may be longer at any time or from time to time depending on market conditions. The Fund's investments in derivatives will be included under the 80% policy noted above so long as the underlying assets of such derivatives are based on one or more high yield fixed income instruments. Such derivative investments are subject to the Fund's limit of investing up to 25% of Investable Assets in derivatives.

(continued on the following page)

Listing. The Fund's common shares of beneficial interest, $0.001 par value per share ("Common Shares"), have been approved for listing on the New York Stock Exchange, subject to notice of issuance, under the trading or "ticker" symbol "SDHY."

No Prior Trading History.  Because the Fund is newly organized, its Common Shares have no history of public trading and no prior performance. The shares of closed-end investment companies that are listed on an exchange, such as those of the Fund, frequently trade at a discount from their net asset value ("NAV"), which may increase investor risk of loss. In addition, the market price of shares of the Fund may decrease below the price that you paid for the shares. If you were to sell your shares at a time when the market price is lower than the price at which you purchased the shares, you will experience a loss. Risk of investor loss may be greater for investors expecting to sell their shares in a relatively short period after completion of the Fund's initial public offering.

Investing in the Common Shares involves certain risks. The Fund's anticipated exposure to high yield securities (or junk bonds) includes an increased risk with respect to the issuer's capacity to pay interest and repay principal. Because of the risks associated with investing in high yield securities and using leverage, an investment in the Fund may be considered speculative. You could lose some or all of your investment. See "Risk Factors" beginning on page 49 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total(3)
Public offering price	$20.00	$475,000,000
Sales load(1)	None	None
Offering expenses(2)	None	None
Proceeds to the Fund	$20.00	$475,000,000

(notes on the following page)

The underwriters expect to deliver the Common Shares to purchasers on or about November 30, 2020.

Morgan Stanley		Wells Fargo Securities
Oppenheimer & Co.	RBC Capital Markets	Stifel
B. Riley Securities	Bancroft Capital, LLC	Brookline Capital Markets
D.A. Davidson & Co.	HilltopSecurities	Incapital
Janney Montgomery Scott	JonesTrading	Ladenburg Thalmann
Maxim Group LLC	National Securities Corporation	Newbridge Securities Corporation
Pershing LLC	The GMS Group, LLC	Wedbush Securities Inc.
Wintrust Investments

The date of this prospectus is November 24, 2020.

(notes from previous page)

(1)  PGIM Investments LLC ("PGIM Investments" or the "Manager") has agreed to pay, from its own assets, compensation of $0.50 per Common Share to the underwriters in connection with the offering. Separately, the Manager has agreed to pay, from its own assets, an upfront structuring and syndication fee to Morgan Stanley & Co. LLC, an upfront structuring fee to Wells Fargo Securities, LLC and an upfront fee to each of Oppenheimer & Co. Inc., RBC Capital Markets, LLC, Stifel, Nicolaus & Company, Incorporated, B. Riley Securities, Inc., Brookline Capital Markets, a Division of Arcadia Securities, LLC, Incapital LLC, Janney Montgomery Scott LLC, JonesTrading Institutional Services LLC and Wedbush Securities Inc. These fees and compensation are not reflected under "Sales load" or "Offering expenses" in the table above because they are entirely paid by the Manager. The Manager or its affiliates also will pay compensation to sales personnel of the Manager's affiliates that participate in the marketing of the Common Shares. See "Underwriters—Additional Compensation to be Paid by PGIM Investments."

(2)  The Manager has agreed to pay all organizational expenses of the Fund and all offering costs associated with the offering. The Fund is not obligated to repay any such organizational expenses or offering costs paid by the Manager. See "Summary of Fund Expenses."

(3)  The Fund has granted the underwriters an option to purchase up to 3,379,603 additional Common Shares at the public offering price within 45 days of the date of this prospectus to cover over-allotments, if any. If such option is exercised in full, the total public offering price and proceeds to the Fund will be $542,592,060 and $542,592,060, respectively. See "Underwriters."

(continued from previous page)

Use of Leverage. The Fund may seek to enhance the level of its current distributions to common shareholders through the use of leverage. Under the Investment Company Act of 1940, as amended, the Fund may use leverage through borrowings in an aggregate amount of up to 33 1/3% of the Fund's Investable Assets immediately after such borrowings. After the Fund has fully invested the net proceeds of this offering, however, the Fund currently intends to borrow money from certain financial institutions in an initial aggregate amount of approximately 30% (as determined immediately after borrowing) of the value of its Investable Assets.

The use of leverage, if employed, is subject to numerous risks. The use of leverage will cause the Fund's NAV and market price to be more volatile than if leverage were not used. For example, a rise in short-term interest rates, which are near or at historically low levels, will cause the Fund's NAV to decline more than if the Fund had not used leverage. The use of leverage may also cause more volatility in the level of the Fund's distributions. There is no assurance that any leveraging strategy will be successful in enhancing the level of the Fund's distributions. The NAV of the Common Shares will be reduced by the costs associated with the issuance or incurrence of leverage. Leverage is a speculative technique and there are special risks and costs associated with leverage. See "Risk Factors—Leverage Risk."

There can be no assurance that the Fund will borrow to leverage its assets or, if it does borrow, what percentage of the Fund's assets such borrowings will represent.

Limited Term and Eligible Tender Offer. In accordance with the Fund's Declaration of Trust, the Fund intends to terminate as of the close of business on the ninth anniversary of the effective date of the Fund's initial registration statement, which the Fund currently expects to occur on or about November 30, 2029 (the "Dissolution Date"); provided that the Fund's Board of Trustees (the "Board", and the members thereof, the "Trustees") may, by a vote of a majority of the Board satisfying the 75% Requirement (as defined on page 76 of this prospectus) (a "Board Action Vote"), without shareholder approval, extend the Dissolution Date once for up to six months, which date shall then become the Dissolution Date. On or before the Dissolution Date, the Fund will cease its investment operations, retire or redeem its leverage facilities, liquidate its investment portfolio (to the extent possible) and distribute all its net assets to common shareholders of record in one or more distributions on or after the Dissolution Date. Each common shareholder would be paid a portion of the Fund's net assets upon dissolution of the Fund proportional to the shareholder's ownership of the Fund.

Notwithstanding the foregoing, the Board may determine, by a Board Action Vote, to cause the Fund to conduct a tender offer, as of a date within twelve months preceding the Dissolution Date (as may be extended as described above), to all common shareholders to purchase 100% of the then outstanding Common Shares of the Fund at a price equal to the NAV per Common Share on the expiration date of the tender offer (an "Eligible Tender Offer"). The Board has established that the Fund must have at least $200 million of net assets immediately following the completion of an Eligible Tender Offer to ensure the continued viability of the Fund (the "Dissolution Threshold"). In an Eligible Tender Offer, the Fund will offer to purchase all Common Shares held by each common shareholder; provided that if the number of properly tendered Common Shares would result in the Fund having aggregate net assets below the Dissolution Threshold, the Eligible Tender Offer will be canceled, no Common Shares will be repurchased pursuant to the Eligible Tender Offer, and the Fund will terminate as scheduled. If an Eligible Tender Offer is conducted and the number of properly tendered Common Shares would result in the Fund having aggregate net assets greater than or equal to the Dissolution Threshold, all Common Shares properly tendered and not withdrawn will be purchased by the Fund pursuant to the terms of the Eligible Tender Offer. Following the completion of an Eligible Tender Offer, the Board may, by a Board Action Vote, eliminate the Dissolution Date without shareholder approval and cause the Fund to have a perpetual existence.

(continued from previous page)

The Fund is not a so-called "target date" or "life cycle" fund whose asset allocation becomes more conservative over time as its target date, often associated with retirement, approaches. In addition, the Fund is not a "target term" fund whose investment objective is to return its original NAV on the Dissolution Date or in an Eligible Tender Offer. The Fund's investment objective and policies are not designed to seek to return investors' original investment upon termination of the Fund or in an Eligible Tender Offer, and investors may receive more or less than their original investment upon termination of the Fund or in an Eligible Tender Offer. Additionally, given the nature of certain of the Fund's investments, the amount actually distributed upon the Fund's termination may be less than the Fund's NAV per Common Share on the Dissolution Date, and the amount actually paid upon completion of an Eligible Tender Offer may be less than the Fund's initial public offering price per Common Share. See "Risk Factors—Limited Term and Tender Offer Risks."

The Board may, to the extent it deems appropriate and without shareholder approval, adopt a plan of liquidation at any time preceding the anticipated Dissolution Date, which plan of liquidation may set forth the terms and conditions for implementing the termination of the existence of the Fund, including the commencement of the winding down of its investment operations and the making of one or more liquidating distributions to common shareholders prior to the Dissolution Date. See "Risk Factors—Limited Term and Tender Offer Risks."

Manager. PGIM Investments, the Fund's investment manager and a registered investment adviser, will provide administrative and management services to the Fund, subject to the supervision of the Board. As of September 30, 2020, PGIM Investments' total assets under management were approximately $335.3 billion.

Subadviser. PGIM, Inc. ("PGIM"), is an indirect, wholly-owned subsidiary of Prudential Financial, Inc. ("Prudential") that was organized in 1984. Its address is 655 Broad Street, Newark, New Jersey 07102. As of September 30, 2020, PGIM managed approximately $1.443 trillion in assets. PGIM, together with PGIM Limited (the "Subadviser"), will serve as the Fund's Subadviser.

PGIM Fixed Income is the primary public fixed income asset management unit of PGIM, with $946.1 billion in assets under management as of September 30, 2020 and is the unit of PGIM that provides investment advisory services to the Fund.

PGIM Fixed Income is organized into groups specializing in different sectors of the fixed income market: U.S. and non-U.S. government bonds, mortgage-backed and asset-backed securities, U.S. and non-U.S. investment grade corporate bonds, high-yield bonds, emerging markets bonds, municipal bonds, and money market securities.

PGIM Limited is an indirect wholly-owned subsidiary of PGIM. PGIM Limited is located at Grand Buildings, 1-3 Strand, Trafalgar Square, London WC2N 5HR. PGIM Limited provides investment advisory services with respect to securities in certain foreign markets. As of June 30, 2020, PGIM Limited managed approximately $57.88 billion in assets.

This prospectus provides information that you should know about the Fund before investing. Please read this prospectus carefully and keep it for future reference. A Statement of Additional Information, dated November 24, 2020, as it may be amended (the "SAI"), containing additional information about the Fund, has been filed with the Securities and Exchange Commission (the "SEC") and is incorporated by reference in its entirety into this prospectus. Additional information about the Fund has been filed with the SEC and is available upon written or oral request and without charge. You may also obtain the SAI and other information regarding the Fund on the SEC's website at http://www.sec.gov. For a free copy of the Fund's SAI, annual report or semi-annual report (following the Fund's completion of an annual or semi-annual period, as applicable) or to request other information or ask questions about the Fund, please write to the Fund at 655 Broad Street, Newark, NJ 07102-4410 or call toll-free at (800) 451-6788 or visit the Fund's website at www.pgim.com. This reference to the website does not incorporate the contents of the website into this prospectus.

Beginning on January 1, 2021, as permitted by regulations adopted by the SEC, paper copies of the Fund's annual and semi-annual shareholder reports will no longer be sent by mail, unless you specifically request paper copies of the reports. Instead, the reports will be made available on the Fund's website at www.pgim.com, and you will be notified by mail each time a report is posted and provided with a website link to access the report.

You may elect to receive all future reports in paper free of charge. If you invest through a financial intermediary, you can contact your financial intermediary or, if you are a direct investor, you can call (877) 373-6374 to let the Fund know you wish to continue receiving paper copies of your shareholder reports. Your election to receive reports in paper will apply to all Funds held in your account if you invest through your financial intermediary or all Funds held within the fund complex if you invest directly with the Fund.

The Common Shares do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

You should rely only on the information contained in or incorporated by reference into this prospectus. The Fund has not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with information that differs from or is inconsistent with the information in this prospectus, you should not rely on it. The Fund is not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained herein is accurate only as of the date of this prospectus. The Fund's business, financial condition, and prospects may have changed since that date.

PROSPECTUS SUMMARY

This is only a summary. This summary does not contain all of the information that you should consider before investing in the Common Shares (as defined below). You should review the more detailed information contained elsewhere in this prospectus and in the Statement of Additional Information ("SAI"), especially the information in this prospectus under the heading "Risk Factors."

Fund	PGIM Short Duration High Yield Opportunities Fund, a Maryland statutory trust (the "Fund"), is a newly organized, diversified, closed-end management investment company.
Offering

The Fund is offering 23,750,000 common shares of beneficial interest, $0.001 par value per share ("Common Shares"), at an initial offering price of $20.00 per share through a group of underwriters led by Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC. You must purchase at least 100 Common Shares in order to participate in this offering. The Fund has granted the underwriters an option to purchase up to 3,379,603 additional Common Shares within 45 days of the date of this prospectus to cover over-allotments, if any. See "Underwriters."

Listing and Symbol	The Fund's Common Shares have been approved for listing on the New York Stock Exchange, subject to notice of issuance, under the trading or "ticker" symbol "SDHY."
Who May Wish to Invest	The Fund may be an appropriate investment for long-term investors seeking the potential for:
• total return, through a combination of current income and capital appreciation;
• additional diversification through investment in a short duration, high yield fixed income portfolio; and
• access to professional asset management by the Manager and the Subadviser (each as defined below).

Investors should consider their financial situations and needs, other investments, investment goals, investment experience, time horizons, liquidity needs, and risk tolerance before investing in the Fund. An investment in the Fund is not appropriate for all investors, and the Fund is not intended to be a complete investment program. The Fund is designed as a long-term investment and not as a trading vehicle. No assurance can be given that the returns on the Fund's investments will be commensurate with the risk of investment in the Fund, nor can the Fund provide any assurances that enough appropriate investments that meet the Fund's investment criteria will be available. Fund investments may be highly speculative; therefore, an investment in Common Shares may not be suitable for someone with a low risk tolerance. Investors should not commit money to the Fund unless they have the resources to sustain the loss of their entire investment in the Fund.

Limited Term and Eligible Tender Offer

In accordance with the Fund's Declaration of Trust (the "Declaration of Trust"), the Fund intends to terminate as of the close of business on the ninth anniversary of the effective date of the Fund's initial registration statement, which the Fund currently expects to occur on or about November 30, 2029 (the "Dissolution Date"); provided that the Fund's Board of Trustees (the "Board", and the members thereof, the "Trustees") may, by a vote of a majority of the Board and satisfying the 75% Requirement, as defined on page 76 of this prospectus (a "Board Action Vote"), without shareholder approval, extend the Dissolution Date once for up to six months, which date shall then become the Dissolution Date. In determining whether to extend the Dissolution Date, the Board may consider the inability to sell the Fund's assets in a time frame consistent with dissolution due to lack of market liquidity or other extenuating circumstances. Additionally, the Board may determine that market conditions are such that it is reasonable to believe that, with an extension, the Fund's remaining assets will appreciate and generate income in an amount that, in the aggregate, is meaningful relative to the cost and expense of continuing the operation of the Fund. On or before the Dissolution Date, the Fund will cease its investment operations, retire or redeem its leverage facilities, liquidate its investment portfolio (to the extent possible) and distribute all its net assets to common shareholders of record in one or more distributions on or after the Dissolution Date. Each common shareholder would be paid a portion of the Fund's net assets upon dissolution of the Fund proportional to the shareholder's ownership of the Fund.

Beginning one year before the Dissolution Date (the "Wind-Down Period"), the Fund may begin liquidating all or a portion of the Fund's portfolio, and may deviate from its investment policies and may not achieve its investment objective. During the Wind-Down Period (or in anticipation of an Eligible Tender Offer, as defined below), the Fund's portfolio composition may change as more of its portfolio holdings are called or sold and portfolio holdings are disposed of in anticipation of liquidation. Rather than reinvesting the proceeds of matured, called or sold securities in accordance with the investment program described below, the Fund may invest such proceeds in short term or other lower yielding securities or hold the proceeds in cash, which may adversely affect the Fund's performance.

As of a date within twelve months preceding the Dissolution Date (as may be extended as described above), the Board may determine, by a Board Action Vote, to cause the Fund to conduct a tender offer to all common shareholders to purchase 100% of the then outstanding Common Shares of the Fund at a price equal to the net asset value ("NAV") per Common Share on the expiration date of the tender offer (an "Eligible Tender Offer"). The Board has established that the Fund must have at least $200 million of net assets immediately following the completion of an Eligible Tender Offer to ensure the continued viability of the Fund (the "Dissolution Threshold"). In an Eligible Tender Offer, the Fund will offer to purchase all Common Shares held by each common shareholder; provided that if the number of properly tendered Common Shares would result in the Fund having aggregate net assets below the Dissolution Threshold, the Eligible Tender Offer will be canceled and no Common Shares will be repurchased pursuant to the Eligible Tender Offer. Instead, the Fund will begin (or continue) liquidating its portfolio and proceed to terminate as scheduled on or about the Dissolution Date. The Eligible Tender Offer would be made, and common shareholders would be notified thereof, in accordance with the requirements of the Investment Company Act of 1940, as amended (the "1940 Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the applicable tender offer rules thereunder (including Rule 13e-4 and Regulation

14E under the Exchange Act). If the number of properly tendered Common Shares would result in the Fund having aggregate net assets greater than or equal to the Dissolution Threshold, all Common Shares properly tendered and not withdrawn will be purchased by the Fund pursuant to the terms of the Eligible Tender Offer. The Fund's purchase of tendered Common Shares pursuant to a tender offer will have tax consequences for tendering common shareholders and may have tax consequences for non-tendering common shareholders. In addition, the Fund would continue to be subject to its obligations with respect to its issued and outstanding borrowings, preferred shares or debt securities, if any. Regardless of whether the Eligible Tender Offer is completed or canceled, the Manager will pay all costs and expenses associated with the making of an Eligible Tender Offer, other than brokerage and related transaction costs associated with the disposition of portfolio investments in connection with the Eligible Tender Offer, which will be borne by the Fund and its common shareholders.

Following the completion of an Eligible Tender Offer, the Board may, by a Board Action Vote, eliminate the Dissolution Date without shareholder approval and cause the Fund to have a perpetual existence. In determining whether to eliminate the Dissolution Date, the Board may consider market conditions at such time and all other factors deemed relevant by the Board in consultation with the Manager, taking into account that the Manager may have a potential conflict of interest in recommending to the Board that the limited term structure be eliminated and the Fund have a perpetual existence. In making a decision to eliminate the Dissolution Date to provide for the Fund's perpetual existence, the Board will take such actions with respect to the continued operations of the Fund as it deems to be in the best interests of the Fund. The Fund is not required to conduct additional tender offers following an Eligible Tender Offer and conversion to a perpetual structure. Therefore, remaining common shareholders may not have another opportunity to participate in a tender offer or exchange their Common Shares for the then-existing NAV per Common Share.

All common shareholders remaining after a tender offer will be subject to proportionately higher expenses due to the reduction in the Fund's total assets resulting from payment for the tendered Common Shares. A reduction in net assets, and the corresponding increase in the Fund's expense ratio, could result in lower returns and put the Fund at a disadvantage relative to its peers and potentially cause the Common Shares to trade at a wider discount to NAV than it otherwise would. Such reduction in the Fund's total assets may also result in less investment flexibility, reduced diversification and greater volatility for the Fund, and may have an adverse effect on the Fund's investment performance. Moreover, the resulting reduction in the number of outstanding Common Shares could cause the Common Shares to become more thinly traded or otherwise adversely impact the secondary market trading of such Common Shares.

The Fund is not a so-called "target date" or "life cycle" fund whose asset allocation becomes more conservative over time as its target date, often associated with retirement, approaches. In addition, the Fund is not a "target term" fund and thus does not seek to return the Fund's original NAV upon dissolution of the Fund or in an Eligible Tender Offer. Depending on a variety of factors, including the performance of the Fund's investment portfolio over the period of its operations, the amount distributed to common shareholders in connection with the Fund's termination or paid to participating common shareholders upon completion of an Eligible Tender Offer may be less, and potentially significantly less, than an investor's original investment. Additionally, given the nature of certain of the Fund's investments, the amount actually distributed upon the Fund's termination may be less than the Fund's NAV per Common Share on the Dissolution Date, and the amount actually paid upon completion of an Eligible Tender Offer may be less than the Fund's initial public offering price per Common Share. See "Risk Factors—Limited Term and Tender Offer Risks."

The Board may, to the extent it deems appropriate and without shareholder approval, adopt a plan of liquidation at any time preceding the anticipated Dissolution Date, which plan of liquidation may set forth the terms and conditions for implementing the termination of the existence of the Fund, including the commencement of the winding down of its investment operations and the making of one or more liquidating distributions to common shareholders prior to the Dissolution Date. See "Risk Factors—Limited Term and Tender Offer Risks."

Investment Objective and Policies

The Fund's investment objective is to provide total return, through a combination of current income and capital appreciation. The Fund's investment objective is non-fundamental and may be changed without shareholder approval.

There can be no guarantee that the Fund will achieve its investment objective or be able to structure its investment portfolio as anticipated.

The Fund seeks to achieve its objective by investing primarily in a diversified portfolio of high yield fixed income instruments that are rated below investment grade, or considered by the Subadviser (as defined below) to be of comparable quality. Under normal market conditions and after the initial investment period following this offering, the Fund will invest at least 80% of its Investable Assets (as defined below) in a diversified portfolio of high yield fixed income instruments that are rated below investment grade with varying maturities and other investments (including derivatives) with similar economic characteristics. This 80% policy is a non-fundamental policy and may be changed by the Board without shareholder approval upon providing the Fund's shareholders with at least 60 days' prior written notice of any change as required by the rules of the 1940 Act. The term "Investable Assets" in this prospectus refers to the total assets of the Fund (including any assets attributable to money borrowed, including as a result of any preferred shares or notes or other debt securities that may be issued by the Fund) minus the sum of (i) accrued liabilities of the Fund (other than liabilities for money borrowed, including the liquidation preference of any outstanding preferred shares, and principal on notes and other debt securities issued by the Fund), (ii) any accrued and unpaid interest on money borrowed and (iii) accumulated dividends on any Common Shares and preferred shares issued by the Fund.

Although the Fund may invest in instruments of any duration or maturity, under normal market conditions and after the initial investment period following this offering, the Fund generally will seek to maintain a weighted average portfolio duration, including the effects of leverage, of approximately three years or less and a weighted average maturity of approximately five years or less. The Fund's weighted average portfolio duration and/or maturity, however, may be longer at any time or from time to time depending on market conditions.

The term "high yield" in this prospectus refers to fixed income instruments that are rated below investment grade (rated Ba1 or lower by Moody's Investors Service, Inc. ("Moody's"), BB+ or lower by S&P Global Ratings, a business unit of Standard & Poor's Financial Services LLC ("S&P"), or Fitch, Inc. ("Fitch"), or comparably rated by another nationally recognized statistical rating organization ("NRSRO")) or, if unrated by an NRSRO, considered by the Subadviser to be of comparable quality at the time of investment.

The Fund's investments in derivatives will be included under the 80% policy noted above so long as the underlying assets of such derivatives are based on one or more high yield fixed income instruments. Such derivative investments are subject to the Fund's limit of investing up to 25% of its Investable Assets in derivatives. For more information about derivatives, see "Risk Factors—Derivatives Risk."

Fixed Income Instruments. Fixed income instruments include bonds, debentures, notes, commercial paper, fixed or variable floating rate instruments, and other similar types of debt instruments, as well as preferred stock, bank loans, participations and assignments, securitized credit investments, structured product securities and related instruments, money market instruments, and derivatives related to or referencing these types of securities and instruments. The Fund may invest in fixed income instruments of companies or governments.
High Yield Instruments or "Junk Bonds." High yield fixed income instruments that are rated below investment grade (commonly referred to as "junk bonds") are regarded as having predominantly speculative characteristics with respect to the issuer's capacity to pay interest and repay principal and are considered to have a greater vulnerability to default than higher rated securities. In the event that a security receives different ratings from different NRSROs, the Fund will treat the security as being rated in the highest rating category received from an NRSRO.
Lower Rated High Yield Instruments. Although the Fund will invest primarily in below investment grade instruments, the Fund may only invest up to 10% of its Investable Assets in high yield instruments rated in the lower rating categories (Caa1 or lower by Moody's, CCC+ or lower by S&P or Fitch, or comparably rated by another NRSRO) or are considered by the Subadviser to be of comparable quality at the time of investment, unless the Subadviser believes that the financial condition of the issuer or the protection afforded to the particular instruments is stronger than would otherwise be indicated by such low ratings. The Fund may invest in issuers who are in default at the time of purchase. Such instruments are subject to very high credit risk.
Duration. Duration is a measure of the sensitivity of the price of a security to changes in interest rates. While there is no limit on the remaining maturity or duration of any individual security in which the Fund may invest, the Fund generally will seek to maintain a weighted average portfolio duration, including the effects of leverage ("weighted average portfolio duration"), of approximately three years or less and a weighted average maturity of approximately five years or less. The Fund's weighted average portfolio duration or weighted average maturity, however, may be longer at any time or from time to time depending on market conditions. The Fund may use derivatives as part of its duration management strategies.

Duration is a mathematical calculation of the average life of a debt security (or portfolio of debt securities) that serves as a measure of its price risk. In general, each year of duration represents an expected 1% change in the value for every 1% immediate change in interest rates. For example, if a portfolio of fixed income securities has an average duration of four years, its value can be expected to fall about 4% if interest rates rise by 1%. Conversely, the portfolio's value can be expected to rise about 4% if interest rates fall by 1%. As a result, prices of securities with longer durations tend to be more sensitive to interest rate changes than securities with shorter durations. By comparison, a debt security's "maturity" is the date on which the security matures and the issuer is obligated to repay principal. Duration differs from maturity in that it considers potential changes to interest rates, and a security's coupon payments, yield, price and par value and call features, in addition to the amount of time until the security matures. As the value of a security changes over time, so will its duration.

Foreign Instruments. The Fund may invest up to 20% of its Investable Assets in fixed income instruments of issuers located around the world. Such investments may include fixed income instruments of foreign corporations and governments, supranational organizations, semi-governmental entities or government agencies, authorities or instrumentalities. The Fund may invest in securities of issuers located in emerging market countries. The Fund may invest in debt securities that are denominated in U.S. dollars or foreign currencies.
Investment Grade Investments. Under normal market conditions and after the initial investment period following this offering, the Fund may invest up to 20% of its Investable Assets in fixed income instruments that are rated investment grade (Baa3 or higher by Moody's, BBB- or higher by S&P or Fitch, or comparably rated by another NRSRO) or are considered by the Subadviser to be of comparable quality at the time of investment. In the event that a security receives different ratings from different NRSROs, the Fund will treat the security as being rated in the highest rating category received from an NRSRO.
Derivatives. The Fund is permitted to invest up to 25% of its Investable Assets in derivatives. The Fund's investments in derivatives may be for hedging, investment or leverage purposes, or to manage the interest rate or the duration exposure of the Fund's portfolio. Although the Fund is not limited in the types of derivatives it can use, the Fund currently expects that its principal investments in derivative instruments will consist primarily of the following instruments and transactions: futures contracts, foreign currency forward contracts, U.S. Treasury swaps, interest rate swaps, credit default swaps on individual securities or groups or indices of securities (including high yield fixed income instruments), options thereon and credit-linked notes. See "Risk Factors—Derivatives Risk."

Bank Loans, Participations and Assignments. The Fund may invest up to 20% of Investable Assets in fixed, variable and floating rate loans arranged through private negotiations between an issuer and one or more financial institutions. The Fund's investments in loans may be in the form of participations in loans or assignments of all or a portion of loans from third parties. The Fund's investment in participations typically will result in the Fund having a contractual relationship only with the lender and not with the borrower. The Fund will have the right to receive payments of principal, interest and any fees to which it is entitled only from the lender selling the participation and only upon receipt by the lender of the payments from the borrower. With assignments, the Fund has direct rights against the borrower on the loan, but its rights may be more limited than the original lender's.
Securitized Credit, Structured Products and Related Investments. The Fund is permitted to invest up to 10% of Investable Assets in secured loans backed by commercial real estate, residential real estate, commercial or consumer loans, and securitizations such as agency and non-agency mortgage-backed securities (MBS) (including commercial mortgage-backed securities (CMBS), residential mortgage-backed securities (RMBS), and collateralized mortgage obligations (CMOs)), asset-backed securities (ABS) (including collateralized debt obligations (CDOs) such as collateralized bond obligations (CBOs) and collateralized loan obligations (CLOs)), and other similar securities and related instruments. Such investments may include private, unregistered fixed income investments, including securitized credit investments. The Fund's investments in unregistered or privately issued structured product securities (excluding structured products offered and sold in the United States in reliance on Rule 144A or Regulation S under the Securities Act of 1933 (the "Securities Act" or "1933 Act")) include investments that, at the time of purchase, (i) are classified as illiquid and (ii) for which there is no current market price.
Equities and Equity-Related Securities. From time to time, the Fund may hold equity or equity-related securities incidental to the purchase or ownership of fixed income instruments or in connection with a reorganization of a borrower.
Investment Process. In determining which securities to buy and sell, the Subadviser will consider, among other things, the financial history and condition, earnings trends, analysts' recommendations, and the prospects and the management of an issuer. The Subadviser generally will employ fundamental analysis in making such determinations. Fundamental analysis involves review of financial statements and other data to assess an issuer's prospects and to determine whether its securities are undervalued or overvalued.

Temporary Defensive Strategies. The Fund may depart from its principal investment strategy in response to adverse economic, market or political conditions. The Fund may take a temporary defensive position and invest all or a portion of its assets in money market instruments, including short-term obligations of, or securities guaranteed by, the U.S. Government, its agencies or instrumentalities, high-quality obligations of domestic or foreign banks and corporations, highly rated short-term securities, cash or cash equivalents, and repurchase agreements with respect to any of the foregoing investments or any other fixed income securities deemed by the Subadviser to be consistent with a defensive posture. The yield on such investments may be lower than the yield on lower rated fixed income securities. In addition, the Fund, as a defensive measure, also may depart from its principal investment strategy in response to unusual market or other conditions. It is impossible to predict when, or for how long, the Fund will use these alternative strategies. There can be no assurance that such strategies will be successful and, during their use, the Fund may not be able to achieve its investment objective. See "Risk Factors—Temporary Defensive Strategies Risk."
For a more complete discussion of the Fund's portfolio composition, see "Investment Objective and Policies—Portfolio Composition."
Leverage	The Fund may seek to enhance the level of its current distributions to its common shareholders through the use of leverage. Under the 1940 Act, the Fund may use leverage through borrowings in an aggregate amount of up to 33 1/3% of the Fund's Investable Assets immediately after such borrowings. After the Fund has fully invested the net proceeds of this offering, however, the Fund currently intends to borrow money from certain financial institutions in an initial aggregate amount of approximately 30% (as determined immediately after borrowing) of the value of its Investable Assets. Although the Fund currently does not intend to do so, the Fund also may use leverage through the issuance of preferred shares in an aggregate amount of up to 50% of the Fund's Investable Assets, including leverage obtained through the use of borrowings, immediately after such issuance.
There can be no assurance that the Fund will borrow in order to leverage its assets or, if it does borrow, what percentage of the Fund's assets such borrowings will represent.

When the Fund is utilizing leverage, the fees paid to the Manager and Subadviser for investment advisory and management services will be higher than if the Fund did not utilize leverage because the fees paid will be calculated based on the Fund's Investable Assets, which includes any assets attributable to borrowings and the issuance of preferred shares or notes or other debt securities by the Fund, if any. In such case, the Manager and/or the Subadviser may have a financial incentive to increase the Fund's use of leverage, which constitutes an inherent conflict of interest. The Board will monitor this potential conflict of interest. In addition, the fees paid to the Manager are borne exclusively by the Fund, whereas the fees paid to the Subadviser are borne exclusively by the Manager. The Fund does not currently anticipate issuing any preferred shares or notes.

The Fund is currently negotiating with commercial banks and other financial institutions to arrange a fixed or floating rate credit facility (the "Credit Facility") pursuant to which the Fund would expect to be entitled to borrow funds from time to time in accordance with the terms of the Credit Facility. The Fund expects to enter into the Credit Facility within 45 days from the Fund's commencement of operations. Any such borrowings, as well as the issuance of notes or other debt securities or preferred shares, would constitute financial leverage and would be subject to the asset coverage requirements imposed by the 1940 Act with respect to the amount of the borrowings or preferred shares issuance and may limit the Fund's ability to declare dividends and distributions or repurchase its capital stock. The Fund may choose not to enter into the Credit Facility. Leveraging with a Credit Facility currently is not expected to result in any additional arrangement or similar transaction fees to be paid by the Fund. See "Leverage" and "Summary of Fund Expenses."

Board of Trustees

The Board is responsible for the overall supervision of the business and affairs of the Fund and performs the various duties imposed on the trustees of investment companies by the 1940 Act, the Declaration of Trust and applicable Maryland law. See "Management and Advisory Arrangements."

Manager

PGIM Investments LLC ("PGIM Investments" or the "Manager"), an indirect wholly-owned subsidiary of Prudential Financial, Inc. ("Prudential") and a registered investment adviser, is the Fund's investment manager. PGIM Investments and its predecessors have served as a manager or administrator to registered investment companies since 1987. PGIM Investments' principal address is 655 Broad Street, Newark, NJ 07102-4410. As of September 30, 2020, PGIM Investments served as investment manager to all of the Prudential U.S. and offshore open-end management investment companies, and as manager and administrator to closed-end investment companies. As of September 30, 2020, PGIM Investments had total assets under management of approximately $335.3 billion.

PGIM Investments will receive from the Fund an annual fee, payable monthly, in an amount equal to 1.00% of the average daily value of the Fund's Investable Assets.

During periods when the Fund is using leverage, if any, the fees paid to PGIM Investments will be higher than if the Fund did not use leverage because the fees paid are calculated on the basis of the Fund's Investable Assets, which includes any assets attributable to borrowings and the issuance of preferred shares or notes or other debt securities by the Fund, if any. See "Summary of Fund Expenses" and "Management and Advisory Arrangements."

Subadviser

PGIM, Inc. ("PGIM" or the "Subadviser"), together with PGIM Limited, is the Fund's subadviser. PGIM is a registered investment adviser and will be responsible for the day-to-day portfolio management of the Fund, subject to the supervision of the Fund's Board and PGIM Investments. PGIM's principal address is 655 Broad Street, Newark, NJ 07102-4410. As of September 30, 2020, PGIM had approximately $1.443 trillion in assets under management.

PGIM Fixed Income is the primary public fixed income asset management unit of PGIM, with $946.1 billion in assets under management as of September 30, 2020 and is the unit of PGIM that provides investment advisory services to the Fund.

PGIM Fixed Income is organized into groups specializing in different sectors of the fixed income market: U.S. and non-U.S. government bonds, mortgage-backed and asset-backed securities, U.S. and non-U.S. investment grade corporate bonds, high-yield bonds, emerging markets bonds, municipal bonds, and money market securities.

PGIM Limited is an indirect wholly-owned subsidiary of PGIM. PGIM Limited is located at Grand Buildings, 1-3 Strand, Trafalgar Square, London WC2N 5HR. PGIM Limited provides investment advisory services with respect to securities in certain foreign markets. As of June 30, 2020, PGIM Limited managed approximately $57.88 billion in assets.

PGIM Fixed Income will receive an annual subadvisory fee, payable monthly, from PGIM Investments in an amount equal to 0.50% of the average daily value of the Fund's Investable Assets managed by PGIM Fixed Income. No advisory fee will be paid by the Fund directly to PGIM Fixed Income. PGIM Fixed Income will pay a portion of its subadvisory fee to PGIM Limited for its services.

During periods when the Fund is using leverage, if any, the fees paid to the Subadviser will be higher than if the Fund did not use leverage because the fees paid are calculated on the basis of the Fund's Investable Assets, which includes any assets attributable to borrowings and the issuance of preferred shares or notes or other debt securities by the Fund, if any. See "Summary of Fund Expenses" and "Management and Advisory Arrangements."

Risk Factors

An investment in the Common Shares may be speculative in that it involves a high degree of risk and should not constitute a complete investment program. The following is a summary of the principal risks of investing in the Common Shares. See the section entitled "Risk Factors" for a more complete discussion of the risks of investing in the Common Shares.

General, Market and Economic Risks. Investing in the Fund involves certain risks and the Fund may not be able to achieve its intended results for a variety of reasons, including, among others, the possibility that the Fund may not be able to successfully implement its investment strategy because of market, economic, regulatory, geopolitical and other conditions (including those associated with the recent pandemic outbreak of coronavirus ("COVID-19")). International wars or conflicts and geopolitical developments in foreign countries, along with instability in regions such as Asia, Eastern Europe, and the Middle East, possible terrorist attacks in the United States or around the world, public health epidemics and pandemics such as the outbreak of infectious diseases like the recent outbreak of COVID-19 globally or the 2014—2016 outbreak in West Africa of the Ebola virus, and other similar events could adversely affect the U.S. and foreign financial markets, including increases in market volatility, reduced liquidity in the securities markets and government intervention, and may cause further long-term economic uncertainties in the United States and worldwide generally. Relatively reduced liquidity in credit and fixed income markets could adversely affect issuers worldwide. U.S. and foreign governments have taken a number of unprecedented actions designed to support certain financial institutions and segments of the financial markets that have experienced extreme volatility, and in some cases a lack of liquidity. The impact of these measures, as well as any additional future regulatory actions, is not yet known and cannot be predicted. Legislation or regulation may also change the way in which the Fund itself is regulated and could limit or preclude the Fund's ability to achieve its investment objective. The current domestic political environment, as well as political and diplomatic events within the United States and abroad, such as presidential elections in the U.S. or abroad or the U.S. government's inability at times to agree on a long-term budget and deficit reduction plan, has in the past resulted, and may in the future result, in a government shutdown or otherwise adversely affect the U.S. regulatory landscape, the general market environment and/or investor sentiment, which could have an adverse impact on the Fund's investments and operations. Additional and/or prolonged U.S. federal government shutdowns may affect investor and consumer confidence and may adversely impact financial markets and the broader economy, perhaps suddenly and to a significant degree. Because the market price of the Common Shares will fluctuate, there is a risk that you will lose money. Your investment will decline in value if, among other things, the market price of the Common Shares decreases. As with any security, a complete loss of your investment is possible. See "Risk Factors—General, Market and Economic Risks."

No History of Operations. The Fund is a newly organized, diversified, closed-end management investment company with no history of operations or public trading and is subject to all of the business risks and uncertainties associated with any new business. As a result, prospective investors have no track record or history on which to base their investment decision.
Market Price Discount from NAV Risk. Shares of closed-end investment companies that trade in a secondary market frequently trade at market prices that are lower than their NAVs. This is commonly referred to as "trading at a discount." As a result, the Fund is designed primarily for long-term investors.

Although the value of the Fund's net assets is generally considered by market participants in determining whether to purchase or sell Common Shares, whether an investor will realize gains or losses upon the sale of the Common Shares will depend entirely upon whether the market price of the Common Shares at the time of sale is above or below the purchase price paid by the investor for the Common Shares. Because the market price of the Common Shares will be determined by factors such as relative supply of and demand for the Common Shares in the market, general market and economic conditions, and other factors beyond the control of the Fund, the Fund cannot predict whether the Common Shares will trade at, below or above NAV or at, below or above the Fund's initial public offering price. As with any security, a complete loss of your investment is possible. See "Risk Factors—Market Price Discount from NAV Risk."

Investment and Market Risk. An investment in the Fund is subject to investment risk, including the possible loss of the entire principal amount invested. An investment in Common Shares represents an indirect investment in the securities and other financial assets owned by the Fund. Securities held by the Fund are generally traded in over-the-counter ("OTC") markets. The value of the securities and financial assets held by the Fund, like market investments, may move up or down, sometimes rapidly and unpredictably. In addition, if the current global economic downturn continues or deteriorates further, the ability of issuers to service their obligations could be materially and adversely affected. The Common Shares that a shareholder purchases at any point in time may be worth less than their original cost, even after taking into account any reinvestment of dividends and distributions. Further, the value of securities held by the Fund may decline in value due to factors affecting securities markets generally or particular industries or issuers. Any such decrease in value could have a material adverse impact on the Fund's business, financial condition and results of operations. The Fund anticipates using leverage, which will magnify this risk. See "Risk Factors—Leverage Risk."
Limited Term and Tender Offer Risks. Unless the limited term provision of the Declaration of Trust is amended by the Board and the shareholders in accordance with the Declaration of Trust, or unless the Fund completes an Eligible Tender Offer and converts to perpetual existence, the Fund will terminate on or about the Dissolution Date (subject to possible extension as described under "Limited Term and Eligible Tender Offer"). The Fund is not a so-called "target date" or "life cycle" fund whose asset allocation becomes more conservative over time as its target date, often associated with retirement, approaches. In addition, the Fund is not a "target term" fund as its investment objective is not to return its original NAV on the Dissolution Date or in an Eligible Tender Offer. The Fund's investment objective and policies are not designed to seek to return to investors that purchase shares in this offering their initial investment on the Dissolution Date or in an Eligible Tender Offer, and such investors and investors that purchase shares after the completion of this offering may receive more or less than their original investment upon dissolution or in an Eligible Tender Offer.

Because the assets of the Fund will be liquidated in connection with the dissolution, the Fund will incur transaction costs in connection with dispositions of portfolio securities. The Fund does not limit its investments to securities having a maturity date prior to the Dissolution Date and may be required to sell portfolio securities when it otherwise would not, including at times when market conditions are not favorable, which may cause the Fund to lose money. In particular, the Fund's portfolio may still have large exposures to illiquid securities as the Dissolution Date approaches, and losses due to portfolio liquidation may be significant. The Fund generally considers "illiquid securities" to be securities that cannot be sold or disposed of within seven days in the ordinary course of business at approximately the value used by the Fund in determining its NAV. During the Wind-Down Period, the Fund may begin liquidating all or a portion of the Fund's portfolio, and the Fund may deviate from its investment strategy and may not achieve its investment objective. As a result, during the Wind-Down Period, the Fund's distributions may decrease, and such distributions may include a return of capital. It is expected that common shareholders will receive cash in any liquidating distribution from the Fund, regardless of their participation in the Fund's automatic dividend reinvestment plan. However, if on the Dissolution Date the Fund owns securities for which no market exists or securities that are trading at depressed prices, such securities may be placed in a liquidating trust. The Fund cannot predict the amount, if any, of securities that will be required to be placed in a liquidating trust. The Fund may receive proceeds from the disposition of portfolio investments that are less than the valuations of such investments by the Fund and, in particular, losses from the disposition of illiquid securities may be significant. The disposition of portfolio investments by the Fund could also cause market prices of such instruments, and hence the NAV and market price of the Common Shares, to decline. In addition, disposition of portfolio investments will cause the Fund to incur increased brokerage and related transaction expenses.

Moreover, in conducting such portfolio transactions, the Fund may need to deviate from its investment policies and may not achieve its investment objective. The Fund's portfolio composition may change as its portfolio holdings mature or are called or sold in anticipation of an Eligible Tender Offer or the Dissolution Date. During such period(s), it is possible that the Fund will hold a greater percentage of its total assets in shorter term and lower yielding securities and cash and cash equivalents than it would otherwise, which may impede the Fund's ability to achieve its investment objective and adversely impact the Fund's performance and distributions to common shareholders, which may in turn adversely impact the market value of the Common Shares. In addition, the Fund may be required to reduce its leverage, which could also adversely impact its performance. The additional cash or cash equivalents held by the Fund could be obtained through reducing the Fund's distributions to common shareholders and/or holding cash in lieu of reinvesting, which could limit the ability of the Fund to participate in new investment opportunities. The Fund does not limit its investments to securities having a maturity date prior to or around the Dissolution Date, which may exacerbate the foregoing risks and considerations. A common shareholder may be subject to the foregoing risks over an extended period of time, particularly if the Fund conducts an Eligible Tender Offer and is also subsequently terminated by or around the Dissolution Date.

If the Fund conducts an Eligible Tender Offer, the Fund anticipates that funds to pay the aggregate purchase price of shares accepted for purchase pursuant to the tender offer will be first derived from any cash on hand and then from the proceeds from the sale of portfolio investments held by the Fund. In addition, the Fund may be required to dispose of portfolio investments in connection with any reduction in the Fund's outstanding leverage necessary in order to maintain the Fund's desired leverage ratios following a tender offer. The risks related to the disposition of securities in connection with the Fund's dissolution also would be present in connection with the disposition of securities in connection with an Eligible Tender Offer. It is likely that during the pendency of a tender offer, and possibly for a time thereafter, the Fund will hold a greater than normal percentage of its total assets in cash and cash equivalents, which may impede the Fund's ability to achieve its investment objective and decrease returns to shareholders. The tax effect of any such dispositions of portfolio investments will depend on the difference between the price at which the investments are sold and the tax basis of the Fund in the investments. Any capital gains recognized on such dispositions, as reduced by any capital losses the Fund realizes in the year of such dispositions and by any available capital loss carryforwards, will be distributed to shareholders as capital gain dividends (to the extent of net long-term capital gains over net short-term capital losses) or ordinary dividends (to the extent of net short-term capital gains over net long-term capital losses) during or with respect to such year, and such distributions will generally be taxable to common shareholders. Therefore, the Fund's early disposition of portfolio investments could accelerate the timing of the Fund's recognition of taxable income and cause the Fund to make taxable distributions to common shareholders earlier than the Fund otherwise would have. See "Tax Matters."

The purchase of Common Shares by the Fund pursuant to a tender offer will have the effect of increasing the proportionate interest in the Fund of non-tendering common shareholders. All common shareholders remaining after a tender offer may be subject to proportionately higher expenses due to the reduction in the Fund's total assets resulting from payment for the tendered Common Shares. Such reduction in the Fund's total assets may result in less investment flexibility, reduced diversification and greater volatility for the Fund, and may have an adverse effect on the Fund's investment performance. Such reduction in the Fund's total assets may also cause Common Shares to become thinly traded or otherwise negatively impact secondary trading of Common Shares. A reduction in net assets, and the corresponding increase in the Fund's expense ratio, could result in lower returns and put the Fund at a disadvantage relative to its peers and potentially cause the Common Shares to trade at a wider discount to NAV than it otherwise would. Furthermore, the portfolio of the Fund following an Eligible Tender Offer could be significantly different and, therefore, common shareholders retaining an investment in the Fund could be subject to greater risk. For example, the Fund may be required to sell its more liquid, higher quality portfolio investments to purchase Common Shares that are tendered in an Eligible Tender Offer, which would leave a less liquid, lower quality portfolio for remaining shareholders. The prospects of an Eligible Tender Offer may attract arbitrageurs who would purchase the Common Shares prior to the tender offer for the sole purpose of tendering those shares which could have the effect of exacerbating the risks described herein for shareholders retaining an investment in the Fund following an Eligible Tender Offer.

The Fund is not required to conduct an Eligible Tender Offer. If the Fund conducts an Eligible Tender Offer, there can be no assurance that the number of tendered Common Shares would not result in the Fund having aggregate net assets below the Dissolution Threshold, in which case the Eligible Tender Offer will be canceled, no Common Shares will be repurchased pursuant to the Eligible Tender Offer and the Fund will dissolve on the Dissolution Date (subject to possible extensions of no more than six months in total). Following the completion of an Eligible Tender Offer in which the number of tendered Common Shares would result in the Fund having aggregate net assets greater than or equal to the Dissolution Threshold, the Board may, by a Board Action Vote, eliminate the Dissolution Date without shareholder approval. Thereafter, the Fund will have a perpetual term. The Manager may have a conflict of interest in recommending to the Board that the Dissolution Date be eliminated because the Manager would continue to receive management fees on the remaining assets of the Fund while it remains in existence. The Fund is not required to conduct additional tender offers following an Eligible Tender Offer and conversion to perpetual existence. Therefore, remaining common shareholders may not have another opportunity to participate in a tender offer. Shares of closed-end management investment companies frequently trade at a discount from their NAV, and as a result, remaining common shareholders may only be able to sell their Common Shares at a discount to NAV.

Fixed Income Instruments Risk. In addition to the other risks described herein, fixed income instruments, including high yield securities, are also subject to certain risks, including:
• Issuer Risk. The value of fixed income instruments may decline for a number of reasons that directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer's goods and services.
• Interest Rate Risk. The value of the Fund's investments may go down when interest rates rise. A rise in rates tends to have a greater impact on the prices of longer term or duration debt securities. When interest rates fall, the issuers of debt obligations may prepay principal more quickly than expected, and the Fund may be required to reinvest the proceeds at a lower interest rate. This is referred to as "prepayment risk." When interest rates rise, debt obligations may be repaid more slowly than expected, and the value of the Fund's holdings may fall sharply. This is referred to as "extension risk." The Fund may face a heightened level of interest rate risk as a result of the U.S. Federal Reserve Board's rate-setting policies. Interest rates are at or near historical lows. The Fund may lose money if short-term or long-term interest rates rise sharply or in a manner not anticipated by the Subadviser. Fluctuations in the market price of the Fund's instruments will not affect interest income derived from instruments already owned by the Fund, but will be reflected in the Fund's NAV. The Fund may utilize certain strategies, including investments in derivatives, for the purpose of reducing the interest rate sensitivity of the portfolio and decreasing the Fund's exposure to interest rate risk, although there is no assurance that it will do so or that such strategies, if utilized, will be successful.

• Duration Risk. Duration measures the time-weighted expected cash flows of a security, which can determine the security's sensitivity to changes in the general level of interest rates (or yields). Securities with longer durations tend to be more sensitive to interest rate (or yield) changes than securities with shorter durations. Various techniques may be used to shorten or lengthen the Fund's duration. The duration of a security will be expected to change over time with changes in market factors and time to maturity.
• Floating-Rate and Fixed-to-Floating-Rate Securities Risk. The market value of floating-rate securities is a reflection of discounted expected cash flows based on expectations for future interest rate resets. The market value of such securities may fall in a declining interest rate environment and may also fall in a rising interest rate environment if there is a lag between the rise in interest rates and the reset. This risk may also be present with respect to fixed-to-floating-rate securities in which the Fund may invest. A secondary risk associated with declining interest rates is the risk that income earned by the Fund on floating-rate and fixed-to-floating-rate securities will decline due to lower coupon payments on floating-rate securities.
• Prepayment Risk. During periods of declining interest rates, the issuer of an instrument may exercise its option to prepay principal earlier than scheduled, forcing the Fund to reinvest the proceeds from such prepayment in lower yielding instruments, which may result in a decline in the Fund's income and distributions to shareholders. This is known as prepayment or "call" risk. Fixed income instruments frequently have call features that allow the issuer to redeem the instrument at dates prior to its stated maturity at a specified price (typically greater than par) only if certain prescribed conditions are met ("call protection"). An issuer may choose to redeem a fixed income instrument if, for example, the issuer can refinance the instrument at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. For premium bonds (bonds acquired at prices that exceed their par or principal value) purchased by the Fund, prepayment risk may be enhanced.
• Extension Risk. During periods of rising interest rates, an issuer could exercise its right to pay principal on an obligation held by the Fund later than expected. Under these circumstances, the value of the obligation will decrease, and the Fund may be prevented from reinvesting in higher yielding securities.
• Reinvestment Risk. Reinvestment risk is the risk that income from the Fund's portfolio will decline if and when the Fund invests the proceeds from matured, traded or called fixed income instruments at market interest rates that are below the portfolio's current earnings rate. A decline in income could affect the Common Share price or its overall return.
• Spread Risk. Wider credit spreads and decreasing market values typically represent a deterioration of the fixed income instrument's credit soundness and a perceived greater likelihood or risk of default by the issuer. Fixed income instruments generally compensate for greater credit risk by paying interest at a higher rate. The difference (or "spread") between the yield of a security and the yield of a benchmark, such as a U.S. Treasury security with a comparable maturity, measures the additional interest paid for credit risk. As the spread on a security widens (or increases), the price (or value) of the security generally falls. Spread widening may occur, among other reasons, as a result of market concerns over the stability of the market, excess supply, general credit concerns in other markets, security- or market-specific credit concerns or general reductions in risk tolerance.

• Credit Risk. Credit risk is the risk that one or more fixed income instruments in the Fund's portfolio will decline in price or fail to pay interest or principal when due because the issuer, the guarantor or the insurer of the instrument or any applicable counterparty may be unable or unwilling to make timely principal and interest payments or to otherwise honor its obligations. Additionally, the instruments could lose value due to a loss of confidence in the ability of the issuer, guarantor, insurer or counterparty to pay back debt. The longer the maturity and the lower the credit quality of a bond, the more sensitive it is to credit risk. High yield fixed income instruments are predominantly speculative with respect to the issuer's capacity to pay interest and repay principal when due and therefore involve a greater risk of default.
• Refinancing Risk. This is the risk that one or more issuers of fixed income instruments in the Fund's portfolio may not be able to pay off their debt upon maturity. During times of extreme market stress, even creditworthy companies can have temporary trouble accessing the markets to refinance their outstanding debt, potentially leading to an inability to pay off existing bondholders, including the Fund. This could negatively affect the Fund's NAV, Common Share price or overall return.
Below Investment Grade (High Yield or Junk Bond) Instruments Risk. The Fund's investments in below investment grade quality securities and instruments are regarded as having predominantly speculative characteristics with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligations and involve major risk exposure to adverse conditions. Such instruments are either rated Ba1 or lower by Moody's, BB+ or lower by S&P or Fitch, or comparably rated by another NRSRO or, if unrated, are considered by the Subadviser to be of comparable quality at the time of investment.

Below investment grade instruments are often issued in connection with a corporate reorganization or restructuring or as part of a merger, acquisition, takeover or similar event. They are also issued by less established companies seeking to expand. Such issuers are often highly leveraged and generally less able than more established or less leveraged entities to make scheduled payments of principal and interest in the event of adverse developments or business conditions.

Fixed income instruments rated below investment grade generally offer a higher current yield than that available from higher grade issues, but typically involve greater risk. These investments are especially sensitive to adverse changes in general economic conditions, to changes in the financial condition of their issuers and to price fluctuation in response to changes in interest rates. During periods of economic downturn or rising interest rates, issuers of below investment grade instruments may experience financial stress that could adversely affect their ability to make payments of principal and interest on their obligations and increase the possibility of default. The secondary market for high yield instruments may not be as liquid as the secondary market for more highly rated instruments, a factor that may have an adverse effect on the Fund's ability to dispose of a particular security. There are fewer dealers in the market for high yield instruments than for investment grade obligations. The prices quoted by different dealers may vary significantly, and the spread between the bid and asked price is generally much larger for high yield instruments than for higher quality instruments. Under continuing adverse market or economic conditions, the secondary market for high yield instruments could contract further, independent of any specific adverse changes in the condition of a particular issuer, and these instruments may become illiquid. In addition, adverse publicity and investor perceptions, whether or not based on fundamental analysis, may also decrease the values and liquidity of below investment grade instruments, especially in a market characterized by a low volume of trading. Default, or the market's perception that an issuer is likely to default, could reduce the value and liquidity of instruments held by the Fund, which could have a material adverse impact on the Fund's business, financial condition and results of operations. In addition, default may cause the Fund to incur expenses in seeking recovery of principal and/or interest on its portfolio holdings. In any reorganization or liquidation proceeding relating to a portfolio company, the Fund may lose its entire investment or may be required to accept cash or securities or other instruments with a value less than its original investment and/or may be subject to restrictions on the sale of such securities or instruments. Among the risks inherent in investments in a troubled entity is the fact that it frequently may be difficult to obtain information as to the true financial condition of such issuer. The Subadviser's judgment about the credit quality of an issuer and the relative value of its instruments may prove to be wrong. Investments in below investment grade instruments may present special tax issues for the Fund, particularly to the extent that the issuers of these instruments default on their obligations pertaining thereto, and the U.S. federal income tax consequences to the Fund as a holder of such instruments, including when the Fund may stop reporting interest income or claim a loss on such instruments, may not be clear.

Lower rated high yield instruments generally present the same type of risks as investments in higher rated high yield instruments. However, in most cases, these risks are of a greater magnitude because of the uncertainties of investing in an issuer undergoing financial distress. In particular, lower rated high yield instruments entail a higher risk of default. Such instruments present substantial credit risk and default is a real possibility. Such instruments may be illiquid and the prices at which such instruments may be sold may represent a substantial discount to what the Subadviser believes to be the ultimate value of such instruments.

Leverage Risk. Although the Fund presently intends to utilize leverage, there can be no assurance that the Fund will do so, or that, if utilized, it will be successful during any period in which it is employed. Leverage is a speculative technique that exposes the Fund to greater risk and higher costs than if it were not implemented. The Fund currently intends to borrow money from banks and other financial institutions in an initial amount of approximately 30% (as determined immediately after borrowing) of the value of its Investable Assets (including the amount borrowed).

The Fund anticipates that any money borrowed from a bank or other financial institution for investment purposes will accrue interest based on shorter-term interest rates that would be periodically reset. So long as the Fund's portfolio provides a higher rate of return, net of expenses, than the interest rate on borrowed money, as reset periodically, the leverage may cause the Fund to receive a higher current rate of return than if the Fund were not leveraged. If, however, short-term rates rise, the interest rate on borrowed money could exceed the rate of return on instruments held by the Fund, reducing returns to the Fund and the level of income available for dividends or distributions made by the Fund. Developments in the credit markets may adversely affect the ability of the Fund to borrow for investment purposes and may increase the costs of such borrowings, which would also reduce returns to the Fund.

There is no assurance that a leveraging strategy will be successful. The use of leverage to purchase additional investments creates an opportunity for increased Common Share dividends, but also creates special risks and considerations for the common shareholders, including:

• the likelihood of greater volatility of NAV, market price and dividend rate of Common Shares than a comparable fund without leverage;
• the risk that fluctuations in interest rates on borrowings and short-term debt or in dividend payments on, principal proceeds distributed to, or redemption of any preferred shares and/or notes or other debt securities that the Fund has issued will reduce the return to the Fund;
• magnified interest rate risk, which is the risk that the prices of portfolio investments will fall (or rise) if market interest rates for those types of investments rise (or fall). As a result, leverage may cause greater changes in the Fund's NAV, which could have a material adverse impact on the Fund's business, financial condition and results of operations;
• the effect of leverage in a declining market, which is likely to cause a greater decline in the NAV of the Common Shares than if the Fund were not leveraged, which may result in a greater decline in the market price of the Common Shares;
• when the Fund uses financial leverage, the management fee and subadvisory fees payable to PGIM Investments and PGIM, respectively, will be higher than if the Fund did not use leverage because the fees paid will be calculated based on the Fund's Investable Assets (which includes any assets attributable to borrowings and the issuance of preferred shares or notes or other debt securities by the Fund, if any) and may provide a financial incentive to PGIM Investments and/or PGIM to increase the Fund's use of leverage and create an inherent conflict of interest; and
• leverage may increase expenses (which will be borne entirely by the common shareholders), which may reduce the Fund's NAV and the total return to common shareholders. See "Risk Factors—Leverage Risk."
Foreign Instruments and Emerging Markets Risk. The Fund's investments in foreign instruments may cause it to experience more rapid and extreme changes in value than if the Fund invested exclusively in securities of U.S. companies. The securities markets of many foreign countries are relatively small, with a limited number of companies representing a small number of industries. Investments in foreign instruments (including those denominated in U.S. dollars) are subject to economic and political developments in the countries and regions where the issuers operate or are domiciled, or where the securities are traded, such as changes in economic or monetary policies. Values may also be affected by restrictions on receiving the investment proceeds from a foreign country. Less information may be publicly available about foreign companies than about U.S. companies. Foreign companies are generally not subject to the same accounting, auditing and financial reporting standards as are U.S. companies. In addition, the Fund's investments in foreign instruments may be subject to the risk of nationalization or expropriation of assets, imposition of currency exchange controls or restrictions on the repatriation of foreign currency, confiscatory taxation, political or financial instability and adverse diplomatic developments. In addition, there may be difficulty in obtaining or enforcing a court judgment abroad. Dividends or interest on, or proceeds from the sale of, foreign instruments may be subject to non-U.S. withholding taxes, and special U.S. tax considerations may apply. Shareholders will generally not be entitled to claim a credit or deduction with respect to non-U.S. taxes paid by the Fund. When the Fund invests in foreign securities, it may be subject to foreign currency risk, which is the risk that changes in the exchange rate between two currencies will adversely affect the value (in U.S. dollar terms) of an investment. See "Risk Factors—Foreign Currency Risk."

The risks of foreign investment are greater for investments in emerging markets. Emerging market countries typically have economic and political systems that are less fully developed, and that can be expected to be less stable, than those of more advanced countries. For example, the economies of such countries can be subject to rapid and unpredictable rates of inflation or deflation. Low trading volumes may result in a lack of liquidity and in price volatility. Emerging market countries may have policies that restrict investment by foreigners, that require governmental approval prior to investments by foreign persons, or that prevent foreign investors from withdrawing their money at will. An investment in emerging market instruments should be considered speculative.

Foreign Currency Risk. The Fund's NAV could decline as a result of changes in exchange rates, which could adversely affect the Fund's investments in foreign currencies, or in securities that trade in, and receive revenues related to, foreign currencies, or in derivatives that provide exposure to foreign currencies. Certain foreign countries may impose restrictions on the ability of issuers of foreign securities to make payment of principal and interest or dividends to investors located outside the country, due to blockage of foreign currency exchanges or otherwise. See "Risk Factors—Foreign Currency Risk."

Derivatives Risk. The Fund is permitted to invest up to 25% of its Investable Assets in derivatives. The Fund's investments in derivatives may be for hedging, investment or leverage purposes, or to manage interest rates or the duration of the Fund's portfolio. Derivative transactions may subject the Fund to increased risk of principal loss due to imperfect correlation between the values of the derivatives and the underlying securities or unexpected price or interest rate movements. The use of derivatives may subject the Fund to risks, including, but not limited to:
• Counterparty Risk. The risk that the counterparty in a derivative transaction will be unable to honor its financial obligation to the Fund, or the risk that the reference entity in a credit default swap or similar derivative will not be able to honor its financial obligations.

If the Fund's counterparty to a derivative transaction experiences a loss of capital, or is perceived to lack adequate capital or access to capital, it may experience margin calls or other regulatory requirements to increase equity. Under such circumstances, the risk that a counterparty will be unable to honor its financial obligations may be substantially increased. The counterparty risk for cleared derivatives is generally lower than for uncleared over-the-counter derivative transactions since generally a clearing organization becomes substituted for each counterparty to a cleared derivative contract and, in effect, guarantees the parties' performance under the contract as each party to a trade looks only to the clearing house for performance of financial obligations. However, there can be no assurance that the clearing house, or its members, will satisfy its obligations to the Fund.

• Currency Risk. The risk that changes in the exchange rate between two currencies will adversely affect the value (in U.S. dollar terms) of an investment.
• Leverage Risk. The risk associated with certain types of derivative strategies that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.
• Liquidity Risk. The risk that certain derivative positions may be difficult or impossible to close out at the time that the Fund would like or at the price that the Fund believes the position is currently worth. This risk is heightened to the extent the Fund engages in over-the-counter derivative transactions, which are generally less liquid than exchange-traded instruments.
• Correlation Risk. The risk that changes in the value of a derivative will not match the changes in the value of the portfolio holdings that are being hedged or of the particular market or security to which the Fund seeks exposure. Furthermore, the ability to successfully use derivative instruments depend in part on the ability of the Manager and Subadviser to predict pertinent market movements, which cannot be assured.

• Index Risk. If the derivative is linked to the performance of an index, it will be subject to the risks associated with changes in that index. If the index changes, the Fund could receive lower interest payments or experience a reduction in the value of the derivative to below what the Fund paid. Certain indexed derivatives may create leverage, to the extent that they increase or decrease in value at a rate that is a multiple of the changes in the applicable index.
• Regulatory Risk. The derivatives in which the Fund may invest have become subject to comprehensive statutes, regulations and margin requirements. In particular, certain provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which was signed into law in July 2010, require most over-the-counter derivatives to be executed on a regulated market and cleared through a central counterparty, which may result in increased margin requirements and costs for the Fund. In addition, the Commodity Futures Trading Commission (the "CFTC") subjects advisers to registered investment companies to regulation by the CFTC if a fund that is advised by the investment adviser either (i) invests, directly or indirectly, more than a prescribed level of its liquidation value in certain derivatives, or (ii) markets itself as providing investment exposure to such instruments. CFTC Rule 4.5 permits investment advisers to registered investment companies to claim an exclusion from the definition of "commodity pool operator" under the Commodity Exchange Act ("CEA") with respect to a fund, provided certain requirements are met. In order to permit the Manager and Subadviser to claim this exclusion with respect to the Fund, the Fund will limit its use of such derivatives (excluding transactions entered into for "bona fide hedging purposes," as defined under CFTC regulations) such that either: (i) the aggregate initial margin and premiums required to establish its derivatives do not exceed 5% of the liquidation value of the Fund's portfolio, after taking into account unrealized profits and losses on such positions, or (ii) the aggregate net notional value of its derivatives does not exceed 100% of the liquidation value of the Fund's portfolio, after taking into account unrealized profits and losses on such positions. Additionally, the Fund will not market itself as a "commodity pool" or a vehicle for trading such instruments. Accordingly, the Fund is not subject to regulation under the CEA or otherwise regulated by the CFTC, and the Manager and Subadviser have claimed an exclusion from the definition of the term "commodity pool operator" under the CEA pursuant to Rule 4.5 under the CEA. The Manager and Subadviser are not, therefore, subject to registration or regulation as a "commodity pool operator" under the CEA in respect of the Fund.
Bank Loans, Participations and Assignments Risk. The Fund's ability to receive payments of principal and interest and other amounts in connection with loans (whether through participations, assignments or otherwise) will depend primarily on the financial condition of the borrower. The failure by the Fund to receive scheduled interest or principal payments on a loan because of a default, bankruptcy or any other reason would adversely affect the income of the Fund and would likely reduce the value of its assets. Even with loans secured by collateral, there is the risk that the value of the collateral may decline, may be insufficient to meet the obligations of the borrower, or be difficult to liquidate. In the event of a default, the Fund may have difficulty collecting on any collateral and would not have the ability to collect on any collateral for an uncollateralized loan. Further, the Fund's access to collateral, if any, may be limited by bankruptcy laws. Due to the nature of the private syndication of senior loans, including, for example, lack of publicly-available information, some senior loans are not as easily purchased or sold as publicly-traded securities. In addition, loan participations generally are subject to restrictions on transfer, and only limited opportunities may exist to sell loan participations in secondary markets. As a result, it may be difficult for the Fund to value loans or sell loans at an acceptable price when it wants to sell them. In some instances, loans and loan participations are not rated by independent credit rating agencies; in such instances, a decision by the Fund to invest in a particular loan or loan participation could depend exclusively on the Subadviser's credit analysis of the borrower, or in the case of a loan participation, of the intermediary holding the portion of the loan that the Fund has purchased. To the extent the Fund invests in loans of non-U.S. issuers, the risks of investing in non-U.S. issuers are applicable. Loans may not be considered to be "securities" and as a result may not benefit from the protections of the federal securities laws, including anti-fraud protections and those with respect to the use of material non-public information, so that purchasers, such as the Fund, may not have the benefit of these protections.
Smaller Capitalization Company Risk. Investing in debt issued by medium and small capitalization companies may involve special risks because those companies may have narrower product lines, more limited financial resources, fewer experienced managers, dependence on a few key employees, and a more limited trading market for their securities, as compared with larger companies. In addition, securities of these companies are subject to the risk that, during certain periods, the liquidity of particular issuers or industries will shrink or disappear with little forewarning as a result of adverse economic or market conditions, or adverse investor perceptions, whether or not accurate. Securities of medium and smaller capitalization issuers therefore may be subject to greater price volatility and may decline more significantly in market downturns than securities of larger companies. Smaller and medium capitalization issuers also may require substantial additional capital to support their operations, to finance expansion or to maintain their competitive position, and they may have substantial borrowings or may otherwise have a weak financial condition, making them more susceptible to bankruptcy. Transaction costs for these investments are often higher than those of larger capitalization companies. There is typically less publicly available information about medium and small capitalization companies, which may make valuing the securities of such issuers more difficult than the securities issued by larger capitalization companies.
Illiquid Securities Risk. The Fund may invest without limit in illiquid securities, although the Fund does not expect to invest significantly in illiquid securities. The Fund may not be able to readily dispose of such securities at prices that approximate those at which the Fund could sell the securities if they were more widely traded and, as a result of that illiquidity, the Fund may have to sell such securities at a loss or sell other investments or engage in borrowing transactions if necessary to raise cash to meet its obligations. Limited liquidity can also affect the market price of securities, thereby adversely affecting the Fund's NAV and ability to make dividend distributions.
Income Risk. The income common shareholders receive from the Fund is based primarily on the dividends and interest the Fund earns from its investments, which can vary widely over the short and long term. If prevailing market interest rates drop, distribution rates of the Fund's holdings could drop as well. The Fund's income also would likely be affected adversely when prevailing short-term interest rates increase. This will be magnified when the Fund is utilizing leverage.
Structured Products Risk. Holders of structured product securities bear risks of the underlying investments, index or reference obligation. Certain structured products may be thinly traded or have a limited trading market, and as a result may be characterized as illiquid, which could make structured securities more difficult for the Fund to value accurately, which may also result in additional costs. Structured products are subject to issuer repayment and counterparty risk. Structured products are also subject to credit risk; the assets backing the structured product may be insufficient to pay interest or principal. In addition to the general risks associated with investments in fixed income, structured products carry additional risks, including, but not limited to: the possibility that distributions from collateral securities will not be adequate to make interest or other payments; the quality of the collateral may decline in value or default; and the possibility that the structured products are subordinate to other classes.
Valuation Risk. The value of certain of the Fund's investments will be difficult to determine and the valuation determinations made by the Manager and Subadviser with respect to such investments will likely vary from the amounts the Fund would receive upon sale or disposition of such investments. It is possible that the fair value determined for a security may differ materially from the value that could be realized upon the sale of the security. See "Net Asset Value."
Portfolio Turnover Risk. The techniques and strategies contemplated by the Fund might result in a high degree of portfolio turnover. Higher portfolio turnover rates result in corresponding increases in trading costs and may generate short-term capital gains taxable as ordinary income.
Conflict of Interest Risk. Like other investment advisers, PGIM Investments and PGIM are subject to various conflicts of interest in the ordinary course of their business. PGIM's side-by-side management of multiple accounts can create conflicts of interest, as PGIM and its investment professionals may have an incentive to favor one account over another. For example, PGIM could be considered to have an incentive to favor accounts for which it receives performance fees, accounts of affiliates, large accounts which typically generate more revenue over smaller accounts and accounts with higher fees.

PGIM and its affiliates have developed policies and procedures designed to address these conflicts of interest. See "Risk Factors—Conflict of Interest Risk."
Risks Associated with Fund Distribution Policy. The Fund intends to make a level dividend distribution each month to the common shareholders. Currently, in order to maintain a relatively stable level of distributions, the Fund may pay out less than all of its net investment income, pay out undistributed income from prior months, return capital in addition to current period net investment income or borrow money to fund distributions. The distributions for any full or partial calendar year might not be made in equal amounts, and one distribution may be larger than others. The Fund will make a distribution only if authorized by the Board and declared by the Fund out of assets legally available for these distributions. This distribution policy may, under certain circumstances, have certain adverse consequences to the Fund and its shareholders because it may result in a return of capital, which would reduce the Fund's NAV and, over time, potentially increase the Fund's expense ratio. If the Fund distributes a return of capital, it means that the Fund is returning to shareholders a portion of their investment rather than making a distribution that is funded from the Fund's earned income or other profits. The Fund's distribution policy may be changed by the Board at any time without shareholder approval.

If the Fund elects to issue preferred shares and/or notes or other debt securities, its ability to make distributions to its common shareholders may be limited by the terms of any such preferred shares or debt securities, the asset coverage requirements and other limitations imposed by the 1940 Act, Maryland law, the Fund's lenders and NRSROs.

Anti-Takeover Provisions. Certain provisions of the Fund's Declaration of Trust and Bylaws could have the effect of limiting the ability of other entities or persons to acquire control of the Fund or to modify the Fund's structure. The provisions may have the effect of depriving you of an opportunity to sell your shares at a premium over prevailing market prices and may have the effect of inhibiting conversion of the Fund to an open-end investment company. Additionally, the Declaration of Trust provides that the Fund shall be subject to the Maryland Control Share Acquisition Act (the "Control Share Act") to the same extent as if the Fund were a Maryland corporation that had elected to be subject to the Control Share Act by resolution of its board of directors. See "Certain Provisions of the Declaration of Trust and Bylaws" and "Risk Factors—Anti-Takeover Provisions."
For additional risks relating to investments in the Fund, see "Risk Factors" in this prospectus.

Distributions

The Fund intends to make a level dividend distribution each month to the common shareholders. The level dividend rate may be modified by the Board from time to time, and will be based upon the past and projected performance and expenses of the Fund. If necessary, the Fund intends to also make a distribution during or with respect to each calendar year (which may be combined with a regular monthly distribution), which will generally include any net investment income and net realized capital gain for the year not otherwise distributed. The Fund will make a distribution only if authorized by the Board and declared by the Fund out of the Fund's assets legally available for distribution.

If the total distributions made in any calendar year exceed the sum of: (i) investment company taxable income and net tax-exempt income determined in each case without regard to the deduction for dividends paid, and (ii) net capital gain (defined as net long-term capital gains in excess of net short-term capital losses, including in the form of loss carryforwards), also determined without regard to any deduction for capital gain dividends paid, such excess distributed amount may be a tax-free return of capital to the extent of a shareholder's adjusted tax basis in the Common Shares. After such adjusted tax basis is reduced to zero, the distribution would be taxable as capital gain (assuming the shares are held as capital assets). In general terms, a return of capital would involve a situation in which a Fund distribution (or a portion thereof) represents a return of a portion of a shareholder's investment, rather than making a distribution that is funded from the Fund's earned income or other profits. Although return of capital distributions may not be taxable, such distributions would reduce the basis of a shareholder's Common Shares and therefore may increase a shareholder's tax liability for capital gains upon a sale of Common Shares. See "Tax Matters." The Fund's distribution policy may, under certain circumstances, have certain adverse consequences to the Fund and its shareholders because it may result in a return of capital resulting in less of a shareholder's assets being invested in the Fund and, over time, increase the Fund's expense ratio. The distribution policy also may cause the Fund to sell a security at a time it would not otherwise do so in order to manage the distribution of income and gain. The Fund's initial distribution is expected to be declared approximately 30 to 45 days after the completion of this offering and paid approximately 60 days after the completion of the offering, in each case depending on market conditions. See "Distributions." The initial distributions may consist primarily of a return of capital if the Fund is delayed in investing the proceeds of this offering.

PGIM Investments has received an order from the Securities and Exchange Commission (the "SEC") granting an exemption from Section 19(b) of the 1940 Act and Rule 19b-1 thereunder to permit certain closed-end funds managed by PGIM Investments to include realized long-term capital gains as a part of their respective regular distributions to the common shareholders more frequently than would otherwise be permitted by the 1940 Act (generally once per taxable year). The Fund intends to rely on this exemptive order. The Board may, at the request of PGIM Investments, adopt a managed distribution policy in the future. In addition, if under the managed distribution policy a distribution included a return of capital, this would merely represent a return of a shareholder's original investment and would not represent a gain or income on the Fund's investments. See "Distributions."

The level dividend distribution described above is intended to result in the payment of approximately the same amount or percentage to the common shareholders each month. Section 19(a) of the 1940 Act and Rule 19a-1 thereunder require the Fund to provide a written statement accompanying any such payment that adequately discloses its source or sources. Thus, if the source of the dividend or other distribution were the original capital contribution of the common shareholder, and the payment amounted to a return of capital, the Fund would be required to provide written disclosure to that effect. Nevertheless, persons who periodically receive the payment of a dividend or other distribution may be under the impression that they are receiving net profits when they are not. The common shareholders should read any written disclosure provided pursuant to Section 19(a) and Rule 19a-1 carefully, and should not assume that the source of any distribution from the Fund is net income or net profit. In addition, in cases in which the Fund would return capital to the common shareholders, such distribution may bear on the Fund's ability to maintain its asset coverage requirements, to pay the dividends on any preferred shares and repay any debt that the Fund may issue.

Dividend Reinvestment Plan

Unless a common shareholder elects otherwise, the common shareholder's distributions will be reinvested in additional Common Shares under the Fund's dividend reinvestment plan. Common shareholders who elect not to participate in the Fund's dividend reinvestment plan will receive all distributions in cash paid by check mailed directly to the shareholder of record (or, if the Common Shares is held in street or other nominee name, then to such nominee). See "Dividend Reinvestment Plan."

Custodian, Dividend Paying Agent, Transfer Agent and Registrar

The Bank of New York Mellon ("BNY Mellon") serves as custodian of the Fund's assets. Computershare Trust Company, N.A. serves as the Fund's transfer agent and registrar. Computershare Inc. serves as the Fund's dividend paying agent. See "Custodian, Dividend Paying Agent, Transfer Agent and Registrar."

Independent Registered Public Accounting Firm	The Fund has selected PricewaterhouseCoopers LLP as its independent registered public accounting firm.
Tax Considerations

The Fund intends to qualify to elect and maintain its election to be a regulated investment company for U.S. federal income tax purposes, which, among other conditions, requires the Fund to satisfy certain requirements concerning the composition of its assets, the sources of its gross income and the level of distributions to its shareholders. To satisfy this last requirement, the Fund intends to distribute to its shareholders annually, all or substantially all of its "net investment income" and "net realized gains" as calculated for U.S. federal income tax purposes. Distributions of "net investment income" and "net short-term capital gains" generally will be taxable to the shareholders as ordinary income. The Fund's distributions of its net capital gains generally will be taxable to shareholders as long-term capital gains. A portion of the Fund's distributions may be nontaxable returns of capital, which would reduce the tax basis in a shareholder's shares (and, to the extent distributions exceed such basis, could be long-term or short-term capital gain to the shareholder, depending on the shareholder's holding period for the shares). The tax character of distributions in the hands of a shareholder may also depend on the tax character of the Fund's income and shareholders may treat distributions as having such character to the extent reported by the Fund. Please refer to the "Tax Matters" section of this prospectus for additional information on the potential U.S. federal income tax effects of an investment in the Fund, including the potential U.S. federal income tax effects of any distributions by the Fund. We encourage you to consult your own tax advisor on any potential U.S. federal, state and local income tax effects of an investment in the Fund.

SUMMARY OF FUND EXPENSES

The purpose of the following table and the example below is to help you understand all fees and expenses that you, as a common shareholder, would bear directly or indirectly. The expenses shown in the table under "Other Expenses" and "Total Annual Expenses" and related footnotes are based on estimated amounts for the Fund's first full year of operations and assume that the Fund issues 15,000,000 Common Shares. The table also assumes the Fund's use of leverage equal to 30% of its Investable Assets (after the leverage is incurred), and shows Fund expenses as a percentage of net assets attributable to Common Shares. The Fund's actual expenses may vary from the estimated expenses shown in the table.

Common Shareholder Transaction Expenses	Percentage of Offering Price
Sales Load Paid by You(1)	None
Offering Expenses Borne by the Fund(2),(3)	None
Dividend Reinvestment Plan Fees(4)	None
Expenses Associated with the Arrangement of a Credit Facility and/or Use of Leverage	None
Annual Expenses (borne by Common Shareholders)	Percentage of Net Assets Attributable to Common Shares (Assumes Leverage is Used) (5)
Management Fee(6)	1.43%
Use of leverage and Interest Payments on Borrowed Funds(7)	0.39%
Other Expenses	0.08%
Total Annual Expenses	1.90%

(1)  The Manager has agreed to pay, from its own assets, compensation of $0.50 per Common Share to the underwriters in connection with the offering. The Fund is not obligated to repay such compensation paid by the Manager.

(2)  The Manager has agreed to pay, from its own assets, all organizational expenses of the Fund and all offering costs associated with this offering. The Fund is not obligated to repay any such organizational expenses or offering costs paid by the Manager.

(3)  The Manager has agreed to pay, from its own assets, an upfront structuring and syndication fee to Morgan Stanley & Co. LLC, an upfront structuring fee to Wells Fargo Securities, LLC and an upfront fee to each of Oppenheimer & Co. Inc., RBC Capital Markets, LLC, Stifel, Nicolaus & Company, Incorporated, B. Riley Securities, Inc., Brookline Capital Markets, a Division of Arcadia Securities, LLC, Incapital LLC, Janney Montgomery Scott LLC, JonesTrading Institutional Services LLC and Wedbush Securities Inc. These fees are not reflected in the table above because they are paid by the Manager. See "Underwriters—Additional Compensation to be Paid by PGIM Investments."

(4)  There will be no brokerage charges with respect to Common Shares issued directly by the Fund under its dividend reinvestment plan. You will pay service charges and brokerage charges in connection with open market purchases or if you direct the Plan Administrator (defined herein) to sell your Common Shares held in a dividend reinvestment account. See "Dividend Reinvestment Plan."

(5)  If the Fund does not borrow from financial institutions or otherwise use leverage, the Fund's estimated annual expenses (as a percentage of net assets attributable to Common Shares) would be:

Percentage of Net Assets Attributable to Common Shares (Assumes Leverage is Not Used)
Management Fee(6)	1.00%
Other Expenses	0.08%
Total Annual Expenses	1.08%

(6)  The Manager will receive an annual fee, payable monthly, in an amount equal to 1.00% of the average daily value of the Fund's Investable Assets (as defined in this prospectus). The Fund currently intends to borrow in an initial amount equal to approximately 30% of the value of its Investable Assets. As a result of the Manager's fee noted above, if the Fund has net assets of $300 million, for example, and borrows $129 million, the Manager will receive a fee of $4.29 million (i.e., 1.00% * $429 million = $4.29 million). Using the present example, the $4.29 million fee would equate to an effective management fee rate of 1.43% on the Fund's net assets (that is, assets less liabilities, including borrowings, of $129 million). PGIM Fixed Income will receive an annual subadvisory fee, payable monthly, from the Manager in an amount equal to 0.50% of the average daily value of the portion of the Fund's Investable Assets managed by PGIM Fixed Income. PGIM Fixed Income will pay a portion of its subadvisory fee to PGIM Limited for its services. These subadvisory fees are not directly paid to PGIM Fixed Income by the Fund. The subadvisory fees are paid by the Manager to PGIM Fixed Income out of the investment management fees received by the Manager from the Fund. See "Management and Advisory Arrangements."

(7)  Assumes leverage by borrowings in an initial amount equal to approximately 30% (as determined immediately after such borrowings) of the Fund's Investable Assets at an annual interest rate of 0.90%. The Fund may choose to use more or less borrowings for leverage than approximately 30% of Investable Assets. To the extent the Fund uses additional borrowings for leverage, the Fund's total annual expenses will increase. See "Risk Factors—Leverage Risk" and "Leverage."

Example

The following example illustrates the hypothetical expenses that you would pay on a $1,000 investment in Common Shares, assuming (i) "Total Annual Expenses" of 1.90% of net assets attributable to Common Shares (assuming leverage of 30% of the Fund's Investable Assets) and (ii) a 5% annual return:(1)

1 Year	3 Years	5 Years	9 Years
$19	$60	$103	$222

(1)  The example above should not be considered a representation of future expenses or annual rate of return. Actual expenses, leverage amount or annual rate of return may be higher or lower than those assumed for purposes of the example. The example assumes that all dividends and distributions are reinvested at NAV and utilizes a 5% annual rate of return as mandated by SEC regulations.

THE FUND

The Fund is a newly organized, diversified, closed-end management investment company registered under the 1940 Act. The Fund was organized as a Maryland statutory trust on May 18, 2020. As a newly organized entity, the Fund has no operating history. The Fund's principal office is located at 655 Broad Street, Newark, NJ 07102-4410 and its telephone number is (800) 451-6788 (toll-free).

The Fund is organized as a closed-end management investment company. Closed-end management investment companies differ from open-end management investment companies (commonly referred to as mutual funds) in that closed-end management investment companies generally list their shares for trading on a stock exchange and do not redeem their securities at the option of the shareholder, whereas open-end management investment companies issue securities redeemable at NAV at any time at the option of the shareholder and typically engage in a continuous offering of their shares. Accordingly, open-end management investment companies are subject to continuous asset in-flows and out-flows that can complicate portfolio management. However, shares of closed-end management investment companies frequently trade at a discount from NAV. This risk may be greater for investors expecting to sell their shares in a relatively short period after completion of the Fund's initial public offering.

The Fund's investment objective and policies are non-fundamental and may be changed without shareholder approval. The Board may at any time consider a merger, consolidation or other form of reorganization of the Fund with one or more other investment companies advised by PGIM Investments or the Subadviser with similar investment objectives and policies as the Fund. Any such merger, consolidation or other form of reorganization would require the prior approval of the Board and, to the extent required by applicable law and the Fund's Declaration of Trust, the shareholders of the Fund. See "Description of Shares" and "Certain Provisions of the Declaration of Trust and Bylaws."

USE OF PROCEEDS

The net proceeds of this offering of Common Shares will be approximately $475,000,000 ($542,592,060 if the underwriters exercise the over-allotment option in full). The Manager has agreed to pay all of the Fund's organizational expenses and all of the offering costs associated with this offering, and the Fund is not obligated to repay any such organizational expenses or offering costs paid by the Manager.

The net proceeds of the offering will be invested in accordance with the Fund's investment objective and policies (as stated herein) as soon as practicable after completion of the offering. The Fund currently anticipates that it could take up to three months to invest the net proceeds of the offering. Pending such investment, the Fund will invest all or a portion of its assets in U.S. Government securities, exchange-traded funds ("ETFs"), money market and fixed income instruments or money market mutual funds. Investors should expect, therefore, that before the Fund has fully invested the proceeds of the offering in accordance with its investment objective and policies, the Fund's NAV may be subject to relatively less fluctuation than would be the case at such time as the Fund is fully invested. A relatively long initial investment period may have a negative impact on the Fund's performance and its return to shareholders.

WHO MAY WISH TO INVEST

The Fund may be an appropriate investment for long-term investors seeking the potential for:

•  Total return, through a combination of current income and capital appreciation;

•  additional diversification through investment in a short duration, high yield fixed income portfolio; and

•  access to professional asset management by the Manager and Subadviser.

Investors should consider their financial situations and needs, other investments, investment goals, investment experience, time horizons, liquidity needs, and risk tolerance before investing in the Fund. An investment in the Fund is not appropriate for all investors, and the Fund is not intended to be a complete investment program. The Fund is designed as a long-term investment and not as a trading vehicle. No assurance can be given that the returns on the Fund's investments will be commensurate with the risk of investment in the Fund nor can the Fund provide any assurances that enough appropriate investments that meet the Fund's investment criteria will be available. Fund investments may be highly speculative; therefore, an investment in Common Shares may not be suitable for someone with a low risk tolerance. Investors should not commit money to the Fund unless they have the resources to sustain the loss of their entire investment in the Fund.

INVESTMENT OBJECTIVE AND POLICIES

Investment Objective

The Fund's investment objective is to provide total return, through a combination of current income and capital appreciation. The Fund's investment objective is non-fundamental and may be changed without shareholder approval. There can be no guarantee that the Fund will achieve its investment objective or be able to structure its investment portfolio as anticipated.

Investment Policies

The Fund seeks to achieve its objective by investing primarily in a diversified portfolio of high yield fixed income instruments that are rated below investment grade, or considered by the Subadviser to be of comparable quality. Such investments generally involve greater volatility of price and risks to principal and income than securities in the higher rating categories. Under normal market conditions and after the initial investment period following this offering, the Fund will invest at least 80% of its Investable Assets in a diversified portfolio of high yield fixed income instruments that are rated below investment grade with varying maturities and other investments (including derivatives) with similar economic characteristics. This 80% policy is a non-fundamental policy and may be changed by the Board without shareholder approval upon providing the Fund's shareholders with at least 60 days' prior written notice of any change as required by the rules under the 1940 Act. The term "Investable Assets" in this prospectus refers to the total assets of the Fund (including any assets attributable to money borrowed, including as a result of any preferred shares or notes or other debt securities that may be issued by the Fund) minus the sum of (i) accrued liabilities of the Fund (other than liabilities for money borrowed, including the liquidation preference of any outstanding preferred shares, and principal on notes and other debt securities issued by the Fund), (ii) any accrued and unpaid interest on money borrowed and (iii) accumulated dividends on any Common Shares and preferred shares issued by the Fund. Although the Fund may invest in instruments of any duration or maturity, under normal market conditions and after the initial investment period, the Fund generally will seek to maintain a weighted average portfolio duration, including the effects of leverage, of approximately three years or less and a weighted average maturity of approximately five years or less. The Fund's weighted average portfolio duration and/or maturity, however, may be longer at any time or from time to time depending on market conditions. The Fund may use derivatives as part of its duration management strategies.

High yield fixed income instruments that are rated below investment grade (commonly referred to as "junk bonds") are securities rated Ba1 or lower by Moody's, BB+ or lower by S&P or Fitch, or comparably rated by another NRSRO, are regarded as having predominantly speculative characteristics with respect to the issuer's capacity to pay interest and repay principal and are considered to have a greater vulnerability to default than higher rated securities.

In the event that a security receives different ratings from different NRSROs, the Fund will treat the security as being rated in the highest rating category received from an NRSRO. All references to securities ratings by Moody's, S&P and Fitch in this prospectus shall, unless otherwise indicated, include all securities within each such rating category (e.g., Ba1, Ba2 and Ba3 in the case of Moody's, BB+, BB and BB- in the case of S&P and Fitch). All percentage and ratings limitations on securities in which the Fund may invest apply at the time of making an investment and shall not be considered violated if an investment rating is subsequently changed to a rating that would have precluded the Fund's initial investment in such security. In the event that the Fund disposes of a portfolio security subsequent to its being downgraded, the Fund may experience a greater loss than if such security had been sold prior to such downgrade.

Below investment grade securities and comparable unrated securities involve substantial risk of loss and are susceptible to default or decline in market value due to adverse economic and business developments. Securities rated in the lower rating categories (Caa1 or lower by Moody's, CCC+ or lower by S&P or Fitch, or comparably rated by another NRSRO) are subject to high credit risk. The descriptions of the investment rating categories by Moody's, S&P and Fitch, including a description of their speculative characteristics, are set forth in Appendix A of the SAI.

The Fund's investments in derivatives will be included under the 80% policy noted above so long as the underlying assets of such derivatives are based on one or more high yield fixed income instruments. Such derivative investments are subject to the Fund's limit of investing up to 25% of its investable assets in derivatives.

The Fund's fixed income instruments include bonds, debentures, notes, commercial paper, fixed or variable floating rate instruments, and other similar types of debt instruments, as well as preferred stock, bank loans, participations and assignments, securitized credit investments, structured product securities and related instruments, money market instruments, and derivatives related to or referencing these types of securities and instruments. The Fund may invest in fixed income instruments of companies or governments.

The Fund may invest in junk bonds. Additionally, the Fund may only invest up to 10% of its Investable Assets in high yield instruments rated in the lower rating categories (Caa1 or lower by Moody's, CCC+ or lower by S&P or Fitch, or comparably rated by another NRSRO), or considered by the Subadviser to be of comparable quality at the time of investment, unless the Subadviser believes that the financial condition of the issuer or the protection afforded to the particular instruments is stronger than would otherwise be indicated by such low ratings. The Fund may invest in issuers who are in default at the time of purchase. Such instruments are subject to very high credit risk.

Duration is a measure of the sensitivity of the price of a security to changes in interest rates. While there is no limit on the remaining maturity or duration of any individual security in which the Fund may invest, the Fund generally will seek to maintain a weighted average portfolio duration, including the effects of leverage ("weighted average portfolio duration"), of approximately three years or less and a weighted average maturity of approximately five years or less. The Fund's weighted average portfolio duration or weighted average maturity, however, may be longer at any time or from time to time depending on market conditions. The Fund may use derivatives as part of its duration management strategies.

Duration is a mathematical calculation of the average life of a debt security (or portfolio of debt securities) that serves as a measure of its price risk. In general, each year of duration represents an expected 1% change in the value for every 1% immediate change in interest rates. For example, if a portfolio of fixed income securities has an average duration of four years, its value can be expected to fall about 4% if interest rates rise by 1%. Conversely, the portfolio's value can be expected to rise about 4% if interest rates fall by 1%. As a result, prices of securities with longer durations tend to be more sensitive to interest rate changes than securities with shorter durations. By comparison, a debt security's "maturity" is the date on which the security matures and the issuer is obligated to repay principal. Duration is not necessarily equal to average maturity. Duration differs from maturity in that it considers a security's yield, coupon payments, principal payments and call features in addition to the amount of time until the security finally matures. As the value of a security changes over time, so will its duration.

Under normal market conditions and after the initial investment period following this offering, the Fund may invest up to 20% of its Investable Assets in U.S. currency denominated and/or foreign currency denominated fixed income instruments issued by foreign issuers.

Under normal market conditions and after the initial investment period following this offering, the Fund may invest up to 20% of its Investable Assets in fixed income instruments that are rated investment grade (Baa3 or higher by Moody's, BBB- or higher by S&P or Fitch, or comparably rated by another NRSRO) or are considered by the Subadviser to be of comparable quality.

The Fund is permitted to invest up to 25% of its Investable Assets in derivatives. The Fund's investments in derivatives may be for hedging, investment or leverage purposes, or to manage interest rates or the duration of the Fund's portfolio. Although the Fund is not limited in the types of derivatives it can use, the Fund currently expects that its derivative instruments will consist primarily of the following instruments and transactions: futures contracts, foreign currency forward contracts, U.S. Treasury swaps, interest rate swaps, credit default swaps on individual securities or groups or indices of securities (including high yield fixed income instruments), options thereon and credit-linked notes.

Certain portfolio management techniques, such as writing credit default swaps, selling futures contracts, or writing options on portfolio securities, may be considered senior securities under the 1940 Act unless the Fund enters into certain offsetting transactions, owns positions covering its obligations or designates on its books and records a sufficient amount of assets to cover the obligations. If the Fund utilizes these portfolio management techniques, it intends to segregate liquid assets, enter into offsetting transactions or own positions covering its obligations. Although under no obligation to do so, the Subadviser intends to cover the Fund's commitments with respect to such a technique should the Fund enter into or engage in one or more of such management techniques. To the extent the Fund covers its commitments under such portfolio management techniques, such instruments will not be considered senior securities for the purposes of the 1940 Act. The Fund may cover such transactions using other methods currently or in the future permitted under the 1940 Act, the rules and regulations thereunder, or orders issued by the SEC thereunder. For these purposes, interpretations and guidance provided by the SEC staff may be taken into account when deemed appropriate by the Fund. These segregation and coverage requirements could result in the Fund maintaining securities positions that it would otherwise liquidate, segregating assets at a time when it might be disadvantageous to do so or otherwise restricting portfolio management. Such segregation and cover requirements will not limit or offset losses on related positions. See "—Portfolio Composition—Segregation and Cover Requirements" for more information.

The Fund may invest without limit in illiquid securities, although it does not expect to invest significantly in illiquid securities. "Illiquid securities" are those that cannot be sold within seven days in the ordinary course of business at approximately the price at which they are valued by the Fund.

Investment in the Common Shares of the Fund offers the individual investor several potential benefits. The Fund offers investors the opportunity to receive a high level of current income by investing in a professionally managed, broadly diversified portfolio comprised primarily of high yield fixed income instruments, some of which are a type of investment typically not offered to individual investors. The Subadviser provides professional management, which includes the extensive credit analysis needed to invest in high yield fixed income instruments. In addition to using the credit rating provided by the NRSROs, the Subadviser independently evaluates the creditworthiness of the portfolio securities held by the Fund. The Fund also relieves the investor of the burdensome administrative details involved in managing a portfolio of such investments. These benefits are at least partially offset by the expenses involved in running an investment company. Such expenses primarily consist of advisory fees and operational costs. Additionally, the Subadviser intends to enhance the yield of the Common Shares by leveraging the Fund's capital structure through the borrowing of money from banks and other financial institutions. The use of leverage also involves certain expenses and risk considerations. See "Risk Factors—Leverage Risk" and "Leverage."

Investment Process

In determining which securities to buy and sell, the Subadviser will consider, among other things, the financial history and condition, earnings trends, analysts' recommendations, and the prospects and the management of an issuer. The Subadviser generally will employ fundamental analysis in making such determinations. Fundamental analysis involves review of financial statements and other data to assess an issuer's prospects and to determine whether its securities are undervalued or overvalued.

The Fund may depart from its principal investment strategy in response to adverse economic, market or political conditions. The Fund may take a temporary defensive position and invest all or a portion of its assets in money market instruments, including short-term obligations of, or securities guaranteed by, the U.S. Government, its agencies or instrumentalities, high-quality obligations of domestic or foreign banks and corporations, highly rated short-term securities, cash or cash equivalents, and repurchase agreements with respect to any of the foregoing investments or any other fixed income securities deemed by the Subadviser to be consistent with a defensive posture. The yield on such investments may be lower than the yield on lower rated fixed income securities. In addition, the Fund, as a defensive measure, also may depart from its principal investment strategy in response to unusual market or other conditions. It is impossible to predict when, or for how long, the Fund will use these alternative strategies. There can be no assurance that such strategies will be successful and during their use the Fund may not be able to achieve its investment objective. See "Risk Factors—Temporary Defensive Strategies Risk."

Portfolio Composition

Under normal circumstances, the Fund's portfolio is expected to be composed principally of the following investments.

Fixed Income Instruments. The Fund may invest in a wide variety of fixed income instruments of varying maturities issued by U.S. and foreign corporations and other business entities, governments and municipalities (during the initial investment period or for temporary defensive measures) and other issuers. Fixed income instruments include bonds, debentures, notes, commercial paper, fixed or variable floating rate instruments and other similar types of debt instruments, as well as preferred stock, bank loans, participations and assignments, securitized credit investments, structured product securities and related instruments, money market instruments and derivatives related to or referencing these types of securities and instruments. Fixed income instruments generally are used by corporations as well as governments and other issuers to borrow money from investors. The issuer pays the investor a fixed or variable rate of interest and normally must repay the amount borrowed on or before maturity.

Corporate bonds come in many varieties and may differ in the way that interest is calculated, the amount and frequency of payments, the type of collateral, if any, and the presence of special features (e.g., conversion rights). The Fund's investments in corporate debt securities may include, but are not limited to, senior, junior, secured and unsecured bonds, notes and other debt securities, and may be fixed rate, variable rate or floating rate, among other things.

High Yield Instruments or "Junk" Bonds. High yield fixed income instruments that are rated below investment grade involve a greater degree of risk (in particular, a greater risk of default) than, and special risks in addition to the risks associated with, investment grade debt obligations. While offering a greater potential opportunity for capital appreciation and higher yields, high yield instruments typically entail greater potential price volatility and may be less liquid than higher-rated instruments. High yield instruments may be regarded as predominantly speculative with respect to the issuer's continuing ability to make timely principal and interest payments. They also may be more susceptible to real or perceived adverse economic and competitive industry conditions than higher-rated instruments. Fixed income instruments in the lowest investment grade category also may be considered to possess some speculative characteristics by one or more NRSROs.

The market values of high yield instruments tend to reflect individual developments of the issuer to a greater extent than do higher quality securities, which tend to react mainly to fluctuations in the general level of interest rates. In addition, lower quality fixed income instruments tend to be more sensitive to general economic conditions.

Lower Rated High Yield Instruments. The Fund may only invest up to 10% of its Investable Assets in high yield instruments rated in the lower rating categories (Caa1 or lower by Moody's, CCC+ or lower by S&P or Fitch, or comparably rated by another NRSRO), or considered by the Subadviser to be of comparable quality, unless the Subadviser believes that the financial condition of the issuer or the protection afforded to the particular securities is stronger than would otherwise be indicated by such low ratings. The Fund may also invest in fixed income instruments in default at the time of investment. Such securities are subject to very high credit risk.

Unrated Fixed Income Instruments. The Fund may purchase unrated fixed income instruments (which are not rated by a NRSRO) if the Subadviser determines that the instruments are of comparable quality to rated instruments that the Fund may purchase. Unrated fixed income instruments may be less liquid than comparable rated instruments and involve the risk that the Subadviser may not accurately evaluate the security's comparative credit rating. Analysis of the creditworthiness of issuers of high yield instruments may be more complex than for issuers of higher-quality debt obligations. The Fund's success in achieving its investment objective may depend more heavily on the Subadviser's credit analysis to the extent that the Fund invests in below investment grade quality and unrated fixed income instruments.

Foreign Instruments. The Fund may invest in foreign instruments. Foreign instruments may include: (a) debt obligations issued or guaranteed by foreign national, provincial, state, municipal or other governments with taxing authority or by their agencies or instrumentalities; (b) debt obligations of supranational entities; (c) debt obligations and other debt securities of foreign corporate issuers; (d) debt obligations issued by foreign corporate issuers that generate significant profits from emerging market countries; and (e) structured securities, including but not limited to, warrants, options and other derivatives, whose price is directly linked to emerging market securities or indexes.

Some foreign instruments may be less liquid and more volatile than securities of comparable U.S. issuers. Similarly, there is less volume and liquidity in most foreign securities markets than in the United States and, at times, greater price volatility than in the United States. Because evidences of ownership of such securities usually are held outside the United States, the Fund will be subject to additional risks if it invests in foreign instruments, which include possible adverse political and economic developments, seizure or nationalization of foreign deposits and adoption of governmental restrictions which might adversely affect or restrict the payment of principal and interest on the foreign instruments to investors located outside the country of the issuer, whether from currency blockage or otherwise. Because foreign instruments may trade on days when Common Shares are not traded, NAV can change at times when Common Shares cannot be sold.

The Fund generally considers emerging market countries to be countries that the World Bank, the International Finance Corporation, the United Nations or its authorities has determined to have a low or middle income economy as well as any other country that the Subadviser believes has an emerging economy or market. These issuers may be subject to risks that do not apply to issuers in larger, more developed countries. These risks are more pronounced to the extent the Fund invests significantly in one country. Less information about foreign issuers or markets may be available due to less rigorous disclosure and accounting standards or regulatory practices. Many non-U.S. markets are smaller, less liquid and more volatile than U.S. markets. In a changing market, the Subadviser may not be able to sell the Fund's portfolio securities in amounts and at prices it considers reasonable. The economies of foreign countries may grow at a slower rate than expected or may experience a downturn or recession. Economic, political and social developments may adversely affect non-U.S. securities markets.

Certain of the Fund's investments in foreign instruments may be denominated in currencies other than the U.S. dollar. To the extent the Fund invests in such instruments, the value of the assets of the Fund as measured in U.S. dollars will be affected by changes in exchange rates. Generally, the Fund's currency exchange transactions will be conducted on a spot (i.e., cash) basis at the spot rate prevailing in the currency exchange market. The cost of the Fund's currency exchange transactions will generally be the difference between the bid and offer spot rate of the currency being purchased or sold. In order to protect against uncertainty in the level of future currency exchange rates, the Fund is authorized to enter into various currency exchange transactions. See "Risk Factors—Foreign Currency Risk."

Investment Grade Investments. Under normal market conditions and after the initial investment period following this offering, the Fund may invest up to 20% of its Investable Assets in fixed income instruments that are rated investment grade (Baa3 or higher by Moody's, BBB- or higher by S&P or Fitch, or comparably rated by another NRSRO) or, if unrated, are considered by the Subadviser to be of comparable quality at the time of investment.

Derivatives. The Fund intends to use instruments referred to as derivative instruments. Derivatives are financial instruments the value of which is derived from another security, a commodity (such as gold or oil), a currency or an index (a measure of value or rates, such as the S&P 500 Index or the prime lending rate). Derivatives may allow the Fund to increase or decrease the level of risk to which the Fund is exposed more quickly and efficiently than transactions in other types of instruments. The Fund is permitted to invest up to 25% of its Investable Assets in derivatives. The Fund's investments in derivatives may be for hedging, investment or leverage purposes, or to manage interest rates or the duration of the Fund's portfolio. If the Fund invests in a derivative for speculative purposes, the Fund will be fully exposed to the risks of loss of that derivative, which could sometimes be greater than the derivative's cost. The use of certain derivatives involves substantial economic leverage.

The Fund will enter into derivative transactions only with counterparties meeting certain creditworthiness standards (generally, such counterparties would have to be eligible counterparties under guidelines approved by the Board). The Fund does not limit the amount of assets that may be exposed to any one counterparty. The Subadviser maintains additional counterparty creditworthiness standards based upon a credit analysis process. Criteria include the financial and operational stability of the broker/dealer, as well as execution, clearance, and settlement capabilities, and commission rates (if applicable) and other costs.

Swap Agreements. Based on market conditions, the Fund expects to enter into swap agreements, including interest rate and index swap agreements, for hedging purposes, as a form of leverage or to seek to obtain a particular desired return at a lower cost to the Fund than if the Fund had invested directly in an instrument that yielded the desired return. Swap agreements are two party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard "swap" transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments. The gross returns to be exchanged or "swapped" between the parties are calculated with respect to a "notional amount" (i.e., the dollar amount invested at a particular interest rate, in a particular foreign currency, or in a "basket" of securities representing a particular index). The "notional amount" of the swap agreement is only a basis on which to calculate the obligations that the parties to a swap agreement have agreed to exchange. The Fund's obligations (or rights) under a swap agreement generally will be equal only to the "net amount" to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement. The Fund's obligations under a swap agreement not cleared through a central authority will be accrued daily (offset against any amounts owing to the Fund) and any accrued but unpaid net amounts owed to a swap counterparty will be covered by marking as segregated liquid, unencumbered assets, marked-to-market daily, to avoid potential leveraging. Further, with respect to swaps cleared through a central counterparty, the Fund will be subject to daily "variation" and "initial" margin requirements set by the central clearing counterparty and the Fund's clearing broker.

Based on market conditions, the Fund expects to enter into credit default swap agreements and similar agreements, and may also buy credit-linked securities. Among other purposes, credit default swaps provide investment exposure to changes in credit spreads and relative interest rates. The credit default swap agreement or similar instrument may have as reference obligations one or more securities that are not currently held by the

Fund (including a "basket" of securities representing an index). The protection "buyer" in a credit default contract may be obligated to pay the protection "seller" an up-front payment or a periodic stream of payments over the term of the contract provided generally that no credit event on a reference obligation has occurred. If a credit event occurs, the seller generally must pay the buyer the "par value" (full notional value) of the swap in exchange for an equal face amount of deliverable obligations of the reference entity described in the swap, or the seller may be required to deliver the related net cash amount, if the swap is cash settled. The Fund may be either the buyer or seller in the transaction. If the Fund is a buyer and no credit event occurs, the Fund recovers nothing if the swap is held through its termination date. However, if a credit event occurs, the Fund may elect to receive the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity that may have little or no value. As a seller, the Fund generally receives an up-front payment or a fixed rate of income throughout the term of the swap, which typically is between six months and five years, provided that there is no credit event.

Based on market conditions, the Fund expect to enter into interest rate swaps to shorten the average interest rate reset time of the Fund's holdings. Interest rate swaps involve the exchange by the Fund with another party of their respective commitments to pay or receive interest (e.g., an exchange of fixed rate payments for floating rate payments). If the other party to an interest rate swap defaults, the Fund's risk of loss consists of the net amount of payments that the Fund is contractually entitled to receive. To the extent that the Fund enters into interest rate swaps on other than a net basis, the amount maintained in a segregated account will be the full amount of the Fund's obligations, if any, with respect to such swaps, accrued on a daily basis and will not be considered senior securities. If there is a default by the other party to such a transaction, the Fund will have contractual remedies pursuant to the agreement related to the transaction.

Based on market conditions, the Fund expects to enter into total return swap agreements. Total return swap agreements are contracts in which one party agrees to make periodic payments based on the change in market value of the underlying assets, which may include a specified security, basket of securities or securities indices during the specified period, in return for periodic payments based on a fixed or variable interest rate or the total return from other underlying assets. Total return swap agreements may be used to obtain exposure to a security or market without owning or taking physical custody of such security or market. Total return swap agreements may effectively add leverage to the Fund's portfolio because, in addition to its total net assets, the Fund would be subject to investment exposure on the notional amount of the swap. Total return swap agreements entail the risk that a party will default on its payment obligations to the Fund thereunder. Swap agreements also bear the risk that the Fund will not be able to meet its obligation to the counterparty. Generally, the Fund will enter into total return swaps on a net basis (i.e., the two payment streams are netted out with the Fund receiving or paying, as the case may be, only the net amount of the two payments). The net amount of the excess, if any, of the Fund's obligations over its entitlements with respect to each total return swap will be accrued on a daily basis, and an amount of cash or liquid instruments having an aggregate NAV at least equal to the accrued excess will be segregated by the Fund. If the total return swap transaction is entered into on other than a net basis, the full amount of the Fund's obligations will be accrued on a daily basis, and the full amount of the Fund's obligations will be segregated by the Fund in an amount equal to or greater than the market value of the liabilities under the total return swap agreement or the amount it would have cost the Fund initially to make an equivalent direct investment, plus or minus any amount the Fund is obligated to pay or receive under the total return swap agreement.

Futures Contracts. Based on market conditions, the Fund expects to enter into contracts for the purchase or sale for future delivery of securities or foreign currencies. A futures contract purchaser incurs an obligation to take delivery of a specified amount of the security, currency or other asset underlying the contract at a specified time in the future for a specified price. A seller of a futures contract incurs an obligation to deliver the specified amount of the underlying security, currency or other asset at a specified time in return for an agreed upon price. The purchase of a futures contract enables the Fund, during the term of the contract, to lock in a price at which it may purchase a security, currency or other asset and protect against a rise in prices pending purchase. The sale of a futures contract enables the Fund to lock in a price at which it may sell a security, currency or other asset and protect against declines pending sale.

Although most futures contracts call for actual delivery or acceptance of the underlying security, currency or other asset, the contracts usually are closed out before the settlement date without the making or taking of delivery. Index futures contracts provide for the delivery of an amount of cash equal to a specified dollar amount times the difference between the index value at the open or close of the last trading day of the contract and the futures contract price. A futures contract sale is closed out by effecting a futures contract purchase for the same aggregate amount of the specific type of security, currency or other asset and the same delivery date. If the sale price exceeds the offsetting purchase price, the seller would be paid the difference and would realize a gain. If the offsetting purchase price exceeds the sale price, the seller would pay the difference and would realize a loss. Similarly, a futures contract purchase is closed out by effecting a futures contract sale for the same aggregate amount of the specific type of security, currency or other asset and the same delivery date. If the offsetting sale price exceeds the purchase price, the purchaser would realize a gain, whereas if the purchase price exceeds the offsetting sale price, the purchaser would realize a loss. There is no assurance that the Fund will be able to enter into a closing transaction.

Currently, securities index futures contracts can be purchased with respect to several indices on various exchanges. Differences in the securities included in the indices may result in differences in correlation of the futures contracts with movements in the value of the securities being hedged.

In addition, the Fund may enter into financial futures contracts or purchase or sell put and call options on futures contracts as a hedge against anticipated interest rate or debt market changes, to gain exposure to a market, for duration management or for risk management purposes. Futures contracts are generally bought and sold on the exchanges where they are listed with payment of initial and variation margin as described below. The purchase of a financial futures contract creates a firm obligation by the Fund, as purchaser, to take delivery from the seller the specific type of financial instrument called for in the contract at a specific future time for a specified price (or, with respect to index futures contracts and Eurodollar instruments, the net cash amount). The sale of a futures contract creates a firm obligation by the Fund, as seller, to deliver to the buyer the specific type of financial instrument called for in the contract at a specific future time for a specified price (or, with respect to index futures contracts and Eurodollar instruments, the net cash amount). Options on futures contracts are similar to options on securities except that an option on a futures contract gives the purchaser the right in return for the premium paid to assume a position in a futures contract and obligates the seller to assume the opposite position.

Typically, maintaining a futures contract or selling an option on a futures contract requires the Fund to deposit with a financial intermediary as security for its obligations an amount of cash or other specified assets (initial margin), which initially is typically 1% to 10% of the face amount of the contract (but may be higher in some circumstances). Additional cash or assets (variation margin) may be required to be deposited thereafter on a daily basis as the mark-to-market value of the contract fluctuates. The purchase of options on financial futures contracts involves payment of a premium for the option without any further obligation on the part of the Fund. If the Fund exercises an option on a futures contract it will be obligated to post initial margin (and potential subsequent variation margin) for the resulting futures contract position just as it would for any position. Futures contracts and options on futures contracts are generally settled by entering into an offsetting transaction but there can be no assurance that the position can be offset prior to settlement at an advantageous price nor that delivery will occur.

Because the initial margin required to maintain a futures contract is a fraction of the face value of the contract, the value of the contract can be much higher or lower than the value of the Fund's assets used to take the position. The Fund may therefore use futures as a form of leverage and may be exposed to the associated risks. See "Risk Factors—Leverage Risk."

There currently are limited futures markets for certain currencies of emerging market countries, securities and indexes, and the nature of the strategies adopted by the Subadviser and the extent to which those strategies are used will depend on the development of those markets. To the extent the Fund engages in transactions in options and futures, the Fund will normally transact in options and futures that are traded on a recognized securities or futures exchange, including non-U.S. exchanges. Moreover, when the Fund purchases a futures contract or a call option thereon or writes a put option thereon, an amount of cash or high quality, liquid securities, including U.S. government securities, will be designated on the Fund's records or deposited in a segregated account with the Fund's custodian so that the amount so designated or segregated, plus the amount of initial and variation margin held in the account of its broker, equals the market value of the futures contract.

Options. Based on market conditions, the Fund expects to invest in options on individual securities, baskets of securities or securities indices, or particular measurements of value or rate (an "index"), such as an index of the price of treasury securities or an index representative of short term interest rates. Such investments may be made on exchanges and in over-the-counter ("OTC") markets. In general, exchange-traded options have standardized exercise prices and expiration dates and require the parties to post margin against their obligations, and the performance of the parties' obligations in connection with such options is guaranteed by the exchange or a related clearing corporation. OTC options have more flexible terms negotiated between the buyer and the seller, but generally do not require the parties to post margin and are subject to greater credit risk. OTC options also involve greater liquidity risk. See "Risk Factors—OTC Transactions; Limitations on the Use of OTC Derivatives."

The Fund may purchase call options on any of the types of securities or instruments in which it may invest. A call option gives the Fund the right to buy, and obligates the seller to sell, the underlying security at the exercise price at any time during the option period. The Fund also may purchase and sell call options on indices. Index options are similar to options on securities except that, rather than taking or making delivery of securities underlying the option at a specified price upon exercise, an index option gives the holder the right to receive cash upon exercise of the option if the level of the index upon which the option is based is greater than the exercise price of the option.

The Fund may only write (i.e., sell) covered call options on the securities or instruments in which it may invest and enter into closing purchase transactions with respect to certain of such options. A covered call option is an option in which the Fund owns the underlying security or has an absolute and immediate right to acquire that security, without additional consideration (or for additional consideration held in a segregated account by its custodian), upon conversion or exchange of other securities currently held in its portfolio or with respect to which the Fund has established cover by segregating liquid instruments on its books. The principal reason for writing call options is the attempt to realize, through the receipt of premiums, a greater return than would be realized on the securities alone. By writing covered call options, the Fund gives up the opportunity, while the option is in effect, to profit from any price increase in the underlying security above the option exercise price. In addition, the Fund's ability to sell the underlying security will be limited while the option is in effect unless the Fund enters into a closing purchase transaction. A closing purchase transaction cancels out the Fund's position as the writer of an option by means of an offsetting purchase of an identical option prior to the expiration of the option it has written. Covered call options also serve as a partial hedge to the extent of the premium received against a decline in the price of the underlying security. Also, with respect to call options written by the Fund that are covered only by segregated portfolio securities, the Fund is exposed to the risk of loss equal to the amount by which the price of the underlying securities rises above the exercise price.

The Fund may purchase put options to seek to hedge against a decline in the value of its securities or to enhance its return. By buying a put option, the Fund acquires a right to sell such underlying securities or instruments at the exercise price, thus limiting the Fund's risk of loss through a decline in the market value of the securities or instruments until the put option expires. The amount of any appreciation in the value of the underlying securities or instruments will be partially offset by the amount of the premium paid for the put option and any related transaction costs. Prior to its expiration, a put option may be sold in a closing sale transaction and profit or loss from the sale will depend on whether the amount received is more or less than the premium paid for the put option plus the related transaction costs. A closing sale transaction cancels out the Fund's position as the purchaser of an option by means of an offsetting sale of an identical option prior to the expiration of the option it has purchased. The Fund also may purchase uncovered put options.

The Fund may write (i.e., sell) put options on the types of securities or instruments that may be held by the Fund, provided that such put options are covered, meaning that such options are secured by segregated, liquid instruments. The Fund will receive a premium for writing a put option, which increases the Fund's return.

Currency Options. The Fund may seek to enhance returns or hedge against the decline in the value of a currency against the U.S. dollar through the use of currency options. Currency options are similar to options on securities, but in consideration for an option premium the writer of a currency option is obligated to sell (in the case of a call option) or purchase (in the case of a put option) a specified amount of a specified currency on or before the expiration date for a specified amount of another currency. The Fund may engage in transactions in options on currencies either on exchanges or OTC markets. See "—Options" and "Risk Factors—OTC Transactions; Limitations on the Use of OTC Derivatives". Currency options involve substantial currency risk, and may also involve credit, leverage or liquidity risk.

Segregation and Cover Requirements. As a closed-end investment company registered with the SEC, the Fund is subject to the federal securities laws, including the 1940 Act, the rules thereunder, and various SEC and SEC staff interpretive positions. In accordance with these laws, rules and positions, the Fund may "set aside" liquid assets (often referred to as "asset segregation"), or engage in other SEC- or staff-approved measures, to "cover" open positions with respect to certain kinds of derivatives that could be considered "senior securities" as defined in Section 18(g) of the 1940 Act. With respect to certain derivatives that are contractually required to cash settle, for example, the Fund is permitted to set aside liquid assets in an amount equal to the Fund's daily marked-to-market net obligations (i.e., the Fund's daily net liability) under the contracts, if any, rather than such contracts' full notional value. The Fund reserves the right to modify its asset segregation policies in the future to comply with any changes in the positions from time to time announced by the SEC or its staff regarding asset segregation. These segregation and coverage requirements could result in the Fund's maintaining securities positions that it would otherwise liquidate, segregating assets at a time when it might be disadvantageous to do so or otherwise restricting portfolio management. Such segregation and cover requirements will not limit or offset losses on related positions.

On October 28, 2020, the Securities and Exchange Commission adopted new regulations governing the use of derivatives by registered investment companies. Upon becoming effective, new Rule 18f-4 will impose limits on the amount of derivatives a fund can enter into, eliminate the asset segregation framework currently used by funds to comply with Section 18 of the 1940 Act, treat derivatives as senior securities so that a failure to comply with the proposed limits would result in a statutory violation and require funds whose use of derivatives is more than a limited specified exposure amount to establish and maintain a comprehensive derivatives risk management program and appoint a derivatives risk manager.

Securitized Credit, Structured Product and Related-Investments. The Fund is permitted to invest up to 10% of Investable Assets in secured loans backed by commercial real estate, residential real estate, commercial or consumer loans, and securitizations such as agency and non-agency mortgage-backed securities (MBS) (including commercial mortgage-backed securities (CMBS), residential mortgage-backed securities (RMBS), and collateralized mortgage obligations (CMOs)), asset-backed securities (ABS) (including collateralized debt obligations (CDOs) such as collateralized bond obligations (CBOs) and collateralized loan obligations (CLOs)), and other similar securities and related instruments. Such investments may include private, unregistered fixed income investments. Such investments generally are privately negotiated debt obligations where the principal and/or interest is determined by reference to the performance of a benchmark asset, market or interest rate (an "embedded index"), such as selected securities, an index of securities or specified interest rates, or the differential performance of two assets or markets, such as indexes reflecting bonds. Structured instruments may be issued by corporations, including banks, as well as by governmental agencies. Structured instruments frequently are assembled in the form of medium-term notes, but a variety of forms is available and may be used in particular circumstances. The terms of such structured instruments normally provide that their principal and/or interest payments are to be adjusted upwards or downwards (but ordinarily not below zero) to reflect changes in the embedded index while the structured instruments are outstanding. As a result, the interest and/or principal payments that may be made on a structured product may vary widely, depending on a variety of factors, including the volatility of the embedded index and the effect of changes in the embedded index on principal and/or interest payments. The rate of return on structured notes may be determined by applying a multiplier to the performance or differential performance of the referenced index(es) or other asset(s). Application of a multiplier involves leverage that will serve to magnify the potential for gain and the risk of loss. The Fund's investments in unregistered or privately issued structured product securities (excluding structured products offered and sold in the United States in reliance on Rule 144A or Regulation S under the Securities Act) include investments that, at the time of purchase, (i) are classified as illiquid and (ii) for which there is no current market price.

Credit-Linked Securities. Among the income producing securities in which the Fund may invest are credit- linked securities, which are issued by a limited purpose trust or other vehicle that, in turn, invests in a derivative instrument or basket of derivative instruments, such as credit default swaps, interest rate swaps and other securities, in order to provide exposure to certain fixed income markets. For instance, the Fund can invest in credit-linked securities as a cash management tool in order to gain exposure to a certain market and/or to remain fully invested when more traditional income producing securities are not available.

Bank Loans, Participations and Assignments. The Fund may invest up to 20% of Investable Assets in fixed, variable and floating rate loans arranged through private negotiations between an issuer and one or more financial institutions. The Fund's investments in loans may be in the form of participations in loans or assignments of all or a portion of loans from third parties. The Fund's investment in participations typically will result in the Fund having a contractual relationship only with the lender and not with the borrower. The Fund will have the right to receive payments of principal, interest and any fees to which it is entitled only from the lender selling the participation and only upon receipt by the lender of the payments from the borrower.

The purchaser of an assignment acquires direct rights against the borrower on the loan. Because assignments are arranged through private negotiations between potential assignees and potential assignors, however, the rights and obligations so acquired may differ from, and be more limited than, those held by the assigning lender. The assignability of certain loans, especially with respect to sovereign debt obligations, is restricted by the governing documentation as to the nature of the assignee such that the only way in which the Fund may acquire an interest in such a loan is through a participation and not through an assignment.

Step-Ups and Payment-In-Kind Securities. "Step-up" bonds pay no interest initially but eventually begin to pay a coupon rate prior to maturity, which rate may increase at stated intervals during the life of the security. Payment-in-kind securities ("PIKs") are debt obligations that pay "interest" in the form of other debt obligations, instead of in cash. Each of these instruments may be issued and traded at a deep discount from face value. Step-up bonds and PIKs allow an issuer to avoid or delay the need to generate cash to meet current interest payments and, as a result, may involve greater credit risk than bonds that pay interest currently or in cash. The Fund would be required to distribute the income on these instruments as it accrues, even though the Fund will not receive the income on a current basis or in cash. Thus, the Fund may have to sell other investments, including when it may not be advisable to do so, to make income distributions to its shareholders.

Money Market Instruments. Money market instruments are high quality short-term debt securities. Money market instruments in which the Fund may invest include short-term obligations of, or securities guaranteed by, the U.S. Government, its agencies or instrumentalities or high-quality obligations of domestic and foreign banks and corporations and repurchase agreements relating to these obligations. Certain money market instruments may be denominated in foreign currencies.

Commercial Paper. Commercial paper represents short-term unsecured promissory notes issued in bearer form by corporations such as banks or bank holding companies and finance companies. The rate of return on commercial paper may be linked or indexed to the level of exchange rates between the U.S. dollar and a foreign currency or currencies.

Illiquid Securities. The Fund may invest in instruments that lack a secondary trading market or are otherwise considered illiquid. Liquidity of a security relates to the ability to easily dispose of the security and the price to be obtained upon disposition of the security, which may be less than would be obtained for a comparable more liquid security. The Fund has no limitation on the amount of its investments that are not readily marketable or are subject to restrictions on resale, although the Fund does not expect to invest significantly in illiquid securities. Illiquid securities may be subject to wide fluctuations in market value. The Fund may be subject to significant delays in disposing of certain high yield securities and other fixed income securities in which the Fund invests. As a result, the Fund may be forced to sell these securities at less than fair market value or may not be able to sell them when the Subadviser believes that it is desirable to do so. Illiquid securities also may entail registration expenses and other transaction costs that are higher than those for liquid securities. Such investments may affect the Fund's ability to realize the NAV in the event of a voluntary or involuntary liquidation of its assets. See "Net Asset Value" for information with respect to the valuation of illiquid securities.

Equity and Equity-Related Securities. The Fund may invest in equity and equity-related securities. These include common stock, preferred stock or securities that may be converted into or exchanged for common stock—known as convertible securities—like rights and warrants. The Fund may also invest in American Depositary Receipts (ADRs), which are certificates—usually issued by a U.S. bank or trust company—that represent an equity investment in a foreign company or some other foreign issuer. ADRs are valued in U.S. dollars. The Subadviser considers ADRs to be equity-related securities. Certain ADR programs are established without the participation of the foreign issuer and as a result, there may be less information available about the foreign issuer. Other equity-related securities in which the Fund may invest include ETFs, investments in various types of business ventures, including partnerships and joint ventures and securities of real estate investment trusts (REITs). Investments in REITs may result in payment of duplicative management or other fees.

From time to time, the Fund may invest in or hold common stock and other equity and equity-related securities incidental to the purchase or ownership of fixed income instruments or in connection with a reorganization of a borrower. Investments in equity securities incidental to investment in debt securities entail certain risks in addition to those associated with investments in those debt securities. Common stock represents an equity ownership interest in a company. Historical trends would indicate that common stock is subject to higher levels of volatility and market and issuer-specific risk than debt securities. The value of equity securities may be affected more rapidly, and to a greater extent, by company-specific developments and general market conditions. These risks may increase fluctuations in the Fund's NAV. The equity interests held by the Fund, if any, may not pay dividends or otherwise generate income or appreciate in value and, in fact, may decline in value. Accordingly, the Fund may not be able to realize gains from its equity investments, and any gains that the Fund does realize may not be sufficient to contribute materially to the Fund's investment objective. Equity securities held by the Fund may be illiquid.

Portfolio Turnover. The techniques and strategies contemplated by the Fund might result in a high degree of portfolio turnover. A high turnover rate (100% or more) generally results in greater expenses to the Fund and may result in realization of net short-term capital gains.

New Securities and Other Investment Techniques. New types of securities and other investment and hedging practices are developed from time to time. The Subadviser expects, consistent with the Fund's investment objective and policies, to invest in such new types of securities and to engage in such new types of investment practices if the Subadviser believes that these investments and investment techniques may assist the Fund in achieving its investment objective. In addition, the Subadviser may use investment techniques and instruments that are not specifically described herein. If the Subadviser uses a new security or investment technique to a significant extent, the Fund will disclose the expected use of the new security or other investment technique in its semi-annual or annual reports to shareholders.

Other Investments and Strategies

In addition to its principal investment strategies, the Fund also may use the following non-principal investment strategies to try to increase its returns or protect its assets if market conditions warrant.

U.S. Government Securities. U.S. Government securities are obligations of and, in certain cases, guaranteed by, the U.S. Government, its agencies or instrumentalities. The U.S. Government does not guarantee the NAV of the Fund's shares. Some U.S. Government securities, such as Treasury bills, notes and bonds, are supported by the full faith and credit of the United States; others are supported by the right of the issuer to borrow from the U.S. Department of the Treasury (the "U.S. Treasury"); others are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations; and still others, such as those of the Student Loan Marketing Association, are supported only by the credit of the instrumentality. U.S. Government securities may include zero coupon securities, which do not distribute interest on a current basis and tend to be subject to greater risk than interest-paying securities of similar maturities.

Yankee Dollar Obligations, Eurobonds, Global Bonds. Certain debt securities purchased by the Fund may take the form of Yankee dollar obligations, Eurobonds or global bonds. Yankee dollar obligations are dollar-denominated obligations issued in the U.S. capital markets by foreign issuers, such as corporations and banks. A Eurobond is a bond issued in a currency other than the currency of the country or market in which it is issued. Global bonds are bonds that can be offered within multiple markets simultaneously. Unlike Eurobonds, global bonds can be issued in the local currency of the country of issuance.

Variable- and Floating-Rate Securities. Variable- and floating-rate instruments are instruments that pay interest at rates that adjust whenever a specified interest rate (the "reference rate") changes and/or that reset on predetermined dates (such as the last day of a month or calendar quarter). In addition to floating-rate loans, variable- and floating-rate instruments may include, without limitation, instruments such as catastrophe and other event-linked bonds, bank capital securities, unsecured bank loans, corporate bonds and money market instruments. Due to their variable- or floating-rate features, these instruments will generally pay higher levels of income in a rising interest rate environment and lower levels of income as interest rates decline. For the same reason, the market value of a variable- or floating-rate instrument is generally expected to have less sensitivity to fluctuations in market interest rates than a fixed-rate instrument, although the value of a variable- or floating-rate instrument may nonetheless decline as interest rates rise and due to other factors, such as changes in credit quality or because of an imperfect correlation between the securities interest rate adjustment mechanism and the level of interest rates generally.

The Fund also may engage in credit spread trades. A credit spread trade is an investment position relating to a difference in the prices or interest rates of two bonds or other securities, in which the value of the investment position is determined by changes in the difference between the prices or interest rates, as the case may be, of the respective securities.

Foreign Currency Transactions. Based on market conditions, the Fund expects to enter into foreign currency forward contracts ("forward contracts") for purposes of gaining exposure to the currency of an emerging market country or other foreign country or as a hedge against fluctuations in future foreign currency exchange rates. The Fund may engage in foreign currency exchange transactions in connection with its investments in foreign instruments. The Fund is not required to hedge its currency exposure, if any, and may choose not to do so. The Fund generally will conduct its foreign currency exchange transactions either on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market or through forward contracts to purchase or sell foreign currencies, including the payment of dividends and the settlement of securities transactions that otherwise might require untimely dispositions of Fund securities.

A foreign currency forward contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days (usually less than one year) from the date of the contract agreed upon by the parties, at a price and for an amount set at the time of the contract. Presently, these contracts are traded in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers, but may be required to be traded on an exchange and cleared through a central counterparty. Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference (the spread) between the price at which they are buying and selling various currencies. At the consummation of a forward contract, the Fund may either make delivery of the foreign currency or terminate its contractual obligation to deliver the foreign currency by purchasing an offsetting contract obligating it to purchase, at the same maturity date, the same amount of such foreign currency. If the Fund chooses to make delivery of the foreign currency, it may be required to obtain such currency through the sale of portfolio securities denominated in such currency or through conversion of other assets of the Fund into such currency. If the Fund engages in an offsetting transaction, the Fund will realize a gain or loss to the extent that there is a difference between the forward contract price and the offsetting forward contract price.

It should be noted that this method of protecting the value of the Fund's portfolio securities against a decline in the value of a currency does not eliminate fluctuations in the underlying prices of the securities. Rather, it simply establishes a rate of exchange that can be achieved at some future point in time. Additionally, although such contracts tend to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time they tend to limit any potential gain should the value of the currency increase.

At times, the Fund may enter into "cross-currency" hedging transactions involving currencies other than those in which securities held or proposed to be purchased are denominated.

By entering into a forward contract for the purchase or sale, for a fixed amount of dollars or other currency, of the amount of foreign currency involved in an underlying security transaction, the Fund may be able to protect itself against a possible loss resulting from an adverse change in the relationship between the U.S. dollar and the currency that is being used for the security transaction.

Although the Fund values its assets daily in terms of U.S. dollars, it does not intend to actually convert its holdings of foreign currencies into U.S. dollars on a daily basis. It will, however, do so with respect to a portion of the Fund's assets from time to time, and investors should be aware of the costs of currency conversion. A dealer may offer to sell a foreign currency to the Fund at one rate, while offering a lesser rate of exchange should the Fund desire to resell that currency to the dealer.

The Fund may be limited in its ability to enter into hedging transactions involving forward contracts by the Internal Revenue Code of 1986, as amended (the "Code"), requirements relating to qualification as a regulated investment company.

Repurchase Agreements. The Fund may engage in repurchase agreements with broker-dealers, banks and other financial institutions to earn incremental income on temporarily available cash that would otherwise be uninvested. A repurchase agreement is a short-term investment in which the purchaser (i.e., the Fund) acquires ownership of a security and the seller agrees to repurchase the obligation at a future time and set price, thereby determining the yield during the holding period. This creates a fixed return for the Fund, and is, in effect, a loan by the Fund. Repurchase agreements involve risks in the event of default by the other party. The Fund may enter into repurchase agreements with broker-dealers, banks and other financial institutions deemed to be creditworthy by the Subadviser. Repurchase agreements maturing in more than seven days may be considered illiquid.

Repurchase agreements are fully collateralized by the underlying securities. The Fund pays for such securities only upon physical delivery or evidence of book entry transfer to the account of a custodian or bank acting as agent. The seller under a repurchase agreement will be required to maintain the value of the underlying securities marked-to-market daily at not less than the repurchase price plus any accrued interest on the collateral. The underlying securities (normally securities of the U.S. Government and their agencies or instrumentalities) may have maturity dates exceeding one year.

Reverse Repurchase Agreements. The Fund may generate leverage by entering into reverse repurchase agreements, under which the Fund sells portfolio securities to financial institutions such as banks and broker-dealers and agrees to repurchase them at a particular date and price. Such agreements, which are in effect collateralized borrowings by the Fund, are considered under current SEC staff guidance to be senior securities under the 1940 Act unless the Fund enters into certain offsetting transactions, owns positions covering its obligations or designates on its books and records an amount of assets equal to the amount of the Fund's obligations under the reverse repurchase agreements.

Preferred Securities. Preferred securities, like common stock or other equity securities, represents an equity ownership in an issuer. Generally, preferred securities have a priority of claim over common stock or other equity securities in dividend payments and upon liquidation of the issuer. Unlike common stock or other equity securities, preferred securities do not usually have voting rights.

Although they are equity securities, preferred securities have characteristics of both debt and common stock or other equity securities. Like debt, their promised income is contractually fixed. Like common stock or other equity securities, they do not have rights to participate in bankruptcy proceedings or collection activities in the event of missed payments. Other equity characteristics are their subordinated position in an issuer's capital structure and that their quality and value are heavily dependent on the profitability of the issuer rather than on any legal claims to specific assets or cash flows. Preferred securities are also subject to deferral risk, which refers to provisions typically contained in preferred securities that allow an issuer, under certain conditions, to skip (in the case of non-cumulative preferred securities) or defer (in the case of cumulative preferred securities) dividend payments.

Distributions on preferred securities are declared by the board of directors of the issuer and may be subject to deferral, and thus may not be automatically payable. Income payments on preferred securities may be cumulative, causing dividends and distributions to accrue even if not declared by the board or otherwise made payable, or non-cumulative, so that skipped dividends and distributions do not continue to accrue. There is no assurance that dividends on preferred securities in which the Fund invests will be declared or otherwise made payable. The Fund is permitted to invest in non-cumulative preferred stock, although the Subadviser will consider, among other factors, the non-cumulative nature in making any decision to purchase or sell such securities on behalf of the Fund.

Hybrid-Preferred Securities. Hybrid-preferred securities are typically issued by corporations, generally in the form of interest-bearing notes with preferred securities characteristics, as described below, or by an affiliated business trust of a corporation, generally in the form of beneficial interests in subordinated debentures or similarly structured securities. The hybrid-preferred securities market consists of both fixed- and adjustable coupon rate securities that are either perpetual in nature or have stated maturity dates.

Hybrid-preferred securities are typically junior and fully subordinated liabilities of an issuer or the beneficiary of a guarantee that is junior and fully subordinated to the other liabilities of the guarantor. In addition, hybrid-preferred securities typically permit an issuer to defer the payment of income for 18 months or more without triggering an event of default. Generally, the maximum deferral period is five years. Because of their subordinated position in the capital structure of an issuer, the ability to defer payments for extended periods of time without default consequences to the issuer, and certain other features (such as restrictions on common dividend payments by the issuer or ultimate guarantor when full cumulative payments on the trust preferred securities have not been made), these hybrid-preferred securities are often treated as close substitutes for traditional preferred securities, both by issuers and investors. Hybrid-preferred securities have many of the key characteristics of equity because of their subordinated position in an issuer's capital structure and because their quality and value are heavily dependent on the profitability of the issuer rather than on any legal claims to specific assets or cash flows. Hybrid-preferred securities include, but are not limited to, trust originated preferred securities; monthly income preferred securities; quarterly income bond securities; quarterly income debt securities; quarterly income preferred securities; corporate trust securities; public income notes; and other hybrid-preferred securities.

Hybrid-preferred securities are typically issued with a final maturity date, although some are perpetual in nature. In certain instances, a final maturity date may be extended and/or the final payment of principal may be deferred at the issuer's option for a specified time without default. No redemption can typically take place unless all cumulative payment obligations have been met, although issuers may be able to engage in open-market repurchases without regard to whether all payments have been paid.

Private Placements and Restricted Securities. The Fund may invest in securities that are subject to restrictions on resale because they have not been registered under the Securities Act, or that are otherwise not readily marketable. These securities are generally referred to as private placements or restricted securities. Limitations on the resale of these securities may have an adverse effect on their marketability, and may prevent the Fund from disposing of them promptly at reasonable prices. The Fund may have to bear the expense of registering the securities for resale and the risk of substantial delays in effecting the registration.

Rule 144A permits the Fund to sell certain restricted securities to qualified institutional buyers without limitation. Offerings of Regulation S securities may be conducted outside of the United States. However, investing in Rule 144A securities or Regulation S securities could have the effect of increasing the level of Fund illiquidity to the extent the Fund, at a particular point in time, may be unable to find qualified institutional buyers interested in purchasing such securities.

TBA Commitments. The Fund may enter into "to be announced" or "TBA" commitments. TBA commitments are forward agreements for the purchase or sale of securities, including MBS and dollar rolls, for a fixed price, with payment and delivery on an agreed upon future settlement date. The specific securities to be delivered are not identified at the trade date. However, delivered securities must meet specified terms, including issuer, rate and mortgage terms. See "—When-Issued, Delayed Delivery and Forward Commitment Securities."

When-Issued, Delayed Delivery Securities and Forward Commitment Securities. The Fund may purchase securities on a "when-issued" basis and may purchase or sell securities on a "forward commitment" basis or on a "delayed delivery" basis. When such transactions are negotiated, the price, which is generally expressed in yield terms, is fixed at the time the commitment is made, but delivery and payment for the securities take place at a later date. When-issued securities and forward commitments may be sold or renegotiated prior to the settlement date. If the Fund disposes of the right to acquire a when-issued security prior to its acquisition or disposes of its right to deliver or receive against a forward commitment, it might incur a gain or loss. At the time the Fund enters into a transaction on a when-issued or forward commitment basis, it will segregate with its custodian cash or liquid assets with a value not less than the value of the when-issued or forward commitment securities. The value of these assets will be monitored monthly to ensure that their marked to market value will at all times equal or exceed the corresponding obligations of the Fund. There is always a risk that the securities may not be delivered and that the Fund may incur a loss. A default by a counterparty may result in the Fund missing the opportunity of obtaining a price considered to be advantageous. The value of securities in these transactions on the delivery date may be more or less than the Fund's purchase price. The Fund may bear the risk of a decline in the value of the security in these transactions and may not benefit from an appreciation in the value of the security during the commitment period. Settlements in the ordinary course are not treated by the Fund as when-issued or forward commitment transactions and accordingly are not subject to the foregoing restrictions.

The market value of the securities underlying a commitment to purchase securities, and any subsequent fluctuations in their market value, is taken into account when determining the NAV of the Fund starting on the day the Fund agrees to purchase the securities. The Fund does not earn interest on the securities it has committed to purchase until they are paid for and delivered on the settlement date.

Convertible Securities. Convertible securities entitle the holder to receive interest payments paid on corporate debt securities or the dividend preference on a preferred stock until such time as the convertible security matures or is redeemed or until the holder elects to exercise the conversion privilege. The characteristics of convertible securities make them appropriate investments for an investment company seeking long-term capital appreciation and/or total return. These characteristics include the potential for capital appreciation as the value of the underlying common stock increases, the relatively high yield received from dividend or interest payments as compared to common stock dividends and decreased risks of decline in value relative to the underlying common stock due to their fixed-income nature. As a result of the conversion feature, however, the interest rate or dividend preference on a convertible security is generally less than would be the case if the securities were issued in nonconvertible form.

The value of convertible securities is influenced by both the yield of nonconvertible securities of comparable issuers and by the value of the underlying common stock. The value of a convertible security viewed without regard to its conversion feature (i.e., strictly on the basis of its yield) is sometimes referred to as its "investment value." To the extent interest rates change, the investment value of the convertible security typically will fluctuate. However, at the same time, the value of the convertible security will be influenced by its "conversion value," which is the market value of the underlying common stock that would be obtained if the convertible security were converted. Conversion value fluctuates directly with the price of the underlying common stock. If, because of a low price of the common stock, the conversion value is substantially below the investment value of the convertible security, the price of the convertible security is governed principally by its investment value.

To the extent the conversion value of a convertible security increases to a point that approximates or exceeds its investment value, the price of the convertible security will be influenced principally by its conversion value. A convertible security will sell at a premium over the conversion value to the extent investors place value on the right to acquire the underlying common stock while holding a fixed-income security. The yield and conversion premium of convertible securities issued in Japan and the Euromarket are frequently determined at levels that cause the conversion value to affect their market value more than the securities' investment value.

Holders of convertible securities generally have a claim on the assets of the issuer prior to the common stockholders but may be subordinated to other debt securities of the same issuer. A convertible security may be subject to redemption at the option of the issuer at a price established in the charter provision, indenture or other governing instrument pursuant to which the convertible security was issued. If a convertible security held by the Fund is called for redemption, the Fund will be required to redeem the security, convert it into the underlying common stock or sell it to a third party. Certain convertible debt securities may provide a put option to the holder, which entitles the holder to cause the security to be redeemed by the issuer at a premium over the stated principal amount of the debt security under certain circumstances.

LEVERAGE

The Fund may seek to enhance the level of its current distributions to its common shareholders through the use of leverage. Under the 1940 Act, the Fund may use leverage through borrowings in an aggregate amount of up to 33 1/3% of the Fund's Investable Assets immediately after such borrowings. After the Fund has fully invested the net proceeds of this offering, however, the Fund currently intends to borrow money from certain financial institutions in an initial aggregate amount of approximately 30% (as determined immediately after borrowing) of the value of its Investable Assets. Although the Fund currently does not intend to do so, the Fund also may use leverage through the issuance of preferred shares in an aggregate amount of up to 50% of the Fund's Investable Assets, including such leverage obtained through the use of borrowings, immediately after such issuance.

The Fund is currently negotiating with several large commercial banks and other financial institutions to arrange a Credit Facility pursuant to which the Fund would be entitled to borrow an amount up to approximately 33 1/3% of the Fund's Investable Assets less any amounts of existing leverage, including leverage incurred from the issuance of preferred shares. However, the Fund currently intends to borrow money from the Credit Facility in an initial aggregate amount of approximately 30% (as determined immediately after borrowing) of the value of its Investable Assets. Any such borrowings would constitute leverage.

There can be no assurance, however, that the Fund will borrow in order to leverage its assets or, if it does borrow, what percentage of the Fund's assets such borrowings will represent. The Fund generally will utilize leverage only if it anticipates that the Fund's leveraged capital structure would result in a higher return to the common shareholders than that obtainable if the Common Shares were unleveraged for any significant amount of time. The Fund also may borrow in an amount equal to 5% of its Investable Assets as a temporary measure for extraordinary or emergency purposes, including the payment of dividends and the settlement of securities transactions that otherwise might require untimely dispositions of Fund securities. The Fund at times may borrow from affiliates of PGIM Investments, as permitted by applicable law.

The Fund's use of leverage is premised upon the expectation that the cost of the leverage used to purchase additional assets will be lower than the return the Fund achieves on its investments with the proceeds of the borrowings or the issuance of preferred shares. Such difference in return may result from the short term nature of the Fund's borrowing compared to the longer term nature of its investments. If the Investable Assets of the Fund are invested in higher yielding portfolio investments, the common shareholders will be the beneficiaries of the incremental return. Should the differential between the return on underlying assets and cost of leverage narrow, any incremental return will be reduced or eliminated. Furthermore, if long term interest rates rise, the NAV of the Common Shares is expected to decline in value.

Leverage creates risks for the common shareholders, including the likelihood of greater volatility of net income, distributions and/or NAV in relation to market changes, the risk that fluctuations in interest rates on borrowings and short term debt or in the dividend rates on any preferred shares may affect the return to the common shareholders and increased operating costs, which may reduce the Fund's total return. To the extent the income or capital appreciation derived from securities purchased with funds received from leverage exceeds the cost of leverage, the Fund's return will be greater than if leverage had not been used. Conversely, if the income or capital appreciation from the securities purchased with such funds is not sufficient to cover the cost of leverage, the return of the Fund will be less than if leverage had not been used, and therefore the amount available for distribution to shareholders as dividends and other distributions will be reduced. In the latter case, PGIM Investments and/or PGIM in its best judgment nevertheless may determine to maintain the Fund's leveraged position if it expects that the benefits to the Fund's shareholders of maintaining the leveraged position will outweigh the current reduced return. Capital raised through leverage will be subject to interest costs or dividend payments that may or may not exceed the income and appreciation on the assets purchased. The Fund also may be required to maintain minimum average balances in connection with borrowings or to pay a commitment or other fee to maintain a line of credit; either of these requirements will increase the cost of borrowing over the stated interest rate. The issuance of additional series of preferred shares involves offering expenses and other costs and may limit the Fund's freedom to pay dividends on Common Shares or to engage in other activities. Borrowings and the issuance of a class of preferred shares create an opportunity for greater return per share of Common Shares, but at the same time such borrowing is a speculative technique in that it will increase the Fund's exposure to capital risk. Unless the income and appreciation, if any, on assets acquired with borrowed funds or offering proceeds exceed the cost of borrowing or issuing additional classes of securities, the use of leverage will diminish the investment performance of the Fund compared with what it would have been without leverage.

Certain types of borrowings may result in the Fund being subject to covenants in credit agreements, including those relating to asset coverage, borrowing base and portfolio composition requirements and additional covenants that may affect the Fund's ability to pay dividends and distributions on the Common Shares in certain instances. The Fund may also be required to pledge its assets to the lenders in connection with certain types of borrowing. PGIM Investments and PGIM do not anticipate that these covenants or restrictions will adversely affect their ability to manage the Fund's portfolio in accordance with the Fund's investment objective and policies. However, due to these covenants or restrictions, the Fund may be forced to liquidate investments at times and at prices that are not favorable to the Fund, or the Fund may be forced to forgo investments that PGIM otherwise views as favorable. The Fund may be subject to certain restrictions on investments imposed by guidelines of one or more NRSROs that may issue ratings for any short term debt instruments or preferred shares issued by the Fund. These guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed by the 1940 Act. It is not anticipated that these covenants or guidelines will impede PGIM Investments or PGIM from managing the Fund's portfolio in accordance with the Fund's investment objective and policies.

The Fund may engage in leverage through the issuance of notes or other debt securities or shares of preferred shares. Under the 1940 Act, the Fund is not permitted to issue preferred shares unless immediately after such issuance the Fund will have an asset coverage of at least 200%. In general, the term "asset coverage" for this purpose means the ratio which the value of the total assets of the Fund, less all liabilities and indebtedness not represented by senior securities, bears to the aggregate amount of senior securities representing indebtedness of the Fund plus the aggregate of the involuntary liquidation preference of the preferred shares. The involuntary liquidation preference refers to the amount to which the preferred shares would be entitled on the involuntary liquidation of the Fund in preference to a security junior to them. In addition, the Fund is not permitted to declare any cash dividend or other distribution on its Common Shares or purchase its Common Shares unless, at the time of such declaration or purchase, the Fund satisfies this 200% asset coverage requirement after deducting the amount of the distribution or purchase price, as applicable. Under the 1940 Act, holders of the preferred shares would be entitled to elect two Trustees of the Fund at all times and to elect a majority of the Trustees if at any time dividends on the preferred shares are unpaid in an amount equal to two full years' dividends. Holders of the preferred shares would continue to have the right to elect a majority of the Trustees until all dividends in arrears have been paid. In addition, holders of the preferred shares would also be entitled to vote separately as a class on certain matters, which may at times give holders of preferred shares disproportionate influence over the Fund's affairs.

Under the 1940 Act, the Fund generally is not permitted to incur indebtedness, including through borrowings and the issuance of debt securities, unless immediately thereafter the Fund will have an asset coverage of at least 300%. In general, the term "asset coverage" for this purpose means the ratio which the value of the total assets of the Fund, less all liabilities and indebtedness not represented by senior securities, bears to the aggregate amount of senior securities representing indebtedness of the Fund. In addition, the Fund may be limited in its ability to declare any cash distribution on its capital stock or purchase its capital stock unless, at the time of such declaration or purchase, the Fund has an asset coverage (on its indebtedness) of at least 300% after deducting the amount of such distribution or purchase price, as applicable. The 1940 Act contains an exception, however, that permits dividends to be declared upon any preferred shares issued by the Fund if the Fund's indebtedness has an asset coverage of at least 200% at the time of declaration after deducting the amount of the dividend. In addition, if the Fund issues non-public indebtedness (for example, if it enters into a loan agreement in a privately arranged transaction with a bank), it may be able to continue to pay dividends on its capital stock even if the asset coverage ratio on its indebtedness falls below 300%. Further, the 1940 Act requires (in certain circumstances) that holders of the Fund's senior securities representing indebtedness be provided with certain voting rights or that an event of default be deemed to have occurred in the event certain asset coverage requirements specified in Section 18(a) of the 1940 Act are not met.

The Fund's willingness to borrow money and issue preferred shares for investment purposes, and the amount it will borrow or issue, will depend on many factors, the most important of which are investment outlook, market conditions and interest rates. Successful use of a leveraging strategy depends on PGIM Investments' or PGIM's ability to predict correctly interest rates and market movements, and there is no assurance that a leveraging strategy will be successful during any period in which it is employed.

As discussed under "Management and Advisory Arrangements," during periods when the Fund has outstanding borrowings for leverage or preferred shares outstanding, the fees paid to PGIM Investments and PGIM for management and investment subadvisory services, respectively, will be higher than if the Fund did not issue preferred shares or borrow because the fees paid will be calculated on the basis of the Fund's Investable Assets, which includes any assets attributable to borrowings and the issuance of preferred shares or notes or other debt securities by the Fund, if any. Consequently, the Fund and PGIM Investments or PGIM may have differing interests in determining whether to leverage the Fund's assets. The Board will monitor this potential conflict.

Credit Facility

The Fund expects to leverage through borrowings. The Fund expects to enter into definitive agreements with respect to a Credit Facility within 45 days from the Fund's commencement of operations. The Fund is currently negotiating with commercial banks and other financial institutions to arrange a Credit Facility pursuant to which the Fund would expect to be entitled to borrow in amounts up to approximately 33% (as determined immediately after borrowing) of the Fund's Investable Assets (including the amount borrowed), from time to time in accordance with the terms of the Credit Facility. The Fund currently intends to utilize borrowings in an initial amount up to 30% (as determined immediately after borrowing) of its Investable Assets (including the amount borrowed). Any such borrowings, as well as the issuance of debt securities or other forms of indebtedness, would constitute financial leverage and would be subject to the 300% asset coverage requirements imposed by the 1940 Act described above with respect to the amount of the borrowings and may limit the Fund's ability to declare dividends and distributions or repurchase its capital stock. Such a facility is not expected to be convertible into any other securities of the Fund. Outstanding amounts are expected to be prepayable by the Fund prior to final maturity without significant penalty and there are not expected to be any sinking fund or mandatory retirement provisions. Outstanding amounts would be payable at maturity or such earlier times as required by the agreement. The Fund may be required to prepay outstanding amounts under the facility or incur a penalty rate of interest in the event of the occurrence of certain events of default. The Fund expects that the lenders under the facility would require the Fund to provide customary indemnifications for liabilities the lenders may incur in connection with the facility. The Fund would be expected to indemnify the lenders under the facility against liabilities they may incur in connection with the facility. Based on the Fund's understanding of other similar financings, such indemnifications could include taxes paid on behalf of the Fund or costs and expenses incurred by the lender for any litigation related to the Fund's obligations under the facility or its use of the proceeds of any loans made by the lender. Leveraging with a Credit Facility currently is not expected to result in any additional arrangement or similar transaction fees to be paid by the Fund.

In addition, the Fund expects that such a Credit Facility would contain covenants that, among other things, likely will limit the Fund's ability to pay dividends in certain circumstances, incur additional debt, change its fundamental investment policies and engage in certain transactions, including mergers and consolidations, and may require asset coverage ratios in addition to those required by the 1940 Act. The Fund does not expect to have any assets on deposit with the lender. The Fund may be required to segregate its assets and to maintain a portion of its assets in cash or high-grade securities as a reserve against interest or principal payments and expenses. The Fund expects that any Credit Facility would have customary covenant, negative covenant and default provisions. The Fund expects to enter into an agreement with the lender, whereby the lender may exercise control over the pledged collateral (including substitution rights) under certain events of default, which may require that the Fund repay immediately, in part or in full, the loan balance outstanding under the facility necessitating the sale of portfolio securities at potentially inopportune times. The Credit Facility also may permit, subject to certain conditions, the lender to rehypothecate portfolio securities pledged by the Fund up to either the amount of the loan balance outstanding or an amount agreed to between the Fund and the lender. If the facility includes rehypothecation of the Fund's portfolio securities, the Fund would continue to receive dividends and interest on rehypothecated securities, the Fund would also have the right to recall the rehypothecated securities from the lender on demand and the Fund would receive a portion of the fees earned by the lender in connection with the rehypothecation of portfolio securities. There can be no assurance that the Fund will enter into an agreement for a Credit Facility on terms and conditions representative of the foregoing, or that additional material terms will not apply. In addition, if entered into, any such Credit Facility may in the future be replaced or refinanced by one or more Credit Facilities having substantially different terms or by the issuance of preferred shares or debt securities.

Effects of Leverage

The following table, furnished in response to requirements of the SEC, is designed to illustrate the effect on the return to a holder of the Common Shares of the leverage obtained by borrowings in the amount of approximately 30% of the Fund's Investable Assets, assuming hypothetical annual returns of the Fund's portfolio of -10%, -5%, 0%, 5% and 10%. As the table shows, leverage generally increases the return to shareholders when portfolio return is positive and greater than the cost of leverage and decreases the return when the portfolio return is negative or less than the cost of leverage. The figures appearing in the table are hypothetical and actual returns may be greater or less than those appearing in the table.

The table further reflects the use of leverage in an amount equal to 30% of Investable Assets and the Fund's currently projected annual interest payments on borrowed funds of 0.90%. The Common Shares must experience an annual return of 1.78% (net of expenses) in order to cover the rate of annual interest payments on borrowed funds or other forms of indebtedness, if any.

Assumed Portfolio Total Return (net of expenses)	(10.00)%	(5.00)%	0.00%	5.00%	10.00%
Corresponding Return to Common Shareholder	(14.67)%	(7.53)%	(0.39)%	6.76%	13.90%

Until the Fund borrows or issues preferred shares, the Common Shares will not be leveraged, and the risks and special considerations related to leverage described in this prospectus will not apply. Such leveraging of the Common Shares cannot be fully achieved until the proceeds resulting from the use of leverage have been invested in longer term securities in accordance with the Fund's investment objective and policies.

Common Shares total return is comprised of two elements—the Common Share dividends paid by the Fund (the amount of which is largely determined by the net investment income of the Fund after paying any interest on borrowings) and gains or losses on the value of the securities and instruments the Fund owns. As required by SEC rules, the table above assumes that the Fund is more likely to suffer capital losses than to enjoy capital appreciation. For example, to assume a total return of 0% the Fund must assume that the net investment income it earns on its investments is entirely offset by losses in the value of those investments.

RISK FACTORS

An investment in the Common Shares may be speculative in that it involves a high degree of risk and should not constitute an investor's complete investment program. Before making an investment decision, you should carefully consider the following risk factors, together with the other information contained in this prospectus. At any point in time, an investment in the Common Shares may be worth less than the original amount invested, even after taking into account the distributions paid, if any, and the ability of shareholders to reinvest dividends. If any of the risks discussed in this prospectus occurs, the Fund's business, financial condition and results of operations could be materially and adversely affected. If this were to happen, the price of the Common Shares could decline significantly and you could lose all or a part of your investment. This section does not describe all risks associated with an investment in the Fund. Additional risks and uncertainties may also adversely affect and impair the Fund.

General, Market and Economic Risks

Investing in the Fund involves certain risks and the Fund may not be able to achieve its intended results for a variety of reasons, including, among others, the possibility that the Fund may not be able to successfully implement its investment strategy because of market, economic, regulatory, geopolitical and other conditions (including those associated with the recent pandemic outbreak of COVID-19). Because the market price of the Common Shares will fluctuate, there is a risk that you will lose money.

The Fund (as well as its service providers) may be adversely affected by uncertainties and events around the world, such as epidemics and pandemics, including the spread of infectious illness or other public health issues, natural disasters, terrorism and other conflicts, social unrest, political developments, and changes in government policies, taxation, restrictions on foreign investment and currency repatriation, currency fluctuations and other developments in the laws and regulations of the countries in which they are invested. International wars or conflicts and geopolitical developments in foreign countries, along with instability in regions such as Asia, Eastern Europe, and the Middle East, possible terrorist attacks in the United States or around the world, public health epidemics and pandemics such as the outbreak of infectious diseases like the recent outbreak of COVID-19 globally or the 2014-2016 outbreak in West Africa of the Ebola virus, and other similar events could adversely affect the U.S. and foreign financial markets, including increases in market volatility, reduced liquidity in the securities markets and government intervention, and may cause further long-term economic uncertainties in the United States and worldwide generally. The Fund cannot predict the effects or likelihood of such events on the U.S. and world economies, the value of the Common Shares or the NAV of the Fund. The issuers of securities, including those held in the Fund's portfolio, could be materially impacted by such events which may, in turn, negatively affect the value of such securities or such issuers' ability to make interest payments or distributions to the Fund.

Stresses associated with the 2008 financial crisis in the United States and global economies peaked approximately a decade ago, but periods of unusually high volatility in the financial markets and restrictive credit conditions, sometimes limited to a particular sector or a geography, continue to recur. Some countries, including the United States, have adopted and/or are considering the adoption of more protectionist trade policies, a move away from the tighter financial industry regulations that followed the financial crisis, and/or substantially reducing corporate taxes. The exact shape of these policies is still being considered, but the equity and debt markets may react strongly to expectations of change, which could increase volatility, especially if the market's expectations are not borne out. A rise in protectionist trade policies, and the possibility of changes to some international trade agreements, could affect the economies of many nations in ways that cannot necessarily be foreseen at the present time. In addition, geopolitical and other risks, including environmental and public health, may add to instability in world economies and markets generally. Economies and financial markets throughout the world are becoming increasingly interconnected. As a result, whether or not the Fund invests in securities of issuers located in or with significant exposure to countries experiencing economic, political and/or financial difficulties, the value and liquidity of the Fund's investments may be negatively affected by such events. If there is a significant decline in the value of the Fund's portfolio, this may impact the asset coverage levels for the Fund's outstanding leverage.

The ongoing spread of COVID-19 has caused volatility, severe market dislocations and liquidity constraints across markets, which may adversely affect the Fund's investments and operations. Efforts to contain the spread of COVID-19 have resulted in travel restrictions and disruptions, international border closures, enhanced health screenings at ports of entry and elsewhere, disruption of and delays in healthcare service preparation and delivery, quarantines, event and service cancellations or interruptions, disruptions to business operations (including staff furloughs and reductions) and supply chains, and a reduction in consumer and business spending, as well as general concern and uncertainty that have negatively affected the economy. These disruptions have led to market place instability, characterized by equity and debt market losses and overall volatility. COVID-19, as well as other public health issues that may arise in the future, could adversely affect the economies of many nations and/or the entire global economy, the financial well-being and performance of individual issuers, borrowers and sectors and the general health of the markets in potentially significant and unforeseen ways. In addition, the impact of infectious illnesses, such as COVID-19, in emerging market countries may be greater due to generally less established healthcare systems in these countries. The current COVID-19 crisis and future public health crises also have the potential to exacerbate pre-existing political, social and economic risks in certain countries or globally. The impact of the COVID-19 pandemic may last for an extended period of time.

The current domestic political environment, as well as political and diplomatic events within the United States and abroad, such as presidential elections in the U.S. or abroad or the U.S. government's inability at times to agree on a long-term budget and deficit reduction plan, has in the past resulted, and may in the future result, in a government shutdown or otherwise adversely affect the U.S. regulatory landscape, the general market environment and/or investor sentiment, which could have an adverse impact on the Fund's investments and operations. Additional and/or prolonged U.S. federal government shutdowns may affect investor and consumer confidence and may adversely impact financial markets and the broader economy, perhaps suddenly and to a significant degree.

As a result of these recent market circumstances, the markets for credit instruments may currently be experiencing deteriorating conditions that could cause periods of extreme illiquidity and volatility. These conditions may exist for a prolonged period of time and could recur from time to time in the future. Such periods may be subject to market uncertainty and consequent repricing risk that could lead to market imbalances of sellers and buyers, which in turn could result in significant valuation uncertainties in a variety of debt securities and also result in sudden and significant valuation declines in the Fund's holdings. Moreover, such periods could result in widening credit spreads and a lack of price transparency. Illiquidity and volatility in the credit markets may directly and adversely affect the setting of dividend rates on the Fund's Common Shares.

The instability in the financial markets in the recent past led the U.S. Government and foreign governments to take a number of unprecedented actions designed to support certain financial institutions and segments of the financial markets that experienced extreme volatility, and in some cases a lack of liquidity. Current market conditions could lead to further such actions. U.S. federal and state governments and foreign governments, their regulatory agencies or self regulatory organizations may take additional actions that affect the regulation of the securities in which the Fund invests, or the issuers of such securities, in ways that are unforeseeable and on an "emergency" basis with little or no notice with the consequence that some market participants' ability to continue to implement certain strategies or manage the risk of their outstanding positions will be suddenly and/or substantially eliminated or otherwise negatively implicated. Given the complexities of the global financial markets and the limited time frame within which governments have been able to take action, these interventions have sometimes been unclear in scope and application, resulting in confusion and uncertainty, which in itself has been materially detrimental to the efficient functioning of such markets as well as previously successful investment strategies. Decisions made by government policy makers could exacerbate any economic difficulties. Issuers might seek protection under the bankruptcy laws. Legislation or regulation may also change the way in which the Fund itself is regulated. Such legislation or regulation could limit or preclude the Fund's ability to achieve its investment objective.

No History of Operations. The Fund is a newly organized, non-diversified, closed-end management investment company with no history of operations or public trading and is subject to all of the business risks and uncertainties associated with any new business. As a result, prospective investors have no track record or history on which to base their investment decision.

Market Price Discount from NAV Risk. Shares of closed-end investment companies that trade in a secondary market frequently trade at market prices that are lower than their NAVs. This is commonly referred to as "trading at a discount.". As a result, the Fund is designed primarily for long-term investors.

Although the value of the Fund's net assets is generally considered by market participants in determining whether to purchase or sell Common Shares, whether an investor will realize gains or losses upon the sale of the Common Shares will depend entirely upon whether the market price of the Common Shares at the time of sale is above or below the purchase price paid by the investor for the Common Shares. Because the market price of the Common Shares will be determined by factors such as relative supply of and demand for the Common Shares in the market, general market and economic conditions, and other factors beyond the control of the Fund, the Fund cannot predict whether the Common Shares will trade at, below or above NAV or at, below or above the Fund's initial public offering price. As with any security, a complete loss of your investment is possible.

In order to reduce any discount, the Board might consider from time to time engaging in transactions such as open-market repurchases, tender offers for shares or other programs. The Fund cannot guarantee or assure that the Board will decide to engage in any of these actions, nor is there any guarantee or assurance that such actions, if undertaken, would result in the shares trading at a price equal or close to NAV per Common Share.

Investment and Market Risk. An investment in the Fund is subject to investment risk, including the possible loss of the entire principal amount invested. An investment in Common Shares represents an indirect investment in the securities and other financial assets owned by the Fund. Securities held by the Fund are generally traded in over-the-counter markets. The value of these securities and financial assets, like other market investments, may move up or down, sometimes rapidly and unpredictably. In addition, if the current global economic downturn continues or deteriorates further, the ability of issuers to service their obligations could be materially and adversely affected. The Common Shares that a shareholder purchases at any point in time may be worth less than their original cost, even after taking into account any reinvestment of dividends and distributions. Further, the value of securities held by the Fund may decline in value due to factors affecting securities markets generally or particular industries. Any such decrease in value could have a material adverse impact on the Fund's business, financial condition and results of operations. The Fund anticipates using leverage, which will magnify this risk. See "—Leverage Risk."

Limited Term and Tender Offer Risks. Unless the limited term provision of the Fund's Declaration of Trust is amended by the Board and the shareholders in accordance with the Declaration of Trust, or unless the Fund completes an Eligible Tender Offer and converts to perpetual existence, the Fund will terminate on or about the Dissolution Date (subject to possible extension as described under "Limited Term and Eligible Tender Offer"). The Fund is not a so-called "target date" or "life cycle" fund whose asset allocation becomes more conservative over time as its target date, often associated with retirement, approaches. In addition, the Fund is not a "target term" fund as its investment objective is not to return its original NAV on the Dissolution Date or in an Eligible Tender Offer. The Fund's investment objective and policies are not designed to seek to return to investors that purchase shares in this offering their initial investment on the Dissolution Date or in an Eligible Tender Offer, and such investors and investors that purchase shares after the completion of this offering may receive more or less than their original investment upon dissolution or in an Eligible Tender Offer.

Because the assets of the Fund will be liquidated in connection with the dissolution, the Fund will incur transaction costs in connection with dispositions of portfolio securities. The Fund does not limit its investments to securities having a maturity date prior to the Dissolution Date and may be required to sell portfolio securities when it otherwise would not, including at times when market conditions are not favorable, which may cause the Fund to lose money. In particular, the Fund's portfolio may still have large exposures to illiquid securities as the Dissolution Date approaches, and losses due to portfolio liquidation may be significant. The Fund generally considers "illiquid securities" to be securities that cannot be sold or disposed of within seven days in the ordinary course of business at approximately the value used by the Fund in determining its NAV. During the Wind-Down Period, the Fund may begin liquidating all or a portion of the Fund's portfolio, and the Fund may deviate from its investment strategy and may not achieve its investment objective. As a result, during the Wind-Down Period, the Fund's distributions may decrease, and such distributions may include a return of capital. It is expected that common shareholders will receive cash in any liquidating distribution from the Fund, regardless of their participation in the Fund's automatic dividend reinvestment plan. However, if on the Dissolution Date the Fund owns securities for which no market exists or securities that are trading at depressed prices, such securities may be placed in a liquidating trust. The Fund cannot predict the amount, if any, of securities that will be required to be placed in a liquidating trust. As the assets of the Fund will be liquidated in connection with its termination, the Fund may be required to sell portfolio securities when it otherwise would not, including at times when market conditions are not favorable, which may cause the Fund to lose money. The Fund may receive proceeds from the disposition of portfolio investments that are less than the valuations of such investments by the Fund and, in particular, losses from the disposition of illiquid securities may be significant. The disposition of portfolio investments by the Fund could also cause market prices of such instruments, and hence the NAV and market price of the Common Shares, to decline. In addition, disposition of portfolio investments will cause the Fund to incur increased brokerage and related transaction expenses.

Moreover, in conducting such portfolio transactions, the Fund may need to deviate from its investment policies and may not achieve its investment objective. The Fund's portfolio composition may change as its portfolio holdings mature or are called or sold in anticipation of an Eligible Tender Offer or the Dissolution Date. During such period(s), it is possible that the Fund will hold a greater percentage of its total assets in shorter term and lower yielding securities and cash and cash equivalents than it would otherwise, which may impede the Fund's ability to achieve its investment objective and adversely impact the Fund's performance and distributions to common shareholders, which may in turn adversely impact the market value of the Common Shares. In addition, the Fund may be required to reduce its leverage, which could also adversely impact its performance. The additional cash or cash equivalents held by the Fund could be obtained through reducing the Fund's distributions to common shareholders and/or holding cash in lieu of reinvesting, which could limit the ability of the Fund to participate in new investment opportunities. The Fund does not limit its investments to securities having a maturity date prior to or around the Dissolution Date, which may exacerbate the foregoing risks and considerations. A common shareholder may be subject to the foregoing risks over an extended period of time, particularly if the Fund conducts an Eligible Tender Offer and is also subsequently terminated by or around the Dissolution Date.

If the Fund conducts an Eligible Tender Offer, the Fund anticipates that funds to pay the aggregate purchase price of shares accepted for purchase pursuant to the tender offer will be first derived from any cash on hand and then from the proceeds from the sale of portfolio investments held by the Fund. In addition, the Fund may be required to dispose of portfolio investments in connection with any reduction in the Fund's outstanding leverage necessary in order to maintain the Fund's desired leverage ratios following a tender offer. The risks related to the disposition of securities in connection with the Fund's dissolution also would be present in connection with the disposition of securities in connection with an Eligible Tender Offer. It is likely that during the pendency of a tender offer, and possibly for a time thereafter, the Fund will hold a greater than normal percentage of its total assets in cash and cash equivalents, which may impede the Fund's ability to achieve its investment objective and decrease returns to shareholders. The tax effect of any such dispositions of portfolio investments will depend on the difference between the price at which the investments are sold and the tax basis of the Fund in the investments. Any capital gains recognized on such dispositions, as reduced by any capital losses the Fund realizes in the year of such dispositions and by any available capital loss carryforwards, will be distributed to shareholders as capital gain dividends (to the extent of net long-term capital gains over net short-term capital losses) or ordinary dividends (to the extent of net short-term capital gains over net long-term capital losses) during or with respect to such year, and such distributions will generally be taxable to common shareholders. Therefore, the Fund's early disposition of portfolio investments could accelerate the timing of the Fund's recognition of taxable income and cause the Fund to make taxable distributions to common shareholders earlier than the Fund otherwise would have. See "Tax Matters."

The purchase of Common Shares by the Fund pursuant to a tender offer will have the effect of increasing the proportionate interest in the Fund of non-tendering common shareholders. All common shareholders remaining after a tender offer may be subject to proportionately higher expenses due to the reduction in the Fund's total assets resulting from payment for the tendered Common Shares. Such reduction in the Fund's total assets may result in less investment flexibility, reduced diversification and greater volatility for the Fund, and may have an adverse effect on the Fund's investment performance. Such reduction in the Fund's total assets may also cause Common Shares to become thinly traded or otherwise negatively impact secondary trading of Common Shares. A reduction in net assets, and the corresponding increase in the Fund's expense ratio, could result in lower returns and put the Fund at a disadvantage relative to its peers and potentially cause the Common Shares to trade at a wider discount to NAV than it otherwise would. Furthermore, the portfolio of the Fund following an Eligible Tender Offer could be significantly different and, therefore, common shareholders retaining an investment in the Fund could be subject to greater risk. For example, the Fund may be required to sell its more liquid, higher quality portfolio investments to purchase Common Shares that are tendered in an Eligible Tender Offer, which would leave a less liquid, lower quality portfolio for remaining shareholders. The prospects of an Eligible Tender Offer may attract arbitrageurs who would purchase the Common Shares prior to the tender offer for the sole purpose of tendering those shares which could have the effect of exacerbating the risks described herein for shareholders retaining an investment in the Fund following an Eligible Tender Offer.

The Fund is not required to conduct an Eligible Tender Offer. If the Fund conducts an Eligible Tender Offer, there can be no assurance that the number of tendered Common Shares would not result in the Fund having aggregate net assets below the Dissolution Threshold, in which case the Eligible Tender Offer will be canceled, no Common Shares will be repurchased pursuant to the Eligible Tender Offer and the Fund will dissolve on the Dissolution Date (subject to possible extensions). Following the completion of an Eligible Tender Offer in which the number of tendered Common Shares would result in the Fund having aggregate net assets greater than or equal to the Dissolution Threshold, the Board may, by a Board Action Vote, eliminate the Dissolution Date without shareholder approval. Thereafter, the Fund will have a perpetual term. The Manager may have a conflict of interest in recommending to the Board that the Dissolution Date be eliminated because the Manager would continue to receive management fees on the remaining assets of the Fund while it remains in existence. The Fund is not required to conduct additional tender offers following an Eligible Tender Offer and conversion to perpetual existence. Therefore, remaining common shareholders may not have another opportunity to participate in a tender offer. Shares of closed-end management investment companies frequently trade at a discount from their NAV, and as a result remaining common shareholders may only be able to sell their Common Shares at a discount to NAV.

Fixed Income Instruments Risk. In addition to the other risks described herein, fixed income instruments, including high yield securities, are also subject to certain risks, including:

Issuer Risk. The value of fixed income instruments may decline for a number of reasons that directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer's goods and services.

Interest Rate Risk. The value of the Fund's investments may go down when interest rates rise. A rise in rates tends to have a greater impact on the prices of longer term or duration debt securities. When interest rates fall, the issuers of debt obligations may prepay principal more quickly than expected, and the Fund may be required to reinvest the proceeds at a lower interest rate. This is referred to as "prepayment risk." When interest rates rise, debt obligations may be repaid more slowly than expected, and the value of the Fund's holdings may fall sharply. This is referred to as "extension risk." The Fund may face a heightened level of interest rate risk as a result of the U.S. Federal Reserve Board's rate-setting policies. Interest rates are at or near historical lows. The Fund may lose money if short-term or long-term interest rates rise sharply or in a manner not anticipated by the Subadviser. Fluctuations in the market price of the Fund's instruments will not affect interest income derived from instruments already owned by the Fund, but will be reflected in the Fund's NAV. The Fund may utilize certain strategies, including investments in derivatives, for the purpose of reducing the interest rate sensitivity of the portfolio and decreasing the Fund's exposure to interest rate risk, although there is no assurance that it will do so or that such strategies, if utilized, will be successful.

Duration Risk. Duration measures the time-weighted expected cash flows of a security, which can determine the security's sensitivity to changes in the general level of interest rates (or yields). Securities with longer durations tend to be more sensitive to interest rate (or yield) changes than securities with shorter durations. Duration differs from maturity in that it considers potential changes to interest rates, and a security's coupon payments, yield, price and par value and call features, in addition to the amount of time until the security matures. Various techniques may be used to shorten or lengthen the Fund's duration. The duration of a security will be expected to change over time with changes in market factors and time to maturity.

Floating-Rate and Fixed-to-Floating-Rate Securities Risk. The market value of floating-rate securities is a reflection of discounted expected cash flows based on expectations for future interest rate resets. The market value of such securities may fall in a declining interest rate environment and may also fall in a rising interest rate environment if there is a lag between the rise in interest rates and the reset. This risk may also be present with respect to fixed-to-floating-rate securities in which the Fund may invest. A secondary risk associated with declining interest rates is the risk that income earned by the Fund on floating-rate and fixed-to-floating-rate securities will decline due to lower coupon payments on floating-rate securities.

Prepayment Risk. During periods of declining interest rates, the issuer of an instrument may exercise its option to prepay principal earlier than scheduled, forcing the Fund to reinvest the proceeds from such prepayment in lower yielding instruments, which may result in a decline in the Fund's income and distributions to shareholders. This is known as prepayment or "call" risk. Fixed income instruments frequently have call features that allow the issuer to redeem the instrument at dates prior to its stated maturity at a specified price (typically greater than par) only if certain prescribed conditions are met ("call protection"). An issuer may choose to redeem a fixed income instrument if, for example, the issuer can refinance the instrument at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. For premium bonds (bonds acquired at prices that exceed their par or principal value) purchased by the Fund, prepayment risk may be enhanced.

Extension Risk. During periods of rising interest rates, an issuer could exercise its right to pay principal on an obligation held by the Fund later than expected. Under these circumstances, the value of the obligation will decrease, and the Fund may be prevented from reinvesting in higher yielding securities.

Reinvestment Risk. Reinvestment risk is the risk that income from the Fund's portfolio will decline if and when the Fund invests the proceeds from matured, traded or called fixed income instruments at market interest rates that are below the portfolio's current earnings rate. A decline in income could affect the Common Share price or its overall return.

Spread Risk. Wider credit spreads and decreasing market values typically represent a deterioration of the fixed income instrument's credit soundness and a perceived greater likelihood or risk of default by the issuer. Fixed income instruments generally compensate for greater credit risk by paying interest at a higher rate. The difference (or "spread") between the yield of a security and the yield of a benchmark, such as a U.S. Treasury security with a comparable maturity, measures the additional interest paid for credit risk. As the spread on a security widens (or increases), the price (or value) of the security generally falls. Spread widening may occur, among other reasons, as a result of market concerns over the stability of the market, excess supply, general credit concerns in other markets, security- or market-specific credit concerns or general reductions in risk tolerance.

Credit Risk. Credit risk is the risk that one or more fixed income instruments in the Fund's portfolio will decline in price or fail to pay interest or principal when due because the issuer, the guarantor or the insurer of the instrument or any applicable counterparty may be unable or unwilling to make timely principal and interest payments or to otherwise honor its obligations. Additionally, the instruments could lose value due to a loss of confidence in the ability of the issuer, guarantor, insurer or counterparty to pay back debt. The longer the maturity and the lower the credit quality of a security, the more likely its value will decline. Changes by an NRSRO in its rating of instruments and in the ability of an issuer to make scheduled payments may also affect the value of the Fund's investments. Since the Fund invests primarily in below investment grade instruments, it will be exposed to a greater amount of credit risk than a fund that invests solely in investment grade instruments. The prices of lower grade instruments generally are more sensitive to negative developments, such as a decline in the issuer's revenues or a general economic downturn, than are the prices of higher grade instruments. High yield fixed income instruments are predominantly speculative with respect to the issuer's capacity to pay interest and repay principal when due and therefore involve a greater risk of default.

Refinancing Risk. This is the risk that one or more issuers of fixed income instruments in the Fund's portfolio may not be able to pay off their debt upon maturity. During times of extreme market stress, even creditworthy companies can have temporary trouble accessing the markets to refinance their outstanding debt, potentially leading to an inability to pay off existing bondholders, including the Fund. This could negatively affect the Fund's NAV, Common Share price or overall return.

Below Investment Grade (High Yield or Junk Bond) Instruments Risk. The Fund's investments in below investment grade quality securities and instruments (commonly referred to as "high yield" securities or "junk bonds") are regarded as having predominantly speculative characteristics with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligations and involve major risk exposure to adverse conditions.

Such instruments are either rated Ba1 or lower by Moody's, BB+ or lower by S&P or Fitch, or comparably rated by another NRSRO, or if unrated, are considered by the Subadviser to be of comparable quality at the time of investment.

Below investment grade instruments are often issued in connection with a corporate reorganization or restructuring or as part of a merger, acquisition, takeover or similar event. They are also issued by less established companies seeking to expand. Such issuers are often highly leveraged and generally less able than more established or less leveraged entities to make scheduled payments of principal and interest in the event of adverse developments or business conditions.

Fixed income instruments rated below investment grade generally offer a higher current yield than that available from higher grade issues, but typically involve greater risk. These investments are especially sensitive to adverse changes in general economic conditions, to changes in the financial condition of their issuers and to price fluctuation in response to changes in interest rates. During periods of economic downturn or rising interest rates, issuers of below investment grade instruments may experience financial stress that could adversely affect their ability to make payments of principal and interest on their obligations and increase the possibility of default. The secondary market for high yield instruments may not be as liquid as the secondary market for more highly rated instruments, a factor that may have an adverse effect on the Fund's ability to dispose of a particular security. There are fewer dealers in the market for high yield instruments than for investment grade obligations. The prices quoted by different dealers may vary significantly, and the spread between the bid and asked price is generally much larger for high yield instruments than for higher quality instruments. Under continuing adverse market or economic conditions, the secondary market for high yield instruments could contract further, independent of any specific adverse changes in the condition of a particular issuer, and these instruments may become illiquid, which may limit the ability of the Fund to obtain accurate market quotations for purposes of valuing securities and calculating NAV. If the Fund is not able to obtain precise or accurate market quotations for a particular security, it will become more difficult to value the Fund's portfolio securities, and a greater degree of judgment may be necessary in making such valuations. In addition, adverse publicity and investor perceptions, whether or not based on fundamental analysis, may also decrease the values and liquidity of below investment grade instruments, especially in a market characterized by a low volume of trading.

Default, or the market's perception that an issuer is likely to default, could reduce the value and liquidity of instruments held by the Fund, which could have a material adverse impact on the Fund's business, financial condition and results of operations. In addition, default may cause the Fund to incur expenses in seeking recovery of principal and/or interest on its portfolio holdings. In any reorganization or liquidation proceeding relating to a portfolio company, the Fund may lose its entire investment or may be required to accept cash or securities or other instruments with a value less than its original investment and/or may be subject to restrictions on the sale of such securities or instruments. Among the risks inherent in investments in a troubled entity is the fact that it frequently may be difficult to obtain information as to the true financial condition of such issuer. The Subadviser's judgment about the credit quality of an issuer and the relative value of its instruments may prove to be wrong. Investments in below investment grade instruments may present special tax issues for the Fund, particularly to the extent that the issuers of these instruments default on their obligations pertaining thereto, and the U.S. federal income tax consequences to the Fund as a holder of such instruments, including when the Fund may stop reporting interest income or claim a loss on such instruments, may be unclear.

Lower rated or defaulted high yield instruments generally present the same type of risks as investments in higher rated high yield instruments. However, in most cases, these risks are of a greater magnitude because of the uncertainties of investing in an issuer undergoing financial distress. In particular, lower rated high yield instruments entail a higher risk of default. Such instruments present substantial credit risk and default is a real possibility. Such instruments may be illiquid and the prices at which such instruments may be sold may represent a substantial discount to what PGIM believes to be the ultimate value of such instruments.

Prices for high yield securities may be affected by legislative and regulatory developments. These laws could adversely affect the Fund's NAV and investment practices, the secondary market for high yield securities, the financial condition of issuers of these securities and the value of outstanding high yield securities. For example, federal legislation requiring the divestiture by federally insured savings and loan associations of their investments in high yield bonds and limiting the deductibility of interest by certain corporate issuers of high yield bonds adversely affected the market in the past.

Leverage Risk. Although the Fund presently intends to utilize leverage, there can be no assurance that the Fund will do so, or that, if utilized, it will be successful during any period in which it is employed. Leverage is a speculative technique that exposes the Fund to greater risk and higher costs than if it were not implemented. The Fund currently intends to borrow money from banks and other financial institutions in an initial amount of approximately 30% (as determined immediately after borrowing) of the value of its Investable Assets (including the amount borrowed). The Fund's total leverage, either through borrowings, preferred shares issuance or effective leverage, may not exceed 33 1/3% of the Fund's Investable Assets.

The use of leverage to purchase additional instruments creates an opportunity for increased Common Share dividends, but also creates risks for the common shareholders, including increased variability of the Fund's net income, distributions and/or NAV in relation to market changes. Leverage is a speculative technique that exposes the Fund to greater risk and higher costs than if it were not implemented. Increases and decreases in the value of the Fund's portfolio will be magnified if the Fund uses leverage. In particular, leverage may magnify interest rate risk, which is the risk that the prices of portfolio investments will fall (or rise) if market interest rates for those types of investments rise (or fall). As a result, leverage may cause greater changes in the Fund's NAV, which could have a material adverse impact on the Fund's business, financial condition and results of operations.

To the extent the Fund invests in debt instruments or other credit instruments with a fixed coupon, the Fund may lose some of the benefits of incurring leverage. Specifically, if the Fund issues preferred shares or debt securities (or borrows money) with floating dividend or interest rates, its costs of leverage will increase as rates increase. However, the Fund's fixed income rate investments may be worth less as interest rates rise. In this situation, the Fund will experience increased financing costs without the benefit of receiving higher income. This in turn may result in the potential for a decrease in the level of income available for dividends or distributions made by the Fund.

The Fund may issue preferred shares and/or notes or other debt securities as a form of leverage. These means of obtaining leverage would be senior to the Common Shares, such that holders of preferred shares and/or notes or other debt securities would have priority over the common shareholders in the distribution of the Fund's assets, including dividends, distributions of principal and liquidating distributions. If preferred shares are issued and outstanding, holders of the preferred shares would elect two Trustees of the Fund, and would vote separately as a class on certain matters, which may at times give holders of preferred shares disproportionate influence over the Fund's affairs. If the preferred shares are limited in their term, redemptions of such preferred shares could require the Fund to liquidate its investments and would reduce the Fund's use of leverage, which could negatively impact the Fund. In addition, if the Fund elects to issue preferred shares and/or notes or other debt securities, its ability to make distributions to its common shareholders or to repurchase its shares may be limited by the terms of any such preferred shares or debt securities, the asset coverage requirements and other limitations imposed by the 1940 Act, Maryland law, the Fund's lenders and any NRSROs rating the securities.

The Fund will bear all costs and expenses relating to the issuance and ongoing maintenance of any preferred shares and/or notes or other debt securities issued by the Fund, including higher management and advisory fees. As a result, the Fund cannot assure you that the issuance of preferred shares and/or notes or other debt securities will provide a higher yield or return to the common shareholders. If the Fund offers and/or issues preferred shares and/or notes or other debt securities, the costs of the offering will be borne immediately by the Fund and result in a reduction of the Fund's NAV.

The Fund anticipates that any money borrowed from a bank or other financial institution for investment purposes will accrue interest based on shorter-term interest rates that would be periodically reset. So long as the Fund's portfolio provides a higher rate of return, net of expenses, than the interest rate on borrowed money, as reset periodically, the leverage may cause the Fund to receive a higher current rate of return than if the Fund were not leveraged. If, however, short-term rates rise, the interest rate on borrowed money could exceed the rate of return on instruments held by the Fund, reducing returns to the Fund and the level of income available for dividends or distributions made by the Fund. Developments in the credit markets may adversely affect the ability of the Fund to borrow for investment purposes and may increase the costs of such borrowings, which would also reduce returns to the Fund.

There is no assurance that a leveraging strategy will be successful. The use of leverage to purchase additional investments creates an opportunity for increased Common Shares dividends, but also creates special risks and considerations for the common shareholders, including:

•  the likelihood of greater volatility of NAV, market price and dividend rate of Common Shares than a comparable fund without leverage;

•  the risk that fluctuations in interest rates on borrowings and short-term debt or in dividend payments on, principal proceeds distributed to, or redemption of any preferred shares and/or notes or other debt securities that the Fund has issued will reduce the return to the Fund;

•  magnified interest rate risk, which is the risk that the prices of portfolio investments will fall (or rise) if market interest rates for those types of investments rise (or fall). As a result, leverage may cause greater changes in the Fund's NAV, which could have a material adverse impact on the Fund's business, financial condition and results of operations;

•  the effect of leverage in a declining market, which is likely to cause a greater decline in the NAV of the Common Shares than if the Fund were not leveraged, which may result in a greater decline in the market price of the Common Shares;

•  when the Fund uses financial leverage, the management fee and subadvisory fees payable to PGIM Investments and PGIM, respectively, will be higher than if the Fund did not use leverage because the fees paid will be calculated based on the Fund's Investable Assets (which includes any assets attributable to borrowings and the issuance of preferred shares or notes or other debt securities by the Fund, if any), and may provide a financial incentive to PGIM Investments and/or PGIM to increase the Fund's use of leverage and create an inherent conflict of interest; and

•  leverage may increase expenses (which will be borne entirely by the common shareholders), which may reduce the Fund's NAV and the total return to common shareholders.

If the Fund issues preferred shares and/or notes or other debt securities, the Fund may be subject to certain restrictions on investments imposed by the guidelines of one or more NRSROs, which may issue ratings for the preferred shares and/or notes or other debt securities issued by the Fund, or may be subject to loan covenants or other restrictions imposed by its lenders. These guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed by the 1940 Act. Certain types of borrowings by the Fund may result in the Fund being subject to covenants in credit agreements relating to asset coverage and portfolio composition requirements. These covenants and restrictions may negatively affect the Fund's ability to achieve its investment objective.

Derivatives Risk. The Fund is permitted to invest up to 25% of its Investable Assets in derivatives. The Fund's investments in derivatives may be for hedging, investment or leverage purposes, or to manage interest rates or the duration of the Fund's portfolio. Derivative transactions (such as swaps, options, futures contracts and forward contracts) may subject the Fund to increased risk of principal loss due to imperfect correlation between the values of the derivatives and the underlying securities or unexpected price or interest rate movements, illiquidity, increased volatility and counterparty risk.

Swap Agreements Risk. The Fund intends to enter into swap agreements, including interest rate and index swap agreements, for hedging purposes, as a form of leverage or to seek to obtain a particular desired return at a lower cost to the Fund than if the Fund had invested directly in an instrument that yielded the desired return.

Swap agreements are two party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard "swap" transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments. Whether the Fund's use of swap agreements will be successful in furthering its investment objective will depend on the Subadviser's ability to correctly predict whether certain types of investments are likely to produce greater returns than other investments. Certain swaps may be considered illiquid by the Fund. Although both OTC and exchange-traded derivatives markets may experience the lack of liquidity, OTC non-standardized derivative transactions are generally less liquid than exchange-traded instruments. The absence of liquidity may also make it more difficult for the Fund to ascertain a market value for such instruments. The inability to close open derivatives positions also could have an adverse impact on the Fund's ability to effectively hedge its portfolio. Moreover, the Fund bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. With respect to swaps not cleared through a central counterparty, the Fund may seek to reduce this risk to some extent by entering into a transaction only if the counterparty meets the Subadviser's current credit standards for OTC counterparties. Swap agreements also bear the risk that the Fund will not be able to meet its payment obligations to the counterparty. Generally, the Fund will deposit in a segregated account liquid assets permitted to be so segregated by the SEC in an amount equal to or greater than the market value of the Fund's liabilities under the swap agreement or the amount it would cost the Fund initially to make an equivalent direct investment plus or minus any amount the Fund is obligated to pay or is to receive under the swap agreement. Further, the Fund may be subject to an additional degree of risk with respect to defaults by the Fund's counterparty to a swap transaction. The counterparty risk for cleared derivatives is generally lower than for uncleared OTC derivative transactions since generally a clearing organization becomes substituted for each counterparty to a cleared derivative contract and, in effect, guarantees the parties' performance under the contract as each party to a trade looks only to the clearing house for performance of financial obligations. However, there can be no assurance that the clearing house, or its members, will satisfy its obligations to the Fund. Restrictions imposed by the tax rules applicable to regulated investment companies may limit the Fund's ability to use swap agreements. The swap market currently is largely unregulated. It is possible that developments in the swap market, including potential significant government regulation as a result of the Dodd-Frank Act or otherwise, could adversely affect the Fund's ability to enter into or terminate swap agreements or to realize amounts to be received under these agreements. Swap transactions may involve substantial leverage.

The Fund may enter into credit default swap agreements and similar agreements, and may also buy credit-linked securities. Credit default swaps are often structured with significant leverage and may be considered speculative. The credit default swap agreement or similar instrument may have as reference obligations one or more securities that are not currently held by the Fund. The protection "buyer" in a credit default contract may be obligated to pay the protection "seller" an upfront payment or a periodic stream of payments over the term of the contract provided generally that no credit event on a reference obligation has occurred. If a credit event occurs, the seller generally must pay the buyer the "par value" (full notional value) of the swap in exchange for an equal face amount of deliverable obligations of the reference entity described in the swap, or the seller may be required to deliver the related net cash amount, if the swap is cash settled. The Fund may be either the buyer or seller in the transaction. If the Fund is a buyer and no credit event occurs, the Fund recovers nothing if the swap is held through its termination date. However, if a credit event occurs, the Fund may elect to receive the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity that may have little or no value. As a seller, the Fund generally receives an upfront payment or a fixed rate of income throughout the term of the swap, which typically is between six months and three years, provided that there is no credit event.

Credit-Linked Securities Risk. Among the income producing securities in which the Fund may invest are credit-linked securities, which are issued by a limited purpose trust or other vehicle that, in turn, invests in a derivative instrument or basket of derivative instruments, such as credit default swaps, interest rate swaps and other securities, in order to provide exposure to certain fixed income markets. For instance, the Fund may invest in credit-linked securities as a cash management tool in order to gain exposure to a certain market and/or to remain fully invested when more traditional income producing securities are not available.

Like an investment in a bond, investments in these credit-linked securities represent the right to receive periodic income payments (in the form of distributions) and payment of principal at the end of the term of the security. However, these payments are conditioned on the issuer's receipt of payments from, and the issuer's potential obligations to, the counterparties to the derivative instruments and other securities in which the issuer invests. For instance, the issuer may sell one or more credit default swaps, under which the issuer would receive a stream of payments over the term of the swap agreements provided that no event of default has occurred with respect to the referenced debt obligation upon which the swap is based. If a default occurs, the stream of payments may stop and the issuer would be obligated to pay the counterparty the par (or other agreed upon) value of the referenced debt obligation. This, in turn, would reduce the amount of income and principal that the Fund would receive. The Fund's investments in these instruments are indirectly subject to the risks associated with derivative instruments, including, among others, credit risk and leverage risk. There may be no established trading market for these securities and they may constitute illiquid investments.

Futures and Forward Contracts Risk. The primary risks associated with the use of futures or forward contracts are (a) the imperfect correlation between the change in market value of the instruments held by the Fund and the price of the futures or forward contract; (b) possible lack of a liquid secondary market for a futures or forward contract and the resulting inability to close a futures or forward contract when desired; (c) losses caused by unanticipated market movements, which are potentially unlimited; (d) the failure to predict correctly the direction of securities or commodities prices, interest rates, currency exchange rates and other economic factors; and (e) the possibility that the counterparty to the futures or forward contract will default in the performance of its obligations. Additionally, not all forward contracts require a counterparty to post collateral, which may expose the Fund to greater losses in the event of a default by a counterparty.

Options Risk. When the Fund purchases an option, it may lose the premium paid for it if the price of the underlying security, commodity or other asset decreases or remains the same (in the case of a call option) or increases or remains the same (in the case of a put option). If a put or call option purchased by the Fund were permitted to expire without being sold or exercised, its premium would represent a loss to the Fund. To the extent that the Fund writes or sells an option, if the decline or increase in the underlying asset is significantly below or above the exercise price of the written option, the Fund could experience a substantial or unlimited loss. Investments in options are considered speculative.

General Risks Associated with Derivatives. The Fund uses derivatives including, in particular, futures, options, swaps, forwards and other similar transactions, in seeking to achieve its investment objective or for other reasons, such as cash management, financing activities or to hedge its positions. Accordingly, derivatives may be used as a form of leverage or for speculative purposes to seek to enhance returns, including speculation on changes in credit spreads, interest rates or other characteristics of the market, individual securities or groups of securities. If the Fund invests in a derivative for speculative purposes, the Fund will be fully exposed to the risks of loss of that derivative, which may sometimes be greater than the derivative's cost. The use of derivatives may involve substantial leverage. The use of derivatives may subject the Fund to risks, including but not limited to:

•  Counterparty Risk. The risk that the counterparty in a derivative transaction will be unable to honor its financial obligation to the Fund, or the risk that the reference entity in a credit default swap or similar derivative will not be able to honor its financial obligations.

  If the Fund's counterparty to a derivative transaction experiences a loss of capital, or is perceived to lack adequate capital or access to capital, it may experience margin calls or other regulatory requirements to increase equity. Under such circumstances, the risk that a counterparty will be unable to honor its financial obligations may be substantially increased. The counterparty risk for cleared derivatives is generally lower than for uncleared over-the-counter derivative transactions since generally a clearing organization becomes substituted for each counterparty to a cleared derivative contract and, in effect, guarantees the parties' performance under the contract as each party to a trade looks only to the clearing house for performance of financial obligations. However, there can be no assurance that the clearing house, or its members, will satisfy its obligations to the Fund.

•  Currency Risk. The risk that changes in the exchange rate between two currencies will adversely affect the value (in U.S. dollar terms) of an investment.

•  Leverage Risk. The risk associated with certain types of derivative strategies that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

•  Liquidity Risk. The risk that certain derivatives positions may be difficult or impossible to close out at the time that the Fund would like or at the price that the Fund believes the position is currently worth. This risk is heightened to the extent the Fund engages in over-the-counter derivative transactions, which are generally less liquid than exchange-traded instruments. Although both over-the-counter and exchange-traded derivatives markets may experience the lack of liquidity, over-the-counter non-standardized derivative transactions are generally less liquid than exchange-traded instruments. The absence of liquidity may also make it more difficult for the Fund to ascertain a market value for such instruments. The inability to close open derivatives positions also could have an adverse impact on the Fund's ability to effectively hedge its portfolio.

•  Correlation Risk. The risk that changes in the value of a derivative will not match the changes in the value of the portfolio holdings that are being hedged or of the particular market or security to which the Fund seeks exposure. Furthermore, the ability to successfully use derivative instruments depend in part on the ability of the Manager and the Subadviser to predict pertinent market movements, which cannot be assured.

•  Index Risk. If the derivative is linked to the performance of an index, it will be subject to the risks associated with changes in that index. If the index changes, the Fund could receive lower interest payments or experience a reduction in the value of the derivative to below what the Fund paid. Certain indexed derivatives may create leverage, to the extent that they increase or decrease in value at a rate that is a multiple of the changes in the applicable index.

•  Regulatory Risk. The derivatives in which the Fund may invest have become subject to comprehensive statutes, regulations and margin requirements. In particular, certain provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which was signed into law in July 2010, require most OTC derivatives to be executed on a regulated market and cleared through a central counterparty, which may result in increased margin requirements and costs for the Fund. In addition, the CFTC subjects advisers to registered investment companies to regulation by the CFTC if a fund that is advised by the investment adviser either (i) invests, directly or indirectly, more than a prescribed level of its liquidation value in certain derivatives, or (ii) markets itself as providing investment exposure to such instruments. CFTC Rule 4.5 permits investment advisers to registered investment companies to claim an exclusion from the definition of "commodity pool operator" under the CEA with respect to a fund, provided certain requirements are met. In order to permit the Manager and Subadviser to claim this exclusion with respect to the Fund, the Fund will limit its use of such derivatives (excluding transactions entered into for "bona fide hedging purposes," as defined under CFTC regulations) such that either: (i) the aggregate initial margin and premiums required to establish its derivatives do not exceed 5% of the liquidation value of the Fund's portfolio, after taking into account unrealized profits and losses on such positions, or (ii) the aggregate net notional value of its derivatives does not exceed 100% of the liquidation value of the Fund's portfolio, after taking into account unrealized profits and losses on such positions. Additionally, the Fund will not market itself as a "commodity pool" or a vehicle for trading such instruments. Accordingly, the Fund is not subject to regulation under the CEA or otherwise regulated by the CFTC, and the Manager and Subadviser have claimed an exclusion from the definition of the term "commodity pool operator" under the CEA pursuant to Rule 4.5 under the CEA. The Manager and Subadviser are not, therefore, subject to registration or regulation as a "commodity pool operator" under the CEA in respect of the Fund.

  The U.S. government has proposed and adopted multiple regulations that could have a long-lasting impact on the Fund and on the mutual fund industry in general. The SEC's final rules and amendments that modernize reporting and disclosure, along with other potential upcoming regulations, could, among other things, restrict the Fund's ability to engage in transactions, and/or increase overall expenses of the Fund. In addition, the SEC, Congress, various exchanges and regulatory and self-regulatory authorities, both domestic and foreign, have undertaken reviews of the use of derivatives by registered investment companies, which could affect the nature and extent of instruments used by the Fund. While the full extent of all of these regulations is still unclear, these regulations and actions may adversely affect both the Fund and the instruments in which the Fund invests and its ability to execute its investment strategy. Similarly, regulatory developments in other countries may have an unpredictable and adverse impact on the Fund. The SEC has proposed a new rule that would replace present SEC and SEC staff regulatory guidance related to limits on a registered investment company's use of derivative instruments and certain other transactions, such as short sales and reverse repurchase agreements. There is no assurance that the rule will be adopted. The proposed rule would, among other things, limit the ability of the Fund to enter into derivative transactions and certain other transactions, which may substantially curtail the Fund's ability to use derivative instruments and inhibit the Manager's or Subadviser's ability to establish what it views as the optimal level of leverage for the Fund, especially when the Fund has issued preferred shares or has borrowings, reverse repurchase agreements or similar transactions outstanding.

OTC Transactions; Limitations on the Use of OTC Derivatives. Certain derivatives traded in OTC markets, including indexed securities, swaps and OTC options, involve substantial liquidity risk. The absence of liquidity may make it difficult or impossible for the Fund to sell such instruments promptly at an acceptable price. The absence of liquidity may also make it more difficult for the Fund to ascertain a market value for such instruments. The Fund will, therefore, acquire illiquid OTC instruments (i) if the agreement pursuant to which the instrument is purchased contains a formula price at which the instrument may be terminated or sold, or (ii) for which the Subadviser anticipates the Fund can receive on each business day at least two independent bids or offers, unless a quotation from only one dealer is available, in which case that dealer's quotation may be used.

Because derivatives traded in OTC markets are not guaranteed by an exchange or clearing corporation and generally do not require payment of margin, to the extent that the Fund has unrealized gains in such instruments or has deposited collateral with its counterparties, the Fund is at risk that its counterparties will become bankrupt or otherwise fail to honor their obligations. The Fund will attempt to minimize the risk that a counterparty will become bankrupt or otherwise fail to honor its obligations by engaging in transactions in derivatives traded in OTC markets only with financial institutions that appear to have substantial capital or that have provided the Fund with a third-party guaranty or other credit enhancement.

Foreign Instruments and Emerging Markets Risk. The Fund's investments in foreign instruments may cause it to experience more rapid and extreme changes in value than if the Fund invested exclusively in securities of U.S. companies. The securities markets of many foreign countries are relatively small, with a limited number of companies representing a small number of industries. Investments in foreign instruments (including those denominated in U.S. dollars) are subject to economic and political developments in the countries and regions where the issuers operate or are domiciled, or where the securities are traded, such as changes in economic or monetary policies. Values may also be affected by restrictions on receiving the investment proceeds from a foreign country. Less information may be publicly available about foreign companies than about U.S. companies. Foreign companies are generally not subject to the same accounting, auditing and financial reporting standards as are U.S. companies. In addition, the Fund's investments in foreign instruments may be subject to the risk of nationalization or expropriation of assets, imposition of currency exchange controls or restrictions on the repatriation of foreign currency, confiscatory taxation, political or financial instability and adverse diplomatic developments. In addition, there may be difficulty in obtaining or enforcing a court judgment abroad. Dividends or interest on, or proceeds from the sale of, foreign instruments may be subject to non-U.S. withholding taxes, and special U.S. tax considerations may apply. Shareholders will generally not be entitled to claim a credit or deduction with respect to non-U.S. taxes paid by the Fund. When the Fund invests in foreign securities, it may be subject to foreign currency risk, which is the risk that changes in the exchange rate between two currencies will adversely affect the value (in U.S. dollar terms) of an investment. See "—Foreign Currency Risk."

The risks of foreign investment are greater for investments in emerging markets. Emerging market countries typically have economic and political systems that are less fully developed, and that can be expected to be less stable, than those of more advanced countries. For example, the economies of such countries can be subject to rapid and unpredictable rates of inflation or deflation. Low trading volumes may result in a lack of liquidity and in price volatility. Emerging market countries may have policies that restrict investment by foreigners, that require governmental approval prior to investments by foreign persons, or that prevent foreign investors from withdrawing their money at will. An investment in emerging market instruments should be considered speculative.

Foreign Currency Risk. If the Fund invests directly in foreign (non-U.S.) currencies or in securities that trade in, and receive revenues in, foreign currencies, or in derivatives that provide exposure to foreign currencies, it will be subject to the risk that those currencies will decline in value relative to the U.S. dollar, or, in the case of hedging positions intended to protect the Fund from decline in the value of foreign currencies, that the U.S. dollar will decline in value relative to the currency being hedged. Currency rates in foreign countries may fluctuate significantly over short periods of time for a number of reasons, including changes in interest rates, intervention (or the failure to intervene) by U.S. or foreign governments, central banks or supranational entities such as the International Monetary Fund, or by the imposition of currency controls or other political developments in the United States or abroad. The Fund will compute, and expects to distribute, its income in U.S. dollars, and the computation of income is made on the date that the income is earned by the Fund at the foreign exchange rate in effect on that date. If the value of the foreign currencies in which the Fund receives its income falls relative to the U.S. dollar between the earning of the income and the time at which the Fund converts the foreign currencies to U.S. dollars, the Fund may be required to liquidate securities in order to make distributions if the Fund has insufficient cash in U.S. dollars to meet distribution requirements. See "Distributions" and "Dividend Reinvestment Plan." The liquidation of investments, if required, may have an adverse impact on the Fund's performance.

Since the Fund may invest in securities denominated in foreign currencies, changes in foreign currency exchange rates will affect the value of securities in the Fund's portfolio and the unrealized appreciation or depreciation of investments. In addition to changes in the value of the Fund's portfolio investments resulting from currency fluctuations, the Fund may incur costs in connection with conversions between various currencies. Foreign exchange dealers realize a profit based on the difference between the prices at which they are buying and selling various currencies. Thus, a dealer normally will offer to sell a foreign currency to the Fund at one rate, while offering a lesser rate of exchange should the Fund desire immediately to resell that currency to the dealer. The Fund will conduct its foreign currency exchange transactions either on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market or in the derivatives markets, including through entering into forward, futures or options contracts to purchase or sell foreign currencies.

Currency exchange rates may be negatively impacted by rates of inflation, interest rate levels, balance of payments and governmental surpluses or deficits in the emerging market countries in which the Fund invests. The currencies of emerging market countries may experience significant declines against the U.S. dollar, and devaluation may occur subsequent to investments in these currencies by the Fund. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, negative effects on the economies and securities markets of certain emerging market countries. Governments that issue obligations may engage in certain techniques to control the value of their local currencies. Such techniques include central bank intervention, imposition of regulatory controls or the imposition of taxes that may impact the exchange rates of the local currencies in which the debt securities are denominated. Emerging market countries may also issue a new currency to replace an existing currency or may devalue their currencies. The liquidity and market values of the Fund's investments in Emerging Markets Securities may be impacted by the actions of the governments of the emerging market countries in which the Fund invests.

The Fund may, from time to time, seek to protect the value of some portion or all of its portfolio holdings against currency risks by engaging in currency hedging transactions. Currency hedging involves special risks, including possible default by the other party to the transaction, illiquidity and, to the extent the Subadviser's view as to certain market movements is incorrect, the risk that the use of hedging could result in losses greater than if they had not been used. In addition, in certain countries in which the Fund may invest, currency hedging opportunities may not be available. See "—Derivatives Risk."

In addition, realizations and drawdowns in the Fund's currency exposure may add to volatility to the Fund's distributable income. If the Fund's currency exposure results in a negative return to the Fund, it may result in the Fund making distributions, some or all of which consist of a return of capital.

Bank Loans, Participations and Assignments Risk. The Fund's ability to receive payments of principal and interest and other amounts in connection with loans (whether through participations, assignments or otherwise) will depend primarily on the financial condition of the borrower. The failure by the Fund to receive scheduled interest or principal payments on a loan because of a default, bankruptcy or any other reason would adversely affect the income of the Fund and would likely reduce the value of its assets. Even with loans secured by collateral, there is the risk that the value of the collateral may decline, may be insufficient to meet the obligations of the borrower, or be difficult to liquidate. In the event of a default, the Fund may have difficulty collecting on any collateral and would not have the ability to collect on any collateral for an uncollateralized loan. Further, the Fund's access to collateral, if any, may be limited by bankruptcy laws. Due to the nature of the private syndication of senior loans, including, for example, lack of publicly-available information, some senior loans are not as easily purchased or sold as publicly-traded securities. In addition, loan participations generally are subject to restrictions on transfer, and only limited opportunities may exist to sell loan participations in secondary markets. As a result, it may be difficult for the Fund to value loans or sell loans at an acceptable price when it wants to sell them. In some instances, loans and loan participations are not rated by independent credit rating agencies; in such instances, a decision by the Fund to invest in a particular loan or loan participation could depend exclusively on the Subadviser's credit analysis of the borrower, or in the case of a loan participation, of the intermediary holding the portion of the loan that the Fund has purchased. To the extent the Fund invests in loans of non-U.S. issuers, the risks of investing in non-U.S. issuers are applicable. Loans may not be considered to be "securities" and as a result may not benefit from the protections of the federal securities laws, including anti-fraud protections and those with respect to the use of material non-public information, so that purchasers, such as the Fund, may not have the benefit of these protections.

Dollar Rolls Risk. Dollar rolls are investments in which the Fund would sell securities for delivery in the current month and simultaneously agree to repurchase a substantially similar security at a future date. Dollar rolls involve the risk that the market value of the securities that the Fund is committed to buy may decline below the price of the securities the Fund has sold. These transactions may involve leverage.

When-Issued and Delayed Delivery Transactions Risk. The Fund may purchase securities on a when-issued basis and may purchase or sell those securities for delayed delivery. When-issued and delayed delivery transactions occur when securities are purchased or sold by the Fund with payment and delivery taking place in the future to secure an advantageous yield or price. Securities purchased on a when-issued or delayed delivery basis may expose the Fund to counterparty risk of default as well as the risk that securities may experience fluctuations in value prior to their actual delivery. The Fund will not accrue income with respect to a when-issued or delayed delivery security prior to its stated delivery date. Purchasing securities on a when-issued or delayed delivery basis can involve the additional risk that the price or yield available in the market when the delivery takes place may not be as favorable as that obtained in the transaction itself.

Smaller Capitalization Company Risk. Investing in debt issued by medium and small capitalization companies may involve special risks because those companies may have narrower product lines, more limited financial resources, fewer experienced managers, dependence on a few key employees, and a more limited trading market for their securities, as compared with larger companies. In addition, securities of these companies are subject to the risk that, during certain periods, the liquidity of particular issuers or industries will shrink or disappear with little forewarning as a result of adverse economic or market conditions, or adverse investor perceptions, whether or not accurate. Securities of medium and smaller capitalization issuers therefore may be subject to greater price volatility and may decline more significantly in market downturns than securities of larger companies. Smaller and medium capitalization issuers also may require substantial additional capital to support their operations, to finance expansion or to maintain their competitive position, and they may have substantial borrowings or may otherwise have a weak financial condition, making them more susceptible to bankruptcy. Transaction costs for these investments are often higher than those of larger capitalization companies. There is typically less publicly available information about medium and small capitalization companies, which may make valuing the securities of such issuers more difficult than the securities issued by larger capitalization companies.

LIBOR Risk. Many financial instruments may be tied to the London Interbank Offered Rate, or "LIBOR," to determine payment obligations, financing terms, hedging strategies, or investment value. LIBOR is the offered rate for short-term Eurodollar deposits between major international banks. On July 27, 2017, the head of the UK Financial Conduct Authority announced a desire to phase out the use of LIBOR by the end of 2021. Regulators and industry working groups have suggested alternative reference rates, but global consensus is lacking and the process for amending existing contracts or instruments to transition away from LIBOR remains unclear. There also remains uncertainty and risk regarding the willingness and ability of issuers and lenders to include enhanced provisions in new and existing contracts or instruments. As such, the transition away from LIBOR may lead to increased volatility and illiquidity in markets that are tied to LIBOR, reduced values of LIBOR-related investments or investments in issuers that utilize LIBOR, increased difficulty in borrowing or refinancing and reduced effectiveness of hedging strategies, adversely affecting the Fund's performance or NAV. In addition, the alternative reference rate may be an ineffective substitute resulting in prolonged adverse market conditions for the Fund.

Securitized Credit, Structured Products and Related-Securities Risk. Holders of structured product securities bear risks of the underlying investments, index or reference obligation. Certain structured products may be thinly traded or have a limited trading market, and as a result may be characterized as illiquid. The possible lack of a liquid secondary market for structured securities and the resulting inability of the Fund to sell a structured security could expose the Fund to losses and could make structured securities more difficult for the Fund to value accurately, which may also result in additional costs. Structured products are subject to issuer repayment and counterparty risk; the Fund may have the right to receive payments only from the structured product, and generally may not have direct rights against the issuer or the entity that sold the assets to be securitized. Structured products are also subject to credit risk; the assets backing the structured product may be insufficient to pay interest or principal. In addition to the general risks associated with investments in fixed income, structured products carry additional risks, including, but not limited to: the possibility that distributions from collateral securities will not be adequate to make interest or other payments; the quality of the collateral may decline in value or default; and the possibility that the structured products are subordinate to other classes. Structured securities are generally privately negotiated debt obligations where the principal and/or interest or value of the structured security is determined by reference to the performance of a specific asset, benchmark asset, market or interest rate ("reference instrument"), and changes in the reference instrument or security may cause significant price fluctuations, or could cause the interest rate on the structured security to be reduced to zero. Structured products may also entail structural complexity and documentation risk and there is no guarantee that the courts or administrators will interpret the priority of principal and interest payments as expected.

Illiquid and Restricted Securities Risk. The Fund may invest without limit in illiquid securities, although the Fund does not expect to invest significantly in illiquid securities. The Fund generally considers "illiquid securities" to be securities that cannot be sold within seven days in the ordinary course of business at approximately the value used by the Fund in determining its NAV. When the Fund holds illiquid investments, the portfolio may be harder to value. Investing in Rule 144A securities or Regulation S securities may decrease the liquidity of the Fund's portfolio to the extent that qualified institutional buyers become for a time uninterested in purchasing these restricted securities. The Fund may not be able to readily dispose of such securities at prices that approximate those at which the Fund could sell the securities if they were more widely traded and, as a result of that illiquidity, the Fund may have to sell such securities at a loss or sell other investments or engage in borrowing transactions if necessary to raise cash to meet its obligations. Limited liquidity can also affect the market price of securities, thereby adversely affecting the Fund's NAV and ability to make dividend distributions.

Income Risk. The income the common shareholders receive from the Fund is based primarily on the dividends and interest the Fund earns from its investments, which can vary widely over the short and long term. If prevailing market interest rates drop, distribution rates of the Fund's holdings could drop as well. The Fund's income also would likely be affected adversely when prevailing short-term interest rates increase. This will be magnified when the Fund is utilizing leverage.

Repurchase Agreements Risk. Subject to its investment objective and policies, the Fund may invest in repurchase agreements, where a party agrees to sell a security to the Fund and then repurchases it at an agreed upon price at a stated time. This creates a fixed return for the Fund, and is, in effect, a loan by the Fund. The Fund will use repurchase agreements primarily for cash management purposes. While repurchase agreements involve certain risks not associated with direct investments in fixed income instruments, the Fund follows procedures that are designed to minimize such risks. These procedures include effecting repurchase transactions only with large, well-capitalized and well-established financial institutions whose financial condition will be continually monitored by PGIM. In addition, the value of the collateral underlying the repurchase agreement will be at least equal to the repurchase price, including any accrued interest earned on the repurchase agreement. In the event of a default or bankruptcy by a selling financial institution, the Fund will seek to liquidate such collateral. However, the exercising of the Fund's right to liquidate such collateral could involve certain costs or delays and, to the extent that proceeds from any sale upon a default of the obligation to repurchase were less than the repurchase price, the Fund could suffer a loss. The Fund does not bear the risk of a decline in the value of the underlying security unless the seller defaults under its repurchase obligation. In the event of the bankruptcy or other default of a seller of a repurchase agreement, the Fund could experience both delays in liquidating the underlying securities and losses, including (a) possible decline in the value of the underlying security during the period while the Fund seeks to enforce its rights thereto; (b) possible lack of access to income on the underlying security during this period; and (c) expenses of enforcing its rights.

The Fund may participate in a joint repurchase agreement account with other investment companies managed by the Manager pursuant to an order of the SEC. On a daily basis, any uninvested cash balances of the Fund may be aggregated with those of such investment companies and invested in one or more repurchase agreements. The Fund participates in the income earned or accrued in the joint account based on the percentage of its investment.

Reverse Repurchase Agreements Risk. The Fund's use of reverse repurchase agreements involves many of the same risks involved in the Fund's use of leverage, as the proceeds from reverse repurchase agreements generally will be invested in additional securities. There is also the risk that the market value of the securities acquired with the proceeds of the reverse repurchase agreement may decline below the price of the securities that the Fund has sold but remains obligated to repurchase. In addition, there is a risk that the market value of the securities retained by the Fund may decline. Further, there is a risk that the buyer of the securities sold by the Fund may not deliver them at the time that the Fund seeks to repurchase. In addition, if the buyer of securities under a reverse repurchase agreement were to file for bankruptcy or experience insolvency, the Fund may be adversely affected.

Preferred Securities Risk. The Fund may invest in preferred securities. In addition to many of the risks associated with both fixed income securities and common shares or other equity securities, preferred securities are also subject to deferral risk. Deferral risk refers to provisions typically contained in preferred securities that allow an issuer, at its discretion, to defer distributions for an extended period. Preferred securities may also contain provisions that allow an issuer, under certain conditions, to skip (in the case of noncumulative preferred securities) or defer (in the case of cumulative preferred securities) dividend payments. If the Fund owns a preferred security that is deferring its distributions, the Fund may be required to report income for tax purposes while it is not receiving any distributions.

Preferred securities typically contain provisions that allow for redemption in the event of tax or security law changes in addition to call features at the option of the issuer. In the event of a redemption, the Fund may not be able to reinvest the proceeds at comparable or favorable rates of return.

Preferred securities typically do not provide any voting rights, except in cases in which dividends are in arrears beyond a certain time period, which varies by issue. Preferred securities are generally subordinated to bonds and other debt instruments in a company's capital structure in terms of priority to corporate income and liquidation payments, and therefore will be subject to greater credit risk than those debt instruments. Preferred securities may be substantially less liquid than many other securities.

Deflation Risk. Deflation risk is the risk that prices throughout the economy decline over time. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer default more likely, which may result in a decline in the value of the Fund's portfolio and Common Shares.

Yankee Dollar Obligations, Eurobonds and Global Bonds Risk. Yankee dollar obligations, Eurobonds and global bonds are subject to the same risks as other debt issues, such as credit risk, market risk, currency risk and illiquid securities risk. To a limited extent, they may also be subject to certain sovereign risks. One such risk is the possibility that a sovereign country might prevent capital, in the form of the currency in which the securities are denominated, from flowing across its borders. Other risks include adverse political and economic developments; the extent and quality of government regulations of financial markets and institutions; the imposition of foreign withholding taxes; and the expropriation or nationalization of foreign issuers. See "—Foreign Instruments and Emerging Markets Risk."

Money Market Instruments Risk. Although money market instruments are generally viewed as low risk investments, money market instruments are nevertheless subject to credit risk, market risk, prepayment risk and interest rate risk.

U.S. Government and Agency Securities Risk. U.S. Government and agency securities are subject to market risk, interest rate risk and credit risk. Not all U.S. Government securities are insured or guaranteed by the full faith and credit of the U.S. Government; some are only insured or guaranteed by the issuing agency, which must rely on its own resources to repay the debt. Connecticut Avenue Securities issued by Fannie Mae and Structured Agency Credit Risk issued by Freddie Mac carry no guarantee whatsoever and the risk of default associated with these securities would be borne by the Fund. The maximum potential liability of the issuers of some U.S. Government securities held by the Fund may greatly exceed their current resources, including their legal right to support from the U.S. Treasury. It is possible that these issuers will not have the funds to meet their payment obligations in the future. In addition, the value of U.S. Government securities may be affected by changes in the credit rating of the U.S. Government.

Valuation Risk. The value of certain of the Fund's investments will be difficult to determine and the valuation determinations made by the Manager and Subadviser with respect to such investments will likely vary from the amounts the Fund would receive upon sale or disposition of such investments. It is possible that the fair value determined for a security may differ materially from the value that could be realized upon the sale of the security. See "Net Asset Value."

Portfolio Turnover Risk. The techniques and strategies contemplated by the Fund might result in a high degree of portfolio turnover. Higher portfolio turnover rates result in corresponding increases in trading costs and generate short-term capital gains taxable as ordinary income.

Temporary Defensive Strategies Risk. The Fund may depart from its principal investment strategy in response to adverse economic, market or political conditions. The Fund may take a temporary defensive position and invest all or a portion of its assets in money market instruments, including short-term obligations of, or securities guaranteed by, the U.S. Government, its agencies or instrumentalities, high-quality obligations of domestic or foreign banks and corporations, highly rated short-term securities, cash or cash equivalents, and repurchase agreements with respect to any of the foregoing investments or any other fixed income securities deemed by the Subadviser to be consistent with a defensive posture. The yield on such investments may be lower than the yield on lower rated fixed income securities. In addition, the Fund, as a defensive measure, also may depart from its principal investment strategy in response to unusual market or other conditions. It is impossible to predict when, or for how long, the Fund will use these alternative strategies. There can be no assurance that such strategies will be successful. Further, to the extent that the Fund invests defensively, it likely will not achieve its investment objective.

Conflict of Interest Risk. Like other investment advisers, PGIM Investments and PGIM are subject to various conflicts of interest in the ordinary course of their business. PGIM's side-by-side management of multiple accounts can create conflicts of interest, as PGIM and its investment professionals may have an incentive to favor accounts for which it receives performance fees, accounts of affiliates, large accounts which typically generate more revenue over smaller accounts and accounts with higher fees.

PGIM may buy or sell for one client account securities of the same kind or class that are purchased or sold for another at prices that may be different and may also, at any time, execute trades of securities of the same kind or class in one direction for an account and in the opposite direction for another account due to differences in investment strategy or client direction. PGIM manages certain commingled vehicles that are options under the 401(k) and deferred compensation plans offered by Prudential. As a result, investment professionals may have direct or indirect interests in these vehicles. PGIM provides non-discretionary investment advice and non-discretionary model portfolios to some clients and manages others on a discretionary basis. Trades in non-discretionary accounts could occur before, in concert with, or after similar trades in discretionary accounts. The non-discretionary clients may be disadvantaged if PGIM delivers the model investment portfolio or investment advice to them after it initiates trading for the discretionary clients, or vice versa.

PGIM Investments and PGIM are affiliated with many types of U.S. and non-U.S. financial service providers, including insurance companies, broker-dealers and other investment advisers. Some of their employees are officers of some of these affiliates. PGIM may be restricted by law, regulation or contract as to how much, if any, of a particular security it may purchase or sell on behalf of a client, and as to the timing of such purchase or sale, even when such purchase or sale might otherwise be beneficial to the client.

Because of the substantial size of the general account of The Prudential Insurance Company of America ("PICA"), trading by PICA's general account, including PGIM's trades on behalf of the account, may affect market prices. Although PGIM Fixed Income does not expect that PICA's general account will execute transactions that will move a market frequently, and generally only in response to unusual market or issuer events, the execution of these transactions could have an adverse effect on transactions for or positions held by other clients, including the Fund. Prudential, PICA's general account, PGIM Fixed Income's proprietary accounts and accounts of other affiliates of it (collectively, "affiliated accounts") hold public and private debt and equity securities of a large number of issuers and may invest in some of the same companies as other client accounts but at different levels in the capital structure. These investments can result in conflicts between the interests of the affiliated accounts and the interests of the Fund. PGIM Investments, PGIM and their affiliates may also have financial interests or relationships with issuers whose securities they invest in for client accounts. These interests can include debt or equity financing, strategic corporate relationships or investments, and the offering of investment advice in various forms.

For a more detailed discussion of these and other potential conflicts of interest, please see "Management and Advisory Arrangements—Portfolio Managers" in the SAI.

Risks Associated with Fund Distribution Policy. The Fund intends to make a level dividend distribution each month to the common shareholders. Currently, in order to maintain a relatively stable level of distributions, the Fund may pay out less than all of its net investment income, pay out undistributed income from prior months, return capital in addition to current period net investment income or borrow money to fund distributions. The distributions for any full or partial calendar year might not be made in equal amounts, and one distribution may be larger than others. The Fund will make a distribution only if authorized by the Board and declared by the Fund out of assets legally available for these distributions. This distribution policy may, under certain circumstances, have certain adverse consequences to the Fund and its shareholders because it may result in a return of capital, which would reduce the Fund's NAV and, over time, potentially increase the Fund's expense ratio. If the Fund distributes a return of capital, it means that the Fund is returning to shareholders a portion of their investment rather than making a distribution that is funded from the Fund's earned income or other profits. The Fund's distribution policy may be changed at any time without shareholder approval by the Board.

If the Fund elects to issue preferred shares and/or notes or other debt securities, its ability to make distributions to its common shareholders may be limited by the terms of any such preferred shares or debt securities, the asset coverage requirements and other limitations imposed by the 1940 Act, Maryland law, the Fund's lenders and NRSROs.

Tax Risk. The Fund intends to qualify to elect and maintain its election to be a "regulated investment company" under Subchapter M of the Code. If the Fund qualifies as a regulated investment company, it generally will not be subject to U.S. federal income tax on its income, including net capital gain, to the extent the Fund distributes such income to shareholders, provided that, for each taxable year, the Fund distributes to its shareholders at least 90% of the sum of (1) its "investment company taxable income" as defined by the Code (which includes, among other items of income, dividends, taxable interest and the excess of any net short-term capital gains over net long-term capital losses, as reduced by certain deductible expenses) and (2) its net tax-exempt income. The Fund intends to distribute all or substantially all of its investment company taxable income and net capital gain each year.

In order for the Fund to qualify as a regulated investment company in any taxable year, the Fund must continuously maintain its registration with the SEC, meet certain asset diversification tests, and at least 90% of the Fund's gross income for such taxable year must consist of certain types of qualifying income. In certain circumstances, it may be difficult for the Fund to meet the diversification requirements. Further, if Congress, the U.S. Treasury Department or the Internal Revenue Service (the "IRS") were to take any action that altered the Fund's current understanding of the income and diversification tests, certain types of income representing a significant portion of the Fund's gross income may not constitute qualifying income, or the Fund's assets may not be sufficiently diversified. In that case, the Fund could be forced to change the manner in which it pursues its investment strategy or could cease to qualify for the special U.S. federal income tax treatment accorded regulated investment companies. For instance, under current law, foreign currency gains will generally be treated as qualifying income for purposes of the 90% gross income requirement. However, the U.S. Treasury Department has authority to issue regulations in the future that could treat some or all of the Fund's foreign currency gains as non-qualifying income, thereby jeopardizing the Fund's status as a regulated investment company for all years to which the regulations are applicable and perhaps requiring or causing the Fund to change its investment policies.

If the Fund were to fail to meet the income or diversification tests, the Fund could in some cases cure such failure, including by paying a fund-level tax and, in the case of diversification failures, disposing of certain assets. If the Fund were ineligible to or otherwise did not cure such failure for any year, the Fund would fail to qualify as a regulated investment company for such year. In such case, the Fund could not deduct shareholder distributions for purposes of calculating the Fund's taxable income and the Fund would be subject to a 21% corporate level tax on such taxable income. In addition, distributions to the shareholders would be taxable as dividends to the extent of the Fund's current or accumulated earnings and profits; distributions in excess of the Fund's current and accumulated earnings and profits would be treated as a nontaxable return of capital and reduce the shareholders basis in their shares; and distributions in excess of such basis would be treated as gain from a sale or exchange of the shares. See "Tax Matters."

Equity and Equity-Related Securities Risk. The value of a particular security could go down and you could lose money. In addition to an individual security losing value, the value of the equity markets or a sector in which the Fund invests could go down. The Fund's holdings can vary significantly from broad market indexes and the performance of the Fund can deviate from the performance of these indexes. Different parts of a market can react differently to adverse issuer, market, regulatory, political and economic developments.

Anti-Takeover Provisions Risk. Certain provisions of the Fund's Declaration of Trust and Bylaws could have the effect of limiting the ability of other entities or persons to acquire control of the Fund or to modify the Fund's structure. The provisions may have the effect of depriving you of an opportunity to sell your shares at a premium over prevailing market prices and may have the effect of inhibiting conversion of the Fund to an open-end investment company. These include provisions for staggered terms of office for members of the Board, super-majority voting requirements for merger, consolidation, liquidation, termination and asset sale transactions, amendments to the Declaration of Trust and conversion to open-end status. Additionally, the Declaration of Trust provides that the Fund shall be subject to the Control Share Act to the same extent as if the Fund were a Maryland corporation that had elected to be subject to the Control Share Act by resolution of its board of directors. Accordingly, the Control Share Act shall apply to any acquisition or proposed acquisition of shares of the Fund as if the acquisition or proposed acquisition related to shares of stock of a Maryland corporation, subject to any limitations under the 1940 Act.

With certain exceptions, the Control Share Act provides that, holders of "control shares" (defined as voting shares that, when aggregated with all other shares controlled by the stockholder, entitle the stockholder to exercise one of three increasing ranges of voting power in electing directors) acquired in a "control share acquisition" (defined as the direct or indirect acquisition of ownership or control of issued and outstanding "control shares") have no voting rights except to the extent approved by the stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding shares owned by the acquirer, the corporation's officers or by the corporation's employees who are also directors.

See "Description of Shares" and "Certain Provisions of the Declaration of Trust and Bylaws."

Cyber Security Risk. Failures or breaches of the electronic systems of the Fund, the Fund's manager, Subadviser and other service providers, or the issuers of securities in which the Fund invests have the ability to cause disruptions and negatively impact the Fund's business operations, potentially resulting in financial losses to the Fund and its shareholders. While the Fund has established business continuity plans and risk management systems seeking to address system breaches or failures, there are inherent limitations in such plans and systems. Furthermore, the Fund cannot control the cyber security plans and systems of the Fund's service providers or issuers of securities in which the Fund invests.

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The above discussion of the various risks associated with the Fund and its investments is not, and is not intended to be, a complete enumeration or explanation of the risks involved in an investment in the Fund. Prospective investors should read this entire prospectus and consult with their own advisors before deciding whether to invest in the Fund. In addition, as market, economic, political, tax and other factors change or evolve over time, an investment in the Fund may be subject to risk factors not foreseeable at this time or able to be described in this prospectus at this time.

MANAGEMENT AND ADVISORY ARRANGEMENTS

Board of Trustees

The Board is responsible for the overall supervision of the business and affairs of the Fund and performs the various duties imposed on the trustees of investment companies by the 1940 Act, the Declaration of Trust and applicable Maryland law. The Board also oversees the Fund's officers, who conduct and supervise the daily business operations of the Fund. The Trustees are divided into three classes, with only one class coming up for election at each annual meeting of the Fund's shareholders. Any vacancy on the Board may be filled only by a majority of the remaining Trustees, unless the 1940 Act requires the election of one or more such Trustees by shareholders.

Manager

The Manager of the Fund is PGIM Investments, 655 Broad Street, Newark, NJ 07102-4410. PGIM Investments is a wholly-owned subsidiary of PIFM Holdco LLC, which is a wholly-owned subsidiary of PGIM Holding Company LLC, which is a wholly-owned subsidiary of Prudential. PGIM Investments and its predecessors have served as a manager or administrator to investment companies since 1987. PGIM Investments currently serves as manager to all of the other investment companies that, together with the Fund, comprise the Prudential Investments registered investment companies. As of September 30, 2020, PGIM Investments served as the investment manager to all of the Prudential U.S. and offshore open-end management investment companies, and as manager and administrator to closed-end investment companies. As of September 30, 2020, PGIM Investments had total assets under management of approximately $335.3 billion.

Pursuant to a Management Agreement with the Fund (the "Management Agreement"), PGIM Investments, subject to the supervision of the Fund's Board and in conformity with the stated policies of the Fund, manages both the investment operations of the Fund and the composition of the Fund's portfolio, including the purchase, retention, disposition and loan of securities and other assets. In connection therewith, PGIM Investments is obligated to keep certain books and records of the Fund. PGIM Investments will review the performance of the Subadviser and make recommendations to the Board with respect to the retention of subadvisers and the renewal of contracts. PGIM Investments also administers the Fund's corporate affairs and, in connection therewith, furnishes the Fund with office facilities, together with those ordinary clerical and bookkeeping services which are not being furnished by the Fund's custodian and transfer agent. The management services of PGIM Investments to the Fund are not exclusive under the terms of the Management Agreement and PGIM Investments is free to, and does, render management services to others.

For its services, the Fund pays PGIM Investments a monthly fee at the annual rate of 1.00% of the average daily value of the Fund's Investable Assets. The term "Investable Assets" in this prospectus refers to the total assets of the Fund (including any assets attributable to money borrowed, including as a result of any preferred shares or notes or other debt securities that may be issued by the Fund) minus the sum of (i) accrued liabilities of the Fund (other than liabilities for money borrowed, including the liquidation preference of any outstanding preferred shares, and principal on notes and other debt securities issued by the Fund), (ii) any accrued and unpaid interest on money borrowed and (iii) accumulated dividends on any Common Shares and preferred shares issued by the Fund. For purposes of this calculation, average daily value of the Fund's Investable Assets is determined at the end of each month on the basis of the average value of the Fund's Investable Assets of the Fund for each day during the month.

The Management Agreement provides that PGIM Investments will not be liable for any error of judgment by PGIM Investments or for any loss suffered by the Fund in connection with the matters to which the Management Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or loss resulting from willful misfeasance, bad faith or gross negligence or reckless disregard of duties. The Management Agreement provides that it will terminate automatically if assigned (as defined in the 1940 Act), and that it may be terminated without penalty by either PGIM Investments or the Fund by the Board or vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act) upon not more than 60 days', nor less than 30 days', written notice. The Management Agreement will continue in effect for a period of more than two years from the date of execution only so long as such continuance is specifically approved at least annually by the Board in accordance with the requirements of the 1940 Act.

The basis for the Board's initial approval of the Fund's management and subadvisory agreements will be provided in the Fund's initial report to the common shareholders. The basis for subsequent continuations of the

Fund's investment advisory and subadvisory agreements will be provided in annual or semi-annual reports to the common shareholders for the periods during which such continuations occur.

Subadviser

PGIM has served as an investment adviser to Prudential since 1984. PGIM is an indirect wholly-owned subsidiary of Prudential and is an affiliate of PGIM Investments. PGIM is located at 655 Broad Street, Newark, NJ 07102-4410. PGIM Investments has responsibility for all investment advisory services, supervises PGIM and PGIM Limited and pays PGIM and PGIM Limited for their services to the Fund. As of September 30, 2020, PGIM had approximately $1.443 trillion in assets under management.

PGIM Fixed Income is the principal public fixed income asset management unit of PGIM and is the unit of PGIM that provides investment advisory services to the Fund. PGIM Fixed Income is organized into groups specializing in different sectors of the fixed income market: U.S. and non-U.S. government bonds, mortgages and asset-backed securities, U.S. and non-U.S. investment grade corporate bonds, high yield bonds, emerging markets bonds, municipal bonds, and money market securities.

PGIM Limited is an indirect wholly-owned subsidiary of PGIM. PGIM Limited is located at Grand Buildings, 1-3 Strand, Trafalgar Square, London WC2N 5HR. PGIM Limited provides investment advisory services with respect to securities in certain foreign markets. As of June 30, 2020, PGIM Limited managed approximately $57.88 billion in assets.

PGIM Investments has entered into a subadvisory agreement with PGIM and PGIM Limited relating to the Fund (the "Subadvisory Agreement"). The Subadvisory Agreement provides that the Subadviser will furnish investment advisory services in connection with the management of the Fund. In connection therewith, the Subadviser is obligated to keep certain books and records of the Fund. Under the Subadvisory Agreement, the Subadviser, subject to the supervision of PGIM Investments, is responsible for managing the assets of the Fund in accordance with the Fund's investment objective, investment program and policies. The Subadviser determines what securities and other instruments are purchased and sold for the Fund and is responsible for obtaining and evaluating financial data relevant to the Fund. PGIM Investments continues to have responsibility for all investment advisory services pursuant to the Management Agreement and supervises the Subadviser's performance of such services. The Subadvisory Agreement provides that it will terminate in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Management Agreement. The Subadvisory Agreement may be terminated by the Fund, PGIM Investments, or the Subadviser upon not more than 60 days', nor less than 30 days', written notice. The Subadvisory Agreement provides that it will continue in effect for a period of not more than two years from its execution only so long as such continuance is specifically approved at least annually in accordance with the requirements of the 1940 Act.

For its services, PGIM Investments pays the Subadviser a monthly fee at the annual rate of 0.50% of the average daily value of the portion of the Fund's Investable Assets managed by PGIM. For purposes of this calculation, average daily value of the Fund's Investable Assets is determined at the end of each month on the basis of the average value of the Fund's Investable Assets of the Fund for each day during the month. No advisory fee will be paid by the Fund directly to the Subadviser. PGIM Fixed Income will pay a portion of its subadvisory fee to PGIM Limited for its services.

During periods when the Fund is using leverage, if any, the fees paid to the Manager and the Subadviser will be higher than if the Fund did not use leverage because the fees paid are calculated on the basis of the Fund's Investable Assets, which includes any assets attributable to borrowings and the issuance of preferred shares or notes or other debt securities by the Fund, if any. See "Summary of Fund Expenses" and "Management and Advisory Arrangements."

Portfolio Managers

The following individuals have primary responsibility for the day-to-day implementation of the Fund's investment strategy.

Robert Cignarella, CFA, is a Managing Director and Head of U.S. High Yield for PGIM Fixed Income. Mr. Cignarella is also the co-Head of the Global High Yield Strategy. Prior to joining the firm in 2014, Mr. Cignarella was a managing director and co-head of high yield and bank loans at Goldman Sachs Asset Management. He also held positions as a high yield portfolio manager and a high yield and investment grade credit analyst. Earlier, he was a financial analyst in the investment banking division of Salomon Brothers.

Mr. Cignarella received an MBA from the University of Chicago, and a bachelor's degree in operations research and industrial engineering from Cornell University. He holds the Chartered Financial Analyst (CFA) designation.

Robert Spano, CFA, CPA, is a Principal and a high yield portfolio manager for PGIM Fixed Income's U.S. High Yield Bond Team. Prior to assuming his current position in 2007, Mr. Spano was a high yield credit analyst for 10 years in PGIM Fixed Income's Credit Research Group, covering the health, lodging, consumer, gaming, restaurants, and chemical industries. Earlier, he worked as an investment analyst in the Project Finance Unit of the Firm's private placement group. Mr. Spano also held positions in the internal audit and risk management units of Prudential Securities. He received a BS in Accounting from the University of Delaware and an MBA from New York University. Mr. Spano holds the Chartered Financial Analyst (CFA) and Certified Public Accountant (CPA) designations.

Ryan Kelly, CFA, is a Principal and lead portfolio manager for PGIM Fixed Income's Credit Opportunities strategy. Mr. Kelly is also a senior portfolio manager for PGIM Fixed Income's U.S. High Yield Team. Prior to his current roles, Mr. Kelly was a senior high yield credit analyst in PGIM Fixed Income's Credit Research Group covering a number of sectors including automotive, finance, energy, telecom, cable, technology and power. During his tenure at PGIM Fixed Income, Mr. Kelly participated in a number of restructurings, having successfully navigated portfolios through the automotive downturn and government led bailouts, along with the more recent turmoil in the high yield energy sector. Prior to joining the firm in 2002, Mr. Kelly was a senior high yield analyst at Muzinich & Company, and an investment banker at PNC Capital Markets where he worked on high yield, mergers and acquisition (M&A) and private placement transactions. Mr. Kelly began his career in the Chase credit training program and in investment banking at Chase Manhattan Bank, where he specialized in project finance and M&A advisory mandates for the global power sector. He received a BA in Economics from Michigan State University and holds the Chartered Financial Analyst (CFA) designation.

Brian Clapp, CFA, is a Principal and a high yield portfolio manager for PGIM Fixed Income's U.S. High Yield Team. Mr. Clapp was previously a senior high yield credit analyst on PGIM Fixed Income's Credit Research team. He joined the Firm in 2006 from Muzinich & Co. While there, Mr. Clapp held several positions, including portfolio manager for a high yield bond based hedge fund, hedge fund credit analyst, and credit analyst covering the chemical, industrial, and transportation sectors. Earlier at Triton Partners, an institutional high yield fund manager, Mr. Clapp was a credit analyst covering the metals and mining, healthcare, homebuilding, building products and transportation sectors. He received a BS in Finance from Bryant College, and an MS in Computational Finance, and an MBA from Carnegie Mellon. Mr. Clapp holds the Chartered Financial Analyst (CFA) designation.

Daniel Thorogood, CFA, is a Principal and a high yield portfolio manager for PGIM Fixed Income's U.S. High Yield Team. Mr. Thorogood is also responsible for portfolio strategy and managing high yield bond allocations in multi-sector portfolios. Prior to joining the High Yield Team, Mr. Thorogood was a member of PGIM Fixed Income's Quantitative Research and Risk Management Group. Mr. Thorogood was the head of a team of portfolio analysts who support the Firm's credit-related strategies, including investment grade corporate, high yield corporate, and emerging market debt sectors. The team was primarily responsible for performing detailed portfolio analysis relative to benchmarks, monitoring portfolio risk exposures, and analyzing performance through proprietary return attribution models. Prior to joining the Quantitative Research and Risk Management Group in 1996, Mr. Thorogood was Associate Manager in PGIM Fixed Income's Trade Support and Operations Unit. He received a BS in Finance from Florida State University and an MBA in Finance from Rutgers University. Mr. Thorogood holds the Chartered Financial Analyst (CFA) designation.

Additional information about portfolio manager compensation, other accounts managed, and portfolio manager ownership of Fund securities may be found in the SAI.

CONTROL PERSONS

A control person includes a person who beneficially owns more than 25% of the voting securities of a company. PGIM Investments has provided the initial capitalization of the Fund and therefore is a control person of the Fund because it is the sole shareholder of the Fund as of the date of this prospectus. PGIM Investments may also be considered a controlling person of the Fund under the 1940 Act to the extent it has the power to exercise a controlling influence over the management or policies of the Fund.

NET ASSET VALUE

The Fund determines its NAV on each day on which the Fund is open for business, as of the close of regular trading on the New York Stock Exchange (generally, 4:00 pm Eastern Time). The Fund determines the NAV per Common Share by dividing the value of the Fund's securities, cash and other assets (including interest accrued but not collected) less all its liabilities (including accrued expenses, the liquidation preference of any outstanding preferred shares, if any, and dividends payable) by the total number of Common Shares outstanding.

The Fund's portfolio investments are valued based upon market quotations or, if market quotations are not readily available, at fair value as determined in good faith under procedures established by the Board. These procedures include pricing methodologies for determining the fair value of certain types of securities and other assets held by the Fund that do not have quoted market prices, and authorize the use of other pricing sources, such as bid prices supplied by a principal market maker and evaluated prices supplied by pricing vendors that employ analytic methodologies that take into account the prices of similar securities and other market factors.

Short-term investments having a maturity of 60 days or less are generally valued at amortized cost. Exchange-traded options, futures and options on futures are valued at the settlement price determined by the exchange.

The Fund may invest in foreign instruments that are denominated in currencies other than the U.S. dollar. Foreign currency exchange rates are generally determined as of the close of business on the New York Stock Exchange. Foreign securities owned by the Fund may trade on weekends or other days when the Fund's Common Shares do not trade. As a result, the Fund's NAV may change on days when you will not be able to purchase or sell shares.

If the Fund determines that a market quotation for an investment is not reliable based on, among other things, events or market conditions that occur with respect to one or more investments held by the Fund or the market as a whole, after the quotation is derived or after the closing of the primary market on which the security or other asset is traded, but before the time that the Fund's NAV is determined, the Fund may use "fair value pricing," which is implemented by a valuation committee ("Valuation Committee") consisting of representatives of the Manager and Subadviser or by the Board. In addition, the Fund may use fair value pricing determined by the Valuation Committee or Board if the pricing source does not provide an evaluated price for an investment or provides an evaluated price that, in the judgment of the Manager (or Subadviser), does not represent fair value. Securities or other assets that are primarily traded outside the United States may also be subject to a fair value pricing adjustment using a service provided by a pricing vendor, if it is determined that market quotations from those non-U.S. markets are not reliable, based on market movements after the close of the relevant non-U.S. markets.

Different valuation methods may result in differing values for the same investment. The fair value of a portfolio asset that the Fund uses to determine its NAV may differ from the quoted or published price of the investment.

Fair value pricing procedures are designed to result in prices for the Fund's investments and its NAV that are reasonable in light of the circumstances which make or have made market quotations unavailable or unreliable. There is no assurance, however, that fair value pricing will more accurately reflect the market value of an asset than the market price of such asset on that day.

DISTRIBUTIONS

The Fund intends to make a level dividend distribution each month to the common shareholders. The level dividend rate may be modified by the Board from time to time, and will be based upon the past and projected performance and expenses of the Fund. If necessary, the Fund intends to also make a distribution during or with respect to each calendar year (which may be combined with a regular monthly distribution), which will generally include any net investment income and net realized capital gain for the year not otherwise distributed. The Fund will make a distribution only if authorized by the Board and declared by the Fund out of assets legally available for distribution.

If the total distributions made in any calendar year exceed the sum of: (i) investment company taxable income and net tax-exempt income (determined in each case without regard to the deduction for dividends paid), and (ii) net capital gain (defined as net long-term capital gains in excess of net short-term capital losses, including in the form of loss carryforwards), also determined without regard to any deduction for capital gain dividends paid, such excess distributed amount may be treated for U.S. federal income tax purposes as a tax-free return of capital to the extent of a shareholder's adjusted tax basis in the Common Shares. After such adjusted tax basis is reduced to zero, the distribution would be taxable capital gain (assuming the shares are held as capital assets). In general terms, a return of capital would involve a situation in which a Fund distribution (or a portion thereof) represents a return of a portion of the common shareholder's investment, rather than net income or capital gains generated from his or her investment during a particular period. Although return of capital distributions may not be taxable, such distributions would reduce the basis of a shareholder's Common Shares and therefore may increase a shareholder's tax liability for capital gains upon a sale of Common Shares. See "Tax Matters." The Fund's distribution policy may, under certain circumstances, have certain adverse consequences to the Fund and its shareholders because it may result in a return of capital resulting in less of a shareholder's assets being invested in the Fund than if the dividend had not resulted in a return of capital and, over time, increase the Fund's expense ratio. The distribution policy also may cause the Fund to sell a security at a time it would not otherwise do so in order to manage the distribution of income and gain. The Fund's initial distribution is expected to be declared approximately 30 to 45 days after the completion of this offering and paid approximately 60 days after the completion of the offering, in each case depending on market conditions. The initial distributions may consist primarily of a return of capital if the Fund is delayed in investing the proceeds of this offering.

PGIM Investments has received an order from the SEC granting an exemption from Section 19(b) of the 1940 Act and Rule 19b-1 thereunder to permit closed-end funds managed by PGIM Investments to include realized long-term capital gains as a part of its regular distributions to the common shareholders more frequently than would otherwise be permitted by the 1940 Act (generally once per taxable year). The Fund intends to rely on this exemptive order. The Board may, at the request of PGIM Investments, adopt a managed distribution policy in the future. In addition, if under the managed distribution policy a distribution included a return of capital, this would merely represent a return of a shareholder's original investment and would not represent a gain or income on the Fund's investments.

The level dividend distribution described above is intended to result in the payment of approximately the same amount or percentage to the common shareholders each month. Section 19(a) of the 1940 Act and Rule 19a-1 thereunder require the Fund to provide a written statement accompanying any such payment that adequately discloses its source or sources. Thus, if the source of the dividend or other distribution were the original capital contribution of the common shareholder, and the payment amounted to a return of capital, the Fund would be required to provide written disclosure to that effect. Nevertheless, persons who periodically receive the payment of a dividend or other distribution may be under the impression that they are receiving net profits when they are not. The common shareholders should read any written disclosure provided pursuant to Section 19(a) and Rule 19a-1 carefully, and should not assume that the source of any distribution from the Fund is net income or net profit. In addition, in cases in which the Fund would return capital to the common shareholders, such distribution may bear on the Fund's ability to maintain its asset coverage requirements and to pay the dividends on any preferred shares that the Fund may issue.

DIVIDEND REINVESTMENT PLAN

Unless a common shareholder elects to receive cash by contacting Computershare Trust Company, N.A, (the "Plan Administrator"), all dividends declared on Common Shares will be automatically reinvested by the Plan Administrator pursuant to the Fund's Automatic Dividend Reinvestment Plan (the "Plan"), in additional Common Shares. The common shareholders who elect not to participate in the Plan will receive all dividends and other distributions (together, a "Dividend") in cash paid by check mailed directly to the shareholder of record (or, if the Common Shares is held in street or other nominee name, then to such nominee) by the Plan Administrator as dividend disbursing agent. Participation in the Plan is completely voluntary and may be terminated or resumed at any time without penalty by notice if received and processed by the Plan Administrator prior to the Dividend record date; otherwise such termination or resumption will be effective with respect to any subsequently declared Dividend. Such notice will be effective with respect to a particular Dividend. Some brokers may automatically elect to receive cash on behalf of the common shareholders and may reinvest that cash in additional Common Shares.

The Plan Administrator will open an account for each common shareholder under the Plan in the same name in which such common shareholder's Common Shares is registered. Whenever the Fund declares a Dividend payable in cash, non-participants in the Plan will receive cash and participants in the Plan will receive the equivalent in Common Shares. The Common Shares will be acquired by the Plan Administrator for the participants' accounts, depending upon the circumstances described below, either (i) through receipt of additional unissued but authorized Common Shares from the Fund ("Newly Issued Common Shares") or (ii) by purchase of outstanding Common Shares on the open market ("Open-Market Purchases") on the New York Stock Exchange or elsewhere. If, on the payment date for any Dividend, the closing market price per Common Share plus per share fees (as defined below) is equal to or greater than the NAV per Common Share (such condition being referred to as "market premium"), the Plan Administrator will invest the Dividend amount in Newly Issued Common Shares on behalf of the participants. The number of shares of Newly Issued Common Shares to be credited to each participant's account will be determined by dividing the dollar amount of the Dividend by the NAV per Common Share on the payment date, provided that, if the NAV per Common Share is less than or equal to 95% of the closing market price per Common Share on the payment date, the dollar amount of the Dividend will be divided by 95% of the closing market price per Common Share on the payment date. If, on the payment date for any Dividend, the NAV per Common Share is greater than the closing market value per Common Share plus per share fees (such condition being referred to as "market discount"), the Plan Administrator will invest the Dividend amount in Common Shares acquired on behalf of the participants in Open-Market Purchases. "Per share fees" include any applicable brokerage commissions the Plan Administrator is required to pay.

In the event of a market discount on the payment date for any Dividend, the Plan Administrator will have until the last business day before the next date on which the Common Shares trades on an "ex-dividend" basis or 30 days after the payment date for such Dividend, whichever is sooner (the "Last Purchase Date"), to invest the Dividend amount in Common Shares acquired in Open-Market Purchases on behalf of participants. If, before the Plan Administrator has completed its Open-Market Purchases, the market price per Common Share exceeds the NAV per Common Share, the average per share purchase price paid by the Plan Administrator for Common Shares may exceed the NAV per Common Share, resulting in the acquisition of fewer Common Shares than if the Dividend had been paid in shares of Newly Issued Common Shares on the Dividend payment date. Because of the foregoing difficulty with respect to Open-Market Purchases, the Plan provides that if the Plan Administrator is unable to invest the full Dividend amount in Open-Market Purchases during the purchase period or if the market discount shifts to a market premium during the purchase period, the Plan Administrator may cease making Open-Market Purchases and may invest the uninvested portion of the Dividend amount in Newly Issued Common Shares at the NAV per Common Share at the close of business on the Last Purchase Date, provided that, if the NAV is less than or equal to 95% of the then current market price per Common Share, the dollar amount of the Dividend will be divided by 95% of the market price on the payment date for purposes of determining the number of shares issuable under the Plan.

The Plan Administrator maintains all shareholder accounts in the Plan and furnishes written confirmation of all transactions in the accounts, including information needed by shareholders for tax records. Common Shares in the account of each Plan participant will be held by the Plan Administrator on behalf of the Plan participant, and each shareholder proxy will include those shares purchased or received pursuant to the Plan. The Plan Administrator will forward all proxy solicitation materials to participants and vote proxies for shares held under the Plan in accordance with the instructions of the participants.

In the case of the common shareholders such as banks, brokers or nominees that hold Common Shares for others who are the beneficial owners, the Plan Administrator will administer the Plan on the basis of the number of Common Shares certified from time to time by the record shareholder's name and held for the account of beneficial owners who participate in the Plan.

The Plan Administrator's service fee, if any, and expenses for administering the plan will be paid for by the Fund. If a participant elects by written, Internet or telephonic notice to the Plan Administrator to have the Plan Administrator sell part or all of the shares held by the Plan Administrator in the participant's account and remit the proceeds to the participant, the Plan Administrator is authorized to deduct a $15.00 transaction fee plus a $0.12 per share fee. If a participant elects to sell his or her Common Shares, the Plan Administrator will process all sale instructions received no later than five business days after the date on which the order is received by the Plan Administrator, assuming the relevant markets are open and sufficient market liquidity exists (and except where deferral is required under applicable federal or state laws or regulations). Such sale will be made through the Plan Administrator's broker on the relevant market and the sale price will not be determined until such time as the broker completes the sale. In every case the price to the participant shall be the weighted average sale price obtained by the Plan Administrator's broker net of fees for each aggregate order placed by the participant and executed by the broker. To maximize cost savings, the Plan Administrator will seek to sell shares in round lot transactions. For this purpose the Plan Administrator may combine a participant's shares with those of other selling participants.

There will be no brokerage charges with respect to Common Shares issued directly by the Fund. However, each participant will pay a pro rata share of brokerage commissions incurred in connection with Open-Market Purchases. Each participant will be charged a per share fee (currently $.05 per share) on all Open-Market

Purchases. The automatic reinvestment of Dividends will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such Dividends. See "Tax Matters." Participants that request a sale of Common Shares through the Plan Administrator are subject to brokerage commissions.

Each participant may terminate the participant's account under the Plan by so notifying the Plan Administrator via the Plan Administrator's website at www.computershare.com/investor, by filling out the transaction request form located at the bottom of the participant's Statement and sending it to the Plan Administrator or by calling the Plan Administrator. Such termination will be effective immediately if the participant's notice is received by the Plan Administrator prior to any Dividend record date. Upon any withdrawal or termination, the Plan Administrator will cause to be delivered to each terminating participant a statement of holdings for the appropriate number of the Fund's whole book-entry Common Shares and a check for the cash adjustment of any fractional share at the market value per Common Share as of the close of business on the date the termination is effective less any applicable fees. In the event a participant's notice of termination is on or after a record date (but before payment date) for an account whose Dividends are reinvested, the Plan Administrator, in its sole discretion, may either distribute such Dividends in cash or reinvest them in Common Shares on behalf of the terminating participant. In the event reinvestment is made, the Plan Administrator will process the termination as soon as practicable, but in no event later than five business days after the reinvestment is completed. The Plan may be terminated by the Fund upon notice in writing mailed to each participant at least 30 days prior to any record date for the payment of any Dividend by the Fund.

The Fund reserves the right to amend or terminate the Plan. There is no direct service charge to participants with regard to purchases in the Plan; however, the Fund reserves the right to amend the Plan to include a service charge payable by the participants.

All correspondence or questions concerning the Plan should be directed to the Plan Administrator, Computershare Trust Company, N.A., P.O. Box 505000, Louisville, KY 40233-5000, or by calling (toll-free) (800) 451-6788.

DESCRIPTION OF SHARES

Common Shares

The Fund is authorized to issue an unlimited number of Common Shares. The Common Shares have no preemptive, conversion, exchange, redemption or appraisal rights. Each share has equal voting, dividend, distribution and liquidation rights. The Common Shares outstanding are, and those offered hereby when issued will be, fully paid and nonassessable. Common shareholders are entitled to one vote per share. All voting rights for the election of Trustees are noncumulative, which means that the holders of more than 50% of the Common Shares can elect 100% of the Trustees then nominated for election if they choose to do so and, in such event, the holders of the remaining Common Shares will not be able to elect any Trustees. The Fund's Common Shares have been approved for listing on the New York Stock Exchange, subject to notice of issuance, under the symbol "SDHY." Under the rules of the New York Stock Exchange applicable to listed companies, and pursuant to the Fund's Declaration of Trust and Bylaws, the Fund will be required to hold an annual meeting of shareholders in each year. The foregoing description and the description below under "Certain Provisions of the Declaration of Trust and Bylaws" are subject to the provisions contained in the Declaration of Trust and Bylaws.

Preferred Shares

The Declaration of Trust authorizes the Board, without approval of the common shareholders, to classify and designate preferred shares, par value $0.001 per share, in one or more classes or series, with rights as determined by the Board. The Fund has no current intention to issue preferred shares.

Distribution Preference. Preferred shares, if any, would have priority over the Common Shares.

Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Fund, holders of preferred shares, if any, will be entitled to receive a preferential liquidating distribution (expected to equal the original purchase price per share plus accumulated and unpaid dividends thereon, whether or not earned or declared) before any distribution of assets is made to common shareholders.

Voting Rights. Preferred shares are required to be voting shares and to have equal voting rights with Common Shares. Except as otherwise indicated in this prospectus or the SAI and except as otherwise required by applicable law, holders of preferred shares will vote together with common shareholders as a single class.

Holders of preferred shares, voting as a separate class, will be entitled to elect two of the Fund's Trustees. The remaining Trustees will be elected by common shareholders and holders of preferred shares, voting together as a single class, with holders of both Common Shares and preferred shares entitled to cast one vote for each share held. In the event that two full years of accrued dividends are unpaid on the preferred shares, the holders of all outstanding preferred shares, voting as a separate class, will be entitled to elect a majority of the Fund's Trustees until all dividends in arrears have been paid or declared and set apart for payment. In order for the Fund to take certain actions or enter into certain transactions, a separate class vote of holders of preferred shares will be required, in addition to the combined single class vote of the holders of preferred shares and Common Shares.

Redemption, Purchase and Sale of Preferred Shares. The terms of the preferred shares may provide that they are redeemable at certain times, in whole or in part, at the original purchase price per share plus accumulated dividends. The terms may also state that the Fund may tender for or purchase preferred shares and resell any shares so tendered. Any redemption or purchase of preferred shares by the Fund will reduce the leverage applicable to Common Shares, while any resale of shares by the Fund will increase such leverage. See "Leverage."

The discussion above describes the Board's present intention with respect to a possible offering of preferred shares. If the Board determines to authorize such an offering, the terms of the preferred shares may be the same as, or different from, the terms described above, subject to applicable law and the Declaration of Trust. The Fund has no current intention to issue preferred shares.

LIMITED TERM AND ELIGIBLE TENDER OFFER

In accordance with the Declaration of Trust, the Fund intends to terminate as of the close of business on the ninth anniversary of the effective date of the Fund's initial registration statement, which the Fund currently expects to occur on the Dissolution Date; provided that the Board may, by a vote of a majority of the Board and seventy-five percent (75%) of the members of the Board who either (i) have been a member of the Board for a period of at least thirty-six months (or since the commencement of the Fund's operations, if less than thirty-six months) or (ii) were nominated to serve as a member of the Board by a majority of the Continuing Trustees (as defined on page 80) then members of the Board (the "75% Requirement"), without shareholder approval, extend the Dissolution Date once for up to six months, which date shall then become the Dissolution Date. In determining whether to extend the Dissolution Date, the Board may consider the inability to sell the Fund's assets in a time frame consistent with dissolution due to lack of market liquidity or other extenuating circumstances. Additionally, the Board may determine that market conditions are such that it is reasonable to believe that, with an extension, the Fund's remaining assets will appreciate and generate income in an amount that, in the aggregate, is meaningful relative to the cost and expense of continuing the operation of the Fund. On or before the Dissolution Date, the Fund will cease its investment operations, retire or redeem its leverage facilities, liquidate its investment portfolio (to the extent possible) and distribute all its net assets to common shareholders of record in one or more distributions on or after the Dissolution Date. Each common shareholder would be paid a portion of the Fund's net assets upon dissolution of the Fund proportional to the shareholder's ownership of the Fund.

During the Wind-Down Period, the Fund may begin liquidating all or a portion of the Fund's portfolio, and may deviate from its investment policies and may not achieve its investment objectives. During the Wind-Down Period (or in anticipation of an Eligible Tender Offer, as defined below), the Fund's portfolio composition may change as more of its portfolio holdings are called or sold and portfolio holdings are disposed of in anticipation of liquidation. Rather than reinvesting the proceeds of matured, called or sold securities in accordance with the investment program described above, the Fund may invest such proceeds in short term or other lower yielding securities or hold the proceeds in cash, which may adversely affect the Fund's performance.

As of a date within twelve months preceding the Dissolution Date (as may be extended as described above), the Board may determine, but is in no way required to determine, by a Board Action Vote, to cause the Fund to conduct an Eligible Tender Offer. In an Eligible Tender Offer, if the number of properly tendered Common Shares would result in the Fund having aggregate net assets below the Dissolution Threshold, the Eligible Tender Offer will be canceled and no Common Shares will be repurchased pursuant to the Eligible Tender Offer. Instead, the Fund will begin (or continue) liquidating its portfolio and proceed to terminate as scheduled on or about the Dissolution Date. The Eligible Tender Offer would be made, and common shareholders would be notified thereof, in accordance with the requirements of the 1940 Act, the Exchange Act and the applicable tender offer rules thereunder (including Rule 13e-4 and Regulation 14E under the Exchange Act). If the number of properly tendered Common Shares would result in the Fund having aggregate net assets greater than or equal to the Dissolution Threshold, all Common Shares properly tendered and not withdrawn will be purchased by the Fund pursuant to the terms of the Eligible Tender Offer. The Fund's purchase of tendered Common Shares pursuant to a tender offer will have tax consequences for tendering common shareholders and may have tax consequences for non-tendering common shareholders. In addition, the Fund would continue to be subject to its obligations with respect to its issued and outstanding borrowings, preferred shares or debt securities, if any. Regardless of whether the Eligible Tender Offer is completed or canceled, the Manager will pay all costs and expenses associated with the making of an Eligible Tender Offer, other than brokerage and related transaction costs associated with the disposition of portfolio investments in connection with the Eligible Tender Offer, which will be borne by the Fund and its common shareholders.

Following the completion of an Eligible Tender Offer, the Board may, by a Board Action Vote, eliminate the Dissolution Date without shareholder approval and cause the Fund to have a perpetual existence. In determining whether to eliminate the Dissolution Date, the Board may consider market conditions at such time and all other factors deemed relevant by the Board in consultation with the Manager, taking into account that the Manager may have a potential conflict of interest in recommending to the Board that the limited term structure be eliminated and the Fund have a perpetual existence. In making a decision to eliminate the Dissolution Date to provide for the Fund's perpetual existence, the Board will take such actions with respect to the continued operations of the Fund as it deems to be in the best interests of the Fund. The Fund is not required to conduct additional tender offers following an Eligible Tender Offer and conversion to a perpetual structure. Therefore, remaining common shareholders may not have another opportunity to participate in a tender offer or exchange their Common Shares for the then-existing NAV per Common Share.

All common shareholders remaining after a tender offer will be subject to proportionately higher expenses due to the reduction in the Fund's total assets resulting from payment for the tendered Common Shares. A reduction in net assets, and the corresponding increase in the Fund's expense ratio, could result in lower returns and put the Fund at a disadvantage relative to its peers and potentially cause the Common Shares to trade at a wider discount to NAV than it otherwise would. Such reduction in the Fund's total assets may also result in less investment flexibility, reduced diversification and greater volatility for the Fund, and may have an adverse effect on the Fund's investment performance. Moreover, the resulting reduction in the number of outstanding Common Shares could cause the Common Shares to become more thinly traded or otherwise adversely impact the secondary market trading of such Common Shares.

An Eligible Tender Offer may be commenced upon Board Action Vote without a shareholder vote. The Fund is not required to conduct an Eligible Tender Offer. If no Eligible Tender Offer is conducted, the Fund will dissolve on the Dissolution Date (subject to extension as described above), unless the limited term provisions of the Declaration of Trust are amended with the vote of shareholders.

Upon its termination, the Fund will distribute substantially all of its net assets to shareholders, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Fund, as may be determined by the Board. The Fund retains broad flexibility to liquidate its portfolio, wind up its business and make liquidating distributions to common shareholders in a manner and on a schedule it believes will best contribute to the achievement of its investment objective. Accordingly, as the Fund nears an Eligible Tender Offer or the Dissolution Date, the Manager may begin liquidating all or a portion of the Fund's portfolio through opportunistic sales. During this time, the Fund may not achieve its investment objective, comply with the investment guidelines described in this prospectus or be able to sustain its historical distribution levels. During such period(s), the Fund's portfolio composition may change as more of its portfolio holdings are called or sold and portfolio holdings are disposed of in anticipation of liquidation or an Eligible Tender Offer. Rather than reinvesting the proceeds of matured, called or sold securities in accordance with the investment program described above, the Fund may invest such proceeds in short term or other lower yielding securities, hold the proceeds in cash or distribute them, which may adversely affect its performance. The Fund's distributions during the Wind-Down Period may decrease, and such distributions may include a return of capital. The Fund may distribute the proceeds in one or more liquidating distributions prior to the final liquidation, which may cause fixed expenses to increase when expressed as a percentage of assets under management. It is expected that shareholders will receive cash in any liquidating distribution from the Fund, regardless of their participation in the Fund's dividend reinvestment plan. Given the nature of certain of the Fund's investments, the Fund may be unable to liquidate certain of its investments until after the Dissolution Date. In this case, the Fund may make one or more additional distributions after the Dissolution Date of any cash received from the ultimate liquidation of those investments. This would delay distribution payments, perhaps for an extended period of time, and there can be no assurance that the total value of the cash distribution made on the Dissolution Date and such subsequent distributions, if any, will equal the Fund's NAV on the Dissolution Date, depending on the ultimate results of such post-Dissolution Date asset liquidations. Shareholders generally will realize capital gain or loss upon the termination of the Fund in an amount equal to the difference between the amount of cash or other property received by the shareholder (including any property deemed received by reason of its being placed in a liquidating trust) and the shareholder's adjusted tax basis in the shares of the Fund for U.S. federal income tax purposes.

If on the Dissolution Date the Fund owns securities for which no market exists or securities that are trading at depressed prices, such securities may be placed in a liquidating trust. Securities placed in a liquidating trust may be held for an indefinite period of time, potentially several years or longer, until they can be sold or pay out all of their cash flows. Because the liquidating trust will hold securities previously owned by the Fund, during such time, the shareholders will continue to be exposed to the risks associated with the Fund and the value of the shareholders' interest in the liquidating trust will fluctuate with the value of the liquidating trust's remaining assets. To the extent the costs associated with a liquidating trust exceed the value of the remaining securities, the liquidating trust trustees may elect to write off or donate the remaining securities to charity. The Fund cannot predict the amount, if any, of securities that will be required to be placed in a liquidating trust or how long it will take to sell or otherwise dispose of such securities.

The Fund may continue in existence after the Dissolution Date to pay, satisfy and discharge any existing debts or obligations, collect and distribute any remaining net assets to common shareholders and do all other acts required to liquidate and wind up its business and affairs. If the Fund determines to liquidate, the Fund will complete the liquidation of its portfolio (to the extent possible and not already liquidated), retire or redeem its sources of leverage (to the extent not already retired or redeemed), distribute all of its liquidated net assets to its common shareholders (to the extent not already distributed), and the Fund will terminate its existence under Maryland law.

The Fund is not a so-called "target date" or "life cycle" fund whose asset allocation becomes more conservative over time as its target date, often associated with retirement, approaches. In addition, the Fund is not a "target term" fund whose investment objective is to return its original NAV on the Dissolution Date or in an Eligible Tender Offer. The Fund's investment objective and policies are not designed to seek to return investors' original investment upon termination of the Fund or in an Eligible Tender Offer, and investors may receive more or less than their original investment upon termination of the Fund or in an Eligible Tender Offer.

The Board may, to the extent it deems appropriate and without shareholder approval, adopt a plan of liquidation at any time preceding the anticipated Dissolution Date, which plan of liquidation may set forth the terms and conditions for implementing the termination of the existence of the Fund, including the commencement of the winding down of its investment operations and the making of one or more liquidating distributions to common shareholders prior to the Dissolution Date. See "Risk Factors—Limited Term and Tender Offer Risks."

CERTAIN PROVISIONS OF THE DECLARATION OF TRUST AND BYLAWS

The Fund has provisions in its Declaration of Trust and Bylaws that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund, to cause it to engage in certain transactions or to modify its structure.

Classified Board of Trustees. Commencing on the date the Fund has more than one shareholder of record, the Board will be divided into three classes, having initial terms ending at the first, second and third annual meeting of shareholders following their elections, respectively. At the annual meeting of shareholders in each year thereafter, the term of one class will expire and Trustees will be elected to serve in that class for terms ending at the third annual meeting following their election. This provision could delay for up to two years the replacement of a majority of the Board.

Election of Trustees. The Fund's Declaration of Trust and Bylaws provide that the affirmative vote of the holders of a majority of the outstanding shares entitled to vote in the election of Trustees will be required to elect a Trustee.

Number of Trustees; Vacancies; Removal. The Fund's Declaration of Trust provides that the number of Trustees shall be ten, but that the number of Trustees may thereafter be increased or decreased by the Board in accordance with the Fund's Bylaws. The Fund's Bylaws provide that a majority of the entire Board may at any time increase or decrease the number of Trustees. However, unless the Fund's Bylaws are amended, the number of Trustees cannot be less than one or more than fifteen.

The Fund's Declaration of Trust provides that a Trustee may be removed only for cause, as defined in the Declaration of Trust, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of Trustees.

The Bylaws provide that any vacancy on the Board may be filled only by a majority of the remaining Trustees, even if the remaining Trustees do not constitute a quorum and any Trustee elected to fill a vacancy shall serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is elected and qualifies.

Advance Notice Provisions for Shareholder Nominations and Shareholder Proposals. The Fund's Bylaws provide that, with respect to an annual meeting of shareholders, the nomination of individuals for election as Trustees and the proposal of other business to be considered by the Fund's shareholders may be made only (1) pursuant to the Fund's notice of the meeting, (2) by or at the direction of the Board or (3) by a shareholder who is a shareholder of record as of the record date for the meeting, at the time the shareholder provides the notice required by the Fund's Bylaws and at the time of the annual meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of such individuals as Trustees or on such other business and who has complied with the advance notice requirements of, and provided the information required by the Fund's Bylaws. With respect to special meetings of the Fund's shareholders, only the business specified in the notice of the meeting may be brought before the meeting. Nominations of individuals for election as Trustees at a special meeting of shareholders may be made only (i) by or at the direction of the Board or (ii) if the special meeting has been called in accordance with the Fund's Bylaws for the purpose of electing trustees, by any shareholder who is a shareholder of record as of the record date for the meeting, at the time the shareholder provides the notice required by the Fund's Bylaws and at the time of the special meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice requirements of, and provided the information required by, the Fund's Bylaws and applicable law.

Calling of Special Meetings of Shareholders. The Fund's Bylaws provide that special meetings of the Fund's shareholders may be called by the Board and certain of the Fund's officers. The Fund's Bylaws also provide that, subject to the satisfaction of certain procedural and informational requirements by the shareholder requesting the meeting, a special meeting of shareholders must be called by the secretary of the Fund upon the written request of shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting. The Fund's secretary will inform the requesting shareholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Fund's proxy materials), and the requesting shareholders must pay the estimated cost before the secretary may prepare and mail notice of the special meeting.

Approval of Extraordinary Corporate Action; Amendment of the Fund's Declaration of Trust and Bylaws.

The Fund's Declaration of Trust generally provides for approval of Declaration of Trust amendments and extraordinary transactions, if declared advisable by the Board, by shareholders entitled to cast at majority of the votes entitled to be cast on the matter. However, the Fund's Declaration of Trust provides that the following matters require the approval of shareholders entitled to cast at least 80% of the votes entitled to be cast on such matter:

(a)  amendments to the provisions of the Fund's Declaration of Trust relating to the classification of the Board, the power of the Board to fix the number of trustees and to fill vacancies on the Board, and the vote required to elect or remove a Trustee;

(b)  Declaration of Trust amendments that would convert the Fund from a closed-end company to an open-end company or make the Common Shares a redeemable security (within the meaning of the 1940 Act);

(c)  Except as contemplated by the provisions of the Declaration of Trust described herein under the heading "Limited Term and Eligible Tender Offer," the liquidation or dissolution of the Fund or Declaration of Trust amendments to effect the liquidation or dissolution of the Fund;

(d)  amendments to the provisions of the Declaration of Trust relating to the vote required to approve the dissolution of the Fund, Declaration of Trust amendments and, if declared advisable by the Board, extraordinary transactions;

(e)  any merger, consolidation, statutory share exchange or sale or exchange of all or substantially all of the Fund's assets that the Maryland General Corporation Law requires be approved by stockholders of a Maryland corporation; or

(f)  any transaction between the Fund, on the one hand, and any person or group of persons acting together that is entitled to exercise or direct the exercise, or acquire the right to exercise or direct the exercise, directly or indirectly (other than solely by virtue of a revocable proxy), of one-tenth or more of the voting power in the election of Trustees generally, or any affiliate of such a person, group or member of such a group, on the other hand.

However, if any of the amendments, proposals or transactions contemplated by paragraphs (a), (b), (c) or (d) above is approved by at least two-thirds of the Fund's Continuing Trustees (in addition to approval by the Board), the amendment, proposal or transaction may instead be approved by a majority of the votes entitled to be cast on such amendment, proposal or transaction. Notwithstanding the foregoing, if any of the proposals or transactions contemplated by paragraphs (e) or (f) above is approved by at least two-thirds of the Fund's Continuing Trustees (in addition to approval by the Board), no shareholder approval is required unless otherwise expressly required by the Declaration of Trust or the 1940 Act.

"Continuing Trustees" are defined in the Fund's Declaration of Trust as (i) the Trustees serving at the time of closing of the initial public offering by the Fund of Common Shares (the "Initial Trustees"), (ii) the Trustees whose nomination for election by the shareholders or whose election by the Board to fill vacancies on the Board is approved by a majority of the Initial Trustees, who are on the Board at the time of the nomination or election, as applicable, or (iii) any successor Trustees whose nomination for election by the Shareholders or whose election by the Board to fill vacancies is approved by a majority of the Continuing Trustees or successor Continuing Trustees, who are on the Board at the time of the nomination or election, as applicable.

Subject to certain exceptions described above and as otherwise provided in the Declaration of Trust or in the terms of any series or class of shares of beneficial interest, a majority of the entire Board, with the vote of a majority of the Continuing Trustees, may amend the Declaration of Trust without any action by the shareholders. The Fund's Declaration of Trust and Bylaws provide that the Board will have the exclusive power to adopt, alter or repeal any provision of the Fund's Bylaws and to make new Bylaws.

The Board has determined that the foregoing voting requirements, which are generally greater than the minimum requirements under Maryland law and the 1940 Act, are in the best interest of the Fund's shareholders generally.

Control Share Acquisitions. The Declaration of Trust provides that the Fund shall be subject to the Control Share Act to the same extent as if the Fund were a Maryland corporation that had elected to be subject to the Control Share Act by resolution of its board of directors. Accordingly, the Control Share Act shall apply to any acquisition or proposed acquisition of shares of the Fund as if the acquisition or proposed acquisition related to shares of stock of a Maryland corporation, subject to any limitations under the 1940 Act.

Under the Control Share Act, a holder of "control shares" of a Maryland corporation acquired in a "control share acquisition" has no voting rights with respect to those shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast by stockholders entitled to exercise or direct the exercise of the voting power in the election of directors generally but excluding: (1) the person who has made or proposes to make the control share acquisition; (2) any officer of the corporation; or (3) any employee of the corporation who is also a director of the corporation. "Control shares" are voting shares of stock that, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges:

•  one-tenth or more but less than one-third;

•  one-third or more but less than a majority; or

•  a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an "acquiring person statement" as described in the in the Control Share Act), may compel the board of directors of the company to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a special meeting is made, the corporation may itself present the question at any stockholders meeting.

The Control Share Act does not apply (1) to shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

The Declaration of Trust also provides that the Board may specifically or generally exclude acquisitions of Common Shares from the Control Share Act by provision in the Declaration of Trust or in the Fund's Bylaws adopted at any time before the acquisition of the Shares. In addition, the Board may amend the Declaration of Trust from time to time with regard to the Control Share Act or similar provisions, in each case without action by the shareholders of the Fund.

Reference is made to the Declaration of Trust and Bylaws of the Fund, on file with the SEC, for the full text of these provisions. These provisions could have the effect of depriving shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control of the Fund in a tender offer or similar transaction. On the other hand, these provisions may require persons seeking control of a Fund to negotiate with its management regarding the price to be paid for the shares required to obtain such control, they promote continuity and stability and they enhance the Fund's ability to pursue long-term strategies that are consistent with its investment objectives.

REPURCHASE OF COMMON SHARES

Because the Fund is a closed-end management investment company, its shareholders will not have the right to cause the Fund to redeem their Common Shares. Instead, the Common Shares will trade in the open market at a price that will be a function of several factors, including dividend levels (which are in turn affected by expenses), NAV, dividend stability, relative demand for and supply of such shares in the market, general market and economic conditions and other factors. Notice is hereby given in accordance with Section 23(c) of the 1940 Act that the Fund may purchase at market prices from time to time its Common Shares in the open market but is under no obligation to do so.

TAX MATTERS

The discussion below and certain disclosure in the SAI provides general tax information related to an investment in the Common Shares. Because tax laws are complex and often change, shareholders should consult their tax advisors about the tax consequences of an investment in the Fund. Unless otherwise noted, the following tax discussion applies only to U.S. shareholders that hold the Common Shares as a capital asset (generally, property held for investment). A U.S. shareholder is, for U.S. federal income tax purposes, an individual who is a citizen or resident of the United States, a U.S. corporation, a trust that (a) is subject to the primary supervision of a court in the United States and one or more U.S. persons has the authority to control all substantial decisions of the trust or (b) has made a valid election to be treated as a U.S. person, or any estate or trust the income of which is subject to U.S. federal income tax regardless of its source.

The discussion below does not represent a detailed description of all of the U.S. federal income tax considerations relevant to special classes of taxpayers including, without limitation, financial institutions, insurance companies, a partnership or other pass-through entity for U.S. federal income tax purposes, U.S. shareholders whose "functional currency" is not the U.S. dollar, tax-exempt organizations, a controlled foreign corporation or a passive foreign investment company, dealers in securities or currencies, traders in securities or commodities that elect mark-to-market treatment, or persons that will hold Common Shares as a position in a "straddle," "hedge" or as part of a "constructive sale" for U.S. federal income tax purposes.

The tax legislation commonly referred to as the Tax Cuts and Jobs Act (the "Tax Act") made significant changes, generally effective for taxable years beginning after December 31, 2017, to the U.S. federal income tax rules for individuals and corporations. Many of the changes affecting individuals apply only for taxable years beginning after December 31, 2017 and before January 1, 2026. There were only minor changes to the rules specifically affecting regulated investment companies, such as the Fund. The Tax Act, however, made numerous other changes to the tax rules affecting shareholders. Among other changes, the Tax Act temporarily replaces the individual tax rate structure, which includes a reduction in the highest marginal rate applicable to individuals, estates and trusts. The Tax Act eliminates the graduated corporate tax rate structure and instead taxes domestic corporate taxable income at 21%. It also modifies the individual alternative minimum tax and repeals the corporate alternative minimum tax. You are urged to consult your own tax advisor regarding how the Tax Act affects your investment in the Fund.

For each taxable year, the Fund intends to elect and qualify as a regulated investment company under Subchapter M of the Code. To qualify under Subchapter M for the favorable tax treatment accorded to regulated investment companies, the Fund must for each taxable year, in addition to satisfying certain other conditions: (1) distribute to its shareholders at least 90% of the sum of (a) its investment company taxable income (i.e., income other than its net realized long-term capital gain over its net realized short-term capital loss, but without regard to the deduction for dividends paid) and (b) its net tax-exempt income; (2) derive at least 90% of its gross income from (a) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including but not limited to gain from options, futures and forward contracts) derived with respect to its business of investing in such stock, securities or foreign currencies and (b) net income from interests in "Qualified Publicly Traded Partnerships" (i.e., partnerships that are traded on an established securities market or readily tradable on a secondary market that derive less than 90% of their gross income from the items described in (2)(a) above); and (3) diversify its holdings so that, at the end of each quarter (a) at least 50% of the value of the Fund's total assets is represented by cash, cash items, U.S. government securities and securities of other regulated investment companies, and other securities, with these other securities limited, with respect to any one issuer, to an amount not greater in value than 5% of the value of the Fund's total assets, and to not more than 10% of the outstanding voting securities of such issuer, and (b) not more than 25% of the value of the Fund's total assets is represented by the securities (other than U.S. government securities or securities of other regulated investment companies) of (I) any one issuer, (II) any two or more issuers that the Fund controls and that are determined to be engaged in the same or similar trades or businesses or related trades or businesses or (III) any one or more Qualified Publicly Traded Partnerships. As a regulated investment company, the Fund generally will not be subject to U.S. federal income tax on its investment company taxable income and net capital gain (the excess of net long-term capital gains over net short-term capital loss), if any, that it distributes in each taxable year to its shareholders. The Fund intends to distribute to its shareholders, at least annually, substantially all of its investment company taxable income and net capital gain.

A regulated investment company that fails to distribute, by the close of each calendar year, an amount at least equal to the sum of 98% of its ordinary taxable income for such calendar year, 98.2% of its capital gain net income for the one-year period ended on October 31 of such calendar year, plus any shortfalls from the prior year's required distribution (collectively, the "Minimum Required Distribution"), is liable for a 4% excise tax on the portion of the undistributed amounts of such income that are less than the Minimum Required Distribution. For these purposes, the Fund will be deemed to have distributed any income on which it paid U.S. federal income tax. To avoid the imposition of this excise tax, the Fund intends to make distributions of its ordinary taxable income and its capital gain net income at least equal to the Minimum Required Distribution, to the extent possible, by the close of each calendar year.

Distributions to shareholders by the Fund of ordinary income (including "market discount" realized by the Fund on debt securities), and of net short-term capital gains, if any, realized by the Fund will, except as described below with respect to distributions of "qualified dividend income," be taxable to shareholders as ordinary income to the extent such distributions are paid out of the Fund's current or accumulated earnings and profits. Distributions, if any, of net capital gains will be taxable as long-term capital gains, regardless of the length of time the shareholder has owned Common Shares provided the Fund reports them as such. A distribution of an amount in excess of the Fund's current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) will be treated by a shareholder as a return of capital that is applied against and reduces the basis in the shareholder's Common Shares. To the extent that the amount of any such distribution exceeds the basis in the shareholder's shares, the excess will be treated by the shareholder as gain from a sale or exchange of the Common Shares. A non-corporate shareholder should also be aware that the benefits of the favorable tax rate applicable to long-term capital gains and qualified dividend income may be affected by the application of the alternative minimum tax to individual shareholders. Under current law, the maximum U.S. federal income tax rate for non-corporate shareholders on qualified dividend income and long-term capital gains is 15% (20% in the case of non-corporate taxpayers with taxable incomes exceeding certain levels).

Although dividends generally will be treated as distributed when paid, dividends declared in October, November or December, payable to shareholders of record on a specified date in one of those months, and paid during the following January, will be treated as having been distributed by the Fund (and received by shareholders) on December 31 of the year in which declared. In addition, certain other distributions made after the close of a taxable year of the Fund may be "spilled back" and treated for certain purposes as paid by the Fund during such taxable year. In such case, shareholders generally will be treated as having received such dividends in the taxable year in which the distributions were actually made. For purposes of calculating the amount of a regulated investment company's undistributed income and gain subject to the 4% excise tax described above, such "spilled back" dividends are treated as paid by the regulated investment company when they are actually paid.

In general, the sale or other disposition of Common Shares will result in capital gain or loss to shareholders. A shareholder will generally recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the shareholder's adjusted tax basis in the Common Shares sold. As noted above, a shareholder's adjusted tax basis may be reduced by distributions to shareholders in excess of the Fund's current and accumulated earnings and profits. A shareholder's gain or loss generally will be a long-term gain or loss if the Common Shares have been held for more than one year. Present law taxes both long-and short-term capital gains of corporations at the rates applicable to ordinary income, currently 21%. For non-corporate taxpayers, however, under current law net capital gains are currently taxed at a maximum rate of 15% (20% in the case of non-corporate shareholder with taxable income exceeding certain levels). Losses realized by a holder on the sale or exchange of Common Shares held for six months or less are treated as long-term capital losses to the extent of any distribution of long-term capital gain received (or amounts designated as undistributed capital gains) with respect to such Common Shares. In addition, no loss will be allowed on the sale or other disposition of Common Shares if the owner acquires (including pursuant to the dividend reinvestment plan) Common Shares, or enters into a contract or option to acquire securities that are substantially identical to the Common Shares within 30 days before or after such sale or other disposition. In such case, the basis of the securities acquired will be adjusted to reflect the disallowed loss. Generally, a shareholder's broker or financial intermediary will report to the IRS and to the shareholder the amount of sale proceeds that a shareholder receives from selling fund shares. The shareholder's basis in those shares and the character of any gain or loss that the shareholder realizes on the sale (i.e., short-term or long-term) will also be subject to such reporting.

As stated above, distributions of ordinary income and of net short-term capital gains will be taxable to a shareholder regardless of whether such distributions are paid in cash or, for those shareholders who participate in the Plan, reinvested in additional Common Shares of the Fund. Shareholders receiving distributions in the form of additional Common Shares of the Fund will be treated as receiving a distribution in the amount of cash that they would have received if they had elected to receive the distribution in cash, unless the Fund issues additional Common Shares with a fair market value equal to or greater than the NAV, in which case shareholders will be treated as receiving a distribution in the amount of the fair market value of the distributed Common Shares. The additional Common Shares received by a shareholder pursuant to the Plan will have a new holding period commencing on the day following the day on which the Common Shares are credited to the shareholder's account, and shareholders generally will have a tax basis in the additional Common Shares equal to the value of such Common Shares.

If the Fund repurchases Common Shares in an Eligible Tender Offer, any amounts paid in a repurchase will be treated under Section 302 of the Code as a distribution taxable as a dividend (to the extent of current and accumulated earnings and profits) at ordinary income rates unless the repurchase results in the shareholder's interest in the Common Shares being completely terminated, the repurchase is not essentially equivalent to a dividend or the distribution is substantially disproportionate with respect to the shareholder, as set forth in Section 302(b) of the Code, taking into account constructive ownership rules under Sections 302(c) and 318 of the Code, and is therefore treated as a sale or exchange of the repurchased shares. The determination as to whether any of these tests of Section 302(b) of the Code will be satisfied with respect to any particular holder of Common Shares depends upon the facts and circumstances at the time of such repurchase. Accordingly, prospective holders of Common Shares are advised to consult their own tax advisors to determine the tax treatment of the repurchase of their Common Shares at the time of the repurchase. If a repurchase of any Common Shares of a shareholder is treated as a taxable sale or exchange, the shareholder will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received (less any portion thereof attributable to accumulated and declared but unpaid dividends, which will be taxable as a dividend to the extent of current and accumulated earnings and profits) and (ii) the shareholder's adjusted basis in the Common Shares for tax purposes. This gain or loss will be capital gain or loss if the Common Shares have been held as a capital asset and generally will be long-term gain or loss if such shares have been held for more than one year. If a repurchase of the Common Shares is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received by the shareholder. The shareholder's adjusted basis in the repurchased Common Shares for tax purposes will be transferred to the shareholder's remaining Common Shares, if any. In addition, if the Fund repurchases Common Shares in an Eligible Tender Offer, the Fund would potentially need to dispose of investments before the Fund otherwise would have in order to raise the cash needed for such repurchase. The Fund's early disposition of investments could accelerate the timing of the Fund's recognition of taxable income and cause the Fund to make taxable distributions to shareholders earlier than the Fund otherwise would have.

A 3.8% Medicare contribution tax is imposed on net investment income, including, but not limited to interest, dividends, and capital gain, of U.S. individuals with income exceeding $200,000 (or $250,000 if married filing jointly), and of estates and trusts.

In general, distributions to a non-U.S. shareholder (an investor that, for U.S. federal income tax purposes, is a nonresident alien individual, a foreign corporation, or a foreign estate or trust) will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. (Distributions that are effectively connected with a non-U.S. shareholder's conduct of a U.S. trade or business, however, are taxable under different rules.) In order to obtain a reduced rate of withholding, a non-U.S. shareholder will be required to provide appropriate certification of its entitlement to treaty benefits such as an IRS Form W-8BEN or IRS Form W-8BEN-E (or substitute forms).

The Foreign Account Tax Compliance Act (FATCA) imposes a U.S. federal withholding tax of 30% on income paid to (i) "foreign financial institutions" unless they agree to collect and disclose to the IRS information identifying their direct and indirect U.S. account holders, and (ii) certain "non-financial foreign entities" unless they certify certain information regarding their direct and indirect U.S. owners. Non-U.S. shareholders should consult their tax advisors regarding the possible implications of this legislation for their investment in Common Shares.

The foregoing tax discussion is for general information only. The provisions of the Code and regulations thereunder presently in effect as they directly govern the taxation of the Fund and its shareholders are subject to change by legislative or administrative action, and any such change may be retroactive with respect to the Fund's transactions. Shareholders are advised to consult with their own tax advisors for more detailed information concerning U.S. federal income tax matters.

UNDERWRITERS

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus, the underwriters named below, for whom Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC are acting as representatives (collectively, the "Representatives"), have severally agreed to purchase, and the Fund has agreed to sell to them, the number of Common Shares indicated below.

Underwriter	Number of Shares
Morgan Stanley & Co. LLC	13,860,000
Wells Fargo Securities, LLC	3,630,000
Oppenheimer & Co. Inc.	760,000
RBC Capital Markets, LLC	1,050,000
Stifel, Nicolaus & Company, Incorporated	820,000
B. Riley Securities, Inc.	440,000
Bancroft Capital, LLC	17,500
Brookline Capital Markets, a Division of Arcadia Securities, LLC	90,000
D.A. Davidson & Co.	150,000
Hilltop Securities Inc.	28,000
Incapital LLC	372,000
Janney Montgomery Scott LLC	285,000
JonesTrading Institutional Services LLC	478,000
Ladenburg Thalmann & Co. Inc.	107,000
Maxim Group LLC	30,000
National Securities Corporation	214,000
Newbridge Securities Corporation	190,000
Pershing LLC	122,000
The GMS Group, LLC	26,500
Wedbush Securities Inc.	405,000
Wintrust Investments, LLC	71,000
A.G.P./Alliance Global Partners	89,000
Alexander Capital, L.P.	17,000
American Veterans Group, PBC	30,000
Huntleigh Securities Corporation	30,000
Ingalls & Snyder, LLC	80,000
Northland Securities, Inc.	137,000
Regal Securities, Inc.	95,000
Synovus Securities, Inc.	126,000
Total	23,750,000

The underwriters are offering the Common Shares subject to their acceptance of the Common Shares from the Fund and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Common Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the Common Shares offered by this prospectus if any such shares are taken. However, the underwriters are not required to take or pay for the Common Shares covered by the underwriters' over-allotment option described below.

The underwriters initially propose to offer part of the Common Shares directly to the public at the public offering price listed on the cover page of this prospectus and part to certain dealers at a price that represents a concession not in excess of $0.35 per Common Share under the public offering price. Investors must pay for any Common Shares purchased in this offering on or before November 30, 2020.

The Fund has granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to 3,379,603 additional Common Shares at the public offering price listed on the cover page of this prospectus. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Common Shares offered by this prospectus. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of the additional Common Shares as the number listed next to the underwriter's name in the preceding table bears to the total number of Common Shares listed next to the names of all underwriters in the preceding table.

The following table shows the per share and total public offering price, underwriting discounts and commissions (sales load) and proceeds to the Fund. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase up to an additional 3,379,603 Common Shares.

		Total
	Per Share	No Exercise	Full Exercise
Public offering price	$20.00	$475,000,000	$542,592,060
Sales load	None	None	None
Proceeds to the Fund	$20.00	$475,000,000	$542,592,060

The compensation and fees paid to the underwriters described below under "—Additional Compensation to be Paid by PGIM Investments" are not reimbursable to the Manager by the Fund and are therefore not reflected in the table above.

The Manager will pay all organizational expenses of the Fund and all offering costs associated with this offering. The Fund is not obligated to repay any such organizational expenses or offering costs paid by the Manager.

The underwriters have informed the Fund that they do not intend sales to discretionary accounts to exceed five percent of the total number of Common Shares offered by them.

In connection with the requirements for listing the Common Shares on the New York Stock Exchange, the underwriters have undertaken to sell lots of 100 or more shares to a minimum of 400 beneficial owners in the United States. The minimum investment requirement is 100 shares.

The Common Shares have been approved for listing on the New York Stock Exchange, subject to notice of issuance, under the symbol "SDHY."

The Fund has agreed that, without the prior written consent of the Representatives on behalf of the underwriters, it will not, during the period ending 180 days after the date of this prospectus:

•  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares;

•  file any registration statement with the SEC relating to the offering of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares; or

•  enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares;

whether any such transaction described in the first or third bullet above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise.

The restrictions described in the immediately preceding paragraph do not apply to:

•  the sale of Common Shares to the underwriters; or

•  any Common Shares issued pursuant to the Plan.

The Representatives, in their sole discretion, may release the Common Shares and other securities subject to the lock-up agreement described above in whole or in part at any time with or without notice.

In order to facilitate the offering of the Common Shares, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the shares. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of the shares compared to the price available under the over-allotment option. The underwriters may also sell Common Shares in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, Common Shares in the open market to stabilize the price of the shares. Finally, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing the shares in the offering. These activities may raise or maintain the market price of the Common Shares above independent market levels or prevent or retard a decline in the market price of the shares. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

The Fund, PGIM Investments, the Subadviser and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the 1933 Act.

A prospectus in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The Representatives may agree to allocate a number of Common Shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the Representatives to underwriters that may make Internet distributions on the same basis as other allocations.

Prior to this offering, there has been no public market for the Common Shares. The initial public offering price for the shares was determined by negotiation among the Fund, PGIM Investments and the Representatives. There can be no assurance, however, that the price at which the shares trade after this offering will not be lower than the price at which they are sold by the underwriters or that an active trading market in the shares will develop and continue after this offering.

Prior to the public offering of Common Shares, PGIM Investments purchased Common Shares from the Fund in an amount satisfying the net worth requirements of Section 14(a) of the 1940 Act and therefore owns 100% of the outstanding Common Shares. PGIM Investments may be deemed to control the Fund until such time as it owns less than 25% of the outstanding Common Shares, which is expected to occur as of the completion of this offering.

The Fund anticipates that the Representatives and certain of the other underwriters may from time to time act as brokers and dealers in connection with the execution of its portfolio transactions after they have ceased to act as underwriters and, subject to certain restrictions, may act as such brokers while they act as underwriters.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the underwriters or their respective affiliates from time to time have provided in the past, and may provide in the future, investment banking, securities trading, hedging, brokerage activities, commercial lending and financial advisory services to the Fund, certain of its executive officers and affiliates and PGIM Investments, the Subadviser and their affiliates in the ordinary course of business, for which they have received, and may receive, customary fees and expenses.

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Common Shares, or the possession, circulation or distribution of this prospectus or any other material relating to the Fund or the Common Shares where action for that purpose is required. Accordingly, the Common Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the shares may be distributed or published, in or from any country or jurisdiction except in compliance with the applicable rules and regulations of any such country or jurisdiction.

The principal business address of Morgan Stanley & Co. LLC is 1585 Broadway, New York, New York 10036. The principal business address of Wells Fargo Securities, LLC is 550 South Tryon Street, Charlotte, North Carolina 28202.

Additional Compensation to be Paid by PGIM Investments

The Manager (and not the Fund) has agreed to pay, from its own assets, compensation of $0.50 per Common Share to the underwriters in connection with the offering, which amount will not exceed 2.50% of the total public offering price of the Common Shares sold in this offering.

The Manager (and not the Fund) has agreed to pay Morgan Stanley & Co. LLC, from its own assets, an upfront structuring and syndication fee in the amount of $3,362,500.30 for advice relating to the structure, design and organization of the Fund as well as services related to the sale and distribution of the Common Shares. If the over-allotment option is not exercised, the upfront structuring and syndication fee paid to Morgan Stanley & Co. LLC will not exceed 0.7079% of the total public offering price of the Common Shares. These services provided by Morgan Stanley & Co. LLC to the Manager are unrelated to the Manager's function of advising the Fund as to its investments in securities or use of investment strategies and investment techniques.

The Manager (and not the Fund) has agreed to pay Wells Fargo Securities, LLC, from its own assets, an upfront structuring fee in the amount of $774,511.63 for advice relating to the structure, design and organization of the Fund as well as for services related to the sale and distribution of the Common Shares. If the over-allotment option is not exercised, the upfront structuring fee paid to Wells Fargo Securities, LLC will not exceed 0.1631% of the total public offering price of the Common Shares. These services provided by Wells Fargo Securities, LLC to the Manager are unrelated to the Manager's function of advising the Fund as to its investments in securities or use of investment strategies and investment techniques.

The Manager (and not the Fund) has agreed to pay each of Oppenheimer & Co. Inc., RBC Capital Markets, LLC, Stifel, Nicolaus & Company, Incorporated, B. Riley Securities, Inc., Brookline Capital Markets, a Division of Arcadia Securities, LLC, Incapital LLC, Janney Montgomery Scott LLC, JonesTrading Institutional Services LLC and Wedbush Securities Inc., from its own assets, an upfront fee in the amount of $160,629.04, $221,350, $172,900, $50,000, $38,650, $42,227.20, $32,417, $54,273 and $46,000, respectively, for services related to the sale and distribution of the Common Shares. If the over-allotment option is not exercised, the upfront fee paid to each of Oppenheimer & Co. Inc., RBC Capital Markets, LLC, Stifel, Nicolaus & Company, Incorporated, B. Riley Securities, Inc., Brookline Capital Markets, a Division of Arcadia Securities, LLC, Incapital LLC, Janney Montgomery Scott LLC, JonesTrading Institutional Services LLC and Wedbush Securities Inc. will not exceed 0.0338%, 0.0466%, 0.0364%, 0.0105%, 0.0081%, 0.0089%, 0.0068%, 0.0114% and 0.0097%, respectively, of the total public offering price of the Common Shares. These services provided by these underwriters to the Manager are unrelated to the Manager's function of advising the Fund as to its investments in securities or use of investment strategies and investment techniques.

The amount of these structuring, syndication and other fees are calculated based on the total respective sales of Common Shares by these underwriters, including those Common Shares included in the underwriters' over-allotment option, and will be paid regardless of whether some or all of the over-allotment option is exercised.

The Manager or its affiliates (but not the Fund) will pay compensation to sales personnel of the Manager's affiliates that participate in the marketing of the Fund's Common Shares. The sales personnel act as wholesalers for the purpose of marketing the offering of the Fund's Common Shares to third party investment advisers who they believe may have an interest in acquiring such shares on behalf of their respective advisory clients. The compensation paid to sales personnel of the Manager's affiliates will not exceed 0.0030% of the total public offering price of the shares.

Total underwriting compensation determined in accordance with Financial Industry Regulatory Authority, Inc. ("FINRA") rules is summarized as follows. The Manager has agreed to reimburse the underwriters for the reasonable fees and disbursements of counsel to the underwriters in connection with the review by FINRA of the terms of the sale of the Common Shares in an amount not to exceed $20,000 in the aggregate, which amount will not exceed 0.0042% of the total public offering price of the Common Shares if the over-allotment option is not exercised. The sum total of all compensation to the underwriters and sales personnel of the Manager's affiliates in connection with this public offering of the Common Shares, including expense reimbursement and all forms of structuring, syndication and other fee payments to the underwriters, will not exceed 3.5505% of the total public offering price of the Common Shares.

CUSTODIAN, DIVIDEND PAYING AGENT, TRANSFER AGENT AND REGISTRAR

BNY Mellon is the custodian and foreign custody manager of the Fund and will maintain or arrange for the custody of the securities and cash of the Fund. The principal business address of BNY Mellon is 240 Greenwich Street, New York, NY 10286.

Computershare Trust Company, N.A. serves as the transfer agent and registrar and Computershare Inc. serves as the dividend paying agent of the Fund. The principal business address of Computershare Trust Company, N.A. is P.O. Box 505000, Louisville, KY 40233-5000.

LEGAL OPINIONS

Certain legal matters in connection with the Common Shares will be passed upon for the Fund by Sidley Austin LLP, New York, New York. Certain matters of Maryland law will be passed upon for the Fund by Venable LLP. Weil, Gotshal & Manges LLP, New York, New York advised the underwriters in connection with the offering of the Common Shares. Sidley Austin LLP and Weil, Gotshal & Manges LLP may rely as to certain matters of Maryland law on the opinion of Venable LLP.

REPORTS TO SHAREHOLDERS

When available, the Fund will make available to the common shareholders unaudited semi-annual and audited annual reports, including a list of investments held.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP is the independent registered public accounting firm for the Fund providing audit and other audit related services. The principal business address of PricewaterhouseCoopers LLP is 300 Madison Avenue New York, New York 10017.

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23,750,000 Shares

PGIM Short Duration High Yield Opportunities Fund

Common Shares
$20.00 per Share

PROSPECTUS

Morgan Stanley
Wells Fargo Securities
Oppenheimer & Co.
RBC Capital Markets
Stifel
B. Riley Securities
Bancroft Capital, LLC
Brookline Capital Markets
D.A. Davidson & Co.
HilltopSecurities
Incapital
Janney Montgomery Scott
JonesTrading
Ladenburg Thalmann
Maxim Group LLC
National Securities Corporation
Newbridge Securities Corporation
Pershing LLC
The GMS Group, LLC
Wedbush Securities Inc.
Wintrust Investments

Until December 19, 2020 (25 days after the date of this prospectus), all dealers that buy, sell or trade the Common Shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PICE1002STAT

PGIM Short Duration High Yield Opportunities Fund

Statement of Additional Information November 24, 2020

PGIM Short Duration High Yield Opportunities Fund, a Maryland Statutory Trust (the “Fund”), is a newly organized, diversified, closed-end management investment company with no operating history.  This Statement of Additional Information (“SAI”) relating to the common shares of beneficial interest, $0.001 par value per share (“Common Shares”) does not constitute a prospectus, but should be read in conjunction with the prospectus relating thereto dated November 24, 2020 (the “Prospectus”).  This SAI, which is not a prospectus, does not include all information that a prospective investor should consider before purchasing Common Shares, and investors should obtain and read the Prospectus prior to purchasing such Common Shares.  A copy of the Prospectus may be obtained without charge by calling (800) 451-6788.  You may also obtain a copy of the Prospectus on the Securities and Exchange Commission’s (“SEC”) website (http://www.sec.gov).  Capitalized terms used but not defined in this SAI have the meanings ascribed to them in the Prospectus.

INVESTMENT RESTRICTIONS

Fundamental Investment Restrictions

The following are fundamental investment restrictions of the Fund and, prior to the issuance of any preferred shares, may not be changed without the approval of the holders of a majority of the Fund’s outstanding common shares of beneficial interest (“Common Shares”). Subsequent to the issuance of a class of preferred shares, the following investment restrictions may not be changed without the approval of a majority of the outstanding Common Shares and of preferred shares, voting together as a class, and the approval of a majority of the outstanding shares of preferred shares, voting separately by class. In each case, a majority of the Fund’s outstanding Common Shares and/or preferred shares, as applicable, for this purpose and under the Investment Company Act of 1940, as amended (the “1940 Act”), means the lesser of (i) 67% of the Common Shares and/or preferred shares, as applicable, represented at a meeting at which more than 50% of such shares are represented or (ii) more than 50% of the outstanding Common Shares and/or preferred shares, as applicable. The Fund may not:

1. Purchase the securities of any issuer if, as a result, the Fund would fail to be a diversified company within the meaning of the 1940 Act, and the rules and regulations promulgated thereunder, as each may be amended from time to time, except to the extent that the Fund may be permitted to do so by exemptive order, SEC release, no-action letter or similar relief or interpretations (collectively, the “1940 Act Laws, Interpretations and Exemptions”).

2. Issue senior securities or borrow money or pledge its assets, except as permitted by the 1940 Act Laws, Interpretations and Exemptions.

3. Buy or sell real estate, except that investment in securities of issuers that invest in real estate and investments in mortgage-backed securities, mortgage participations or other instruments supported or secured by interests in real estate are not subject to this limitation, and except that the Fund may exercise rights relating to such securities, including the right to enforce security interests and to hold real estate acquired by reason of such enforcement until that real estate can be liquidated in an orderly manner.

4. Buy or sell physical commodities or contracts involving physical commodities. The Fund may purchase and sell (i) derivative, hedging and similar instruments such as financial futures contracts and options thereon, and (ii) securities or instruments backed by, or the return from which is linked to, physical commodities or currencies, such as forward currency exchange contracts, and the Fund may exercise rights relating to such instruments, including the right to enforce security interests and to hold physical commodities and contracts involving physical commodities acquired as a result of the Fund’s ownership of instruments supported or secured thereby until they can be liquidated in an orderly manner.

5. Engage in the underwriting of securities except insofar as the Fund may be deemed an underwriter under the Securities Act of 1933 (the “Securities Act”) in disposing of a portfolio security.

6. Purchase any security if as a result 25% or more of the Fund’s total assets would be invested in the securities of issuers having their principal business activities in the same industry or group of industries, except for temporary defensive purposes, and except that this limitation does not apply to securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

7. Make loans, except as permitted by the 1940 Act Laws, Interpretations and Exemptions. The acquisition of credit instruments, including without limitation, bonds, debentures, repurchase agreements, other debt securities or instruments, or bank loans, participations and assignments or other interests therein and investments in government obligations, commercial paper, certificates of deposit, bankers’ acceptances or instruments similar to any of the foregoing will not be considered the making of a loan, and is permitted if consistent with the Fund’s investment objective and strategies.

For purposes of Investment Restriction 5, a technical provision of the Securities Act deems certain persons to be “underwriters” if they purchase a security from an issuer and later sell it to the public. Although it is not believed that the application of this Securities Act provision would cause the Fund to be engaged in the business of underwriting, the policy set forth in Investment Restriction 5 will be interpreted not to prevent the Fund from engaging in transactions involving the acquisition or disposition of portfolio securities, regardless of whether the Fund may be considered to be an underwriter under the Securities Act. Under the Securities Act, an underwriter may be liable for material omissions or misstatements in an issuer’s registration statement or prospectus.

For purposes of Investment Restriction 7, the Fund may currently lend up to 33 1/3% of the value of its total assets.

Non-Fundamental Investment Restrictions

Although not fundamental, the Fund has the following additional investment restrictions which may be changed by the Board (as defined below) without shareholder approval.

The Fund may not:

1. Invest in securities of other investment companies, except as permitted under the 1940 Act Laws, Interpretations and Exemptions.

Compliance with any policy, investment restriction or limitation of the Fund that is expressed as a percentage of assets is determined at the time of investment. The policy will not be violated if these limitations are exceeded because of changes in the market value or investment rating of the Fund’s assets. The Fund interprets its policies with respect to borrowing and lending to permit such activities as may be lawful for the Fund, to the full extent permitted by the 1940 Act Laws, Interpretations and Exemptions.

INVESTMENT POLICIES AND TECHNIQUES

The following information supplements the discussion of the Fund’s investment objective, policies, and strategies that are described in the Prospectus.

Investment Objective

The Fund’s investment objective is to provide total return, through a combination of current income and capital appreciation. The Fund’s investment objective is non-fundamental and may be changed without shareholder approval.  There can be no guarantee that the Fund will achieve its investment objective or be able to structure its investment portfolio as anticipated.

Investment Policies

The Fund seeks to achieve its objective by investing primarily in a diversified portfolio of high yield fixed income instruments that are rated below investment grade, or considered by the Subadviser (as defined below) to be of comparable quality. Under normal market conditions and after the initial investment period following this offering, the Fund will invest at least 80% of its Investable Assets (as defined below) in a diversified portfolio of high yield fixed income instruments that are rated below investment grade with varying maturities and other investments (including derivatives) with similar economic characteristics. This 80% policy is a non-fundamental policy and may be changed by the Board without shareholder approval upon providing the Fund’s shareholders with at least 60 days’ prior written notice of any change as required by the rules under the 1940 Act.  The term “Investable Assets” refers to the total assets of the Fund (including any assets attributable to money borrowed, including as a result of any preferred shares or notes or other debt securities that may be issued by the Fund) minus the sum of (i) accrued liabilities of the Fund (other than liabilities for money borrowed, including the liquidation preference of any outstanding preferred shares, and principal notes and other debt securities issued by the Fund), (ii) any accrued and unpaid interest on money borrowed, and (iii) accumulated dividends on any outstanding Common Shares and preferred shares issued by the Fund.

Although the Fund may invest in instruments of any duration or maturity, under normal market conditions and after the initial investment period, the Fund generally will seek to maintain a weighted average portfolio duration, including the effects of leverage, of approximately three years or less and a weighted average maturity of approximately five years or less. The Fund’s weighted average portfolio duration or weighted average maturity, however, may be longer at any time or from time to time depending on market conditions.

Fixed income instruments include bonds, debentures, notes, commercial paper, fixed or variable/floating rate instruments, and other similar types of debt instruments, as well as bank loans, participations and assignments, securitized credit, structured products and similar investments, money market instruments, payment-in-kind securities and derivatives related to or referencing these types of instruments.  The Fund may invest in fixed income instruments of companies or governments.

The term “high yield” in this SAI refers to fixed income instruments that are rated below investment grade (rated Ba1 or lower by Moody’s Investors Service, Inc., BB+ or lower by Standard & Poor’s Financial Services LLC, or Fitch, or comparably rated by another nationally recognized statistical rating organization) or are considered by the Subadviser  to be of comparable quality at the time of investment. The Fund expects to invest in fixed income instruments of issuers located around the world. Such investments will include fixed income instruments of U.S. and foreign corporations and governments, supranational organizations, semi-governmental entities or government agencies, authorities or instrumentalities. The Fund may invest in securities of emerging market countries. The Fund may invest in debt securities that are denominated in U.S. dollars or foreign currencies

The Fund’s investments in derivatives will be included under the 80% policy noted above so long as the underlying assets of such derivatives are one or more Eligible Investments. The Fund’s investments in derivatives will be included for purposes of the Fund’s investment limits described above. The Fund may seek to enhance the level of its current distributions to its common shareholders through the use of leverage, which involves special risks.

The Fund is permitted to invest up to 25% of its Investable Assets in derivatives.

Portfolio Composition

The information below supplements the information contained in the Prospectus under “Investment Objective and Policies-Portfolio Composition.”

CERTIFICATES OF DEPOSIT. The Federal Deposit Insurance Corporation (“FDIC”), an independent agency of the U.S. Government, provides deposit insurance on all types of deposits, including certificates of deposit, received at an FDIC-insured bank or savings association (“insured depository institutions”) up to applicable limits. The standard deposit insurance amount is $250,000 per depositor (including principal and accrued interest) for each insurable capacity of such depositor, per insured depository institution, which is backed by the full faith and credit of the U.S. Government. All of a depositor’s deposits in the same insurable capacity at the same insured depository institution are aggregated for purposes of the $250,000 insurance limit, including deposits held directly in the depositor’s name and for the depositor’s benefit by intermediaries. Any amounts in excess of the $250,000 deposit insurance limit may be uninsured.

CONVERTIBLE SECURITIES. Convertible securities entitle the holder to receive interest payments paid on corporate debt securities or the dividend preference on a preferred stock until such time as the convertible security matures or is redeemed or until the holder elects to exercise the conversion privilege. The characteristics of convertible securities make them appropriate investments for an investment company seeking long-term capital appreciation and/or total return. These characteristics include the potential for capital appreciation as the value of the underlying common stock increases, the relatively high yield received from dividend or interest payments as compared to common stock dividends and decreased risks of decline in value relative to the underlying common stock due to their fixed-income nature. As a result of the conversion feature, however, the interest rate or dividend preference on a convertible security is generally less than would be the case if the securities were issued in nonconvertible form.

In analyzing convertible securities, the Subadviser will consider both the yield on the convertible security relative to its credit quality and the potential capital appreciation that is offered by the underlying common stock, among other things. Convertible securities are issued and traded in a number of securities markets. Even in cases where a substantial portion of the convertible securities held by the Fund are denominated in U.S. dollars, the underlying equity securities may be quoted in the currency of the country where the issuer is domiciled. With respect to convertible securities denominated in a currency different from that of the underlying equity securities, the conversion price may be based on a fixed exchange rate established at the time the security is issued. As a result, fluctuations in the exchange rate between the currency in which the debt security is denominated and the currency in which the share price is quoted will affect the value of the convertible security. As described below, the Fund is authorized to enter into foreign currency hedging transactions in which the Fund may seek to reduce the effect of such fluctuations.

Apart from currency considerations, the value of convertible securities is influenced by both the yield of nonconvertible securities of comparable issuers and by the value of the underlying common stock. The value of a convertible security viewed without regard to its conversion feature (i.e., strictly on the basis of its yield) is sometimes referred to as its “investment value.” To the extent interest rates change, the investment value of the convertible security typically will fluctuate. However, at the same time, the value of the convertible security will be influenced by its “conversion value,” which is the market value of the underlying common stock that would be obtained if the convertible security were converted. Conversion value fluctuates directly with the price of the underlying common stock. If, because of a low price of the common stock, the conversion value is substantially below the investment value of the convertible security, the price of the convertible security is governed principally by its investment value.

To the extent the conversion value of a convertible security increases to a point that approximates or exceeds its investment value, the price of the convertible security will be influenced principally by its conversion value. A convertible security will sell at a premium over the conversion value to the extent investors place value on the right to acquire the underlying common stock while holding a fixed-income security. The yield and conversion premium of convertible securities issued in Japan and the Euromarket are frequently determined at levels that cause the conversion value to affect their market value more than the securities’ investment value.

Holders of convertible securities generally have a claim on the assets of the issuer prior to the common stockholders but may be subordinated to other debt securities of the same issuer. A convertible security may be subject to redemption at the option of the issuer at a price established in the charter provision, indenture or other governing instrument pursuant to which the convertible security was issued. If a convertible security held by the Fund is called for redemption, the Fund will be required to redeem the security, convert it into the underlying common stock or sell it to a third party. Certain convertible debt securities may provide a put option to the holder, which entitles the holder to cause the security to be redeemed by the issuer at a premium over the stated principal amount of the debt security under certain circumstances.

Synthetic convertible securities may be either (i) a debt security or preferred stock that may be convertible only under certain contingent circumstances or that may pay the holder a cash amount based on the value of shares of underlying common stock partly or wholly in lieu of a conversion right (a “Cash-Settled Convertible”), (ii) a combination of separate securities chosen by the Subadviser in order to create the economic characteristics of a convertible security, i.e., a fixed income security paired with a security with equity conversion features, such as an option or warrant (a “Manufactured Convertible”) or (iii) a synthetic security manufactured by another party.

Synthetic convertible securities may include either Cash-Settled Convertibles or Manufactured Convertibles. Cash-Settled Convertibles are instruments that are created by the issuer and have the economic characteristics of traditional convertible securities but may not actually permit conversion into the underlying equity securities in all circumstances. As an example, a private company may issue a Cash-Settled Convertible that is convertible into common stock only if the company successfully completes a public offering of its common stock prior to maturity and otherwise pays a cash amount to reflect any equity appreciation. Manufactured Convertibles are created by the Subadviser by combining separate securities that possess one of the two principal characteristics of a convertible security, i.e., fixed income (“fixed income component”) or a right to acquire equity securities (“convertibility component”). The fixed income component is achieved by investing in nonconvertible fixed income securities, such as nonconvertible bonds, preferred stocks and money market instruments. The convertibility component is achieved by investing in call options, warrants, or other securities with equity conversion features (“equity features”) granting the holder the right to purchase a specified quantity of the underlying stocks within a specified period of time at a specified price or, in the case of a stock index option, the right to receive a cash payment based on the value of the underlying stock index.

A Manufactured Convertible differs from traditional convertible securities in several respects. Unlike a traditional convertible security, which is a single security having a unitary market value, a Manufactured Convertible is comprised of two or more separate securities, each with its own market value. Therefore, the total “market value” of such a Manufactured Convertible is the sum of the values of its fixed-income component and its convertibility component.

More flexibility is possible in the creation of a Manufactured Convertible than in the purchase of a traditional convertible security. Because many corporations have not issued convertible securities, the Subadviser may combine a fixed income instrument and an equity feature with respect to the stock of the issuer of the fixed income instrument to create a synthetic convertible security otherwise unavailable in the market. The Subadviser may also combine a fixed income instrument of an issuer with an equity feature with respect to the stock of a different issuer when the Subadviser believes such a Manufactured Convertible would better promote the Fund’s objective(s) than alternate investments. For example, the Subadviser may combine an equity feature with respect to an issuer’s stock with a fixed income security of a different issuer in the same industry to diversify the Fund’s credit exposure, or with a U.S. Treasury instrument to create a Manufactured Convertible with a higher credit profile than a traditional convertible security issued by that issuer. A Manufactured Convertible also is a more flexible investment in that its two components may be purchased separately and, upon purchasing the separate securities, “combined” to create a

Manufactured Convertible. For example, the Fund may purchase a warrant for eventual inclusion in a Manufactured Convertible while postponing the purchase of a suitable bond to pair with the warrant pending development of more favorable market conditions.

The value of a Manufactured Convertible may respond differently to certain market fluctuations than would a traditional convertible security with similar characteristics. For example, in the event the Fund created a Manufactured Convertible by combining a short-term U.S. Treasury instrument and a call option on a stock, the Manufactured Convertible would likely outperform a traditional convertible of similar maturity that is convertible into that stock during periods when U.S. Treasury instruments outperform corporate fixed income securities and underperform during periods when corporate fixed-income securities outperform Treasury instruments.

CORPORATE LOANS. Commercial banks and other financial institutions make loans to companies. These loans may be variously referred to as corporate loans, bank loans, or bank floating rate loans (“corporate loans”). Borrowers generally pay interest on corporate loans at rates that change in response to changes in market interest rates such as the LIBOR or the prime rate of US banks. As a result, the value of corporate loan investments is generally responsive to shifts in market interest rates. Because the trading market for corporate loans is less developed than the secondary market for bonds and notes, the Fund may experience difficulties from time to time in selling its corporate loans. Borrowers frequently provide collateral to secure repayment of these obligations. Leading financial institutions often act as agent for a broader group of lenders, generally referred to as a “syndicate.” The syndicate's agent arranges the corporate loans, holds collateral and accepts payments of principal and interest. If the agent develops financial problems, the Fund may not recover its investment, or there might be a delay in the Fund’s recovery. By investing in a corporate loan, the Fund becomes a member of the syndicate.

As in the case of junk bonds, the corporate loans in which the Fund may invest can be expected to provide higher yields than higher-rated fixed income securities but may be subject to greater risk of loss of principal and interest. There are, however, some significant differences between corporate loans and junk bonds. Corporate loans are frequently secured by pledges of liens and security interests in the assets of the borrower, and the holders of corporate loans are frequently the beneficiaries of debt service subordination provisions imposed on the borrower's bondholders. These arrangements are designed to give corporate loan investors preferential treatment over junk bond investors in the event of a deterioration in the credit quality of the issuer. Even when these arrangements exist, however, there can be no assurance that the principal and interest owed on the corporate loans will be repaid in full. Corporate loans generally bear interest at rates set at a margin above a generally recognized base lending rate that may fluctuate on a day-to-day basis, in the case of the prime rate of a US bank, or that may be adjusted on set dates, typically 30 or 90 days but generally not more than one year, in the case of LIBOR. Consequently, the value of corporate loans held by the Fund may be expected to fluctuate significantly less than the value of fixed rate junk bond instruments as a result of changes in the interest rate environment. On the other hand, the secondary dealer market for corporate loans is not as well developed as the secondary dealer market for junk bonds, and therefore presents increased market risk relating to liquidity and pricing concerns.

The Fund may acquire interests in corporate loans by means of a novation, assignment or participation. In a novation, the Fund would succeed to all the rights and obligations of the assigning institution and become a contracting party under the credit agreement with respect to the debt obligation. As an alternative, the Fund may purchase an assignment, in which case the Fund may be required to rely on the assigning institution to demand payment and enforce its rights against the borrower but would otherwise typically be entitled to all of such assigning institution's rights under the credit agreement. Participation interests in a portion of a debt obligation typically result in a contractual relationship only with the institution selling the participation interest and not with the borrower. In purchasing a loan participation, the Fund generally will have no right to enforce compliance by the borrower with the terms of the loan agreement, nor any rights of set-off against the borrower, and the Fund may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, the Fund will assume the credit risk of both the borrower and the institution selling the participation to the Fund.

The Fund’s ability to receive payments of principal and interest and other amounts in connection with loans (whether through participations, assignments or otherwise) will depend primarily on the financial condition of the borrower. The failure by the Fund to receive scheduled interest or principal payments on a loan because of a default, bankruptcy or any other reason would adversely affect the income of the Fund and would likely reduce the value of its assets. Even with loans secured by collateral, there is the risk that the value of the collateral may decline, may be insufficient to meet the obligations of the borrower, or be difficult to liquidate. In the event of a default, the Fund may have difficulty collecting on any collateral and would not have the ability to collect on any collateral for an uncollateralized loan. Further, the Fund’s access to collateral, if any, may be limited by bankruptcy laws. Due to the nature of the private syndication of senior loans, including, for example, lack of publicly-available information, some senior loans are not as easily purchased or sold as publicly-traded securities. In addition, loan participations generally are subject to restrictions on transfer, and only limited opportunities may exist to sell loan participations in secondary markets. As a result, it may be difficult for the Fund to value loans or sell loans at an acceptable price when it wants to sell them. Loans trade in an over-the-counter market, and confirmation and settlement, which are effected through standardized procedures and documentation, may take significantly longer than seven days to complete. Floating rate loans are especially subject to liquidity and settlement risk due to the fact that they can take more than seven days to settle. Extended trade settlement periods may, in unusual market conditions with a high volume of shareholder redemptions, present a risk to shareholders regarding the Fund’s ability to pay redemption proceeds within the allowable time periods stated in the Prospectus. In some instances, loans and loan participations are not rated by independent credit rating agencies; in such instances, a decision by the Fund to invest in a particular loan or loan participation could depend exclusively on the subadviser’s credit analysis of the borrower, or in the case of a loan participation, of the intermediary holding the portion of the loan that the Fund has purchased. To the extent the Fund invests in loans of non-US issuers, the risks of investing in non-US issuers are applicable.

Loans may not be considered to be “securities” and as a result may not benefit from the protections of the federal securities laws, including anti-fraud protections and those with respect to the use of material non-public information, so that purchasers, such as the Fund, may not have the benefit of these protections. If the Fund is in possession of material non-public information about a borrower as a result of its investment in such borrower’s loan, the Fund may not be able to enter into a transaction with respect to a publicly-traded security of the borrower when it would otherwise be advantageous to do so.

DEBT SECURITIES. Debt securities, such as bonds, involve credit risk. This is the risk that the issuer will not make timely payments of principal and interest. The degree of credit risk depends on the issuer’s financial condition and on the terms of the bonds. Changes in an issuer’s credit rating or the market’s perception of an issuer’s creditworthiness may also affect the value of the Fund’s investment in that issuer. Credit risk is reduced to the extent the Fund invests its assets in U.S. Government securities. All debt securities are also subject to interest rate risk.

This is the risk that the value of the security may fall when interest rates rise. In general, the market price of debt securities with longer maturities will go up or down more in response to changes in interest rates than the market price of shorter-term securities.

DEPOSITARY RECEIPTS. The Fund may invest in the securities of foreign issuers in the form of Depositary Receipts or other securities convertible into securities of foreign issuers. Depositary Receipts may not necessarily be denominated in the same currency as the underlying securities into which they may be converted. American depositary receipt (“ADRs”) and American depositary shares (“ADSs”) are receipts or shares typically issued by an American bank or trust company that evidence ownership of underlying securities issued by a foreign corporation. European depositary receipts (“EDRs”) are receipts issued in Europe that evidence a similar ownership arrangement. Global depositary receipts (“GDRs”) are receipts issued throughout the world that evidence a similar arrangement.

Generally, ADRs and ADSs, in registered form, are designed for use in the U.S. securities markets, and EDRs, in bearer form, are designed for use in European securities markets. GDRs are tradable both in the United States and in Europe and are designed for use throughout the world.

The Fund may invest in unsponsored Depositary Receipts. The issuers of unsponsored Depositary Receipts are not obligated to disclose material information in the United States, and, therefore, there may be less information available regarding such issuers and there may not be a correlation between such information and the market value of the Depositary Receipts. Depositary Receipts are generally subject to the same risks as the foreign securities that they evidence or into which they may be converted or exchanged.

EXCHANGE-TRADED FUNDS. The Fund may invest in exchange traded funds (“ETFs”). ETFs, which may be unit investment trusts or mutual funds, typically hold portfolios of securities designed to track the performance of various broad securities indexes or sectors of such indexes. ETFs provide another means, in addition to futures and options on indexes, of including index exposure in the Fund’s investment strategies. The Fund will indirectly bear its proportionate share of any management fees and other expenses paid by such ETF. The Fund may invest in ETFs to a greater during its initial investment period.

DERIVATIVES. The Fund may use instruments referred to as derivatives. Derivatives are financial instruments the value of which is derived from another security, a commodity (such as gold or oil), a currency or an index (a measure of value or rates, such as the S&P 500 Index or the prime lending rate). Derivatives allow the Fund to increase or decrease the level of risk to which the Fund is exposed more quickly and efficiently than transactions in other types of instruments. The Fund may use derivatives for hedging purposes. The Fund may also use derivatives to seek to enhance returns. The use of a derivative is speculative if the Fund is primarily seeking to achieve gains, rather than offset the risk of other positions. When the Fund invests in a derivative for speculative or hedging purposes, the Fund will be fully exposed to the risks of loss of that derivative, which may sometimes be greater than the derivative’s cost. The Fund may not use any derivative to gain exposure to an asset or class of assets that the Fund would be prohibited by its investment restrictions from purchasing directly.

The Fund has claimed an exclusion from the definition of the term “commodity pool operator” (“CPO”) under the Commodity Exchange Act of 1936, as amended (the “CEA”), pursuant to Rule 4.5 under the CEA promulgated by the U.S. Commodity Futures Trading Commission (“CFTC”). The Fund is not, therefore, subject to registration or regulation as a CPO under the CEA and the Fund is operated so as not to be deemed to be a “commodity pool” under the regulations of the CFTC.

A discussion of the risk factors relating to derivatives is set out in the sub-section entitled “Risk Factors Involving Derivatives.”

Hedging. Hedging is a strategy in which a derivative or security is used to offset the risks associated with other Fund holdings. Losses on the other investment may be substantially reduced by gains on a derivative that reacts in an opposite manner to market movements. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a different manner than anticipated by the Fund or if the cost of the derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by the Fund, in which case any losses on the holdings being hedged may not be reduced or may be increased. The inability to close options and futures positions also could have an adverse impact on the Fund’s ability to hedge effectively its portfolio. There is also a risk of loss by the Fund of margin deposits or collateral in the event of bankruptcy of a broker with whom the Fund has an open position in an option, a futures contract or a related option.

There can be no assurance that the Fund’s hedging strategies will be effective or that hedging transactions will be available to the Fund. The Fund is not required to engage in hedging transactions and the Fund may choose not to do so from time to time.

Indexed and Inverse Securities. The Fund may invest in securities the potential return of which is based on an index or interest rate. As an illustration, the Fund may invest in a security whose value is based on changes in a specific index or that pays interest based on the current value of an interest rate index, such as the prime rate. The Fund may also invest in a debt security that returns principal at maturity based on the level of a securities index or a basket of securities, or based on the relative changes of two indices.

In addition, the Fund may invest in securities the potential return of which is based inversely on the change in an index or interest rate (that is, a security the value of which will move in the opposite direction of changes to an index or interest rate). For example, the Fund may invest in securities that pay a higher rate of interest when a particular index decreases and pay a lower rate of interest (or do not fully return principal) when the value of the index increases. Investing in such securities may subject the Fund to reduced or eliminated interest payments or loss of principal in the event of an adverse movement in the relevant interest rate, index or indices. Indexed and inverse securities may involve credit risk, and certain indexed and inverse securities may involve leverage risk, liquidity risk and currency risk. The Fund may invest in indexed and inverse securities for hedging purposes or to seek to increase returns. When used for hedging purposes, indexed and inverse securities involve correlation risk. (Furthermore, where such a security includes a contingent liability, in the event of such an adverse movement, the Fund may be required to pay substantial additional margin to maintain the position.)

Swap Agreements. The Fund may enter into swap transactions, including, but not limited to, equity, interest rate, index, credit default, total return and, to the extent that it invests in foreign currency-denominated securities, currency exchange rate swap agreements. In addition, the Fund may enter into options on swap agreements (swap options). These swap transactions are entered into in an attempt to obtain a particular return when it is considered desirable to do so, possibly at a lower cost to the Fund than if the Fund had invested directly in an instrument that yielded that desired return. Swap transactions are a type of derivative. Derivatives are further discussed in the sub-sections entitled “Derivatives” and “Risk Factors Involving Derivatives.”

Swap agreements are two party contracts entered into primarily by institutional investors. In a standard “swap” transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on or calculated with respect to particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” that is, the return on or increase in value of a particular dollar amount invested at a particular interest rate or in a “basket” of securities representing a particular index or other investments or instruments. Most swap agreements entered into by the Fund would calculate the obligations of the parties to the agreement on a “net basis.” Consequently the Fund’s current obligations (or rights) under a swap agreement will generally be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). The Fund’s current obligations under a swap agreement that is not cleared through a central counterparty will be accrued daily (offset against any amounts owed to the Fund) and any accrued but unpaid net amounts owed to a swap counterparty will be covered by the segregation of liquid assets.

To the extent that the Fund enters into swaps on other than a net basis, the amount maintained in a segregated account will be the full amount of the Fund’s obligations, if any, with respect to such swaps, accrued on a daily basis. Inasmuch as segregated accounts are established for these hedging transactions, the Subadviser and the Fund believe such obligations do not constitute senior securities to the transaction. Since swaps are individually negotiated, the Fund expects in accordance with the Fund’s asset segregation to achieve an acceptable degree of correlation between its rights to receive a return on its portfolio securities and its rights and obligations to receive and pay a return pursuant to swaps. The Fund will enter into swaps that are not cleared through a central counterparty only with counterparties meeting certain creditworthiness standards (generally, such counterparties would have to be eligible counterparties under the terms of the Fund’s repurchase agreement guidelines approved by the Board).

Credit Default Swap Agreements and Similar Instruments. The Fund may enter into credit default swap agreements and similar agreements. The credit default swap agreement or similar instrument may have as reference obligations one or more securities that are not currently held by the Fund. The protection “buyer” in a credit default contract may be obligated to pay the protection “seller” an up-front or a periodic stream of payments over the term of the contract provided generally that no credit event on a reference obligation has occurred. If a credit event occurs, the seller generally must pay the buyer the “par value” (full notional value) of the swap in exchange for an equal face amount of deliverable obligations of the reference entity described in the swap, or the seller may be required to deliver the related net cash amount, if the swap is cash settled. The Fund may be either the buyer or seller in the transaction. If the Fund is a buyer and no credit event occurs, the Fund recovers nothing if the swap is held through its termination date. However, if a credit event occurs, the buyer may elect to receive the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity that may have little or no value. As a seller, the Fund generally receives an up-front payment or a fixed rate of income throughout the term of the swap provided that there is no credit event. If a credit event occurs, generally the seller must pay the buyer the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity that may have little or no value.

Credit default swaps and similar instruments involve greater risks than if the Fund had invested in the reference obligation directly, since, in addition to general market risks, they are subject to illiquidity risk, counterparty risk and credit risk. The Fund will enter into credit default swap agreements and similar instruments only with counterparties that are rated investment grade quality by at least one credit rating agency at the time of entering into such transaction or whose creditworthiness is believed by the Subadviser to be equivalent to such rating. If a credit event were to occur, the value of any deliverable obligation received by the seller, coupled with the up-front or periodic payments previously received, may be less than the full notional value it pays to the buyer, resulting in a loss of value to the Fund. When acting as a seller of a credit default swap or a similar instrument, the Fund is exposed to many of the same risks of leverage since, if a credit event occurs, the seller may be required to pay the buyer the full notional value of the contract net of any amounts owed by the buyer related to its delivery of deliverable obligations.

Credit Linked Securities. Among the income producing securities in which the Fund may invest are credit linked securities, which are issued by a limited purpose trust or other vehicle that, in turn, invests in a derivative instrument or basket of derivative instruments, such as credit default swaps, interest rate swaps and other securities, in order to provide exposure to certain fixed income markets. For instance, the Fund may invest in credit linked securities as a cash management tool in order to gain exposure to a certain market and/or to remain fully invested when more traditional income producing securities are not available. Like an investment in a bond, investments in these credit linked securities represent the right to receive periodic income payments (in the form of distributions) and payment of principal at the end of the term of the security. However, these payments are conditioned on the issuer’s receipt of payments from, and the issuer’s potential obligations to, the counterparties to the derivative instruments and other securities in which the issuer invests. For instance, the issuer may sell one or more credit default swaps, under which the issuer would receive a stream of payments over the term of the swap agreements provided that no event of default has occurred with respect to the referenced debt obligation upon which the swap is based. If a default occurs, the stream of payments may stop and the issuer would be obligated to pay the counterparty the par (or other agreed upon value) of the referenced debt obligation. This, in turn, would reduce the amount of income and principal that the Fund would receive. The Fund’s investments in these instruments are indirectly subject to the risks associated with derivative instruments, including, among others, credit risk, default or similar event risk, counterparty risk, interest rate risk, leverage risk and management risk. It is also expected that the securities will be exempt from registration under the Securities Act. Accordingly, there may be no established trading market for the securities and they may constitute illiquid investments.

Total Return Swap Agreements. The Fund may enter into total return swap agreements. Total return swap agreements are contracts in which one party agrees to make periodic payments based on the change in market value of the underlying assets, which may include a specified security, basket of securities or securities indices during the specified period, in return for periodic payments based on a fixed or variable interest rate or the total return from other underlying assets. Total return swap agreements may be used to obtain exposure to a security or market without owning or taking physical custody of such security or market. Total return swap agreements may effectively add leverage to the Fund’s portfolio because, in addition to its total net assets, the Fund would be subject to investment exposure on the notional amount of the swap. Total return swap agreements entail the risk that a party will default on its payment obligations to the Fund thereunder. Swap agreements also bear the risk that the Fund will not be able to meet its obligation to the counterparty. Generally, the Fund will enter into total return swaps on a net basis (i.e., the two payment streams are netted out with the Fund receiving or paying, as the case may be, only the net amount of the two payments). The net amount of the excess, if any, of the Fund’s obligations over its entitlements with respect to each total return swap will be accrued on a daily basis, and an amount of cash or liquid instruments having an aggregate net asset value (“NAV”) at least equal to the accrued excess will be segregated by the Fund. If the total return swap transaction is entered into on other than a net basis, the full amount of the Fund’s obligations will be accrued on a daily basis, and the full amount of the Fund’s obligations will be segregated by the Fund in an amount equal to or greater than the market value of the liabilities under the total return swap agreement or the amount it would have cost the Fund initially to make an equivalent direct investment, plus or minus any amount the Fund is obligated to pay or is to receive under the total return swap agreement.

Options on Securities and Securities Indexes.

Types of Options. The Fund may engage in transactions in options on individual securities, baskets of securities or securities indices, or particular measurements of value or rate (an “index”), such as an index of the price of treasury securities or an index representative of short term interest rates. Such investments may be made on exchanges and in over-the-counter (“OTC”) markets. In general, exchange-traded options have standardized exercise prices and expiration dates and require the parties to post margin against their obligations, and the performance of the parties’ obligations in connection with such options is guaranteed by the exchange or a related clearing corporation. OTC options have more flexible terms negotiated between the buyer and the seller, but generally do not require the parties to post margin and are subject to greater credit risk. OTC options also involve greater liquidity risk. See “Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives.”

Call Options. The Fund may purchase call options on any of the types of securities or instruments in which it may invest. A call option gives the Fund the right to buy, and obligates the seller to sell, the underlying security at the exercise price at any time during the option period. The Fund also may purchase and sell call options on indices. Index options are similar to options on securities except that, rather than taking or making delivery of securities underlying the option at a specified price upon exercise, an index option gives the holder the right to receive cash upon exercise of the option if the level of the index upon which the option is based is greater than the exercise price of the option.

The Fund may only write (i.e., sell) covered call options on the securities or instruments in which it may invest and enter into closing purchase transactions with respect to certain of such options. A covered call option is an option in which the Fund owns the underlying security or has an absolute and immediate right to acquire that security, without additional consideration (or for additional consideration held in a segregated account by its custodian), upon conversion or exchange of other securities currently held in its portfolio or with respect to which the Fund has established cover by segregating liquid instruments on its books. The principal reason for writing call options is the attempt to realize, through the receipt of premiums, a greater return than would be realized on the securities alone. By writing covered call options, the Fund gives up the opportunity, while the option is in effect, to profit from any price increase in the underlying security above the option exercise price. In addition, the Fund’s ability to sell the underlying security will be limited while the option is in effect unless the Fund enters into a closing purchase transaction. A closing purchase transaction cancels out the Fund’s position as the writer of an option by means of an offsetting purchase of an identical option prior to the expiration of the option it has written. Covered call options also serve as a partial hedge to the extent of the premium received against a decline in the price of the underlying security. Also, with respect to call options written by the Fund that are covered only by segregated portfolio securities, the Fund is exposed to the risk of loss equal to the amount by which the price of the underlying securities rises above the exercise price.

Put Options. The Fund may purchase put options to seek to hedge against a decline in the value of its securities or to enhance its return. By buying a put option, the Fund acquires a right to sell such underlying securities or instruments at the exercise price, thus limiting the Fund’s risk of loss through a decline in the market value of the securities or instruments until the put option expires. The amount of any appreciation in the value of the underlying securities or instruments will be partially offset by the amount of the premium paid for the put option and any related transaction costs. Prior to its expiration, a put option may be sold in a closing sale transaction and profit or loss from the sale will depend on whether the amount received is more or less than the premium paid for the put option plus the related transaction costs. A closing sale transaction cancels out the Fund’s position as the purchaser of an option by means of an offsetting sale of an identical option prior to the expiration of the option it has purchased. The Fund also may purchase uncovered put options.

The Fund may write (i.e., sell) put options on the types of securities or instruments that may be held by the Fund, provided that such put options are covered, meaning that such options are secured by segregated, liquid instruments. The Fund will receive a premium for writing a put option, which increases the Fund’s return.

Futures. The Fund may engage in transactions in futures and options thereon. Futures are standardized, exchange-traded contracts which obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price. No price is paid upon entering into a futures contract. Rather, upon purchasing or selling a futures contract the Fund is required to deposit collateral (“margin”) equal to a percentage (generally less than 10%) of the contract value. Each day thereafter until the futures position is closed, the Fund will pay additional margin representing any loss experienced as a result of the futures position the prior day or be entitled to a payment representing any profit experienced as a result of the futures position the prior day. Futures involve substantial leverage risk.

The sale of a futures contract limits the Fund’s risk of loss through a decline in the market value of portfolio holdings correlated with the futures contract prior to the futures contract’s expiration date. In the event the market value of the portfolio holdings correlated with the futures contract increases rather than decreases, however, the Fund will realize a loss on the futures position and a lower return on the portfolio holdings than would have been realized without the purchase of the futures contract.

The purchase of a futures contract may protect the Fund from having to pay more for securities as a consequence of increases in the market value for such securities during a period when the Fund was attempting to identify specific securities in which to invest in a market the Fund believes to be attractive. In the event that such securities decline in value or the Fund determines not to complete an anticipatory hedge transaction relating to a futures contract, however, the Fund may realize a loss relating to the futures position. The Fund is also authorized to purchase or sell call and put options on futures contracts including financial futures and stock indices in connection with its hedging activities. Generally, these strategies would be used under the same market and market sector conditions (i.e., conditions relating to specific types of investments) in which the Fund entered into futures transactions. The Fund may purchase put options or write (i.e., sell) call options on futures contracts and stock indices rather than selling the underlying futures contract in anticipation of a decrease in the market value of its securities. Similarly, the Fund can purchase call options, or write put options on futures contracts and stock indices, as a substitute for the purchase of such futures to hedge against the increased cost resulting from an increase in the market value of securities which the Fund intends to purchase.

The Fund may only write “covered” put and call options on futures contracts. The Fund will be considered “covered” with respect to a call option written on a futures contract if the Fund owns the assets that are deliverable under the futures contract or an option to purchase that futures contract having a strike price equal to or less than the strike price of the “covered” option and having an expiration date not earlier than the expiration date of the “covered” option, or if it segregates for the term of the option cash or other liquid assets equal to the fluctuating value of the optioned future. The Fund will be considered “covered” with respect to a put option written on a futures contract if the Fund owns an option to sell that futures contract having a strike price equal to or greater than the strike price of the “covered” option, or if the Fund segregates for the term of the option cash or other liquid assets at all times equal in value to the exercise price of the put (less any initial margin deposited by the Fund with its futures custody manager or as otherwise permitted by applicable law with respect to such option). There is no limitation on the amount of the Fund’s assets that can be segregated.

Foreign Exchange Transactions. The Fund may engage in spot and forward foreign exchange transactions and currency swaps, purchase and sell options on currencies and purchase and sell currency futures and related options thereon (collectively, “Currency Instruments”) for purposes of hedging against the decline in the value of currencies in which its portfolio holdings are denominated against the U.S. dollar or to seek to enhance returns. Such transactions could be effected with respect to hedges on non-U.S. dollar denominated securities owned by the Fund, sold by the Fund but not yet delivered, or committed or anticipated to be purchased by the Fund.

As an illustration, the Fund may use such techniques to hedge the stated value in U.S. dollars of an investment in a yen-denominated security. In such circumstances, for example, the Fund may purchase a foreign currency put option enabling the Fund to sell a specified amount of yen for dollars at a specified price by a future date. To the extent the hedge is successful, a loss in the value of the yen relative to the dollar will tend to be offset by an increase in the value of the put option. To offset, in whole or in part, the cost of acquiring such a put option, the Fund may also sell a call option which, if exercised, requires the Fund to sell a specified amount of yen for dollars at a specified price by a future date (a technique called a “straddle”). By selling such a call option in this illustration, the Fund gives up the opportunity to profit without limit from increases in the relative value of the yen to the dollar. Straddles of the type that may be used by the Fund are considered to constitute hedging transactions and are consistent with the policies described above. The Fund will not attempt to hedge all of its foreign portfolio positions.

Forward Foreign Exchange Transactions. Forward foreign exchange transactions are OTC contracts to purchase or sell a specified amount of a specified currency or multinational currency unit at a price and future date set at the time of the contract. Spot foreign exchange transactions are similar but require current, rather than future, settlement. The Fund will enter into foreign exchange transactions for purposes of hedging either a specific transaction or a portfolio position, or to seek to enhance returns. The Fund may enter into a foreign exchange transaction for purposes of hedging a specific transaction by, for example, purchasing a currency needed to settle a security transaction or selling a currency in which the Fund has received or anticipates receiving a dividend or distribution.

The Fund may enter into a foreign exchange transaction for purposes of hedging a portfolio position by selling forward a currency in which a portfolio position of the Fund is denominated or by purchasing a currency in which the Fund anticipates acquiring a portfolio position in the near future. The Fund may also hedge portfolio positions through currency swaps, which are transactions in which one currency is simultaneously bought for a second currency on a spot basis and sold for the second currency on a forward basis. Forward foreign exchange transactions involve substantial currency risk, and also involve credit and liquidity risk.

Currency Futures. The Fund may seek to enhance returns or hedge against the decline in the value of a currency against the U.S. dollar through use of currency futures or options thereon. Currency futures are similar to forward foreign exchange transactions except that futures are standardized, exchange-traded contracts. See the sub-section entitled “Futures.” Currency futures involve substantial currency risk, and also involve leverage risk.

Currency Options. The Fund may seek to enhance returns or hedge against the decline in the value of a currency against the U.S. dollar through the use of currency options. Currency options are similar to options on securities, but in consideration for an option premium the writer of a currency option is obligated to sell (in the case of a call option) or purchase (in the case of a put option) a specified amount of a specified currency on or before the expiration date for a specified amount of another currency. The Fund may engage in transactions in options on currencies either on exchanges or OTC markets. See “Types of Options” and “Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives” in this SAI. Currency options involve substantial currency risk, and may also involve credit, leverage or liquidity risk.

Limitations on Currency Hedging. The Fund may use currency hedging instruments to seek to enhance returns. Accordingly, the Fund will not hedge a currency in excess of the aggregate market value of the securities that it owns (including receivables for unsettled securities sales), or has committed to or anticipates purchasing, which are denominated in such currency. The Fund may, however, hedge a currency by entering into a transaction in a Currency Instrument denominated in a currency other than the currency being hedged (a “cross-hedge”). The Fund will only enter into a cross-hedge if the Subadviser believes that (i) there is a demonstrable high correlation between the currency in which the cross-hedge is denominated and the currency being hedged, and (ii) executing a cross-hedge through the currency in which the cross-hedge is denominated will be significantly more cost-effective or provide substantially greater liquidity than executing a similar hedging transaction by means of the currency being hedged.

Risk Factors in Hedging Foreign Currency. Hedging transactions involving Currency Instruments have substantial risks, including correlation risk. While the Fund’s use of Currency Instruments to effect hedging strategies is intended to reduce the volatility of the NAV of the Fund’s shares, the NAV of the Fund’s shares will fluctuate. Moreover, although Currency Instruments will be used with the intention of hedging against adverse currency movements, transactions in Currency Instruments involve the risk that anticipated currency movements will not be accurately predicted and that the Fund’s hedging strategies will be ineffective. To the extent that the Fund hedges against anticipated currency movements that do not occur, the Fund may realize losses and decrease its total return as the result of its hedging transactions. Furthermore, the Fund will only engage in hedging activities from time to time and may not be engaging in hedging activities when movements in currency exchange rates occur.

In connection with its trading in forward foreign currency contracts, the Fund will contract with a foreign or domestic bank, or foreign or domestic securities dealer, to make or take future delivery of a specified amount of a particular currency. There are no limitations on daily price moves in such forward contracts, and banks and dealers are not required to continue to make markets in such contracts. There have been periods during which certain banks or dealers have refused to quote prices for such forward contracts or have quoted prices with an unusually wide spread between the price at which the bank or dealer is prepared to buy and that at which it is prepared to sell. Governmental imposition of credit controls might limit any such forward contract trading. With respect to its trading of forward contracts, if any, the Fund will be subject to the risk of bank or dealer failure and the inability of, or refusal by, a bank or dealer to perform with respect to such contracts. Any such default would deprive the Fund of any profit potential or force the Fund to cover its commitments for resale, if any, at the then market price and could result in a loss to the Fund.

It may not be possible for the Fund to hedge against currency exchange rate movements, even if correctly anticipated, in the event that (i) the currency exchange rate movement is so generally anticipated that the Fund is not able to enter into a hedging transaction at an effective price, or (ii) the currency exchange rate movement relates to a market with respect to which Currency Instruments are not available and it is not possible to engage in effective foreign currency hedging. The cost to the Fund of engaging in foreign currency transactions varies with such factors as the currencies involved, the length of the contract period and the market conditions then prevailing. Since transactions in foreign currency exchange usually are conducted on a principal basis, no fees or commissions are involved.

Risk Factors Involving Derivatives. Derivatives are volatile and involve significant risks, including:

Counterparty Risk —the risk that the counterparty on a derivative transaction will be unable to honor its financial obligation to the Fund.

Currency Risk —the risk that changes in the exchange rate between two currencies will adversely affect the value (in U.S. dollar terms) of an investment.

Leverage Risk —the risk associated with certain types of investments or trading strategies (such as borrowing money to increase the amount of investments) that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

Liquidity Risk —the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

Regulatory Risk —the risk that new regulation of derivatives may make them more costly, may limit their availability, or may otherwise affect their value or performance.

The use of derivatives for hedging purposes involves correlation risk. If the value of the derivative moves more or less than the value of the hedged instruments, the Fund will experience a gain or loss that will not be completely offset by movements in the value of the hedged instruments.

The Fund intends to enter into transactions involving derivatives only if there appears to be a liquid secondary market for such instruments or, in the case of illiquid instruments traded in OTC transactions, such instruments satisfy the criteria set forth below under “Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives.” However, there can be no assurance that, at any specific time, either a liquid secondary market will exist for a derivative or the Fund will otherwise be able to sell such instrument at an acceptable price. It may therefore not be possible to close a position in a derivative without incurring substantial losses, if at all.

Certain transactions in derivatives (such as futures transactions or sales of put options) involve substantial leverage risk and may expose the Fund to potential losses, which exceed the amount originally invested by the Fund. When the Fund engages in such a transaction, the Fund will deposit in a segregated account at its custodian liquid securities or cash and cash equivalents with a value at least equal to the Fund’s exposure, on a mark-to-market basis, to the transaction (as calculated pursuant to requirements of the SEC). Such segregation will ensure that the Fund has assets available to satisfy its obligations with respect to the transaction, but will not limit the Fund’s exposure to loss.

Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives. Certain derivatives traded in OTC markets, including indexed securities, swaps and OTC options, involve substantial liquidity risk. The absence of liquidity may make it difficult or impossible for the Fund to sell such instruments promptly at an acceptable price. The absence of liquidity may also make it more difficult for the Fund to ascertain a market value for such instruments. The Fund will, therefore, acquire illiquid OTC instruments (i) if the agreement pursuant to which the instrument is purchased contains a formula price at which the instrument may be terminated or sold, or (ii) for which the Subadviser anticipates the Fund can receive on each business day at least two independent bids or offers, unless a quotation from only one dealer is available, in which case that dealer’s quotation may be used.

Because derivatives traded in OTC markets are not guaranteed by an exchange or clearing corporation and generally do not require payment of margin, to the extent that the Fund has unrealized gains in such instruments or has deposited collateral with its counterparties, the Fund is at risk that its counterparties will become bankrupt or otherwise fail to honor their obligations. The Fund will attempt to minimize the risk that a counterparty will become bankrupt or otherwise fail to honor its obligations by engaging in transactions in derivatives traded in OTC markets only with financial institutions that appear to have substantial capital or that have provided the Fund with a third-party guaranty or other credit enhancement.

EQUITY AND EQUITY-RELATED SECURITIES. From time to time, the Fund may invest in or hold common stock and other equity and equity-related securities incidental to the purchase or ownership of fixed income instruments or in connection with a reorganization of a borrower. Investments in equity securities incidental to investment in debt securities entail certain risks in addition to those associated with investments in those debt securities. Common stock represents an equity ownership interest in a company. Historical trends would indicate that common stock is subject to higher levels of volatility and market and issuer-specific risk than debt securities. The value of equity securities may be affected more rapidly, and to a greater extent, by company-specific developments and general market conditions. These risks may increase fluctuations in the Fund’s NAV. The equity interests held by the Fund, if any, may not pay dividends or otherwise generate income or appreciate in value and, in fact, may decline in value. Accordingly, the Fund may not be able to realize gains from its equity investments, and any gains that the Fund does realize may not be sufficient to contribute materially to the Fund’s investment objective. Equity securities held by the Fund may be illiquid.

FOREIGN INVESTMENTS. The Fund may invest in foreign debt and/or equity securities. Foreign debt securities include certain foreign bank obligations and U.S. dollar or foreign currency-denominated obligations of foreign governments or their subdivisions, agencies and instrumentalities, international agencies and supranational entities.

Foreign Market Risk. Foreign securities offer the potential for more diversification than if the Fund invests only in the United States because securities traded on foreign markets have often (though not always) performed differently from securities in the United States. However, such investments involve special risks not present in U.S. investments that can increase the chances that the Fund will lose money. In particular, the Fund is subject to the risk that, because there are generally fewer investors on foreign exchanges and a smaller number of shares traded each day, it may be difficult for the Fund to buy and sell securities on those exchanges. In addition, prices of foreign securities may fluctuate more than prices of securities traded in the United States.

Foreign Economy Risk. The economies of certain foreign markets often do not compare favorably with that of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources, and balance of payments position. Certain such economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers, and other protectionist or retaliatory measures. Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets, or the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain industries. Any of these actions could severely affect security prices, impair the Fund’s ability to purchase or sell foreign securities or transfer the Fund’s assets or income back into the United States, or otherwise adversely affect the Fund’s operations. Other foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing favorable legal judgments in foreign courts, and political and social instability. Legal remedies available to investors in certain foreign countries may be less extensive than those available to investors in the United States or other foreign countries.

Currency Risk and Exchange Risk. Securities in which the Fund invests may be denominated or quoted in currencies other than the U.S. dollar. Changes in foreign currency exchange rates will affect the value of the Fund’s portfolio. Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as “currency risk,” means that a stronger U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.

Governmental Supervision and Regulation/Accounting Standards. Many foreign governments supervise and regulate stock exchanges, brokers and the sale of securities less rigorously than the United States. Some countries may not have laws to protect investors comparable to the U.S. securities laws. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company’s securities based on nonpublic information about that company. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Fund management to completely and accurately determine a company’s financial condition.

Certain Risks of Holding Fund Assets Outside the United States. The Fund generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight over their operations. Also, the laws of certain countries may put limits on the Fund’s ability to recover its assets if a foreign bank or depository or issuer of a security or any of their agents goes bankrupt. In addition, it is often more expensive for the Fund to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount the Fund can earn on its investments and typically results in a higher operating expense ratio for the Fund as compared to investment companies that invest only in the United States.

Settlement Risk. Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically generated by the settlement of U.S. investments. Communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates. Settlements in certain foreign countries at times have not kept pace with the number of securities transactions; these problems may make it difficult for the Fund to carry out transactions. If the Fund cannot settle or there is a delay in settling a purchase of securities, the Fund may miss attractive investment opportunities and certain assets may be uninvested with no return earned thereon for some period. If the Fund cannot settle or there is a delay in settling a sale of securities, the Fund may lose money if the value of the security then declines or, if there is a contract to sell the security to another party, the Fund could be liable to that party for any losses incurred. Dividends or interest on, or proceeds from the sale of, foreign securities may be subject to foreign withholding taxes, thereby reducing the amount available for distribution to shareholders.

ILLIQUID OR RESTRICTED SECURITIES. The Fund may invest in securities that lack an established secondary trading market or otherwise are considered illiquid. Liquidity of a security relates to the ability to dispose easily of the security and the price to be obtained upon disposition of the security, which may be less than would be obtained for a comparable more liquid security. Illiquid securities may trade at a discount from comparable, more liquid investments. Investment of the Fund’s assets in illiquid securities may restrict the ability of the Fund to dispose of its investments in a timely fashion and for a fair price as well as its ability to take advantage of market opportunities. The risks associated with illiquidity will be particularly acute where the Fund’s operations require cash, such as when the Fund redeems shares or pays dividends, and could result in the Fund borrowing to meet short term cash requirements or incurring capital losses on the sale of illiquid investments. The Fund may invest in securities that are not registered (restricted securities) under the Securities Act.

Restricted securities may be sold in private placement transactions between issuers and their purchasers and may be neither listed on an exchange nor traded in other established markets. In many cases, privately placed securities may not be freely transferable under the laws of the applicable jurisdiction or due to contractual restrictions on resale. As a result of the absence of a public trading market, privately placed securities may be less liquid and more difficult to value than publicly traded securities. To the extent that privately placed securities may be resold in privately negotiated transactions, the prices realized from the sales, due to illiquidity, could be less than those originally paid by the Fund or less than their fair market value. In addition, issuers whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that may be applicable if their securities were publicly traded. If any privately placed securities held by the Fund are required to be registered under the securities laws of one or more jurisdictions before being resold, the Fund may be required to bear the expenses of registration. Certain of the Fund’s investments in private placements may consist of direct investments and may include investments in smaller, less seasoned issuers, which may involve greater risks. These issuers may have limited product lines, markets or financial resources or they may be dependent on a limited management group. In making investments in such securities, the Fund may obtain access to material nonpublic information, which may restrict the Fund’s ability to conduct portfolio transactions in such securities.

The Fund may purchase restricted securities that can be offered and sold to “qualified institutional buyers” under Rule 144A under the Securities Act. This investment practice could have the effect of increasing the level of illiquidity in the Fund to the extent that qualified institutional buyers become for a time uninterested in purchasing these securities.

INVESTMENT IN EMERGING MARKETS. The Fund may invest in the securities of issuers domiciled in various countries with emerging capital markets. Specifically, a country with an emerging capital market is any country that the World Bank, the International Finance Corporation, the United Nations or its authorities has determined to have a low or middle income economy. Countries with emerging markets can be found in regions such as Asia, Latin America, Eastern Europe and Africa. Investments in the securities of issuers domiciled in countries with emerging capital markets involve certain additional risks not involved in investments in securities of issuers in more developed capital markets, such as (i) low or non-existent trading volume, resulting in a lack of liquidity and increased volatility in prices for such securities, as compared to securities of comparable issuers in more developed capital markets, (ii) uncertain national policies and social, political and economic instability, increasing the potential for expropriation of assets, confiscatory taxation, high rates of inflation or unfavorable diplomatic developments, (iii) possible fluctuations in exchange rates, differing legal systems and the existence or possible imposition of exchange controls, custodial restrictions or other foreign or U.S. governmental laws or restrictions applicable to such investments, (iv) national policies that may limit the Fund’s investment opportunities such as restrictions on investment in issuers or industries deemed sensitive to national interests, and (v) the lack or relatively early development of legal structures governing private and foreign investments and private property. In addition to withholding taxes on investment income, some countries with emerging markets may impose differential capital gains taxes on foreign investors.

Such capital markets are emerging in a dynamic political and economic environment brought about by events over recent years that have reshaped political boundaries and traditional ideologies. In such a dynamic environment, there can be no assurance that these capital markets will continue to present viable investment opportunities for the Fund. In the past, governments of such nations have expropriated substantial amounts of private property, and most claims of the property owners have never been fully settled. There is no assurance that such expropriations will not reoccur. In such an event, it is possible that the Fund could lose the entire value of its investments in the affected markets.

Also, there may be less publicly available information about issuers in emerging markets than would be available about issuers in more developed capital markets, and such issuers may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those to which U.S. companies are subject. In certain countries with emerging capital markets, reporting standards vary widely. As a result, traditional investment measurements used in the United States, such as price/earnings ratios, may not be applicable. Emerging market securities may be substantially less liquid and more volatile than those of mature markets, and companies may be held by a limited number of persons. This may adversely affect the timing and pricing of the Fund’s acquisition or disposal of securities.

Practices in relation to settlement of securities transactions in emerging markets involve higher risks than those in developed markets, in part because the Fund will need to use brokers and counterparties that are less well capitalized, and custody and registration of assets in some countries may be unreliable. The possibility of fraud, negligence, undue influence being exerted by the issuer or refusal to recognize ownership exists in some emerging markets, and, along with other factors, could result in ownership registration being completely lost. The Fund would absorb any loss resulting from such registration problems and may have no successful claim for compensation.

INVESTMENT IN OTHER INVESTMENT COMPANIES. The Fund may invest in other investment companies, including ETFs. In accordance with the 1940 Act, the Fund may invest up to 10% of its total assets in securities of other investment companies. In addition, under the 1940 Act, the Fund may not own more than 3% of the total outstanding voting stock of any investment company and not more than 5% of the value of the Fund’s total assets may be invested in securities of any single investment company.

Notwithstanding the limits discussed above, the Fund may invest in other investment companies without regard to the limits set forth above provided that the Fund complies with Rules 12d1-1, 12d-2, 12d1-3, 12d1-4 (subject to effectiveness of the rule) promulgated by the SEC under the 1940 Act and pursuant to the terms and conditions of exemptive orders granted by the SEC to certain ETFs. As with other investments, investments in other investment companies are subject to market and selection risk. In addition, if the Fund acquires shares in other investment companies, shareholders would bear both their proportionate share of expenses in the Fund (including management and advisory fees) and, indirectly, the expenses of such investment companies (including management and advisory fees).

JUNK BONDS. Junk bonds are debt securities that are rated below investment grade by the major rating agencies or are unrated securities that the Subadviser believes are of comparable quality. Although junk bonds generally pay higher rates of interest than investment grade bonds, they are high risk investments that may cause income and principal losses for the Fund. The major risks in junk bond investments include the following:

•

Junk bonds are issued by less creditworthy issuers. These securities are vulnerable to adverse changes in the issuer’s economic condition and to general economic conditions. Issuers of junk bonds may be unable to meet their interest or principal payment obligations because of an economic downturn, specific issuer developments or the unavailability of additional financing.

•

The issuers of junk bonds may have a larger amount of outstanding debt relative to their assets than issuers of investment grade bonds. If the issuer experiences financial stress, it may be unable to meet its debt obligations.

•	Junk bonds are frequently ranked junior to claims by other creditors. If the issuer cannot meet its obligations, the senior obligations are generally paid off before the junior obligations.

•

Junk bonds frequently have redemption features that permit an issuer to repurchase the security from the Fund before it matures. If an issuer redeems the junk bonds, the Fund may have to invest the proceeds in bonds with lower yields and may lose income.

•	Prices of junk bonds are subject to extreme price fluctuations. Negative economic developments may have a greater impact on the prices of junk bonds than on other higher rated fixed income securities.

•

Junk bonds may be less liquid than higher rated fixed income securities even under normal economic conditions. There are fewer dealers in the junk bond market, and there may be significant differences in the prices quoted for junk bonds by the dealers. Because they are less liquid, judgment may play a greater role in valuing certain of the Fund’s portfolio securities than in the case of securities trading in a more liquid market.

•	The Fund may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting issuer.

LIBOR AND OTHER REFERENCE RATES. The Fund’s investments, payment obligations and financing terms may be based on floating rates, such as LIBOR, European Interbank Offer Rate (EURIBOR), Sterling Overnight Interbank Average Rate (SONIA), and other similar types of reference rates (Reference Rates). The elimination of a Reference Rate or any other changes or reforms to the determination or supervision of Reference Rates could have an adverse impact on the market for, or value of, any securities or payments linked to those Reference Rates. In addition, any substitute Reference Rate and any pricing adjustments imposed by a regulator or by counterparties or otherwise may adversely affect the Fund’s performance and/or NAV.

In 2017, the head of the United Kingdom’s Financial Conduct Authority announced a desire to phase out the use of LIBOR by the end of 2021. There remains uncertainty regarding the future utilization of LIBOR and the nature of any replacement Reference Rate. As such, the potential effect of a transition away from LIBOR on the Fund or the financial instruments in which the Fund invests cannot yet be determined.

Also in 2017, the Alternative Reference Rates Committee, a group of large US banks working with the Federal Reserve, announced its selection of the Secured Overnight Financing Rate (SOFR), which is intended to be a broad measure of secured overnight US Treasury repurchase agreement rates, as an appropriate replacement for LIBOR. The Federal Reserve Bank of New York began publishing the SOFR in 2018, with the expectation that it could be used on a voluntary basis in new instruments and transactions. Bank working groups and regulators in other countries have suggested other alternatives for their markets, including the SONIA in England.

Global consensus on alternative rates is lacking and the process for amending existing contracts or instruments to transition away from LIBOR remains unclear. The elimination of LIBOR or changes to other reference rates or any other changes or reforms to the determination or supervision of reference rates could have an adverse impact on the market for, or value of, any securities or payments linked to those reference rates, which may adversely affect the Fund’s performance and/or net asset value. Uncertainty and risk also remain regarding the willingness and ability of issuers and lenders to include revised provisions in new and existing contracts or instruments. Consequently, the transition away from LIBOR to other reference rates may lead to increased volatility and illiquidity in markets that are tied to LIBOR, fluctuations in values of LIBOR-related investments or investments in issuers that utilize LIBOR, increased difficulty in borrowing or refinancing and diminished effectiveness of hedging strategies, adversely affecting the Fund’s performance. Furthermore, the risks associated with the expected discontinuation of LIBOR and transition may be exacerbated if the work necessary to effect an orderly transition to an alternative reference rate is not completed in a timely manner. Because the usefulness of LIBOR as a benchmark could deteriorate during the transition period, these effects could occur prior to the end of 2021.

MONEY MARKET INSTRUMENTS. The Fund may invest in money market instruments. Money market instruments include cash equivalents and short-term obligations of U.S. banks, certificates of deposit, short-term obligations issued or guaranteed by the U.S. Government or its agencies. Money market instruments also include bankers’ acceptances, commercial paper, certificates of deposit and Eurodollar obligations issued or guaranteed by bank holding companies in the U.S., their subsidiaries and foreign branches, by foreign banking institutions, and by the World Bank and other multinational instrumentalities, as well as commercial paper and other short-term obligations of, and variable amount master demand notes, variable rate notes and funding agreements issued by, U.S. and foreign corporations.

PREFERRED STOCK. Preferred stock represents an equity or ownership interest in an issuer. Preferred stock normally pays dividends at a specified rate and has precedence over common stock in the event the issuer is liquidated or declares bankruptcy. However, in the event an issuer is liquidated or declares bankruptcy, the claims of owners of bonds take precedence over the claims of those who own preferred and common stock. Preferred stock, unlike common stock, often has a stated dividend rate payable from the corporation’s earnings. Preferred stock dividends may be cumulative or non-cumulative, participating, or auction rate. “Cumulative” dividend provisions require all or a portion of prior unpaid dividends to be paid before dividends can be paid to the issuer’s common stock.

“Participating” preferred stock may be entitled to a dividend exceeding the stated dividend in certain cases. If interest rates rise, the fixed dividend on preferred stocks may be less attractive, causing the price of such stocks to decline. Preferred stock may have mandatory sinking fund provisions, as well as provisions allowing the stock to be called or redeemed, which can limit the benefit of a decline in interest rates. Preferred stock is subject to many of the risks to which common stock and debt securities are subject.

REPURCHASE AGREEMENTS. The Fund may invest in securities pursuant to repurchase agreements. The Fund will enter into repurchase agreements only with parties meeting creditworthiness standards as set forth in the Fund’s repurchase agreement procedures.

Under such agreements, the other party agrees, upon entering into the contract with the Fund, to repurchase the security at a mutually agreed-upon time and price in a specified currency, thereby determining the yield during the term of the agreement. This results in a fixed rate of return insulated from market fluctuations during such period, although such return may be affected by currency fluctuations. In the case of repurchase agreements, the prices at which the trades are conducted do not reflect accrued interest on the underlying obligation. Such agreements usually cover short periods, such as under one week. Repurchase agreements may be construed to be collateralized loans by the purchaser to the seller secured by the securities transferred to the purchaser. In the case of a repurchase agreement, as a purchaser, the Fund will require all repurchase agreements to be fully collateralized at all times by cash or other liquid assets in an amount at least equal to the resale price. The seller is required to provide additional collateral if the market value of the securities falls below the repurchase price at any time during the term of the repurchase agreement. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities are not owned by the Fund but only constitute collateral for the seller’s obligation to pay the repurchase price. Therefore, the Fund may suffer time delays and incur costs or possible losses in connection with disposition of the collateral. The Fund may participate in a joint repurchase agreement account with other investment companies managed by the Manager pursuant to an order of the SEC. On a daily basis, any uninvested cash balances of the Fund may be aggregated with those of such investment companies and invested in one or more repurchase agreements. The Fund participates in the income earned or accrued in the joint account based on the percentage of its investment.

REVERSE REPURCHASE AGREEMENTS AND DOLLAR ROLLS. The Fund may enter into reverse repurchase agreements. A reverse repurchase agreement involves the sale of a portfolio-eligible security by the Fund, coupled with its agreement to repurchase the instrument at a specified item and price. See “Repurchase Agreements.”

The Fund may enter into dollar rolls. In a dollar roll, the Fund sells securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type and coupon) securities on a specified future date from the same party. During the roll period, the Fund forgoes principal and interest paid on the securities. The Fund is compensated by the difference between the current sale price and the forward price for the future purchase (often referred to as the drop) as well as by the interest earned on the cash proceeds of the initial sale. The Fund will segregate cash or other liquid assets, marked to market daily, having a value equal to the obligations of the Fund in respect of dollar rolls.

Dollar rolls involve the risk that the market value of the securities retained by the Fund may decline below the price of the securities sold by the Fund but which the Fund is obligated to repurchase under the agreement. In the event the buyer of securities under a dollar roll files for bankruptcy or becomes insolvent, the Fund’s use of the proceeds of the agreement may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Fund’s obligation to repurchase the securities. Cash proceeds from dollar rolls may be invested in cash or other liquid assets.

SECURITIES OF SMALLER OR EMERGING GROWTH COMPANIES. Investment in debt issued by smaller or emerging growth companies involves greater risk than is customarily associated with investments in more established companies. The securities of smaller or emerging growth companies may be subject to more abrupt or erratic market movements than larger, more established companies or the market average in general. These companies may have limited product lines, markets or financial resources, or they may be dependent on a limited management group.

While the process of selection and continuous supervision by the subadviser does not, of course, guarantee successful investment results, it does provide access to an asset class not available to the average individual due to the time and cost involved. Careful initial selection is particularly important in this area as many new enterprises have promise but lack certain of the fundamental factors necessary to prosper. Investing in small cap and emerging growth companies requires specialized research and analysis. In addition, many investors cannot invest sufficient assets in such companies to provide wide diversification.

Equity securities of specific small cap issuers may present different opportunities for long-term capital appreciation during varying portions of economic or securities markets cycles, as well as during varying stages of their business development. The market valuation of small cap issuers tends to fluctuate during economic or market cycles, presenting attractive investment opportunities at various points during these cycles. Smaller companies, due to the size and kinds of markets that they serve, may be less susceptible than large companies to intervention from the federal government by means of price controls, regulations or litigation.

SHORT SALES AND SHORT SALES AGAINST-THE-BOX. The Fund may make short sales of securities, either as a hedge against potential declines in value of a portfolio security or to realize appreciation when a security that the Fund does not own declines in value. When the Fund makes a short sale, the security sold short is borrowed by the Fund and is delivered by the Fund to the broker-dealer through which the Fund made the short sale. The Fund may have to pay a fee to borrow particular securities and is often obligated to turn over any payments received on such borrowed securities to the lender of the securities. The Fund may not be able to limit any losses resulting from share price volatility if the security indefinitely continues to increase in value at such specified time. The Fund secures its obligation to replace the borrowed security by depositing collateral with the broker-dealer, usually in cash, U.S. Government securities or other liquid securities similar to those borrowed. With respect to the uncovered short positions, (1) the Fund is required to deposit similar collateral with its custodian or otherwise segregate collateral on its records, to the extent that the value of the collateral in the aggregate is at all times equal to at least 100% of the current market value of the security sold short and will not be less than the market value of the security, or (2) the Fund must otherwise cover its short position. Depending on arrangements made with the broker-dealer from which the Fund borrowed the security, regarding payment over of any payments received by the Fund on such security, the Fund may not receive any payments (including interest) on its collateral deposited with such broker-dealer.

Because making short sales in securities not owned by the Fund exposes the Fund to the risks associated with those securities, such short sales involve speculative exposure risk. As a result, if the Fund makes short sales in securities that increase in value, the Fund will likely underperform similar investment companies that do not make short sales in securities they do not own. The Fund will incur a loss as a result of a short sale if the price of the security increases between the date of the short sale and the date on which the Fund replaces the borrowed security. The Fund will realize a gain if the security declines in price between those dates. There can be no assurance that the Fund will be able to close out a short sale position at any particular time or at a desired price. Although the Fund’s gain is limited to the price at which the Fund sold the security short, its potential loss is limited only by the maximum attainable price of the security, less the price at which the security was sold and may, theoretically, be unlimited.

The Fund may also make short sales against-the-box. A short sale against-the-box is a short sale in which the Fund owns an equal amount of the securities sold short, or securities convertible or exchangeable for, with or without payment of any further consideration, such securities. However, if further consideration is required in connection with the conversion or exchange, cash or other liquid assets, in an amount equal to such consideration, must be segregated on the Fund’s records or with its custodian.

SOVEREIGN DEBT. Investment in sovereign debt can involve a high degree of risk. The governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of such debt. A governmental entity’s willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the governmental entity’s policy towards the International Monetary Fund and the political constraints to which a governmental entity may be subject. Governmental entities may also be dependent on expected disbursements from foreign governments, multilateral agencies and others abroad to reduce principal and interest arrearages on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on the implementation of economic reforms and/or economic performance and the timely service of such debtor’s obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties’ commitments to lend funds to the governmental entity, which may further impair such debtor’s ability or willingness to timely service its debts. Consequently, governmental entities may default on their sovereign debt. Holders of sovereign debt may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. In the event of a default by a governmental entity, there may be few or no effective legal remedies for collecting on such debt.

SUPRANATIONAL ENTITIES. The Fund may invest in debt securities of supranational entities. Examples of supranational entities include the World Bank, the European Steel and Coal Community, the Asian Development Bank and the Inter-American Development Bank. The government members, or “stockholders,” usually make initial capital contributions to the supranational entity and in many cases are committed to make additional capital contributions if the supranational entity is unable to repay its borrowings.

TEMPORARY DEFENSIVE STRATEGY AND SHORT-TERM INVESTMENTS. The Fund may temporarily invest without limit in money market instruments, including commercial paper of U.S. corporations, certificates of deposit, bankers’ acceptances and other obligations of domestic banks, and obligations issued or guaranteed by the U.S. Government, its agencies or its instrumentalities, as part of a temporary defensive strategy.

The Fund may invest in money market instruments to maintain appropriate liquidity to meet anticipated redemptions. Money market instruments typically have a maturity of one year or less as measured from the date of purchase. The Fund also may temporarily hold cash or invest in money market instruments pending investment of proceeds from new sales of Fund shares or during periods of portfolio restructuring.

VARIABLE- AND FLOATING-RATE SECURITIES. Variable- and floating-rate instruments are instruments that pay interest at rates that adjust whenever a specified interest rate (the “reference rate”) changes and/or that reset on predetermined dates (such as the last day of a month or calendar quarter). In addition to floating-rate loans, variable- and floating-rate instruments may include, without limitation, instruments such as catastrophe and other event-linked bonds, bank capital securities, unsecured bank loans, corporate bonds and money market instruments. Due to their variable- or floating-rate features, these instruments will generally pay higher levels of income in a rising interest rate environment and lower levels of income as interest rates decline. For the same reason, the market value of a variable- or floating-rate instrument is generally expected to have less sensitivity to fluctuations in market interest rates than a fixed-rate instrument, although the value of a variable- or floating-rate instrument may nonetheless decline as interest rates rise and due to other factors, such as changes in credit quality or because of an imperfect correlation between the securities interest rate adjustment mechanism and the level of interest rates generally.

The Fund also may engage in credit spread trades. A credit spread trade is an investment position relating to a difference in the prices or interest rates of two bonds or other securities, in which the value of the investment position is determined by changes in the difference between the prices or interest rates, as the case may be, of the respective securities.

WHEN-ISSUED SECURITIES, DELAYED DELIVERY SECURITIES AND FORWARD COMMITMENTS. The Fund may purchase or sell securities that the Fund is entitled to receive on a when-issued basis. The Fund may also purchase or sell securities on a delayed delivery basis or through a forward commitment. These transactions involve the purchase or sale of securities by the Fund at an established price with payment and delivery taking place in the future. The Fund enters into these transactions to obtain what is considered an advantageous price to the Fund at the time of entering into the transaction. The Fund has not established any limit on the percentage of its assets that may be committed in connection with these transactions. When the Fund purchases securities in these transactions, the Fund segregates liquid securities in an amount equal to the amount of its purchase commitments.

There can be no assurance that a security purchased on a when-issued basis will be issued or that a security purchased or sold through a forward commitment will be delivered. The value of securities in these transactions on the delivery date may be more or less than the Fund’s purchase price. The Fund may bear the risk of a decline in the value of the security in these transactions and may not benefit from an appreciation in the value of the security during the commitment period.

U.S. GOVERNMENT SECURITIES. The Fund may invest in adjustable rate and fixed rate U.S. Government securities. U.S. Government securities are instruments issued or guaranteed by the U.S. Treasury or by an agency or instrumentality of the U.S. Government. U.S. Government guarantees do not extend to the yield or value of the securities or the Fund’s shares. Not all U.S. Government securities are backed by the full faith and credit of the United States. Some are supported only by the credit of the issuing agency. U.S. Treasury securities include bills, notes, bonds and other debt securities issued by the U.S. Treasury. These instruments are direct obligations of the U.S. Government and, as such, are backed by the full faith and credit of the United States. They differ primarily in their interest rates, the lengths of their maturities and the dates of their issuances.

Securities issued by agencies of the U.S. Government or instrumentalities of the U.S. Government, including those which are guaranteed by Federal agencies or instrumentalities, may or may not be backed by the full faith and credit of the United States. Obligations of Ginnie Mae, the Farmers Home Administration, the Small Business Administration and securities guaranteed under FDIC’s Temporary Liquidity Guarantee Program (“TLGP”) are backed by the full faith and credit of the United States. In the case of securities not backed by the full faith and credit of the United States, the Fund must look principally to the agency issuing or guaranteeing the obligation for ultimate repayment and may not be able to assert a claim against the United States if the agency or instrumentality does not meet its commitments.

The Fund may invest in debt securities that are guaranteed under the FDIC’s TLGP. Under the TLGP, the FDIC guarantees, with the full faith and credit of the U.S. Government, the payment of principal and interest on senior unsecured debt issued by entities eligible to participate in the TLGP, which generally include FDIC-insured depository institutions, U.S. bank holding companies or financial holding companies and certain U.S. savings and loan holding companies. This guarantee presently extends through the earlier of the maturity date of the debt or June 30, 2012 (or December 31, 2012, depending on when the debt was originally issued). This guarantee does not extend to shares of the Fund itself.

The Fund may also invest in component parts of U.S. Government securities, namely either the corpus (principal) of such obligations or one or more of the interest payments scheduled to be paid on such obligations. These obligations may take the form of (1) obligations from which the interest coupons have been stripped; (2) the interest coupons that are stripped; (3) book-entries at a Federal Reserve member bank representing ownership of obligation components; or (4) receipts evidencing the component parts (corpus or coupons) of U.S. Government obligations that have not actually been stripped. Such receipts evidence ownership of component parts of U.S. Government obligations (corpus or coupons) purchased by a third party (typically an investment banking firm) and held on behalf of the third party in physical or book-entry form by a major commercial bank or trust company pursuant to a custody agreement with the third party. The Fund may also invest in custodial receipts held by a third party that are not U.S. Government securities.

YANKEE OBLIGATIONS. The Fund may invest in U.S. dollar-denominated debt securities of foreign corporations issued in the United States and U.S. dollar-denominated debt securities issued or guaranteed as to payment of principal and interest by governments, quasi-governmental entities, government agencies, and other governmental entities of foreign countries and supranational entities, which securities are issued in the United States (Yankee obligations). Debt securities of quasi-governmental entities are issued by entities owned by either a national, state or equivalent government or are obligations of a political unit that is not backed by the national government’s full faith and credit and general taxing powers. These include, among others, the Province of Ontario and the City of Tokyo.

ZERO COUPON SECURITIES, PAY-IN-KIND SECURITIES AND DEFERRED PAYMENT SECURITIES. The Fund may invest in zero coupon securities. Zero coupon securities are securities that are sold at a discount to par value and on which interest payments are not made during the life of the security. The discount approximates the total amount of interest the security will accrue and compound over the period until maturity on the particular interest payment date at a rate of interest reflecting the market rate of the security at the time of issuance. Upon maturity, the holder is entitled to receive the par value of the security. While interest payments are not made on such securities, holders of such securities are deemed to have received income (“phantom income”) annually, notwithstanding that cash may not be received currently. The effect of owning instruments that do not make current interest payments is that a fixed yield is earned not only on the original investment but also, in effect, on all discount accretion during the life of the obligations. This implicit reinvestment of earnings at the same rate eliminates the risk of being unable to invest distributions at a rate as high as the implicit yield on the zero coupon bond, but at the same time eliminates the holder’s ability to reinvest at higher rates in the future. For this reason, some of these securities may be subject to substantially greater price fluctuations during periods of changing market interest rates than are comparable securities that pay interest currently, which fluctuation increases the longer the period to maturity. These investments benefit the issuer by mitigating its need for cash to meet debt service, but also require a higher rate of return to attract investors who are willing to defer receipt of cash. The Fund accrues income with respect to these securities for federal income tax and accounting purposes prior to the receipt of cash payments. Pay-in-kind securities are securities that have interest payable by delivery of additional securities. Upon maturity, the holder is entitled to receive the aggregate par value of the securities. Deferred payment securities are securities that remain a zero coupon security until a predetermined date, at which time the stated coupon rate becomes effective and interest becomes payable at regular intervals. Zero coupon, pay-in-kind and deferred payment securities may be subject to greater fluctuation in value and lesser liquidity in the event of adverse market conditions than comparable rated securities paying cash interest at regular intervals.

In addition to the above described risks, there are certain other risks related to investing in zero coupon, pay-in-kind and deferred payment securities. During a period of severe market conditions, the market for such securities may become even less liquid. In addition, as these securities do not pay cash interest, the Fund’s investment exposure to these securities and their risks, including credit risk, will increase during the time these securities are held in the Fund’s portfolio. Further, to maintain its qualification for pass-through treatment under the federal tax laws, the Fund is required to distribute income to its shareholders and, consequently, may have to dispose of its portfolio securities under disadvantageous circumstances to generate the cash, or may have to leverage itself by borrowing the cash to satisfy these distributions, as they relate to the distribution of phantom income and the value of the paid-in-kind interest. The required distributions will result in an increase in the Fund’s exposure to such securities.

TRUSTEES AND OFFICERS

The Fund’s Board of Trustees (the “Board of Trustees” or the “Board” and the members thereof, the “Trustees”) is responsible for the overall supervision of the business and affairs of the Fund and performs the various duties imposed on the Trustees of investment companies by the 1940 Act and applicable Maryland law. The Board in turn elects the officers, who are responsible for administering the day-to-day operations of the Fund. Information about the Board of Trustees and officers is set forth below.  Trustees who are not deemed to be “interested persons” of the Fund, as defined in the 1940 Act, are referred to as “Independent Trustees.”  Trustees who are deemed to be “interested persons” of the Fund, as defined in the 1940 Act, are referred to as “Interested Trustees.”

Upon completion of the Fund’s initial public offering, the Board of Trustees will be divided into three classes of Trustees serving staggered three-year terms:  Class I, Class II and Class III.  The initial Class I Trustees will serve for a term expiring at the Fund’s first annual meeting of shareholders following the completion of the Fund’s initial public offering and when their successors are duly elected and qualify, the initial Class II Trustees will serve for a term expiring at the second succeeding annual meeting of shareholders and when their successors are duly elected and qualify and the initial Class III Trustees will serve for a term expiring at the third succeeding annual meeting of shareholders and when their successors are duly elected and qualify.  At each subsequent annual meeting of shareholders, the Trustees elected to succeed those whose terms are expiring will be identified as being of the same class as the Trustees whom they succeed and will be elected for a term expiring at the time of the third succeeding annual meeting of shareholders subsequent to their election and in each case, when their respective successors are duly elected and qualify.  Any Trustee elected to fill a vacancy will serve for the remainder of the full term of the Trusteeship in which the vacancy occurred and until a successor is elected and qualifies.  The Fund’s executive officers are chosen each year at the first meeting of the Board of Trustees following the annual meeting of shareholders, to hold office until the meeting of the Board following the next annual meeting of shareholders and until their successors are duly elected and qualify.

Biographical Information of the Board of Trustees.  Certain biographical and other information relating to the Trustees of the Fund is set out below.

Independent Trustees

Name Year of Birth Position(s) Portfolios Overseen	Principal Occupation(s) During Past Five Years	Other Directorships Held During Past Five Years	Length of Board Service
Ellen S. Alberding* 1958 Board Member Portfolios Overseen: 95

President and Board Member, The Joyce Foundation (charitable foundation) (since 2002); Vice Chair, City Colleges of Chicago (community college system) (2011-2015); Trustee, National Park Foundation (charitable foundation for national park system)
(2009-2018); Trustee, Economic Club of Chicago (2009-2016); Trustee, Loyola University (since 2018).

		None.	Since October 2020
Kevin J. Bannon* 1952 Board Member Portfolios Overseen: 95

Retired; Managing Director (April 2008-May 2015) and Chief Investment Officer (October 2008-November 2013) of Highmount Capital LLC (registered investment adviser); formerly Executive Vice President and Chief Investment Officer (April 1993-August 2007) of Bank of New York Company; President (May 2003-May 2007) of BNY Hamilton Family of Mutual Funds.

		Director of Urstadt Biddle Properties (equity real estate investment trust) (since September 2008).	Since October 2020
Linda W. Bynoe 1952 Board Member Portfolios Overseen: 95

President and Chief Executive Officer (since March 1995) and formerly Chief Operating Officer (December 1989-February 1995) of Telemat Limited LLC (formerly, Telemat Ltd). (management consulting); formerly Vice President (January 1985-June 1989) at Morgan Stanley & Co. (broker-dealer).

Director of Anixter International, Inc.
(communication products distributor) (since January 2006—June 2020); Director of Northern Trust Corporation (financial services) (since April 2006); Trustee of Equity Residential (residential real estate) (since December 2009).

Since October 2020
Barry H. Evans 1960 Board Member Portfolios Overseen: 94

Retired; formerly President (2005 — 2016), Global Chief Operating Officer (2014— 2016), Chief Investment Officer — Global Head of Fixed Income (1998-2014), and various portfolio manager roles (1986-2006), Manulife Asset Management U.S.

Formerly Director, Manulife Trust Company (2011-2018); formerly Director, Manulife Asset Management Limited (2015-2017); formerly Chairman of the Board of Directors of Manulife Asset Management U.S. (2005-2016); formerly Chairman of the Board, Declaration Investment Management and Research (2008-2016).

Since October 2020
Keith F. Hartstein 1956 Board Member & Independent Chair Portfolios Overseen: 95

Executive Committee of the IDC Board of Governors (since October 2019); Retired; Member (since November 2014) of the Governing Council of the Independent Directors Council (IDC) (organization of independent mutual fund directors); formerly President and Chief Executive Officer (2005-2012), Senior Vice President (2004-2005), Senior Vice President of Sales and Marketing (1997-2004), and various executive management positions (1990-1997), John Hancock Funds, LLC (asset management); Chairman, Investment Company Institute’s Sales Force Marketing Committee (2003-2008).

		None.	Since October 2020

Independent Trustees

Name Year of Birth Position(s) Portfolios Overseen	Principal Occupation(s) During Past Five Years	Other Directorships Held During Past Five Years	Length of Board Service
Laurie Simon Hodrick 1962 Board Member Portfolios Overseen: 94

A. Barton Hepburn Professor Emerita of Economics in the Faculty of Business, Columbia Business School (since 2018); Visiting Professor of Law, Stanford Law School (since 2015); Visiting Fellow at the Hoover Institution, Stanford University (since 2015); Sole Member, ReidCourt LLC (since 2008) (a consulting firm); formerly A. Barton Hepburn Professor of Economics in the Faculty of Business, Columbia Business School (1996-2017); formerly Managing Director, Global Head of Alternative Investment Strategies, Deutsche Bank
(2006-2008).

Independent Director, Synnex Corporation (since 2019) (information technology);
Independent Director, Kabbage, Inc. (2018-2020) (financial services); Independent Director, Corporate Capital Trust (2017-2018) (a business development company).

Since October 2020

Brian K. Reid 1961 Board Member Portfolios Overseen: 94

Retired; formerly Chief Economist for the Investment Company Institute (ICI) (2005-2017); formerly Senior Economist and Director of Industry and Financial Analysis at the ICI (1998-2004); formerly Senior Economist, Industry and Financial Analysis at the ICI (1996-1998); formerly Staff Economist at the Federal Reserve Board (1989-1996); Director, ICI Mutual Insurance Company (2012-2017).

		None.	Since October 2020
Grace C. Torres* 1959 Board Member Portfolios Overseen: 94

Retired; formerly Treasurer and Principal Financial and Accounting Officer of the PGIM Funds, Target Funds, Advanced Series Trust, Prudential Variable Contract Accounts and The Prudential Series Fund (1998-June 2014); Assistant Treasurer (March 1999-June 2014) and Senior Vice President (September 1999-June 2014) of PGIM Investments LLC; Assistant Treasurer (May 2003-June 2014) and Vice President (June 2005-June 2014) of AST Investment Services, Inc.; Senior Vice President and Assistant Treasurer (May 2003-June 2014) of Prudential Annuities Advisory Services, Inc.

		Formerly Director (July 2015-January 2018) of Sun Bancorp, Inc. N.A. and Sun National Bank; Director (since January 2018) of OceanFirst Financial Corp. and OceanFirst Bank.	Since October 2020

Interested Trustee

Name Year of Birth Position(s) Portfolios Overseen	Principal Occupation(s) During Past Five Years	Other Directorships Held During Past Five Years	Length of Board Service
Scott E. Benjamin 1973 Board Member & Vice President Portfolios Overseen: 96

Executive Vice President (since June 2009) of PGIM Investments LLC; Vice President (since June 2012) of Prudential Investment
Management Services LLC; Executive Vice President (since September 2009) of AST Investment Services, Inc.; Senior Vice President of Product Development and Marketing, PGIM Investments (since February 2006); formerly Vice President of Product Development and Product Management, PGIM Investments LLC (2003-2006).

		None.	Since October 2020

* Mr. Bannon and Mses. Alberding and Torres are each technically an “Interested Trustee” until the completion of this offering of the Common Shares, solely as a result of the ownership of securities of one or more of the underwriters for Mr. Bannon and Ms. Torres, and solely as a result of the affiliation of an immediate family member with one of the underwriters for Ms. Alberding.

Biographical Information of the Officers of the Fund.  Certain biographical and other information relating to the officers of the Fund is set out below.

Fund Officers(a)

Name Year of Birth Fund Position	Principal Occupation(s) During Past Five Years	Length of Service as Fund Officer
Stuart S. Parker 1962 President

President of PGIM Investments LLC (formerly known as Prudential Investments LLC) (since January 2012); Executive Vice President of Prudential Investment Management Services LLC (since December 2012); formerly Executive Vice President of Jennison Associates LLC and Head of Retail Distribution of PGIM Investments LLC (June 2005-December 2011).

Since October 2020
Claudia DiGiacomo 1974 Chief Legal Officer

Chief Legal Officer of PGIM Investments LLC (since August 2020); Chief Legal Officer of Prudential Mutual Fund Services LLC (since August 2020); Chief Legal Officer of PIFM Holdco, LLC (since August 2020); Vice President and Corporate Counsel (since January 2005) of Prudential; and Corporate Counsel of AST Investment Services, Inc. (since August 2020); formerly Associate at Sidley Austin Brown & Wood LLP (1999-2004).

Since October 2020
Dino Capasso 1974 Chief Compliance Officer

Chief Compliance Officer (July 2019-Present) of PGIM Investments LLC; Chief Compliance Officer (July 2019-Present) of the PGIM Funds, Target Funds, Advanced Series Trust, The Prudential Series Fund, Prudential’s Gibraltar Fund, Inc., PGIM Global High Yield Fund, Inc., and PGIM High Yield Bond Fund, Inc.; Vice President and Deputy Chief Compliance Officer (June 2017-2019) of PGIM Investments LLC; formerly, Senior Vice President and Senior Counsel (January 2016-June 2017), and Vice President and Counsel (February 2012-December 2015) of Pacific Investment Management Company LLC.

Since October 2020
Andrew R. French 1962 Secretary

Vice President (since December 2018 - present) of PGIM Investments LLC; Formerly, Vice President and Corporate Counsel (2010-2018) of Prudential; formerly Director and Corporate Counsel (2006-2010) of Prudential; Vice President and Assistant Secretary (since January 2007) of PGIM Investments LLC; Vice President and Assistant Secretary (since January 2007) of Prudential Mutual Fund Services LLC.

Since October 2020
Diana N. Huffman 1982 Assistant Secretary

Vice President and Corporate Counsel (since September 2015) of Prudential; Vice President and Assistant Secretary (since August 2020) of PGIM Investments LLC; formerly Associate at Willkie Farr & Gallagher LLP (2009-2015).

Since October 2020
Melissa Gonzalez 1980 Assistant Secretary

Vice President and Corporate Counsel (since September 2018) of Prudential; Vice President and Assistant Secretary (since August 2020) of PGIM Investments LLC; formerly Director and Corporate Counsel (March 2014-September 2018) of Prudential.

Since October 2020
Patrick E. McGuinness 1986 Assistant Secretary	Vice President and Assistant Secretary (since August 2020) of PGIM Investments LLC; Director and Corporate Counsel (since February 2017) of Prudential; and Corporate Counsel (2012 — 2017) of IIL, Inc.	Since October 2020
Kelly A. Coyne 1968 Assistant Secretary	Director, Investment Operations of Prudential Mutual Fund Services LLC (since 2010).	Since October 2020
Christian J. Kelly 1975 Treasurer and Principal Financial and Accounting Officer

Vice President, Head of Fund Administration of PGIM Investments LLC (since November 2018); formerly, Director of Fund Administration of Lord Abbett & Co. LLC (2009-2018), Treasurer and Principal Accounting Officer of the Lord Abbett Family of Funds (2017-2018); Director of Accounting, Avenue Capital Group (2008-2009); Senior Manager, Investment Management Practice of Deloitte & Touche LLP (1998-2007).

Since October 2020
Lana Lomuti 1967 Assistant Treasurer	Vice President (since 2007) and Director (2005-2007), within PGIM Investments Fund Administration; formerly Assistant Treasurer (December 2007-February 2014) of The Greater China Fund, Inc.	Since October 2020
Russ Shupak 1973 Assistant Treasurer	Vice President (since 2017) and Director (2013-2017), within PGIM Investments Fund Administration.	Since October 2020
Deborah Conway 1969 Assistant Treasurer	Vice President (since 2017) and Director (2007-2017), within PGIM Investments Fund Administration.	Since October 2020
Elyse M. McLaughlin 1974 Assistant Treasurer	Vice President (since 2017) and Director (2011-2017), within PGIM Investments Fund Administration.	Since October 2020

(a) Excludes Mr. Benjamin, Interested Trustee who also serves as Vice President.

Explanatory Notes to Tables:

•              Trustees are deemed to be “interested,” by reason of their affiliation with PGIM Investments LLC (“PGIM Investments”) and/or an affiliate of PGIM Investments.

•              There is no limit on the number of terms of office that Trustees or officers may serve.  The Board has adopted a retirement policy, which calls for the retirement of Trustees on December 31 of the year in which they reach the age of 75.

•              Unless noted otherwise, the address of all Trustees and Officers is c/o PGIM Investments LLC, 655 Broad Street, Newark, New Jersey 07102-4410.

•              “Other Directorship Held” includes only Directorships of companies required to register or file reports with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (that is, “public companies”), or other investment companies registered under the 1940 Act.

•              “Portfolios Overseen” includes all investment companies managed by PGIM Investments as of December 31, 2019.  The investment companies for which PGIM Investments serves as manager include the PGIM Funds, The Prudential Variable Contract Accounts, PGIM ETF Trust, PGIM High Yield Bond Fund, Inc., PGIM Global High Yield Fund, Inc., The Prudential Series Fund, Prudential Gibraltar Fund, Inc. and the Advanced Series Trust (together, the “Fund Complex”).

Compensation of Trustees and Officers.  Pursuant to a Management Agreement (as defined below) with the Fund, the Manager pays all compensation of employees and officers of the Fund as well as the fees and expenses of all Interested Trustees.

The Fund pays each of its Independent Trustees annual compensation in addition to certain out-of-pocket expenses.  Independent Trustees who serve on Board Committees may receive additional compensation.  The amount of annual compensation paid to each Independent Trustee may change as a result of the introduction of additional funds on whose board the Trustees may be asked to serve.

Independent Trustees may defer receipt of their fees pursuant to a deferred fee agreement with the Fund.  Under the terms of the agreement, the Fund accrues deferred Trustees’ fees daily which, in turn, accrue interest at a rate equivalent to the prevailing rate of 90-day U.S. Treasury Bills at the beginning of each calendar quarter or at the daily rate of return of any mutual fund managed by PGIM Investments chosen by the Trustee.  Payment of the interest so accrued is also deferred and becomes payable at the option of the Trustee.  The Fund’s obligation to make payments of deferred Trustees’ fees, together with interest thereon, is a general obligation of the Fund.  The Fund does not have a retirement or pension plan for its Trustees.

The following table sets forth the estimated compensation to be paid by the Fund to the Independent Trustees for service on the Board projected through the end of the Fund’s first full fiscal year, and the board of any other investment company in the Fund Complex for the most recently completed calendar year.  Interested Trustees do not receive compensation from PGIM Investments Retail Funds and therefore are not shown in the following table.

Compensation Received by Independent Trustees

Name	Estimated Aggregate Fiscal Year Compensation from Fund*	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from Fund and Fund Complex for Most Recent Calendar Year***
Ellen S. Alberding**#	$700	None	None	$300,500 (32/95)
Kevin J. Bannon#	$700	None	None	$322,000 (32/95)
Linda W. Bynoe	$700	None	None	$316,000 (32/95)
Barry H. Evans**	$700	None	None	$305,000 (31/94)
Keith F. Hartstein	$700	None	None	$384,000 (32/95)
Laurie Simon Hodrick**	$700	None	None	$311,000 (31/94)
Brian K. Reid	$700	None	None	$311,000 (31/94)
Grace C. Torres#	$700	None	None	$267,000 (31/94)

Explanatory Notes to Board Member Compensation Tables

* As the  Fund has not commenced operations as of the date of this SAI, information is estimated for the fiscal year ending July 31, 2021.

** Under the deferred fee agreement for the PGIM Investments Retail Funds, certain Trustees have elected to defer all or part of their total compensation. The amount of compensation deferred during the calendar year ended December 31, 2019, amounted to $288,050, $292,430 and $298,320 for Ms. Alberding, Mr. Evans and Ms. Hodrick, respectively. Under the deferred fee arrangement, these amounts are deposited into a trust held for the benefit of participating Board Members and are not continuing obligations of the Fund.

*** Compensation relates to Fund’s that were in existence for any period during 2019. Number of funds and portfolios represent those in existence as of December 31, 2019, and excludes funds that have merged or liquidated during the year. Additionally, the number of funds and portfolios includes those which are approved as of December 31, 2019, but may commence operations after that date. No compensation is paid out from such funds/portfolios.

# Mr. Bannon and Mses. Alberding and Torres are each technically an “Interested Trustee” until the completion of this offering of the Common Shares, solely as a result of the ownership of securities of one or more of the underwriters for Mr. Bannon and Ms. Torres, and solely as a result of the affiliation of an immediate family member with one of the underwriters for Ms. Alberding.

Board Committees.  The Board has established three standing committees in connection with Fund governance—Audit, Nominating and Governance, and Investment. Information on the membership of each standing committee and its functions is set forth below.

Audit Committee:  The Board has determined that each member of the Audit Committee is an Independent Trustee.  The responsibilities of the Audit Committee are to assist the Board in overseeing the Fund’s independent registered public accounting firm, accounting policies and procedures and other areas relating to the Fund’s auditing processes.  The Audit Committee is responsible for pre-

approving all audit services and any permitted non-audit services to be provided by the independent registered public accounting firm directly to the Fund.  The Audit Committee is also responsible for pre-approving permitted non-audit services to be provided by the independent registered public accounting firm to (1) the Manager and (2) any entity in a control relationship with the Manager that provides ongoing services to the Fund, provided that the engagement of the independent registered public accounting firm relates directly to the operation and financial reporting of the Fund.  The scope of the Audit Committee’s responsibilities is oversight.  It is management’s responsibility to maintain appropriate systems for accounting and internal control and the independent registered public accounting firm’s responsibility to plan and carry out an audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).

The membership of the Audit Committee is set forth below:

Keith F. Hartstein (Chair)
Laurie Simon Hodrick
Brian K. Reid

Nominating and Governance Committee:  The Nominating and Governance Committee of the Board is responsible for nominating Trustees and making recommendations to the Board concerning Board composition, committee structure and governance, trustee education, and governance practices.  The Board has determined that each member of the Nominating and Governance Committee is not an “interested person” as defined in the 1940 Act.  The Nominating and Governance Committee Charter is available on the Fund’s website.

The membership of the Nominating and Governance Committee is set forth below:

Linda W. Bynoe (Chair)
Kevin J. Bannon*
Ellen S. Alberding*
Barry H. Evans
Keith F. Hartstein (ex-officio)

* Mr. Bannon and Ms. Alberding are each technically an “Interested Trustee” until the completion of this offering of the Common Shares, solely as a result of the ownership of securities of one or more of the underwriters for Mr. Bannon, and solely as a result of the affiliation of an immediate family member with one of the underwriters for Ms. Alberding.

Investment Committee: The Board has formed the Investment Committee, which reviews the performance of the Fund.  The Board of each fund in the PGIM complex has formed joint committees to review the performance of each Fund in the Fund Complex. The Gibraltar Investment Committee reviews the performance of each Fund that is subadvised by Jennison Associates LLC and QMA LLC.  The Dryden Investment Committee reviews the performance of each Fund that is subadvised by PGIM Fixed Income, PGIM Real Estate, PGIM Limited and PGIM Real Estate (UK) Limited (each of which is a business unit of PGIM, Inc.). In addition, the Dryden Investment Committee reviews the performance of the PGIM Closed-end Funds. Each committee meets at least four times per year and reports the results of its review to the full Board of each Fund at each regularly scheduled Board meeting. Every Independent Board Member sits on one of the two committees.

The membership of the Gibraltar Investment Committee and the Dryden Investment Committee is set forth below:

Gibraltar Investment Committee
Ellen S. Alberding (Chair)*
Kevin J. Bannon*
Keith F. Hartstein (ex-officio)
Laurie Simon Hodrick
Brian K. Reid

Dryden Investment Committee
Barry H. Evans (Chair)
Linda W. Bynoe
Keith F. Hartstein (ex-officio)
Grace C. Torres*

* Mr. Bannon and Mses. Alberding and Torres are each technically an “Interested Trustee” until the completion of this offering of the Common Shares, solely as a result of the ownership of securities of one or more of the underwriters for Mr. Bannon and Ms. Torres, and solely as a result of the affiliation of an immediate family member with one of the underwriters for Ms. Alberding.

Leadership Structure and Qualifications of Board of Trustees.  The Board is responsible for oversight of the business and affairs of the Fund.  The Fund has engaged the Manager to manage the business and affairs of the Fund on a day-to-day basis.  The Board oversees the Manager and certain other principal service providers in the operations of the Fund.  The Board is currently composed of ten members, eight of whom are Independent Trustees.  The Board meets in-person at regularly scheduled meetings four times throughout the year.  In addition, Trustees may meet in-person or by telephone at special meetings or on an informal basis at other times.  As described above, the Board has established two standing committees—Audit and Nominating and Governance—and may establish ad hoc committees or working groups from time to time, to assist the Board in fulfilling its oversight responsibilities.  The Independent Trustees have also engaged independent legal counsel to assist them in fulfilling their responsibilities.

The Board is chaired by an individual who is an Independent Trustee (the “Chair”).  As Chair, this Trustee leads the Board in its activities.  Also, the Chair acts as a member or as an ex-officio member of each standing committee and any ad hoc committee of the Board.  The Trustees have determined that the Board’s leadership and committee structure is appropriate because the Board believes it sets the proper tone to the relationships between the Fund, on the one hand, and the Manager, the Subadviser and certain other principal service providers, on the other, and facilitates the exercise of the Board’s independent judgment in evaluating and managing the relationships.  In addition, the structure efficiently allocates responsibility among committees.

The Board has concluded that, based on each Trustee’s experience, qualifications, attributes or skills on an individual basis and in combination with those of the other Trustees, each Trustee should serve as a Trustee.  Among other attributes common to all Trustees are their ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with the various service providers to the Fund, and to exercise reasonable business judgment in the performance of their duties as Trustees.  In addition, the Board has taken into account the actual service and commitment of the Trustees during their tenure on the board of other funds in the Fund Complex in concluding that each should serve on the Board.  A Trustee’s ability to perform his or her duties effectively may have been attained through a Trustee’s educational background or professional training; business, consulting, public service or academic positions; experience from service as a Trustee of other funds in the Fund Complex, public companies, or non-profit entities or other organizations; or other experiences.  Set forth below is a brief discussion of the specific experience, qualifications, attributes or skills of each Trustee that led the Board to conclude that he or she should serve as a Trustee.

Ellen S. Alberding.  Ms. Alberding joined the Board of the Fund and other funds in the Fund Complex in 2013. Ms. Alberding has over 30 years of experience in the non-profit sector, including over 20 years as the president of a charitable foundation, where she oversees multiple investment managers. Ms. Alberding also served as a Trustee of the Aon Funds from 2000 to 2003.*

Kevin J. Bannon. Mr. Bannon joined the Board of the Fund and other funds in the Fund Complex in 2008. Mr. Bannon has held senior executive positions in the financial services industry, including serving as a senior executive of asset management firms, for over 25 years.*

Linda W. Bynoe. Ms. Bynoe has been a Board Member of the Fund and other funds in the Fund Complex since 2005, having served on the boards of other mutual fund complexes since 1993. She has worked in the financial services industry over 20 years, has over 30 years of experience as a management consultant and serves as a Director of financial services and other complex global corporations.

Barry H. Evans. Mr. Evans joined the Board of the Fund and other funds in the Fund Complex in 2017. Mr. Evans has held senior executive positions and various portfolio manager roles in an asset management firm for thirty years.

Keith F. Hartstein. Mr. Hartstein joined the Board of the Fund and other funds in the Fund Complex in 2013. Mr. Hartstein has worked in the asset management industry for 30 years and served as a senior executive in an asset management firm.

Laurie Simon Hodrick. Ms. Hodrick joined the Board of the Fund and other funds in the Fund Complex in 2017. Ms. Hodrick brings 30 years of experience as a finance academic, practitioner, and consultant.

Brian K. Reid. Mr. Reid joined the Board of the Fund and the other funds in the Fund Complex in 2018.  Mr. Reid has more than 30 years of experience in economics and related fields, including serving as Chief Economist for the Investment Company Institute (ICI) for 13 years.

Grace C. Torres. Ms. Torres joined the Board of the Fund and other funds in the Fund Complex in 2014. Ms. Torres formerly served as Treasurer and Principal Financial and Accounting Officer for the Fund and other funds in the Fund Complex for 16 years and held senior positions with the Manager from 1999 to 2014. In addition, Ms. Torres is a certified public accountant (CPA).*

Scott E. Benjamin. Mr. Benjamin, an Interested Board Member of the Fund and other funds in the Fund Complex since 2010, has served as a Vice President of the Fund and other funds in the Fund Complex since 2009 and has held senior positions in PGIM Investments since 2003.

Specific details about each Trustee’s professional experience appear in the professional biography tables, above.

* Mr. Bannon and Mses. Alberding and Torres are each technically an “Interested Trustee” until the completion of this offering of the Common Shares, solely as a result of the ownership of securities of one or more of the underwriters for Mr. Bannon and Ms. Torres, and solely as a result of the affiliation of an immediate family member with one of the underwriters for Ms. Alberding.

Risk Oversight.  Investing in general and the operation of a registered closed-end fund involve a variety of risks, such as investment risk, compliance risk, and operational risk, among others.  The Board oversees risk as part of its oversight of the business and affairs of the Fund.  Risk oversight is addressed as part of various regular Board and committee activities.  The Board, directly or through its committees, reviews reports from among others, the Manager, the Subadviser, the Fund’s Chief Compliance Officer, the Fund’s independent registered public accounting firm, counsel, and internal auditors of the Manager or its affiliates, as appropriate, regarding risks faced by the Fund and the risk management programs of the Manager and certain service providers.  The actual day-to-day risk management with respect to the Fund resides with the Manager and other service providers to the Fund.

Although the risk management policies of the Manager and the service providers are designed to be effective, those policies and their implementation vary among service providers and over time, and there is no guarantee that they will be effective.  Not all risks that may affect the Fund can be identified, or processes and controls developed to eliminate or mitigate their occurrence or effects, and some risks are simply beyond any control of the Fund or the Manager, its affiliates or other service providers.

Selection of Trustee Nominees.  The Nominating and Governance Committee is responsible for considering nominees for Trustees at such times as it considers electing new members to the Board.  The Nominating and Governance Committee may consider recommendations by business and personal contacts of current Trustees, and by executive search firms which the Committee may engage from time to time and will also consider shareholder recommendations.  The Nominating and Governance Committee has not established specific, minimum qualifications that it believes must be met by a nominee.  In evaluating nominees, the Nominating and Governance Committee considers, among other things, an individual’s background, skills and experience; whether the individual is an “interested person” as defined in the 1940 Act; and whether the individual would be deemed an “audit committee financial expert” within the meaning of applicable SEC rules.  The Nominating and Governance Committee also considers whether the individual’s background, skills and experience will complement the background, skills and experience of other nominees and will contribute to the diversity of the Board.  There are no differences in the manner in which the Nominating and Governance Committee evaluates nominees for election as Trustees based on whether the nominee is recommended by a shareholder.

A shareholder who wishes to recommend an individual for nomination should submit his or her recommendation in writing to the Independent Chair of the Board (Keith Hartstein) or the Chair of the Nominating and Governance Committee (Linda W. Bynoe), in either case in care of the Fund, at 655 Broad Street, Newark, NJ 07102-4410.  At a minimum, the recommendation should include:  the name, address and business, educational and/or other pertinent background of the person being recommended; a statement concerning whether the person is an “interested person” as defined in the 1940 Act; any other information that the Fund would be required to include in a proxy statement concerning the person if he or she was nominated; and the name and address of the person submitting the recommendation, together with the number of Fund shares held by such person and the period for which the shares have been held.  The recommendation also can include any additional information which the person submitting it believes would assist the Nominating and Governance Committee in evaluating the recommendation.

Shareholders should note that a person who owns securities issued by Prudential Financial, Inc. (“Prudential”) (the parent company of the Manager) would be deemed an “interested person” under the 1940 Act.  In addition, certain other relationships with Prudential or its subsidiaries, with registered broker-dealers, or with the Fund’s outside legal counsel may cause a person to be deemed an “interested person.”  Before the Nominating and Governance Committee decides to nominate an individual for election to the Board, Committee members and other Trustees customarily interview the individual in person.  In addition, the individual customarily is asked to complete a detailed questionnaire which is designed to elicit information which must be disclosed under SEC and stock exchange rules and to determine whether the individual is subject to any statutory disqualification from serving on the board of a registered investment company.

Share Ownership.  Information relating to each Trustee’s share ownership in the Fund as of October 9, 2020 and in all other registered funds in the Fund Complex that are overseen by the respective Trustees as of October 9, 2020 is set forth in the chart below.

Name	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Board Member in Fund Complex
Board Member Share Ownership: Independent Board Members
Ellen S. Alberding*	None	Over $100,000
Kevin J. Bannon*	None	Over $100,000
Linda W. Bynoe	None	Over $100,000
Barry H. Evans	None	Over $100,000
Keith F. Hartstein	None	Over $100,000
Laurie Simon Hodrick	None	Over $100,000
Brian K. Reid	None	Over $100,000
Grace C. Torres*	None	Over $100,000
Board Member Share Ownership: Interested Board Member
Scott E. Benjamin	None	Over $100,000

* Mr. Bannon and Mses. Alberding and Torres are each technically an “Interested Trustee” until the completion of this offering of the Common Shares, solely as a result of the ownership of securities of one or more of the underwriters for Mr. Bannon and Ms. Torres, and solely as a result of the affiliation of an immediate family member with one of the underwriters for Ms. Alberding.

Unless noted otherwise herein, none of the Independent Trustees, or any member of his/her immediate family, owned beneficially or of record any securities in an investment adviser or principal underwriter of the Fund or a person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with an investment adviser or principal underwriter of the Fund.

Shareholder Communications with Trustees.  Shareholders can communicate directly with Trustees by writing to the Chair of the Board, c/o the Fund, 655 Broad Street, Newark, NJ 07102-4410.  Shareholders can communicate directly with an individual Trustee by writing to that Trustee, c/o the Fund, 655 Broad Street, Newark, NJ 07102-4410.  Such communications to the Board or individual Trustees are not screened before being delivered to the addressee.

MANAGEMENT AND ADVISORY ARRANGEMENTS

Manager

The Manager of the Fund is PGIM Investments, 655 Broad Street, Newark, NJ 07102-4410. PGIM Investments is a wholly-owned subsidiary of PIFM Holdco LLC, which is a wholly-owned subsidiary of PGIM Holding Company LLC, which is a wholly-owned subsidiary of Prudential. PGIM Investments and its predecessors have served as a manager or administrator to investment companies since 1987. PGIM Investments currently serves as manager to all of the other investment companies that, together with the Fund, comprise the Prudential Investments registered investment companies. As of September 30, 2020, PGIM Investments served as the investment manager to all of the Prudential U.S. and offshore open-end investment companies, and as manager and administrator to closed-end investment companies. As of September 30, 2020, PGIM Investments had total assets under management of approximately $335.3 billion.

Pursuant to a Management Agreement with the Fund (the “Management Agreement”), PGIM Investments, subject to the supervision of the Fund’s Board and in conformity with the stated policies of the Fund, manages both the investment operations of the Fund and the composition of the Fund’s portfolio, including the purchase, retention, disposition and loan of securities and other assets. In connection therewith, PGIM Investments is obligated to keep certain books and records of the Fund. PGIM Investments will review the performance of the Subadviser and make recommendations to the Board with respect to the retention of subadvisers and the renewal of contracts. PGIM Investments also administers the Fund’s corporate affairs and, in connection therewith, furnishes the Fund with office facilities, together with those ordinary clerical and bookkeeping services which are not being furnished by the Fund’s custodian and transfer agent. The management services of PGIM Investments to the Fund are not exclusive under the terms of the Management Agreement and PGIM Investments is free to, and does, render management services to others.

In connection with its management of the corporate affairs of the Fund, PGIM Investments bears the following expenses, among others: (i) the salaries and expenses of all of its and the Fund’s personnel, except the fees and expenses of Trustees who are not affiliated persons of PGIM Investments or PGIM; (ii) all expenses incurred by PGIM Investments in connection with managing the ordinary course of the Fund’s business, other than those assumed by the Fund as described below; (iii) the fees, costs and expenses payable to the Subadviser pursuant to the subadvisory agreement between PGIM Investments and PGIM and PGIM Limited and (iv) the Fund’s offering and organizational expenses (including the sales load), and all expenses incurred in connection with the registration and the offering and issuance of the shares, including the preparation and printing, as necessary, of the Registration Statement, the Fund’s prospectuses for filing under federal and state securities laws in connection with the initial registration of the Fund’s common shares of beneficial interest, and the fees and expenses involved with the initial listing on any exchange where the shares will trade. Under the terms of the Management Agreement, the Fund is responsible for the payment of the fees and expenses incurred by the Fund in connection with the management of the investment and reinvestment of the Fund’s assets payable to PGIM Investments; the fees and expenses of Trustees who are not affiliated persons of PGIM Investments or PGIM; the fees and certain expenses of the custodian and transfer and dividend disbursing agent, including the cost of providing records to PGIM Investments in connection with its obligation of maintaining required records of the Fund and of pricing the Fund’s shares; the charges and expenses of the Fund’s legal counsel and independent auditors; brokerage commissions and any issue or transfer taxes chargeable to the Fund in connection with its securities (and futures, if applicable) transactions; all taxes and corporate fees payable by the Fund to governmental agencies; the fees of any trade associations of which the Fund may be a member; the cost of share certificates representing, and/or non-negotiable share deposit receipts evidencing, shares of the Fund; the cost of fidelity, Trustees and officers and errors and omissions insurance; subsequent to the completion of the initial public offering of the shares, the fees and expenses involved in maintaining registration of the Fund and of its shares with the SEC and paying any notice filing fees under state securities laws, including the preparation and printing of the Fund’s registration statements and prospectuses for such purposes; subsequent to the completion of the initial public offering of the shares, the fees and expenses involved in listing the Common Shares on the New York Stock Exchange or on any exchange where the Common Shares will trade; allocable communications expenses with respect to investor services and all expenses of shareholder and Board meetings and of preparing, printing and mailing reports, proxy statements and notices to shareholders; litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; interest payable on debt and dividends and distributions on preferred shares, as applicable, if any, incurred to finance the Fund’s investments; the cost of office facilities, equipment and certain systems (including, but not limited to application licensing, development and maintenance, data licensing and reporting); the cost incurred to implement and monitor ISDA and other agreements governing the Fund’s financing or borrowing facilities; expenses related to the engagement of any third-party professionals, consultants, experts or specialists hired to perform work in respect of the Fund; all other expenses incurred by the Fund in connection with administering the Fund’s business; and such non-recurring or extraordinary expenses as may arise.

For its services, the Fund pays PGIM Investments a monthly fee at the annual rate of 1.00% of the average daily value of the Fund’s Investable Assets. The term “Investable Assets” in this SAI refers to the total assets of the Fund (including any assets attributable to money borrowed, including as a result of any preferred shares or notes or other debt securities that may be issued by the Fund) minus the sum of (i) accrued liabilities of the Fund (other than liabilities for money borrowed, including the liquidation preference of any outstanding preferred shares, and principal on notes and other debt securities issued by the Fund), (ii) any accrued and unpaid interest on money borrowed and (iii) accumulated dividends on any Common Shares and preferred shares issued by the Fund. For purposes of this calculation, average daily value of the Fund’s Investable Assets is determined at the end of each month on the basis of the average value of the Fund’s Investable Assets of the Fund for each day during the month.

The Management Agreement provides that PGIM Investments will not be liable for any error of judgment by PGIM Investments or for any loss suffered by the Fund in connection with the matters to which the Management Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or loss resulting from willful misfeasance, bad faith or gross negligence or reckless disregard of duties. The Management Agreement provides that it will terminate automatically if assigned (as defined in the 1940 Act), and that it may be terminated without penalty by either PGIM Investments or the Fund by the Board or vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act) upon not more than 60 days’, nor less than 30 days’, written notice. The Management Agreement will continue in effect for a period of more than two years from the date of execution only so long as such continuance is specifically approved at least annually by the Board in accordance with the requirements of the 1940 Act.

The basis for the Board’s initial approval of the Fund’s management and subadvisory agreements will be provided in the Fund’s initial report to the common shareholders. The basis for subsequent continuations of the Fund’s investment advisory and subadvisory agreements will be provided in annual or semi-annual reports to the common shareholders for the periods during which such continuations occur.

Subadviser

PGIM, Inc. has served as an investment adviser to Prudential since 1984. PGIM is a wholly-owned subsidiary of Prudential and is an affiliate of PGIM Investments. Its address is 655 Broad Street, Newark, NJ 07102-4410. PGIM Investments has responsibility for all investment advisory services, supervises PGIM and pays PGIM for its services. As of September 30, 2020, PGIM had approximately $1.443 trillion in assets under management.

PGIM Investments has entered into a subadvisory agreement with PGIM, Inc. and PGIM Limited (together the “Subadviser” or “PGIM”) relating to the Fund (the “Subadvisory Agreement”). The Subadvisory Agreement provides that the Subadviser will furnish investment advisory services in connection with the management of the Fund. In connection therewith, the Subadviser is obligated to keep certain books and records of the Fund. Under the Subadvisory Agreement, the Subadviser, subject to the supervision of PGIM Investments, is responsible for managing the assets of the Fund in accordance with the Fund’s investment objective, investment program and policies. The Subadviser determines what securities and other instruments are purchased and sold for the Fund and is responsible for obtaining and evaluating financial data relevant to the Fund. PGIM Investments continues to have responsibility for all investment advisory services pursuant to the Management Agreement and supervises the Subadviser performance of such services. The Subadvisory Agreement provides that it will terminate in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Management Agreement. The Subadvisory Agreement may be terminated by the Fund, PGIM Investments, or the Subadviser upon not more than 60 days’, nor less than 30 days’, written notice. The Subadvisory Agreement provides that it will continue in effect for a period of not more than two years from its execution only so long as such continuance is specifically approved at least annually in accordance with the requirements of the 1940 Act.

PGIM Fixed Income is the principal public fixed income asset management unit of PGIM and is the unit of PGIM that provides investment advisory services to the Fund. PGIM Fixed Income is organized into groups specializing in different sectors of the fixed income market: U.S. and non-U.S. government bonds, mortgages and asset-backed securities, U.S. and non-U.S. investment grade corporate bonds, high yield bonds, emerging markets bonds, municipal bonds, and money market securities.

PGIM Limited is an indirect wholly-owned subsidiary of PGIM.  PGIM Limited is located at Grand Buildings, 1-3 Strand, Trafalgar Square, London WC2N 5HR.  PGIM Limited provides investment advisory services with respect to securities in certain foreign markets.  As of June 30, 2020, PGIM Limited managed approximately $57.88 billion in assets.

PGIM Fixed Income will receive an annual subadvisory fee, payable monthly, from PGIM Investments in an amount equal to 0.50% of the average daily value of the Fund's Investable Assets managed by PGIM Fixed Income. No advisory fee will be paid by the Fund directly to PGIM Fixed Income. PGIM Fixed Income will pay a portion of its subadvisory fee to PGIM Limited for its services.

Other Accounts Managed by the Portfolio Managers

The following tables set forth certain information with respect to the portfolio managers for the Fund.  Unless noted otherwise, all information is provided as of September 30, 2020.

The table below identifies, for each portfolio manager, the number of accounts (other than the Fund) for which the portfolio manager has day-to-day management responsibilities and the total assets in such accounts, within each of the following categories:  registered investment companies, other pooled investment vehicles, and other accounts.  For each category, the number of accounts and total assets in the accounts whose fees are based on performance is indicated in italic typeface.

As the Fund is newly offered, none of the portfolio managers own any Common Shares.  However, the portfolio managers may purchase Common Shares of the Fund in this offering and/or thereafter.

Portfolio Managers	Registered Investment Companies/ Total Assets	Other Pooled Investment Vehicles/Total Assets	Other Accounts/Total Assets
Robert Cignarella, CFA	30/$34,230,052,482	30/$8,195,427,014	112/$15,626,577,336 8/$1,480,068,301
Robert Spano, CFA, CPA	30/$33,939,654,296	30/$8,195,427,014	112/$15,626,577,336 8/$1,480,068,301
Ryan Kelly, CFA	30/$33,939,654,296	30/$8,195,427,014	112/$15,626,577,336 8/$1,480,068,301
Brian Clapp, CFA	30/$33,939,654,296	30/$8,195,427,014	112/$15,626,577,336 8/$1,480,068,301
Daniel Thorogood, CFA	30/$33,939,654,296	30/$8,195,427,014	112/$15,626,577,336 8/$1,480,068,301

Portfolio Managers Compensation and Conflicts of Interest. Set forth below, for each portfolio manager, is an explanation of the structure of, and methods used to determine, portfolio manager compensation. Also set forth below, for each portfolio manager, is an explanation of any material conflicts of interest that may arise between a portfolio manager’s management of the Fund’s investments and investments in other accounts.

Compensation

The base salary of an investment professional in the PGIM Fixed Income unit of PGIM is based on market data relative to similar positions as well as the past performance, years of experience and scope of responsibility of the individual. Incentive compensation, including the annual cash bonus, the long-term equity grant and grants under PGIM Fixed Income’s long-term incentive plans, is primarily based on such person’s contribution to PGIM Fixed Income’s goal of providing investment performance to clients consistent with portfolio objectives, guidelines and risk parameters and market-based data such as compensation trends and levels of overall compensation for similar positions in the asset management industry. In addition, an investment professional’s qualitative contributions to the organization and its commercial success are considered in determining incentive compensation. Incentive compensation is not solely based on the performance of, or value of assets in, any single account or group of client accounts.

An investment professional’s annual cash bonus is paid from an annual incentive pool. The pool is developed as a percentage of PGIM Fixed Income’s operating income and the percentage used to calculate the pool may be refined by factors such as:

1.	business initiatives;
2.	the number of investment professionals receiving a bonus and related peer group compensation;
3.	financial metrics of the business relative to those of appropriate peer groups; and
4.	investment performance of portfolios: (i) relative to appropriate peer groups; and/or (ii) as measured against relevant investment indices.

Long-term compensation consists of Prudential restricted stock and grants under the long-term incentive plan and targeted long-term incentive plan. Grants under the long-term incentive plan and targeted long-term incentive plan are participation interests in notional accounts with a beginning value of a specified dollar amount. For the long-term incentive plan, the value attributed to these notional accounts increases or decreases over a defined period of time based, in whole or in part (depending on the date of the grant), on the performance of investment composites representing a number of PGIM Fixed Income’s investment strategies. With respect to targeted long-term incentive awards, the value attributed to the notional accounts increases or decreases over a defined period of time based on the performance of either (i) a long/short investment composite or (ii) a commingled investment vehicle. An investment composite is an aggregation of accounts with similar investment strategies. The long-term incentive plan is designed to more closely align compensation with investment performance. The targeted long-term incentive plan is designed to align the interests of certain of PGIM Fixed Income’s investment professionals with the performance of a particular long/short composite or commingled investment vehicle. The chief investment officer/head of PGIM Fixed Income also receives (i) performance shares which represent the right to receive shares of Prudential Common Shares conditioned upon, and subject to, the achievement of specified financial performance goals by Prudential (ii) book value units which track the book value per share of Prudential and (iii) Prudential stock options. Each of the restricted stock, grants under the long-term incentive plans, performance shares, book value units and stock options is subject to vesting requirements.

CONFLICTS OF INTEREST.  Like other investment advisers, PGIM Fixed Income is subject to various conflicts of interest in the ordinary course of its business.  PGIM Fixed Income strives to identify potential risks, including conflicts of interest, that are inherent in its business, and PGIM Fixed Income conducts annual conflict of interest reviews.  When actual or potential conflicts of interest are identified, PGIM Fixed Income seeks to address such conflicts through one or more of the following methods:

•                  elimination of the conflict;

•                  disclosure of the conflict; or

•                  management of the conflict through the adoption of appropriate policies, procedures or other mitigants.

PGIM Fixed Income follows the policies of Prudential on business ethics, personal securities trading, and information barriers.  PGIM Fixed Income has adopted a code of ethics, allocation policies and conflicts of interest policies, among others, and has adopted supervisory procedures to monitor compliance with its policies.  PGIM Fixed Income cannot guarantee, however, that its policies and procedures will detect and prevent, or result in the disclosure of, each and every situation in which a conflict may arise.

Side-by-Side Management of Accounts and Related Conflicts of Interest. PGIM Fixed Income’s side-by-side management of multiple accounts can create conflicts of interest.  Examples are detailed below, followed by a discussion of how PGIM Fixed Income addresses these conflicts.

•                  Performance Fees - PGIM Fixed Income manages accounts with asset-based fees alongside accounts with performance-based fees.  This side-by-side management may be deemed to create an incentive for PGIM Fixed Income and its investment professionals to favor one account over another.  Specifically, PGIM Fixed Income or its affiliates could be considered to have the incentive to favor accounts for which PGIM Fixed Income or an affiliate receives performance fees, and possibly take greater investment risks in those accounts, in order to bolster performance and increase its fees.

•                  Affiliated accounts - PGIM Fixed Income manages accounts on behalf of its affiliates as well as unaffiliated accounts.  PGIM Fixed Income could be considered to have an incentive to favor accounts of affiliates over others.

•                  Large accounts/higher fee strategies - large accounts and clients typically generate more revenue than do smaller accounts or clients and certain of PGIM Fixed Income’s strategies have higher fees than others.  As a result, a portfolio manager could be considered to have an incentive when allocating scarce investment opportunities to favor accounts that pay a higher fee or generate more income for PGIM Fixed Income.

•                  Long only and long/short accounts - PGIM Fixed Income manages accounts that only allow it to hold securities long as well as accounts that permit short selling.  PGIM Fixed Income may, therefore, sell, and has at times sold,  a security short in some client accounts while holding the same security long in other client accounts.   These short sales could reduce the value of the securities held in the long only accounts.  In addition, purchases for long only accounts could have a negative impact on the short positions.

•                  Securities of the same kind or class - PGIM Fixed Income sometimes buys or sells, or direct or recommend that a client buy or sell, securities of the same kind or class that are purchased or sold for another client at prices that may be different.  Although such pricing differences could appear as preferences for one client over another, PGIM Fixed Income’s trade execution in each case is driven by its consideration of a variety of factors as PGIM Fixed Income seeks the most advantageous terms reasonably attainable in the circumstances. PGIM Fixed Income may also, at any time, execute, and has at times executed, trades of securities of the same kind or class in one direction for an account and in the opposite direction for another account, or not trade such securities in any other account. While such trades (or a decision not to trade) could appear as inconsistencies in how PGIM Fixed Income views a security for one client versus another, opposite way trades are generally due to differences in investment strategy, portfolio composition or client direction.

•                  Investment at different levels of an issuer’s capital structure— PGIM Fixed Income may invest, and has at times invested, client assets in the same issuer, but at different levels in the issuer’s capital structure.   For instance, PGIM Fixed Income may invest, and has at times invested, client assets in private securities or loans of an issuer and invest the assets of other clients in publicly traded securities of the same issuer. In addition, PGIM Fixed Income may invest, and has at times invested,  client assets in a class or tranche of securities of a securitized finance vehicle (such as a collateralized loan obligation, asset-backed security or mortgage-backed security) where PGIM Fixed Income also, at the same or different time, invests the assets of another client (including affiliated clients) in a different class or tranche of securities of the same vehicle. These different securities may have different voting rights, dividend or repayment priorities, rights in bankruptcy or other features that conflict with one another. For some of these securities (particularly private securitized product investments for which clients own all or a significant portion of the outstanding securities or obligations), PGIM Fixed Income may have, and has had, input regarding the characteristics and the relative rights and priorities of the various classes or tranches.

•                  When PGIM Fixed Income invests client assets in different levels of an issuer’s capital structure, it is permitted to take actions with respect to the assets held by one client (including affiliated clients) that are potentially adverse to other clients, for example, by foreclosing on loans or by putting an issuer into default. In negotiating the terms and conditions of any such investments, or any subsequent amendments or waivers, PGIM Fixed Income may find that the interests of a client and the interests of one or more other clients (including affiliated clients) could conflict. In these situations, decisions over proxy voting, corporate reorganizations, how to exit an investment, bankruptcy matters (including, for example, whether to trigger an event of default or the terms of any workout) or other actions or inactions may result in conflicts of interest. Similarly, if an issuer in which a client and one or more other clients directly or indirectly hold different classes of securities encounters financial problems, decisions over the terms of any workout will raise conflicts of interest (including potential conflicts over proposed waivers and amendments to debt covenants). For example, a senior bond holder may prefer a liquidation of the issuer in which it may be paid in full, whereas an equity or junior bond holder might prefer a reorganization that holds the potential to create value for the equity holders or junior bond holders. In some cases, PGIM Fixed Income may refrain, and has at times refrained, from taking certain actions or making investments on behalf of certain clients or PGIM Fixed Income may sell, and has at times sold, investments for certain clients, in each case in order to mitigate conflicts of interest or legal, regulatory or other risks to PGIM Fixed Income This could potentially disadvantage the clients on whose behalf the actions are not taken, investments are not made, or investments are sold. Conversely, in other cases, PGIM Fixed Income will not refrain, and has at times not refrained, from taking actions or making investments on behalf of some clients (including affiliated clients), which could potentially disadvantage other clients. Any of the foregoing conflicts of interest will be resolved on a case-by-case basis. Any such resolution will take into consideration the interests of the relevant clients, the circumstances giving rise to the conflict and applicable laws.

•                  Financial interests of investment professionals - PGIM Fixed Income investment professionals from time to time invest in certain investment vehicles that it manages, including ETFs, mutual funds and collective investment trusts.  Also, certain of these investment vehicles are options under the 401(k) and deferred compensation plans offered by Prudential. In addition, the value of grants under PGIM Fixed Income’s long-term incentive plan and targeted long-term incentive plan is affected by the performance of certain client accounts.  As a result, PGIM Fixed Income investment professionals have financial interests in accounts managed by PGIM Fixed Income or that are related to the performance of certain client accounts.

•                  Non-discretionary/limited discretion accounts - PGIM Fixed Income provides non-discretionary investment advice to some clients and manages others on a discretionary basis.   Trades in non-discretionary accounts or accounts where discretion is limited could occur before, in concert with, or after PGIM Fixed Income executes similar trades in its discretionary accounts.  The non-discretionary/limited discretion clients may be disadvantaged if PGIM Fixed Income delivers investment advice to them after it initiates trading for the discretionary clients, or vice versa.

How PGIM Fixed Income Addresses These Conflicts of Interest. PGIM Fixed Income has developed policies and procedures designed to address the conflicts of interest with respect to its different types of side-by-side management described above.

•                  Each quarter, the chief investment officer/head of PGIM Fixed Income holds a series of meetings with the senior portfolio manager and team responsible for the management of each of PGIM Fixed Income’s investment strategies. At each of these quarterly investment strategy review meetings, the chief investment officer/head of PGIM Fixed Income and the strategy team review and discuss the investment performance and performance attribution for each client account managed in the strategy.  These meetings are also attended by the head of the investment risk management group or his designee and a member of the compliance group.

•                  In keeping with PGIM Fixed Income’s fiduciary obligations, its policy with respect to trade aggregation and allocation is to treat all of its client accounts fairly and equitably over time.  PGIM Fixed Income’s trade management oversight committee, which generally meets quarterly, is responsible for providing oversight with respect to trade aggregation and allocation.  Its compliance group periodically reviews a sampling of new issue allocations and related documentation to confirm compliance with the trade aggregation and allocation procedures.  In addition, the compliance and investment risk management groups review forensic reports regarding new issue and secondary trade activity on a quarterly basis.  This forensic analysis includes such data as the: (i) number of new issues allocated in the strategy; (ii) size of new issue allocations to each portfolio in the strategy; (iii) profitability of new issue transactions; (iv) portfolio turnover; (v) and metrics related to large and block trade activity.  The results of these analyses are reviewed and discussed at PGIM Fixed Income’s trade management oversight committee meetings.  The procedures above are designed to detect patterns and anomalies in PGIM Fixed Income’s side-by-side management and trading so that it may assess and improve its processes.

•                  PGIM Fixed Income has procedures that specifically address its side-by-side management of certain long/short and long only portfolios.  These procedures address potential conflicts that could arise from differing positions between long/short and long only portfolios.  In addition, lending opportunities with respect to securities for which the market is demanding a slight premium rate over normal market rates are allocated to long only accounts prior to allocating the opportunities to long/short accounts.

Conflicts Related to PGIM Fixed Income’s Affiliations. As an indirect wholly-owned subsidiary of Prudential, PGIM Fixed Income is part of a diversified, global financial services organization.  PGIM Fixed Income is affiliated with many types of U.S. and non-U.S. financial service providers, including insurance companies, broker-dealers, commodity trading advisors, commodity pool operators and other investment advisers.  Some of its employees are officers of and/or provide services to some of these affiliates.

•                  Conflicts Related to Investment of Client Assets in Affiliated Funds.  PGIM Fixed Income invests, and may in the future invest, client assets in funds that it manages or subadvises for an affiliate.  PGIM Fixed Income also invests cash collateral from securities lending transactions in these funds.  These investments benefit both PGIM Fixed Income and its affiliate.

•                  Conflicts Related to Co-investment by Affiliates.   PGIM Fixed Income affiliates have provided, and may in the future provide, initial funding or otherwise invest in vehicles it manages. When an affiliate provides “seed capital” or other capital for a fund, it may do so with the intention of redeeming all or part of its interest at a future point in time or when it deems that sufficient additional capital has been invested in that fund.

•                  The timing of a redemption by an affiliate could benefit the affiliate. For example, the fund may be more liquid at the time of the affiliate’s redemption than it is at times when other investors may wish to withdraw all or part of their interests.

•                  In addition, a consequence of any withdrawal of a significant amount, including by an affiliate, is that investors remaining in the fund will bear a proportionately higher share of fund expenses following the redemption.

•                  PGIM Fixed Income could also face a conflict if the interests of an affiliated investor in a fund it manages diverge from those of the fund or other investors.  For example, PGIM Fixed Income affiliates, from time to time, hedge some or all of the risks associated with their investments in certain funds PGIM Fixed Income manages.  PGIM Fixed Income may provide assistance in connection with this hedging activity.

•                  Insurance Affiliate General Accounts.  Because of the substantial size of the general accounts of PGIM Fixed Income’s affiliated insurance companies (the “Insurance Affiliates”), trading by these general accounts, including PGIM Fixed Income’s trades on behalf of the accounts, may affect the market prices or limit the availability of the securities or instruments transacted.  Although PGIM Fixed Income does not expect that the general accounts of affiliated insurers will execute transactions that will move a market frequently, and generally only in response to unusual market or issuer events, the execution of these transactions could have an adverse effect on transactions for or positions held by other clients.

PGIM Fixed Income believes that the conflicts related to its affiliations described above are mitigated by its allocation policies and procedures, its supervisory review of accounts and its procedures with respect to side-by-side management of long only and long/short accounts.

Conflicts Related to Financial Interests and the Financial Interests of Affiliates

Prudential, the general accounts of the Insurance Affiliates, PGIM Fixed Income and other affiliates of PGIM at times have financial interests in, or relationships with, companies whose securities or related instruments PGIM Fixed Income holds, purchases or sells in its client accounts. Certain of these interests and relationships are material to PGIM Fixed Income or to the Prudential enterprise.  At any time, these interests and relationships could be inconsistent or in potential or actual conflict with positions held or actions taken by PGIM Fixed Income on behalf of PGIM Fixed Income’s client accounts. For example:

•                  PGIM Fixed Income invests in the securities of one or more clients for the accounts of other clients.

•                  PGIM Fixed Income’s affiliates sell various products and/or services to certain companies whose securities PGIM Fixed Income purchases and sells for PGIM Fixed Income clients.

•                  PGIM Fixed Income invests in the debt securities of companies whose equity is held by its affiliates.

•                  PGIM Fixed Income’s affiliates hold public and private debt and equity securities of a large number of issuers. PGIM Fixed Income invests in some of the same issuers for other client accounts but at different levels in the capital structure.  For example:

•                  Affiliated accounts have held and can in the future hold the senior debt of an issuer whose subordinated debt is held by PGIM Fixed Income’s clients or hold secured debt of an issuer whose public unsecured debt is held in client accounts.  See “Investment at different levels of an issuer’s capital structure” above for additional information regarding conflicts of interest resulting from investment at different levels of an issuer’s capital structure.

•                  To the extent permitted by applicable law, PGIM Fixed Income can also invest client assets in offerings of securities the proceeds of which are used to repay debt obligations held in affiliated accounts or other client accounts. PGIM Fixed Income’s interest in having the debt repaid creates a conflict of interest. PGIM Fixed Income has adopted a refinancing policy to address this conflict.

•                  Certain of PGIM Fixed Income’s affiliates (as well as directors or officers of its affiliates) are officers or directors of issuers in which PGIM Fixed Income invests from time to time.  These issuers may also be service providers to PGIM Fixed Income or its affiliates.

•                  In addition, PGIM Fixed Income can invest client assets in securities backed by commercial mortgage loans that were originated or are serviced by an affiliate.

In general, conflicts related to the financial interests described above are addressed by the fact that PGIM Fixed Income makes investment decisions for each client independently considering the best economic interests of such client.

Conflicts Arising Out of Legal Restrictions.

•                  At times, PGIM Fixed Income is, and may in the future be, restricted by law, regulation, contract or other constraints as to how much, if any, of a particular security it may purchase or sell on behalf of a client, and as to the timing of such purchase or sale. Sometimes these restrictions apply as a result of its relationship with Prudential and other affiliates. For example, PGIM Fixed Income does not purchase securities issued by Prudential or other affiliates for client accounts.

•                  PGIM Fixed Income’s holdings of a security on behalf of its clients are required, under certain regulations, to be aggregated with the holdings of that security by other Prudential affiliates. These holdings could, on an aggregate basis, exceed certain reporting or ownership thresholds. Prudential tracks these aggregated holdings and PGIM Fixed Income may restrict purchases, sell existing positions, or otherwise restrict, forgo, or limit the exercise of rights to avoid crossing such thresholds because of the potential consequences to PGIM Fixed Income or Prudential if such thresholds are exceeded.

•                  In addition, PGIM Fixed Income has received, and may in the future receive, material, non-public information with respect to a particular issuer and, as a result, have been, and may in the future be, unable to invest in or execute transactions in securities of that issuer for its clients. This information can be received voluntarily or involuntarily and under varying circumstances, including upon execution of a non-disclosure agreement, as a result of serving on the board of directors of a company, or serving on an ad hoc or official creditors’ committee. In some instances, PGIM Fixed Income has created, and may in the future create, an isolated information barrier around a small number of its employees so that material, non-public information received by such employees is not attributed to the rest of PGIM Fixed Income. PGIM Fixed Income faces conflicts of interest in determining whether to accept material, non-public information. For example, PGIM Fixed Income has sought, and may in the future seek, with respect to the management of investments in certain loans for clients, to retain the ability to purchase and sell other securities in the borrower’s capital structure by remaining “public” on the loan. In such cases, PGIM Fixed Income will seek to avoid receiving material, non-public information about the borrowers to which an account may lend (through assignments, participations or otherwise), which may place an account at an information disadvantage relative to other lenders. Conversely, PGIM Fixed Income has chosen, and may in the future choose, to receive material, non-public information about borrowers for its clients that invest in bank loans, which has restricted, and may in the future restrict, its ability to trade in other securities of the borrowers for its clients that invest in corporate bonds.

Conflicts Related to Investment Consultants.  Many of PGIM Fixed Income’s clients and prospective clients retain investment consultants (including discretionary investment managers and OCIO providers) to advise them on the selection and review of investment managers (including with respect to the selection of investment funds). PGIM Fixed Income has dealings with these investment consultants in their roles as discretionary managers or non-discretionary advisers to their clients. PGIM Fixed Income also has independent business relationships with investment consultants.

PGIM Fixed Income provides investment consultants with information about accounts that it manages for the consultant’s clients (and similarly, PGIM Fixed Income provides information about funds in which such clients are invested), in each case pursuant to authorization from the clients. PGIM Fixed Income also provides information regarding its investment strategies to investment consultants, who use that information in connection with searches that they conduct for their clients. PGIM Fixed Income often responds to requests for proposals in connection with those searches.

Other interactions PGIM Fixed Income has with investment consultants include the following:

•                  it provides advisory services to the proprietary accounts of investment consultants and/or their affiliates, and advisory services to funds offered by investment consultants and/or their affiliates;

•                  it invites investment consultants to events or other entertainment hosted by PGIM Fixed Income;

•                  it purchases software applications, market data, access to databases, technology services and other products or services from certain investment consultants; and

•                  it may pay for the opportunity to participate in conferences organized by investment consultants.

PGIM Fixed Income will provide clients with information about its relationship with the client’s investment consultant upon request. In general, PGIM Fixed Income relies on the investment consultant to make the appropriate disclosure to its clients of any conflict that the investment consultant believes to exist due to its business relationships with PGIM Fixed Income.

A client’s relationship with an investment consultant may result in restrictions in the eligible securities or trading counterparties for the client’s account. For example, accounts of certain clients (including clients that are subject to ERISA) may be restricted from investing in securities issued by the client’s consultant or its affiliates and from trading with, or participating in transactions involving, counterparties that are affiliated with the investment consultant. In some cases, these restrictions could have a material impact on account performance.

Conflicts Related to Service Providers.  PGIM Fixed Income retains third party advisors and other service providers to provide various services for PGIM Fixed Income as well as for funds that PGIM Fixed Income manages or subadvises.  A service provider may provide services to PGIM Fixed Income or one of PGIM Fixed Income’s funds while also providing services to other PGIM units, other PGIM-advised funds, or affiliates of PGIM, and may negotiate rates in the context of the overall relationship.  PGIM Fixed Income may benefit from negotiated fee rates offered to its funds and vice versa.  There is no assurance, however, that PGIM Fixed Income will be able to obtain advantageous fee rates from a given service provider negotiated by its affiliates based on their relationship with the service provider, or that PGIM Fixed Income will know of such negotiated fee rates.

Conflicts Related to Valuation and Fees.

When client accounts hold illiquid or difficult to value investments, PGIM Fixed Income faces a conflict of interest when making recommendations regarding the value of such investments since its fees are generally based on the value of assets under management.  PGIM Fixed Income could be viewed as having an incentive to value investments at higher valuations.  PGIM Fixed Income believes that its valuation policies and procedures mitigate this conflict effectively and enable it to value client assets fairly and in a manner that is consistent with the client’s best interests.  In addition, single client account clients often calculate fees based on the valuation of assets provided by their custodian or administrator.

Conflicts Related to Securities Lending Fees.

When PGIM Fixed Income manages a client account and also serves as securities lending agent for the account, PGIM Fixed Income is compensated for its securities lending services by receiving a portion of the proceeds generated from the securities lending activities of the account.  PGIM Fixed Income could, therefore, be considered to have the incentive to invest in securities that would generate higher securities lending returns, but that may not otherwise be in the best interest of the client account.

Conflicts Related to Long-Term Compensation. The performance of some client accounts is not reflected in the calculation of changes in the value of participation interests under PGIM Fixed Income’s long-term incentive plan. This may be because the composite representing the strategy in which the account is managed is not one of the composites included in the calculation or because the account is excluded from a specified composite due to guideline restrictions or other factors. In addition, the performance of only a small number of its investment strategies is covered under PGIM Fixed Income’s targeted long-term incentive plan.  As a result of the long-term incentive plan and targeted long-term incentive plan, PGIM Fixed Income’s portfolio managers from time to time have financial interests related to the investment performance of some, but not all, of the accounts they manage. To address potential conflicts related to these financial interests, PGIM Fixed Income has procedures, including trade allocation and supervisory review procedures, designed to confirm that each of its client accounts is managed in a manner that is consistent with PGIM Fixed Income’s fiduciary obligations, as well as with the account’s investment objectives, investment strategies and restrictions. For example, PGIM Fixed Income’s chief investment officer/head reviews performance among similarly managed accounts on a quarterly basis during a series of meetings with the senior portfolio manager and team responsible for the management of each investment strategy.  These quarterly investment strategy review meetings are also attended by the head of the investment risk management group or his designee and a member of the compliance group.

Conflicts Related to the Offer and Sale of Securities. Certain of PGIM Fixed Income’s employees offer and sell securities of, and interests in, commingled funds that it manages or subadvises.  Employees offer and sell securities in connection with their roles as registered representatives of an affiliated broker-dealer, officers of an affiliated trust company, agents of the Insurance Affiliates, approved persons of an affiliated investment adviser or other roles related to such commingled funds.  There is an incentive for PGIM Fixed Income’s employees to offer these securities to investors regardless of whether the investment is appropriate for such investor since increased assets in these vehicles will result in increased advisory fees to it.  In addition, such sales could result in increased compensation to the employee.

Conflicts Related to Trading — Personal Trading by Employees.  Personal trading by PGIM Fixed Income employees creates a conflict when they are trading the same securities or types of securities as PGIM Fixed Income trades on behalf of its clients. This conflict is mitigated by PGIM Fixed Income’s personal trading standards and procedures.

Conflicts Related to Outside Business Activity. From time to time, certain of PGIM Fixed Income employees or officers engage in outside business activity, including outside directorships.  Any outside business activity is subject to prior approval pursuant to PGIM Fixed Income’s personal conflicts of interest and outside business activities policy.  Actual and potential conflicts of interest are analyzed during such approval process.  PGIM Fixed Income could be restricted in trading the securities of certain issuers in client portfolios in the unlikely event that an employee or officer, as a result of outside business activity, obtains material, non-public information regarding an issuer.

Custodian

The Bank of New York Mellon (“BNY Mellon”) is the custodian and foreign custody manager of the Fund and will maintain or arrange for the custody of the securities and cash of the Fund.  The principal business address of BNY Mellon is 240 Greenwich Street, New York, NY 10286.

Dividend Paying Agent

Computershare Inc. serves as the dividend paying agent of the Fund.  The principal business address of Computershare Inc. is P.O. Box 43078, Providence, RI 02940-3078.

Transfer Agent and Registrar

Computershare Trust Company, N.A. serves as the transfer agent and registrar of the Fund.  The principal business address of Computershare Trust Company, N.A. is P.O. Box 505000, Louisville, KY 40233-5000.

Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP is the independent registered public accounting firm for the Fund providing audit and other audit related services. The principal business address of PricewaterhouseCoopers LLP is 300 Madison Avenue New York, New York 10017.

PORTFOLIO TRANSACTIONS

Subject to policies established by the Board, PGIM Investments is primarily responsible for the execution of the Fund’s portfolio transactions and the allocation of brokerage. The Fund has no obligation to deal with any dealer or group of dealers in the execution of transactions in portfolio securities of the Fund. When possible, the Fund deals directly with the dealers who make a market in the securities involved except in those circumstances where better prices and execution are available elsewhere. It is the policy of the Fund to obtain what are believed to be the best results in conducting portfolio transactions, taking into account such factors as price (including the applicable dealer spread or commission), the size, type and difficulty of the transaction involved, the firm’s general execution and operations facilities and the firm’s risk in positioning the securities involved. The cost of portfolio securities transactions of the Fund primarily consists of dealer or underwriter spreads and brokerage commissions. While reasonable competitive spreads or commissions are sought, the Fund will not necessarily be paying the lowest spread or commission available.

Subject to obtaining the best net results, dealers who provide supplemental investment research (such as quantitative and modeling information assessments and statistical data and other similar services) to PGIM Investments and/or PGIM may receive orders for transactions by the Fund. Information so received will be in addition to and not in lieu of the services required to be performed by PGIM Investments and/or PGIM and the expenses of PGIM Investments and/or PGIM will not necessarily be reduced as a result of the receipt of such supplemental information. Supplemental investment research obtained from such dealers might be used by PGIM Investments and/or PGIM in servicing all of its accounts and such research might not be used by PGIM Investments and/or PGIM in connection with the Fund.

Under the 1940 Act, any affiliated person or promoter of or principal underwriter for the Fund and persons who are affiliated with such persons are prohibited from dealing with the Fund as principal in the purchase and sale of securities unless an exemptive order allowing such transactions is obtained from the SEC. Because transactions in the OTC market usually involve transactions with dealers acting as principal for their own accounts, affiliated persons of the Fund will not serve as the Fund’s dealer in such transactions and the underwriters will not serve as the Fund’s dealer in such transactions until permitted by applicable law. However, affiliated persons of the Fund may serve as its broker in listed or OTC transactions conducted on an agency basis provided that, among other things, the fee or commission received by such affiliated broker is reasonable and fair compared to the fee or commission received by non-affiliated brokers in connection with comparable transactions. In addition, the Fund may not purchase securities during the existence of any underwriting syndicate for such securities of which an affiliate is a member or in a private placement in which an affiliate serves as placement agent except pursuant to procedures adopted by the Board that either comply with rules adopted by the SEC or with interpretations of the SEC staff.

Section 11(a) of the Exchange Act generally prohibits members of the U.S. national securities exchanges from executing exchange transactions for their affiliates and institutional accounts that they manage unless the member (i) has obtained prior express authorization from the account to effect such transactions; (ii) at least annually furnishes the account with a statement setting out the aggregate compensation received by the member in effecting such transactions; and (iii) complies with any rules the SEC has prescribed with respect to the requirements of clauses (i) and (ii).

Securities may be held by, or be appropriate investments for, the Fund as well as other funds or investment advisory clients of PGIM Investments and/or PGIM or their affiliates. Because of different investment objectives or other factors, a particular security may be bought for one or more clients of PGIM Investments and/or PGIM or their affiliates when one or more clients of PGIM Investments and/or PGIM or their affiliates are selling the same security. If purchases or sales of securities arise for consideration at or about the same time that would involve the Fund or other clients or funds for which PGIM Investments and/or PGIM or their affiliates act as investment advisers, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of PGIM or their affiliates during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price.

CODE OF ETHICS

The Board, including a majority of the Independent Trustees, has adopted the code of ethics of the Fund pursuant to Rule 17j-1 under the 1940 Act and has also approved the Manager’s and Subadviser’s code of ethics that were adopted by them in accordance with Rule 17j-1 and Rule 204A-1 under the Investment Advisers Act of 1940.  These codes of ethics establish procedures for personal investments and restrict certain personal securities transactions.  Personnel subject to a code may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Fund, so long as such investments are made in accordance with the code’s requirements.

The codes of ethics is available on the Edgar Database on the SEC’s website, http://www.sec.gov.  This reference to the website does not incorporate the contents of the website into this SAI.

PROXY VOTING POLICIES

The Board has delegated to the Manager the responsibility for voting any proxies and maintaining proxy recordkeeping with respect to the Fund. The Manager is authorized by the Fund to delegate, in whole or in part, its proxy voting authority to the subadviser(s) or third party vendors consistent with the policies set forth below. The proxy voting process shall remain subject to the supervision of the Board, including any committee thereof established for that purpose.

The Manager and the Board view the proxy voting process as a component of the investment process and, as such, seek to ensure that all proxy proposals are voted with the primary goal of seeking the optimal benefit for the Fund. Consistent with this goal, the Board views the proxy voting process as a means to encourage strong corporate governance practices and ethical conduct by corporate management. The Manager and the Board maintain a policy of seeking to protect the best interests of the Fund should a proxy issue potentially implicate a conflict of interest between the Fund and the Manager or its affiliates.

The Manager delegates to PGIM Fixed Income the responsibility for voting proxies. PGIM Fixed Income is expected to identify and seek to obtain the optimal benefit for the Fund, and to adopt written policies that meet certain minimum standards, including that the policies be reasonably designed to protect the best interests of the Fund and delineate procedures to be followed when a proxy vote presents a conflict between the interests of the Fund and the interests of PGIM Fixed Income or its affiliates. The Manager and the Board expect that PGIM Fixed Income will notify the Manager and Board at least annually of any such conflicts identified and confirm how the issue was resolved. In addition, the Manager expects that PGIM Fixed Income will deliver to the Manager, or its appointed vendor, information required for filing the Form N-PX with the SEC. Information regarding how the Fund voted proxies relating to its portfolio securities during the most recent twelve-month period ending June 30 is available without charge on the Fund’s website at www.pgim.com and on the SEC’s website at www.sec.gov.

A summary of the proxy voting policies of the Subadviser is attached as Appendix B.

CLOSED-END FUND STRUCTURE

The Fund is a newly organized, diversified, closed-end management investment company (commonly referred to as a closed-end fund). Unlike open-end funds (which are generally referred to as mutual funds) closed-end funds generally list their shares for trading on a stock exchange and do not redeem their shares at the request of the shareholder. As a result, if shareholders wish to sell shares of a closed-end fund they must trade them on the exchange on which such shares are listed as they would with respect to any other listed stock at the prevailing market price at that time. Shareholders of a mutual fund have the right to redeem or sell their shares back to the mutual fund on a daily basis and receive an amount equal to the NAV of the shares less any applicable redemption fee.

Shares of closed-end funds frequently trade at a discount to their NAV. Because of this possibility and the recognition that any such discount may not be in the interest of shareholders, the Board might consider from time to time engaging in transactions such as open-market repurchases, tender offers for shares or other programs intended to reduce the discount. The Fund cannot guarantee or assure, however, that the Board will decide to engage in any of these actions. Nor is there any guarantee or assurance that such actions, if undertaken, would result in the shares trading at a price equal or close to NAV per Common Share.

REPURCHASE OF COMMON SHARES

Because the Fund is a closed-end management investment company, its shareholders will not have the right to cause the Fund to redeem their Common Shares. Instead, the Common Shares will trade in the open market at a price that will be a function of several factors, including dividend levels (which are in turn affected by expenses), NAV, dividend stability, relative demand for and supply of such shares in the market, general market and economic conditions and other factors. Notice is hereby given in accordance with Section 23(c) of the 1940 Act that the Fund may purchase at market prices from time to time its Common Shares in the open market but is under no obligation to do so.

Notwithstanding the foregoing, at any time if the Fund has preferred shares outstanding, the Fund may not purchase, redeem or otherwise acquire any of its Common Shares unless (i) all accumulated preferred share dividends have been paid and (ii) at the time of such purchase, redemption or acquisition, the Fund has an asset coverage of at least 200% after deducting the amount of such purchase, redemption or acquisition, as applicable. Similarly, if the Fund has outstanding indebtedness, the Fund generally may not purchase, redeem or acquire its capital stock unless the Fund has an asset coverage of at least 300% after deducting the amount of such purchase, redemption or acquisition, as applicable. Any service fees incurred in connection with any tender offer made by the Fund will be borne by the Fund and will not reduce the stated consideration to be paid to tendering shareholder.

Subject to its investment restrictions, the Fund may borrow to finance the repurchase of Common Shares or to make a tender offer for those shares. Interest on any borrowings to finance share repurchase transactions or the accumulation of cash by the Fund in anticipation of share repurchases or tenders will reduce the Fund’s net income. Any share repurchase, tender offer or borrowing approved by the Board would have to comply with the New York Stock Exchange listing requirements and the Exchange Act, the 1940 Act, and the rules and regulations thereunder.

There is no assurance that, if action is undertaken to repurchase or tender for Common Shares, such action will result in the Common Shares trading at a price that approximates its NAV per share. Although share repurchases and tenders could have a favorable effect on the market price of the Common Shares, shareholders should be aware that the acquisition of Common Shares by the Fund will decrease the total net assets of the Fund and, therefore, may have the effect of increasing the Fund’s expense ratio and decreasing the asset coverage with respect to any preferred shares outstanding and any amount borrowed.

CONVERSION TO OPEN-END FUND

If the Fund were to convert to an open-end company, it would be required to redeem all preferred shares then outstanding, to pay down borrowings and outstanding debt other than bank borrowings (requiring in turn that it liquidate a portion of its investment portfolio), and the Common Shares would no longer be listed on the New York Stock Exchange. In contrast to a closed-end investment company, shareholders of an open-end investment company may require the company to redeem their shares at any time (except in certain circumstances as authorized by or under the 1940 Act) at their NAV per share, less any redemption charge that is in effect at the time of redemption. In addition, if the Fund were to convert to an open-end company, it would not be able to invest more than 15% of its net assets in illiquid securities, which may necessitate a substantial repositioning of the Fund’s investment portfolio, which may in turn generate substantial transaction costs, which would be borne by the Fund, and may adversely affect Fund performance and Common Shares dividends.  The Fund’s charter provides that charter amendments that would convert the Fund from a closed-end company to an open-end company, require the approval of shareholders entitled to cast at least 80% of the votes entitled to be cast on the matter.

Before deciding whether to take any action to convert the Fund to an open-end investment company, the Board would consider all relevant factors, including the extent and duration of any market discount of Common Shares, the liquidity of the Fund’s portfolio, the effect of any action that might be taken on the Fund or its shareholders, and market considerations. Based on these considerations, even if the Common Shares should trade at a discount, the Board may determine that, in the interest of the Fund and its shareholders, no action should be taken.

TAX MATTERS

The discussion below provides general tax information related to an investment in the Common Shares. Because tax laws are complex and often change, shareholders should consult their tax advisors about the tax consequences of an investment in the Fund. Unless otherwise noted, the following tax discussion applies only to U.S. shareholders that hold the Common Shares as a capital asset (generally, property held for investment). A U.S. shareholder is, for U.S. federal income tax purposes, an individual who is a citizen or resident of the United States, a U.S. corporation, a trust that (a) is subject to the primary supervision of a court in the United States and one or more U.S. persons has the authority to control all substantial decisions of the trust or (b) has made a valid election to be treated as a U.S. person, or any estate or trust the income of which is subject to U.S. federal income tax regardless of its source.

The discussion below does not represent a detailed description of all of the U.S. federal income tax considerations relevant to special classes of taxpayers including, without limitation, financial institutions, insurance companies, a partnership or other pass-through entity for U.S. federal income tax purposes, U.S. shareholders whose “functional currency” is not the U.S. dollar, tax-exempt organizations, a controlled foreign corporation or a passive foreign investment company, dealers in securities or currencies, traders in securities or commodities that elect mark-to-market treatment, or persons that will hold Common Shares as a position in a “straddle,” “hedge” or as part of a “constructive sale” for U.S. federal income tax purposes.

The tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”) made significant changes, generally effective for taxable years beginning after December 31, 2017, to the U.S. federal income tax rules for individuals and corporations. Many of the changes affecting individuals apply only for taxable years beginning after December 31, 2017 and before January 1, 2026. There were only minor changes to the rules specifically affecting regulated investment companies, such as the Fund. The Tax Act, however, made numerous other changes to the tax rules affecting shareholders.  Among other changes, the Tax Act temporarily replaces the individual tax rate structure, which includes a reduction in the highest marginal rate applicable to individuals, estates and trusts. The Tax Act eliminates the graduated corporate tax rate structure and instead taxes domestic corporate taxable income at 21%. It also modifies the individual alternative minimum tax and repeals the corporate alternative minimum tax.  You are urged to consult your own tax advisor regarding how the Tax Act affects your investment in the Fund.

For each taxable year, the Fund intends to elect and qualify as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). To qualify under Subchapter M for the favorable tax treatment accorded to regulated investment companies, the Fund must for each taxable year, in addition to satisfying certain other conditions: (1) distribute to its shareholders at least 90% of the sum of (a) its investment company taxable income (i.e., income other than its net realized long-term capital gain over its net realized short-term capital loss, but without regard to the deduction for dividends paid) and (b) its net tax-exempt income; (2) derive at least 90% of its gross income from (a) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including but not limited to gain from options, futures and forward contracts) derived with respect to its business of investing in such stock, securities or foreign currencies and (b) net income from interests in “Qualified Publicly Traded Partnerships” (i.e., partnerships that are traded on an established securities market or readily tradable on a secondary market that derive less than 90% of their gross income from the items described in (2)(a) above); and (3) diversify its holdings so that, at the end of each quarter (a) at least 50% of the value of the Fund’s total assets is represented by cash, cash items, U.S. government securities and securities of other regulated investment companies, and other securities, with these other securities limited, with respect to any one issuer, to an amount not greater in value than 5% of the value of the Fund’s total assets, and to not more than 10% of the outstanding voting securities of such issuer, and (b) not more than 25% of the value of the Fund’s total assets is represented by the securities (other than U.S. government securities or securities of other regulated investment companies) of (I) any one issuer, (II) any two or more issuers that the Fund controls and that are determined to be engaged in the same or similar trades or businesses or related trades or businesses or (III) any one or more Qualified Publicly Traded Partnerships. As a regulated investment company, the Fund generally will not be subject to U.S. federal income tax on its investment company taxable income and net capital gain (the excess of net long-term capital gains over net short-term capital loss), if any, that it distributes in each taxable year to its shareholders. The Fund intends to distribute to its shareholders, at least annually, substantially all of its investment company taxable income and net capital gain.

A regulated investment company that fails to distribute, by the close of each calendar year, an amount at least equal to the sum of 98% of its ordinary taxable income for such calendar year, 98.2% of its capital gain net income for the one-year period ended on October 31 of such calendar year, plus any shortfalls from the prior year’s required distribution (collectively, the “Minimum Required Distribution”), is liable for a 4% excise tax on the portion of the undistributed amounts of such income that are less than the Minimum Required Distribution. For these purposes, the Fund will be deemed to have distributed any income on which it paid U.S. federal income tax. To avoid the imposition of this excise tax, the Fund intends to make distributions of its ordinary taxable income and its capital gain net income at least equal to the Minimum Required Distribution, to the extent possible, by the close of each calendar year.

Distributions to shareholders by the Fund of ordinary income (including “market discount” realized by the Fund on debt securities), and of net short-term capital gains, if any, realized by the Fund will, except as described below with respect to distributions of “qualified dividend income,” be taxable to shareholders as ordinary income to the extent such distributions are paid out of the Fund’s current or accumulated earnings and profits. Distributions, if any, of net capital gains will be taxable as long-term capital gains, regardless of the length of time the shareholder has owned Common Shares provided the Fund reports them as such. A distribution of an amount in excess of the Fund’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) will be treated by a shareholder as a return of capital that is applied against and reduces the basis in the shareholder’s Common Shares. To the extent that the amount of any such distribution exceeds the basis in the shareholder’s shares, the excess will be treated by the shareholder as gain from a sale or exchange of the Common Shares. A non-corporate shareholder should also be aware that the benefits of the favorable tax rate applicable to long-term capital gains and qualified dividend income may be affected by the application of the alternative minimum tax to individual shareholders. Under current law, the maximum U.S. federal income tax rate for non-corporate shareholders on qualified dividend income and long-term capital gains is 15% (20% in the case of non-corporate taxpayers with taxable incomes exceeding certain levels).

Although dividends generally will be treated as distributed when paid, dividends declared in October, November or December, payable to shareholders of record on a specified date in one of those months, and paid during the following January, will be treated as having been distributed by the Fund (and received by shareholders) on December 31 of the year in which declared. In addition, certain other distributions made after the close of a taxable year of the Fund may be “spilled back” and treated for certain purposes as paid by the Fund during such taxable year. In such case, shareholders generally will be treated as having received such dividends in the taxable year in which the distributions were actually made. For purposes of calculating the amount of a regulated investment company’s undistributed income and gain subject to the 4% excise tax described above, such “spilled back” dividends are treated as paid by the regulated investment company when they are actually paid.

In general, the sale or other disposition of Common Shares will result in capital gain or loss to shareholders. A shareholder will generally recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the shareholder’s adjusted tax basis in the Common Shares sold. As noted above, a shareholder’s adjusted tax basis may be reduced by distributions to shareholders in excess of the Fund’s current and accumulated earnings and profits. A shareholder’s gain or loss generally will be a long-term gain or loss if the Common Shares have been held for more than one year. Present law taxes both long-and short-term capital gains of corporations at the rates applicable to ordinary income, currently 21%. For non-corporate taxpayers, however, under current law net capital gains are currently taxed at a maximum rate of 15% (20% in the case of non-corporate shareholder with taxable income exceeding certain levels). Losses realized by a holder on the sale or exchange of Common Shares held for six months or less are treated as long-term capital losses to the extent of any distribution of long-term capital gain received (or amounts designated as undistributed capital gains) with respect to such Common Shares. In addition, no loss will be allowed on the sale or other disposition of Common Shares if the owner acquires (including pursuant to the dividend reinvestment plan) Common Shares, or enters into a contract or option to acquire securities that are substantially identical to the Common Shares within 30 days before or after such sale or other disposition. In such case, the basis of the securities acquired will be adjusted to reflect the disallowed loss. Generally, a shareholder’s broker or financial intermediary will report to the IRS and to the shareholder the amount of sale proceeds that a shareholder receives from selling fund shares. The shareholder’s basis in those shares and the character of any gain or loss that the shareholder realizes on the sale (i.e., short-term or long-term) will also be subject to such reporting.

As stated above, distributions of ordinary income and of net short-term capital gains will be taxable to a shareholder regardless of whether such distributions are paid in cash or, for those shareholders who participate in the Fund’s Automatic Dividend Reinvestment Plan (the “Plan”), reinvested in additional Common Shares of the Fund. Shareholders receiving distributions in the form of additional Common Shares of the Fund will be treated as receiving a distribution in the amount of cash that they would have received if they had elected to receive the distribution in cash, unless the Fund issues additional Common Shares with a fair market value equal to or greater than the NAV, in which case shareholders will be treated as receiving a distribution in the amount of the fair market value of the distributed Common Shares.

The additional Common Shares received by a shareholder pursuant to the Plan will have a new holding period commencing on the day following the day on which the Common Shares are credited to the shareholder’s account, and shareholders generally will have a tax basis in the additional Common Shares equal to the value of such Common Shares.

If the Fund repurchases Common Shares in an Eligible Tender Offer, any amounts paid in a repurchase will be treated under Section 302 of the Code as a distribution taxable as a dividend (to the extent of current and accumulated earnings and profits) at ordinary income rates unless the repurchase results in the shareholder’s interest in the Common Shares being completely terminated, the repurchase is not essentially equivalent to a dividend or the distribution is substantially disproportionate with respect to the shareholder, as set forth in Section 302(b) of the Code, taking into account constructive ownership rules under Sections 302(c) and 318 of the Code, and is therefore treated as a sale or exchange of the repurchased shares. The determination as to whether any of these tests of Section 302(b) of the Code will be satisfied with respect to any particular holder of Common Shares depends upon the facts and circumstances at the time of such repurchase.  Accordingly, prospective holders of Common Shares are advised to consult their own tax advisors to determine the tax treatment of the repurchase of their Common Shares at the time of the repurchase.  If a repurchase of any Common Shares of a shareholder is treated as a taxable sale or exchange, the shareholder will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received (less any portion thereof attributable to accumulated and declared but unpaid dividends, which will be taxable as a dividend to the extent of current and accumulated earnings and profits) and (ii) the shareholder’s adjusted basis in the Common Shares for tax purposes.  This gain or loss will be capital gain or loss if the Common Shares have been held as a capital asset and generally will be long-term gain or loss if such shares have been held for more than one year.  If a repurchase of the Common Shares is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received by the shareholder.  The shareholder’s adjusted basis in the repurchased Common Shares for tax purposes will be transferred to the shareholder’s remaining Common Shares, if any.  In addition, if the Fund repurchases Common Shares in an Eligible Tender Offer, the Fund would potentially need to dispose of investments before the Fund otherwise would have in order to raise the cash needed for such repurchase.  The Fund’s early disposition of investments could accelerate the timing of the Fund’s recognition of taxable income and cause the Fund to make taxable distributions to shareholders earlier than the Fund otherwise would have.

A 3.8% Medicare contribution tax is imposed on net investment income, including, but not limited to interest, dividends, and capital gain, of U.S. individuals with income exceeding $200,000 (or $250,000 if married filing jointly), and of estates and trusts.

The Fund will invest a portion of its net assets in below investment grade instruments. Investments in these types of instruments may present special tax issues for the Fund. U.S. federal income tax rules are not entirely clear about issues such as when the Fund may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Fund, to the extent necessary, in order to seek to ensure that it distributes sufficient income to ensure that it does not become subject to U.S. federal income or excise tax.

Investments by the Fund in zero coupon or other discount securities will result in income to the Fund equal to a portion of the excess of the face value of the securities over their issue price (“original issue discount”) each year during which the Fund holds the securities, even though the Fund receives no cash interest payments. If the Fund acquires debt instruments that are issued as part of a package of investments along with warrants, equity securities or both, the Fund might also be required to accrue original issue discount of an amount equal to the value of such warrants and equity securities (even if the face amount of such debt instruments does not exceed the Fund’s purchase price for such package of investments). Original issue discount is included in determining the amount of income which the Fund must distribute to maintain its qualification for the favorable U.S. federal income tax treatment generally accorded to regulated investment companies and to avoid the payment of U.S. federal income tax and the nondeductible 4% U.S. federal excise tax. Because such income may not be matched by a corresponding cash distribution to the Fund, the Fund may be required to borrow money or dispose of other securities to be able to make distributions to its shareholders.

Gain derived by the Fund from the disposition of any securities with market discount (i.e., an amount generally equal to the excess of the stated redemption price (or, in the case of an original issue discount obligation, revised issue price) of the security over the basis of such security immediately after it was acquired) will be taxed as ordinary income to the extent of the accrued market discount, unless the Fund makes an election to accrue market discount on a current basis. If this election is not made, all or a portion of any deduction for interest expense incurred to purchase or carry a market discount security may be deferred until the Fund sells or otherwise disposes of such security.

The Fund’s transactions in foreign currencies, forward contracts and futures contracts (including futures contracts on foreign currencies), to the extent permitted, will be subject to special provisions of the Code (including provisions relating to “hedging transactions” and “straddles”) that, among other consequences, may affect the character of gains and losses realized by the Fund (that is, may affect whether gains or losses are ordinary or capital), accelerate recognition of income to the Fund and defer Fund losses. These rules could therefore affect the character, amount and timing of distributions to shareholders. These provisions also (a) will require the Fund to mark-to-market certain types of the positions in its portfolio (that is, treat them as if they were closed out at the end of each year) and

(b) may cause the Fund to recognize income without receiving cash with which to pay dividends or make distributions in amounts necessary to satisfy the distribution requirements for avoiding income and excise taxes. The Fund will endeavor to monitor its transactions and will endeavor to make the appropriate tax elections and the appropriate entries in its books and records when it acquires any foreign currency forward contract, option, futures contract or hedged investment in order to mitigate the effect of these rules and prevent disqualification of the Fund as a regulated investment company.

The Fund’s investments in so-called “section 1256 contracts,” such as regulated futures contracts, most foreign currency forward contracts traded in the interbank market and options on most stock indices, are subject to special tax rules. All section 1256 contracts held by the Fund at the end of its taxable year are required to be marked to their market value, and any unrealized gain or loss on those positions will be included in the Fund’s income as if each position had been sold for its fair market value at the end of the taxable year. The resulting gain or loss will be combined with any gain or loss realized by the Fund from positions in section 1256 contracts closed during the taxable year. Provided such positions were held as capital assets and were not part of a “hedging transaction” nor part of a “straddle,” 60% of the resulting net gain or loss will be treated as long-term capital gain or loss, and 40% of such net gain or loss will be treated as short-term capital gain or loss, regardless of the period of time the positions were actually held by the Fund.

As a result of entering into swap contracts, the Fund may make or receive periodic net payments. The Fund may also make or receive a payment when a swap is terminated prior to maturity through an assignment of the swap or other closing transaction. Periodic net payments will generally constitute ordinary income or deductions, while termination of a swap will generally result in capital gain or loss (which will be long-term capital gain or loss if the Fund has been a party to the swap for more than one year). With respect to certain types of swaps, the Fund may be required to currently recognize income or loss with respect to future payments on such swaps or may elect under certain circumstances to mark such swaps to market annually for tax purposes as ordinary income or loss.

The Fund’s status as a regulated investment company for income tax purposes may depend on the tax  treatment of swaps and other derivative contracts, which is not entirely clear in certain respects.  While the Fund intends to account for swaps and other derivative contracts in a manner it considers to be appropriate, the IRS may not agree, in which case the status of the Fund as a regulated investment company for income tax purposes could be affected.

Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time the Fund accrues income or receivables or expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such income or pays such liabilities are generally treated as ordinary income or ordinary loss. Similarly, gains or losses on foreign currency, foreign currency forward contracts and certain foreign currency options or futures contracts, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss unless the Fund were to elect otherwise.

The Fund’s investment in non-U.S. instruments may be subject to non-U.S. withholding taxes. In that case, the Fund’s yield on those securities would be decreased. Shareholders will generally not be entitled to claim a credit or deduction with respect to non-U.S. taxes paid by the Fund.

In certain situations, the Fund may, for a taxable year, defer all or a portion of its capital losses realized after October as well as certain ordinary losses incurred after October or December, as appropriate until the next taxable year in computing its investment company taxable income and net capital gain, which will defer the recognition of such realized losses. Such deferrals and other rules regarding gains and losses realized after October (or December) may affect the tax character of shareholder distributions.

The Fund may be required to withhold from all distributions and redemption proceeds payable to shareholders who fail to provide the Fund with their correct taxpayer identification numbers or to make required certifications, or who have been notified by the IRS that they are subject to backup withholding. Certain shareholders specified in the Code generally are exempt from such backup withholding. This withholding is not an additional tax. Any amounts withheld may be credited against the shareholder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

In general, distributions to a non-U.S. shareholder (an investor that, for U.S. federal income tax purposes, is a nonresident alien individual, a foreign corporation, or a foreign estate or trust) will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. (Distributions that are effectively connected with a non-U.S. shareholder’s conduct of a U.S. trade or business, however, are taxable under different rules.) In order to obtain a reduced rate of withholding, a non-U.S. shareholder will be required to provide appropriate certification of its entitlement to treaty benefits such as an IRS Form W-8BEN or IRS Form W-8BEN-E (or substitute forms).

The Foreign Account Tax Compliance Act (“FATCA”) imposes a U.S. federal withholding tax of 30% on income paid to (i) “foreign financial institutions” unless they agree to collect and disclose to the IRS information identifying their direct and indirect U.S. account holders, and (ii) certain “non-financial foreign entities” unless they certify certain information regarding their direct and indirect U.S. owners. Non-U.S. shareholders should consult their tax advisors regarding the possible implications of this legislation for their investment in Common Shares.

The foregoing tax discussion is for general information only. The provisions of the Code and regulations thereunder presently in effect as they directly govern the taxation of the Fund and its shareholders are subject to change by legislative or administrative action, and any such change may be retroactive with respect to the Fund’s transactions. Shareholders are advised to consult with their own tax advisors for more detailed information concerning U.S. federal income tax matters.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described above, potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the shares offered hereunder.  State tax law may differ substantially from the corresponding federal tax law, and the tax discussion herein does not purport to describe any aspect of the tax laws of any state or other jurisdiction.  Shareholders are advised to consult with their own tax advisors for more detailed information concerning State and other tax matters.

EXPERTS

The Statement of Assets and Liabilities of the Fund as of October 13, 2020 included in this SAI has been included in reliance of the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of the firm as experts in auditing and accounting. PricewaterhouseCoopers LLP, provides the Fund with audit and other audit related services. The principal business address of PricewaterhouseCoopers LLP is 300 Madison Avenue, New York, NY 10017.

ADDITIONAL INFORMATION

A Registration Statement on Form N-2, including amendments thereto, relating to the Common Shares offered hereby, has been filed by the Fund with the SEC in Washington, D.C. The Fund’s prospectus and the SAI do not contain all of the information set forth in the Registration Statement that the Fund has filed with the SEC.  You may obtain the complete Registration Statement from the SEC’s website at http://www.sec.gov.  To obtain annual and semi-annual shareholder reports electronically (when available), please visit the Fund’s website (www.pgim.com), which also provides a link to the SEC’s website, or call (800) 451-6788 (toll-free).  You may also call this number to request additional information or to make other inquiries pertaining to the Fund.

Statements contained in the Fund’s prospectus and SAI as to the contents of any material contract or other documents referred to are not necessarily complete, and, in each instance, reference is made to the copy of such material contract or other document required by SEC rules to be filed as an exhibit to the Registration Statement of which this SAI forms a part, each such statement being qualified in all respects by such reference.

Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholder of PGIM Short Duration High Yield Opportunities Fund

Opinion on the Financial Statement

We have audited the accompanying statement of assets and liabilities of PGIM Short Duration High Yield Opportunities Fund (the “Fund”) as of October 13, 2020, including the related notes (collectively referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Fund as of October 13, 2020 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

This financial statement is the responsibility of the Fund’s management. Our responsibility is to express an opinion on the Fund’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Fund in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit of this financial statement in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

/s/PricewaterhouseCoopers LLP

New York, NY
October 22, 2020

We have served as the auditor of one or more investment companies in the PGIM Retail Funds complex since 2020.

F-1

FINANCIAL STATEMENT

PGIM Short Duration High Yield Opportunities Fund

Statement of Assets and Liabilities

October 13, 2020

Assets
Cash	$100,000
Total assets	$100,000
Liabilities
Accrued liabilities	$0
Total liabilities	$0
Total Net Assets	$100,000
Net Assets
Par value ($0.001 par value; unlimited shares authorized, 5,000 shares outstanding)	$5
Paid-in capital in excess of par	99,995
Total Net Assets	$100,000

Net asset value per share	$20.00

Notes to Statement of Assets and Liabilities:

1. Organization

PGIM Short Duration High Yield Opportunities Fund (the “Fund”) is a newly organized, diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The Fund was organized as a Maryland statutory trust on May 18, 2020. The Fund has not yet commenced investment operations.

The Fund’s investment objective is to provide total return through a combination of current income and capital appreciation.

2. Accounting Policies

The Fund follows the investment company accounting and reporting guidance of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946 Financial Services — Investment Companies. The preparation of the financial statement in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statement. Actual results could differ from those estimates.

PGIM Investments LLC (“PGIM Investments” or the “Manager”) has agreed to pay all of the Fund’s organizational expenses and offering costs associated with this offering. The Fund is not obligated to repay any such organizational expenses or offering costs paid by the Manager.

3. Management Agreement and Transactions with Affiliates

The Fund has a management agreement with PGIM Investments. Pursuant to this agreement, PGIM Investments has responsibility for all investment advisory services and supervises the subadvisers’ performance of such services. PGIM Investments has entered into a subadvisory agreement with PGIM, Inc., which provides subadvisory services to the Fund through its business unit PGIM Fixed Income, and PGIM Limited (each a “subadviser” and collectively the “subadvisers”). The subadvisory agreements provide that the subadvisers will furnish investment advisory services in connection with the management of the Fund. In connection therewith, the subadvisers are obligated to keep certain books and records of the Fund. The Manager pays for the services of the subadvisers, the cost of compensation of employees and officers of the Fund as well as the fees and expenses of all Interested Trustees, occupancy and certain clerical and bookkeeping costs of the Fund. The Fund bears all other costs and expenses.

The management fee paid to the Manager will be accrued daily and payable monthly, at an annual rate of 1.00% of the average daily value of the Fund’s investable assets. “Investable assets” refers to the total assets of the Fund (including any assets attributable to money borrowed, including as a result of any preferred shares or notes or other debt securities that may be issued by the Fund) minus the sum of (i) accrued liabilities of the Fund (other than liabilities for money borrowed, including the liquidation preference of any outstanding preferred shares, and principal on notes and other debt securities issued by the Fund), (ii) any accrued and unpaid interest on money borrowed and (iii) accumulated dividends on any Common Shares and preferred shares issued by the Fund.

PGIM Investments, PGIM, Inc. and PGIM Limited are indirect, wholly-owned subsidiaries of Prudential Financial, Inc. (“Prudential”).

4. Capital

The Fund has issued 5,000 shares and all shares are owned by PGIM Investments.

F-2

APPENDIX A

DESCRIPTION OF SECURITY RATINGS *

Standard & Poor’s Ratings Services —A brief description of the applicable S&P Global Ratings  (“S&P”) rating symbols and their meanings (as published by S&P) follows:

ISSUE CREDIT RATING DEFINITIONS

An S&P issue credit rating is a forward-looking opinion about the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program (including ratings on medium-term note programs and commercial paper programs).  It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation and takes into account the currency in which the obligation is denominated.  The opinion reflects S&P’s view of the obligor’s capacity and willingness to meet its financial commitments as they come due, and may assess terms, such as collateral security and subordination, which could affect ultimate payment in the event of default.

Issue credit ratings can be either long term or short term.  Short-term ratings are generally assigned to those obligations considered short-term in the relevant market.  In the United States, for example, that means obligations with an original maturity of no more than 365 days—including commercial paper.  Short-term ratings are also used to indicate the creditworthiness of an obligor with respect to put features on long-term obligations.  The result is a dual rating, in which the short-term rating addresses the put feature, in addition to the usual long-term rating.  Medium-term notes are assigned long-term ratings.

Long-Term Issue Credit Ratings

Issue credit ratings are based, in varying degrees, on S&P’s analysis of the following considerations:

•      Likelihood of payment—capacity and willingness of the obligor to meet its financial commitment on an obligation in accordance with the terms of the obligation;

•      Nature of and provisions of the obligation;

•      Protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

Issue ratings are an assessment of default risk, but may incorporate an assessment of relative seniority or ultimate recovery in the event of default.  Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy, as noted above.  (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)

“AAA”  An obligation rated ‘AAA’ has the highest rating assigned by S&P.  The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

“AA”  An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree.  The obligor’s capacity to meet its financial commitment on the obligation is very strong.

“A”  An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories.  However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

*                        The ratings indicated herein are believed to be the most recent ratings available at the date of this statement of additional information for the securities listed. Ratings are generally given to securities at the time of issuance. While the rating agencies may from time to time revise such ratings, they undertake no obligation to do so, and the ratings indicated do not necessarily represent ratings which would be given to these securities on the date of the Fund’s fiscal year end.

“BBB”  An obligation rated ‘BBB’ exhibits adequate protection parameters.  However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

“BB,” “B,” “CCC,” “CC,” and “C”  Obligations rated ‘BB,’ ‘B,’ ‘CCC,’ ‘CC,’ and ‘C’ are regarded as having significant speculative characteristics.  ‘BB’ indicates the least degree of speculation and ‘C’ the highest.  While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

“BB” An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues.  However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

“B”  An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitment on the obligation.  Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

“CCC”  An obligation rated ‘CCC’ is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.  In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

“CC”  An obligation rated ‘CC’ is currently highly vulnerable to nonpayment.

“C”  A ‘C’ rating is assigned to obligations that are currently highly vulnerable to nonpayment, obligations that have payment arrearages allowed by the terms of the documents, or obligations of an issuer that is the subject of a bankruptcy petition or similar action which have not experienced a payment default.  Among others, the ‘C’ rating may be assigned to subordinated debt, preferred stock or other obligations on which cash payments have been suspended in accordance with the instrument’s terms or when preferred stock is the subject of a distressed exchange offer, whereby some or all of the issue is either repurchased for an amount of cash or replaced by other instruments having a total value that is less than par.

“D”  An obligation rated ‘D’ is in payment default.  The ‘D’ rating category is used when payments on an obligation, are not made on the date due unless S&P believes that such payments will be made within five business days, in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days.  The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action if payments on an obligation are jeopardized.  An obligation’s rating is lowered to ‘D’ upon completion of a distressed exchange offer, whereby some or all of the issue is either repurchased for an amount of cash or replaced by other instruments having a total value that is less than par.

PLUS (+) OR MINUS (-)  The ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus  (-) sign to show relative standing within the major rating categories.

“N.R.”  This indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that S&P does not rate a particular obligation as a matter of policy.

Short-Term Issue Credit Ratings

“A-1”  A short-term obligation rated ‘A-1’ is rated in the highest category by Standard & Poor’s.  The obligor’s capacity to meet its financial commitment on the obligation is strong.  Within this category, certain obligations are designated with a plus sign (+).  This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

“A-2”  A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories.  However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.

“A-3”  A short-term obligation rated ‘A-3’ exhibits adequate protection parameters.  However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

“B”  A short-term obligation rated ‘B’ is regarded as vulnerable and has speculative characteristics.  The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

“C”  A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

“D”  A short-term obligation rated ‘D’ is in payment default.  The ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within any stated grace period.  However, any stated grace period longer than five business days will be treated as five business days.  The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Active Qualifiers (Currently applied and/or outstanding)

“L”  Ratings qualified with “L” apply only to amounts invested up to federal deposit insurance limits.

“p”  This suffix is used for issues in which the credit factors, the terms, or both, that determine the likelihood of receipt of payment of principal are different from the credit factors, terms or both that determine the likelihood of receipt of interest on the obligation.  The ‘p’ suffix indicates that the rating addresses the principal portion of the obligation only.  The ‘p’ suffix will always be used in conjunction with the ‘i’ suffix, which addresses likelihood of receipt of interest.  For example, a rated obligation could be assigned ratings of “AAAp NRi” indicating that the principal portion is rated “AAA” and the interest portion of the obligation is not rated.

“i”  This suffix is used for issues in which the credit factors, terms, or both, that determine the likelihood of receipt of payment of interest are different from the credit factors, terms or both that determine the likelihood of receipt of principal on the obligation.  The ‘i’ suffix indicates that the rating addresses the interest portion of the obligation only.  The ‘i’ suffix will always be used in conjunction with the ‘p’ suffix, which addresses likelihood of receipt of principal.  For example, a rated obligation could be assigned ratings of “AAAp NRi” indicating that the principal portion is rated “AAA” and the interest portion of the obligation is not rated.

“pi”  Ratings with a ‘pi’ suffix are based on an analysis of an issuer’s published financial information, as well as additional information in the public domain.  They do not, however, reflect in-depth meetings with an issuer’s management and therefore may be based on less comprehensive information than ratings without a ‘pi’ suffix.  Ratings with a ‘pi’ suffix are reviewed annually based on a new year’s financial statements, but may be reviewed on an interim basis if a major event occurs that may affect the issuer’s credit quality.

“prelim”  Preliminary ratings, with the ‘prelim’ qualifier, may be assigned to obligors or obligations, including financial programs, in the circumstances described below.  Assignment of a final rating is conditional on the receipt by S&P of appropriate documentation.  S&P reserves the right not to issue a final rating.  Moreover, if a final rating is issued, it may differ from the preliminary rating.

•         Preliminary ratings may be assigned to obligations, most commonly structured and project finance issues, pending receipt of final documentation and legal opinions.

•         Preliminary ratings are assigned to Rule 415 Shelf Registrations.  As specific issues, with defined terms, are offered from the master registration, a final rating may be assigned to them in accordance with S&P’s policies.

•         Preliminary ratings may be assigned to obligations that will likely be issued upon the obligor’s emergence from bankruptcy or similar reorganization, based on late-stage reorganization plans, documentation and discussions with the obligor.  Preliminary ratings may also be assigned to the obligors.  These ratings consider the anticipated general credit quality of the reorganized or post bankruptcy issuer as well as attributes of the anticipated obligation(s).

•         Preliminary ratings may be assigned to entities that are being formed or that are in the process of being independently established when, in S&P’s opinion, documentation is close to final.  Preliminary ratings may also be assigned to these entities’ obligations.

•         Preliminary ratings may be assigned when a previously unrated entity is undergoing a well-formulated restructuring, recapitalization, significant financing or other transformative event, generally at the point that investor or lender commitments are invited.  The preliminary rating may be assigned to the entity and to its proposed obligation(s).  These preliminary ratings consider the anticipated general credit quality of the obligor, as well as attributes of the anticipated obligation(s), assuming successful completion of the transformative event.  Should the transformative event not occur, S&P would likely withdraw these preliminary ratings.

•         A preliminary recovery rating may be assigned to an obligation that has a preliminary issue credit rating.

“sf”  The ‘sf’ suffix is assigned to all issues and issuers to which a regulation, such as the European Union Regulation on Credit Rating Agencies, requires the assignment of an additional symbol which distinguishes a structured finance instrument or obligor (as defined in the regulation) from any other instrument or obligor.  The addition of this suffix to a credit rating does not change the definition of that rating or our opinion about the issue’s or issuer’s creditworthiness.

“t”  This symbol indicates termination structures that are designed to honor their contracts to full maturity or, should certain events occur, to terminate and cash settle all their contracts before their final maturity date.

“unsolicited”  Unsolicited ratings are those credit ratings assigned at the initiative of S&P and not at the request of the issuer or its agents.

Inactive Qualifiers (No longer applied or outstanding)

“*”  This symbol indicated continuance of the ratings is contingent upon S&P’s receipt of an executed copy of the escrow agreement or closing documentation confirming investments and cash flows.  Discontinued use in August 1998.

“c”  This qualifier was used to provide additional information to investors that the bank may terminate its obligation to purchase tendered bonds if the long-term credit rating of the issuer is below an investment-grade level and/or the issuer’s bonds are deemed taxable.  Discontinued use in January 2001.

“G”  The letter ‘G’ followed the rating symbol when a fund’s portfolio consists primarily of direct U.S. Government securities.

“pr”  The letters ‘pr’ indicate that the rating is provisional.  A provisional rating assumes the successful completion of the project financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful, timely completion of the project.  This rating, however, while addressing credit quality subsequent to completion of the project, makes no comment on the likelihood of or the risk of default upon failure of such completion.  The investor should exercise his own judgment with respect to such likelihood and risk.

“q”  A “q” subscript indicates that the rating is based solely on quantitative analysis of publicly available information.  Discontinued use in April 2001.

“r”  The “r” modifier was assigned to securities containing extraordinary risks, particularly market risks, that are not covered in the credit rating.  The absence of an “r” modifier should not be taken as an indication that an obligation will not exhibit extraordinary non-credit related risks.  S&P discontinued the use of the “r” modifier for most obligations in June 2000 and for the balance of obligations (mainly structured finance transactions) in November 2002.

Moody’s Investors Service, Inc. —A brief description of the applicable Moody’s Investors Service, Inc. (“Moody’s”) rating symbols and their meanings (as published by Moody’s) follows:

LONG TERM OBLIGATION RATINGS

Moody’s long-term obligation ratings are forward-looking opinions of the relative credit risks of financial obligations and are assigned to issuers or obligations with an original maturity of one year or more.  Such ratings reflect both the likelihood of default and any financial loss suffered in the event of default.

Global Long-Term Rating Scale:

“Aaa”  Obligations rated Aaa are judged to be of the highest quality, with minimal credit risk.

“Aa”  Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

“A”  Obligations rated A are considered upper-medium grade and are subject to low credit risk.

“Baa”  Obligations rated Baa are judged to be medium grade and subject to moderate credit risk and as such may possess certain speculative characteristics.

“Ba”  Obligations rated Ba are judged to be speculative elements and are subject to substantial credit risk.

“B”  Obligations rated B are considered speculative and are subject to high credit risk.

“Caa”  Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.

“Ca”  Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

“C” Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.

Note:  Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa.  The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.  Additionally, a ‘hyb’ indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies and securities firms.  By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs.  Hybrid securities may also be subject to contractually allowable write-downs of principal that could result in impairment.

Together with the hybrid indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.

MEDIUM TERM NOTE PROGRAM RATINGS

Moody’s assigns provisional ratings to medium-term note (MTN) programs and definitive ratings to the individual debt securities issued from them (referred to as drawdowns or notes).

MTN program ratings are intended to reflect the ratings likely to be assigned to drawdowns issued from the program with the specified priority of claim (e.g., senior or subordinated).  To capture the contingent nature of a program rating, Moody’s assigns provisional ratings to MTN programs.  A provisional rating is denoted by a (P) in front of the rating and is defined elsewhere in this document.

The rating assigned to a drawdown from a rated MTN or bank/deposit note program is definitive in nature, and may differ from the program rating if the drawdown is exposed to additional credit risks besides the issuer’s default, such as links to the defaults of other issuers, or has other structural features that warrant a different rating.  In some circumstances, no rating may be assigned to a drawdown.

Moody’s encourages market participants to contact Moody’s Ratings Desks or visit www.moodys.com directly if they have questions regarding ratings for specific notes issued under a medium-term note program.  Unrated notes issued under an MTN program may be assigned an NR (not rated) symbol.

Short Term Rating Definitions:

Moody’s short term ratings are opinions of the ability of issuers to honor short term financial obligations.  Ratings may be assigned to issuers, short term programs or to individual short term debt instruments.  Such obligations generally have an original maturity not exceeding thirteen months, unless explicitly noted.

Moody’s employs the following designations to indicate the relative repayment ability of rated issuers:

“P-1”  Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

“P-2”  Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

“P-3”  Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.

“NP”  Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

Fitch Ratings, Inc. —A brief description of the applicable Fitch Ratings, Inc. (“Fitch”) ratings symbols and meanings (as published by Fitch) follows:

INTERNATIONAL ISSUER AND CREDIT RATING SCALES

The Primary Credit Rating Scales (those featuring the symbols ‘AAA’—‘D’ and ‘F1’—‘D’) are used for debt and financial strength ratings.  The below section describes their use for issuers and obligations in corporate, public and structured finance debt markets.

Long-Term Ratings Scales—Issuer Credit Ratings Scales

Rated entities in a number of sectors, including financial and non-financial corporations, sovereigns and insurance companies, are generally assigned Issuer Default Ratings (IDRs).  IDRs opine on an entity’s relative vulnerability to default on financial obligations.  The “threshold” default risk addressed by the IDR is generally that of the financial obligations whose non-payment would best reflect the uncured failure of that entity.  As such, IDRs also address relative vulnerability to bankruptcy, administrative receivership or similar concepts, although the agency recognizes that issuers may also make pre-emptive and therefore voluntary use of such mechanisms.

In aggregate, IDRs provide an ordinal ranking of issuers based on the agency’s view of their relative vulnerability to default, rather than a prediction of a specific percentage likelihood of default.  For historical information on the default experience of Fitch-rated issuers, please consult the transition and default performance studies available from the Fitch website.

“AAA”   Highest credit quality.  “AAA” ratings denote the lowest expectation of default risk.  They are assigned only in cases of exceptionally strong capacity for payment of financial commitments.  This capacity is highly unlikely to be adversely affected by foreseeable events.

“AA”      Very high credit quality.  “AA” ratings denote expectations of very low default risk.  They indicate very strong capacity for payment of financial commitments.  This capacity is not significantly vulnerable to foreseeable events.

“A”         High credit quality.  “A” ratings denote expectations of low default risk.  The capacity for payment of financial commitments is considered strong.  This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

“BBB”   Good credit quality.  “BBB” ratings indicate that expectations of default risk are currently low.  The capacity for payment of financial commitments is considered adequate but adverse business or economic conditions are more likely to impair this capacity.

“BB”      Speculative.  “BB” ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial flexibility exists which supports the servicing of financial commitments.

“B”         Highly speculative.  ‘B’ ratings indicate that material default risk is present, but a limited margin of safety remains.  Financial commitments are currently being met; however, capacity for continued payment is vulnerable to deterioration in the business and economic environment.

“CCC”   Substantial credit risk.  Default is a real possibility.

“CC”      Very high levels of credit risk.  Default of some kind appears probable.

“C”         Exceptionally high levels of credit risk.  Default is imminent or inevitable, or the issuer is in standstill.  Conditions that are indicative of a ‘C’ category rating for an issuer include:

a.     the issuer has entered into a grace or cure period following non-payment of a material financial obligation;

b.     the issuer has entered into a temporary negotiated waiver or standstill agreement following a payment default on a material financial obligation; or

c.     Fitch otherwise believes a condition of ‘RD’ or ‘D’ to be imminent or inevitable, including through the formal announcement of a coercive debt exchange.

“RD”      Restricted default.  ‘RD’ ratings indicate an issuer that in Fitch’s opinion has experienced an uncured payment default on a bond, loan or other material financial obligation but which has not entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure, and which has not otherwise ceased operating.  This would include:

a.     the selective payment default on a specific class or currency of debt;

b.     the uncured expiry of any applicable grace period, cure period or default forbearance period following a payment default on a bank loan, capital markets security or other material financial obligation;

c.     the extension of multiple waivers or forbearance periods upon a payment default on one or more material financial obligations, either in series or in parallel; or

d.  execution of a coercive debt exchange on one or more material financial obligations.

“D”         Default.  ‘D’ ratings indicate an issuer that in Fitch’s opinion has entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure, or which has otherwise ceased business.

Default ratings are not assigned prospectively to entities or their obligations; within this context, non-payment on an instrument that contains a deferral feature or grace period will generally not be considered a default until after the expiration of the deferral or grace period, unless a default is otherwise driven by bankruptcy or other similar circumstance, or by a distressed debt exchange.

“Imminent” default typically refers to the occasion where a payment default has been intimated by the issuer, and is all but inevitable.  This may, for example, be where an issuer has missed a scheduled payment, but (as is typical) has a grace period during which it may cure the payment default.  Another alternative would be where an issuer has formally announced a distressed debt exchange, but the date of the exchange still lies several days or weeks in the immediate future.

In all cases, the assignment of a default rating reflects the agency’s opinion as to the most appropriate rating category consistent with the rest of its universe of ratings, and may differ from the definition of default under the terms of an issuer’s financial obligations or local commercial practice.

Note:  The modifiers “+” or “-” may be appended to a rating to denote relative status within major rating categories.  Such suffixes are not added to the ‘AAA’ Long-Term IDR category, or to Long-Term IDR categories below ‘B’.

Limitations of the Issuer Credit Rating Scale:

Specific limitations relevant to the issuer credit rating scale include:

•        The ratings do not predict a specific percentage of default likelihood over any given time period.

•        The ratings do not opine on the market value of any issuer’s securities or stock, or the likelihood that this value may change.

•        The ratings do not opine on the liquidity of the issuer’s securities or stock.

•        The ratings do not opine on the possible loss severity on an obligation should an issuer default.

•        The ratings do not opine on the suitability of an issuer as a counterparty to trade credit.

•        The ratings do not opine on any quality related to an issuer’s business, operational or financial profile other than the agency’s opinion on its relative vulnerability to default.

Ratings assigned by Fitch articulate an opinion on discrete and specific areas of risk.  The above list is not exhaustive, and is provided for convenience.  Please review the section “Understanding Credit Ratings—Limitations and Usage” on Fitch’s website for further information on the limitations of the agency’s ratings.

Short-Term Ratings—Short-Term Ratings Assigned to Issuers or Obligations in Corporate, Public and Structured Finance

A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity or security stream and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation.  Short-Term Ratings are assigned to obligations whose initial maturity is viewed as “short term” based on market convention.  Typically, this means up to 13 months for corporate, sovereign, and structured obligations, and up to 36 months for obligations in U.S. public finance markets.

“F1”       Highest short-term credit quality.  Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

“F2”       Good short-term credit quality.  Good intrinsic capacity for timely payment of financial commitments.

“F3”       Fair short-term credit quality.  The intrinsic capacity for timely payment of financial commitments is adequate.

“B”         Speculative short-term credit quality.  Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.

“C”         High short-term default risk.  Default is a real possibility.

“RD”      Restricted default.  Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations.  Applicable to entity ratings only.

“D”         Default.  Indicates a broad-based default event for an entity, or the default of a specific short-term obligation.

Limitations of the Short-Term Ratings Scale:

Specific limitations relevant to the Short-Term Ratings scale include:

•        The ratings do not predict a specific percentage of default likelihood over any given time period.

•        The ratings do not opine on the market value of any issuer’s securities or stock, or the likelihood that this value may change.

•        The ratings do not opine on the liquidity of the issuer’s securities or stock.

•        The ratings do not opine on the possible loss severity on an obligation should an obligation default.

•        The ratings do not opine on any quality related to an issuer or transaction’s profile other than the agency’s opinion on the relative vulnerability to default of the rated issuer or obligation.

Ratings assigned by Fitch articulate an opinion on discrete and specific areas of risk.  The above list is not exhaustive, and is provided for convenience.  Please review the section “Understanding Credit Ratings—Limitations and Usage” on Fitch’s website for further information on the limitations of the agency’s ratings.

APPENDIX B

APPENDIX B:  PROXY VOTING POLICIES OF THE SUBADVISER

PGIM, INC.

The policy of each of PGIM’s asset management units is to vote proxies in the best interests of their respective clients based on the clients’ priorities. Client interests are placed ahead of any potential interest of PGIM or its asset management units.

Because the various asset management units manage distinct classes of assets with differing management styles, some units will consider each proxy on its individual merits while other units may adopt a pre-determined set of voting guidelines. The specific voting approach of each unit is noted below.

Relevant members of management and regulatory personnel oversee the proxy voting process and monitor potential conflicts of interest. In addition, should the need arise, senior members of management, as advised by Compliance and Law, are authorized to address any proxy matter involving an actual or apparent conflict of interest that cannot be resolved at the level of an individual asset management business unit.

VOTING APPROACH OF PGIM ASSET MANAGEMENT UNITS

PGIM Fixed Income. PGIM Fixed Income’s policy is to vote proxies in the best economic interest of its clients. In the case of pooled accounts, the policy is to vote proxies in the best economic interest of the pooled account. The proxy voting policy contains detailed voting guidelines on a wide variety of issues commonly voted upon by shareholders. These guidelines reflect PGIM Fixed Income’s judgment of how to further the best economic interest of its clients through the shareholder or debt-holder voting process.

PGIM Fixed Income invests primarily in debt securities, thus there are few traditional proxies voted by it. PGIM Fixed Income generally votes with management on routine matters such as the appointment of accountants or the election of directors. From time to time, ballot issues arise that are not addressed by the policy or circumstances may suggest a vote not in accordance with the established guidelines. In these cases, voting decisions are made on a case-by-case basis by the applicable portfolio manager taking into consideration the potential economic impact of the proposal. Not all ballots are received by PGIM Fixed Income in advance of voting deadlines, but when ballots are received in a timely fashion, PGIM Fixed Income strives to meet its voting obligations. It cannot, however, guarantee that every proxy will be voted prior to its deadline.

With respect to non-US holdings, PGIM Fixed Income takes into account additional restrictions in some countries that might impair its ability to trade those securities or have other potentially adverse economic consequences. PGIM Fixed Income generally votes non-US securities on a best efforts basis if it determines that voting is in the best economic interest of its clients. Occasionally, a conflict of interest may arise in connection with proxy voting. For example, the issuer of the securities being voted may also be a client of PGIM Fixed Income. When PGIM Fixed Income identifies an actual or potential material conflict of interest between the firm and its clients with respect to proxy voting, the matter is presented to senior management who will resolve such issue in consultation with the compliance and legal departments. Proxy voting is reviewed by the trade management oversight committee. Any client may obtain a copy of PGIM Fixed Income’s proxy voting policy, guidelines and procedures, as well as the proxy voting records for that client’s securities, by contacting the account management representative responsible for the client’s account.

PGIM Real Estate. PGIM Real Estate is a business unit of PGIM. PGIM Real Estate’s proxy voting policy contains detailed voting guidelines on a wide variety of issues commonly voted upon by shareholders. These guidelines reflect PGIM Real Estate’s judgment of how to further the best long-range economic interest of our clients (i.e., the mutual interest of clients in seeing the appreciation in value of a common investment over time) through the shareholder voting process. PGIM Real Estate’s policy is generally to vote proxies on social or political issues on a case by case basis. Additionally, where issues are not addressed by our policy, or when circumstances suggest a vote not in accordance with our established guidelines, voting decisions are made on a case-by-case basis taking into consideration the potential economic impact of the proposal. With respect to international holdings, we take into account additional restrictions in some countries that might impair our ability to trade those securities or have other potentially adverse economic consequences, and generally vote foreign securities on a best efforts basis in accordance with the recommendations of the issuer’s management if we determine that voting is in the best economic interest of our clients.

PGIM Real Estate utilizes the services of a third party proxy voting facilitator, and upon receipt of proxies will direct the voting facilitator to vote in a manner consistent with PGIM Real Estate’s established proxy voting guidelines described above (assuming timely receipt of proxy materials from issuers and custodians). In accordance with its obligations under the Advisers Act, PGIM Real Estate provides full disclosure of its proxy voting policy, guidelines and procedures to its clients upon their request, and will also provide to any client, upon request, the proxy voting records for that client’s securities.

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